As filed with the Securities and Exchange Commission on May 31, 2022
Registration
No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933

EVE HOLDING, INC.
(Exact name of Registrant as specified in its charter)

Delaware	3721	85-2549808
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1400 General Aviation Drive,
Melbourne, FL 32935
(321)
751-5050
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Flávia Pavie
General Counsel & Chief
Compliance Officer
Eve Holding, Inc.
1400 General Aviation Drive,
Melbourne, FL 32935
(321)
751-5050
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul T. Schnell Thomas W. Greenberg Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, NY 10001-8602 Tel: (212) 735-3000	P. Michelle Gasaway, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, California 90071 Tel: (213) 687-5000

Approximate date of commencement of proposed sale to the public:
From time to time on or after the effective date of this registration statement.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule
12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, May 31, 2022
PROSPECTUS FOR
311,780,000 SHARES OF COMMON STOCK
14,250,000 WARRANTS TO PURCHASE SHARES OF COMMON STOCK
AND
61,400,000 SHARES OF COMMON STOCK UNDERLYING WARRANTS
OF
EVE HOLDING, INC.

This prospectus relates to the issuance by us of up to 61,400,000 shares of common stock, comprising (i) the shares of common stock, par value $0.001 per share, that may be issued upon exercise of 11,500,000 outstanding public warrants that were issued to stockholders in connection with the IPO (see “
Frequently Used Terms
” below for certain defined terms used in this prospectus), (ii) the shares of common stock that may be issued upon exercise of 14,250,000 outstanding private placement warrants held by certain parties to the Amended and Restated Registration Rights Agreement, and (iii) up to 35,650,000 shares of common stock that may be issued upon exercise of new warrants that have been issued or are issuable, subject to triggering events, to certain Strategic PIPE Investors.
This prospectus also relates to the resale by certain of the Selling Securityholders named in this prospectus of up to 311,780,000 shares of common stock, comprising (i) 220,000,000 shares of common stock issued in connection with the business combination, (ii) 35,730,000 shares of common stock issued to certain qualified institutional buyers and accredited investors in private placements consummated in connection with the business combination, (iii) 5,750,000 shares of common stock that were converted in connection with the business combination on a one-to-one
basis from Zanite Class B common stock, (iv) 260,000 shares of common stock underlying restricted stock units granted to certain directors and an officer of Eve Holding, (v) 140,000 restricted shares of common stock granted to an officer of Eve Holding, (vi) up to 14,250,000 shares of common stock that may be issued upon exercise of private placement warrants held by certain parties to the Amended and Restated Registration Rights Agreement, and (vii) up to 35,650,000 shares of common stock that may be issued upon exercise of new warrants that have been issued or are issuable, subject to triggering events, to certain Strategic PIPE Investors.
This prospectus also relates to the resale by certain of the Selling Securityholders of 14,250,000 private placement warrants held by certain parties to the Amended and Restated Registration Rights Agreement.
We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of common stock or warrants. Subject to the terms of the Amended and Restated Registration Rights Agreement, as applicable, the Selling Securityholders may offer, sell or distribute all or a portion of their shares of common stock, public warrants or private placement warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Securityholders may sell the shares of common stock or warrants in the section entitled
“Plan of Distribution.”
We will receive the proceeds from any exercise of the warrants for cash, but not from the resale of the shares of common stock or warrants by the Selling Securityholders.
We will bear all costs, expenses and fees in connection with the registration of the shares of common stock and warrants. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares of common stock and warrants.
As of the open of trading on May 10, 2022, our common stock and public warrants, began trading on the New York Stock Exchange under the symbols “EVEX” and “EVEXW,” respectively. On May 27, 2022, the last quoted sale price for our common stock as reported on NYSE was $9.33 per share and the last quoted sale price for our public warrants was $0.82 per warrant.
We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for this prospectus and for future filings.
Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 11 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus dated                 , 2022

You should rely only on the information contained in this prospectus or in any applicable prospectus supplement prepared by us or on our behalf. Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus is part of a registration statement on
Form S-1
that we filed with the Securities and Exchange Commission using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders hereunder may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus.
A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified,

i

and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the
®
or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.
This prospectus includes industry and market data obtained from a commercial market report prepared by KPMG LLP in June 2021 on behalf of Eve, and periodic industry publications, third-party studies and surveys, including from the Department of Transportation, the United States Environmental Protection Agency, the International Energy Agency (“IEA”), the United Nations, Deloitte and JPMorgan, as well as from filings of public companies in our industry and internal company surveys. These sources include government and industry sources. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe the industry and market data to be reliable as of the date of this prospectus, this information could prove to be inaccurate. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. Each publication, study and report speaks as of its original publication date (and not as of the date of this prospectus). Certain of these publications, studies and reports were published before the
COVID-19
pandemic and therefore do not reflect any impact of
COVID-19
on any specific market or globally. In addition, we do not know all of the assumptions regarding general economic conditions or growth that were used in preparing the forecasts from the sources relied upon or cited herein.

FREQUENTLY USED TERMS
Unless otherwise stated or unless the context otherwise requires, references in this prospectus to:
“
Amended and Restated Registration Rights Agreement
” means the amended and restated registration rights agreement, dated as of May 9, 2022, by and among the Sponsor, Zanite, EAH and certain other parties thereto;
“Atech”
means Atech—Negócios em Tecnologias S.A., a Brazilian corporation (
sociedade anônima
) and wholly owned subsidiary of Embraer;
“
board of directors
” means our board of directors;
“
Brazilian Subsidiary
” means Eve Soluções de Mobilidade Aérea Urbana Ltda., a Brazilian limited liability company (
sociedade limitada
) and a wholly owned subsidiary of Eve;
“
business combination
” means the transactions contemplated by the Business Combination Agreement;
“
Business Combination Agreement
” means the Business Combination Agreement, dated as of December 21, 2021, by and among Eve, Embraer, EAH, and Zanite, as may be amended and modified from time to time;
“
Bylaws
” means our second amended and restated bylaws;
“
Charter
” means our second amended and restated certificate of incorporation;
“
Class
 A common stock
” means the Class A common stock of Zanite, prior to the business combination, par value $0.0001 per share;
“
Class
 B common stock
” means the Class B common stock of Zanite, prior to the business combination, par value $0.0001 per share;
“
Closing
” means the closing of the business combination;
“
Closing Date
” means May 9, 2022;
“
Code
” means the United States Internal Revenue Code of 1986, as amended;
“
Combined Financial Statements
” means the audited financial statements of the UAM Business as of and for the years ended December 31, 2021, 2019 and 2020, and the unaudited financial statements of Eve as of and for the three months ended March 31, 2022 and March 31, 2021;
“
common stock
” means the common stock of Eve Holding, par value $0.001 per share;
“
Company
”, “
we
”, “
us
” and “
our
” means Eve Holding;
“
Contributed Assets
” means the assets transferred by Embraer to Eve pursuant to the Contribution Agreement;
“
Contribution Agreement
” means the Contribution Agreement, dated as of December 10, 2021, by and among Embraer, EAH, and Eve, as may be amended or modified from time to time;
“
COVID-19
” means
SARS-CoV-2
or
COVID-19,
and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks;
“
Data Access Agreement
” means the Database Limited Access Agreement, dated as of December 14, 2021 by and among Embraer, Eve and the Brazilian Subsidiary
,
as may be amended and modified from time to time;

“
DGCL
” means the General Corporation Law of the State of Delaware;
“
DTC
” means the Depository Trust Company;
“
EAH”
means Embraer Aircraft Holding, Inc., a Delaware corporation and a wholly owned subsidiary of Embraer;
“
EAH Common Stock
” means the common stock of EAH;
“
EAH Preferred Stock
” means the
non-voting
preferred stock of EAH;
“
Embraer
” means Embraer S.A., a Brazilian corporation (
sociedade anônima
);
“Embraer Entities
” means the Embraer and any of its Subsidiaries (other than the Eve Entities);
“
Embraer Retained Business
” means the businesses of Embraer (other than the UAM Business);
“EmbraerX”
means Embraer’s market accelerator committed to the development of innovative solutions and focused on the promotion of innovative ideas aimed at the development of new businesses, products, technologies, services and processes;
“
Equity Exchange
” means the transfer of all of the issued and outstanding Eve Interests from EAH to Zanite as consideration and in exchange for the issuance and transfer by Zanite to EAH of 220,000,000 shares of the Company’s common stock, which was completed at the Closing;
“
Eve
” means EVE UAM, LLC, a Delaware limited liability company and wholly owned subsidiary of Eve Holding;
“
Eve Entities
” means Eve, the Brazilian Subsidiary and any other subsidiary of Eve, from time to time;
“
Eve Holding
” means Eve Holding, Inc.
“
Eve Interests
” means the limited liability company interests of Eve designated as “Common Units”;
“
eVTOL
” means a passenger or cargo aircraft with electric propulsion with vertical take-off
and landing capabilities, with maximum range of up to 200 nautical miles (370.4 kilometers);
“
Exchange Act
” means the United States Securities Exchange Act of 1934, as amended;
“
founder shares
” means the shares of Zanite’s Class B common stock that Sponsor, and certain of the directors and the senior advisor of Zanite received in consideration for covering certain of Zanite’s offering costs in connection with the IPO.
“
GAAP
” means generally accepted accounting principles in the United States as in effect from time to time;
“
GDP
” means the gross domestic product;
“
Incentive Plan
” means the Eve Holding, Inc. 2022 Stock Incentive Plan
,
as may be amended and modified from time to time;
“
initial stockholders
” means Zanite Sponsor LLC, John B. Veihmeyer, Larry R. Flynn, Ronald D. Sugar and Gerard J. DeMuro.
“
IPO
” means the initial public offering of Zanite;
“
IRS
” means the U.S. Internal Revenue Service;
“
JOBS Act
” means the Jumpstart Our Business Startups Act of 2012;

“
Lease Agreements
” means (a) the lease agreement, dated as of August 2, 2021, entered into by and between Embraer and the Brazilian Subsidiary, and (b) the sublease agreement, dated as of December 15, 2021, entered into by and between Eve and Embraer Engineering & Technology Center USA, Inc., in each case, on or prior to the Closing Date, pursuant to which the Brazilian Subsidiary or Eve leases or subleases certain Embraer or third-party properties, in each case, as may be amended or modified from time to time;
“
Master Services Agreements
” or “
MSAs
” means (a) the Master Services Agreement, dated as of December 14, 2021, entered into by and between Eve and Embraer, (b) the Master Services Agreement, dated as of December 14, 2021, entered into by and between Eve and Atech and (c) the Services Agreement, dated as of December 14, 2021, entered into by and between Eve and the Brazilian Subsidiary, pursuant to which, in the case of (a) and (b), the Embraer Entities will provide certain services to the Eve Entities and, in the case of (c), the Brazilian Subsidiary will provide certain services to Eve, in each case, as may be amended or modified from time to time;
“new warrants”
means the warrants to acquire an aggregate of up to 35,650,000 shares of common stock pursuant to the terms of the Strategic Warrant Agreements, which have been or will be issued on or after the consummation of the Transactions, subject to certain triggering events, to certain Strategic PIPE Investors;
“NYSE”
means the New York Stock Exchange;
“
PIPE Investment
” means the purchase of shares of our common stock by the PIPE Investors pursuant to the Subscription Agreements, for a total aggregate purchase price of $357,300,000, which was completed at the Closing;
“
PIPE Investors
” means those certain investors (including EAH, the Sponsor and the Strategic PIPE Investors) participating in the PIPE Investment pursuant to the Subscription Agreements;
“
Pre-Closing
Restructuring
” means the series of transactions effected pursuant to the Contribution Agreement including, among other things, the transfer by Embraer of certain assets and liabilities relating to the UAM Business to the Eve Entities;
“
Preferred Stock Purchase Agreement
” means the purchase agreement, dated as of December 9, 2021, by and between Embraer and the Unaffiliated Investor, pursuant to which Embraer sold to the Unaffiliated Investor, and the Unaffiliated Investor purchased from Embraer, all of the issued and outstanding shares of EAH Preferred Stock for an aggregate purchase price of $9,973,750.
“
private placement warrants
” means the warrants to purchase Eve Holding’s Class A common stock purchased in a private placement in connection with the IPO and extensions of the period of time Zanite had to consummate its initial business combination;
“
public shares
” means the shares of Eve Holding’s Class A common stock included in the units sold in the IPO (whether they were purchased in such offering or thereafter in the secondary market, and including the shares included as part of the additional units sold in connection with the underwriters’ election to exercise their over-allotment option in full);
“
public stockholders
” means the holders of Eve Holding’s public shares, whether acquired in Zanite’s IPO or acquired in the secondary market;
“
public warrant holders
” means the holders of Eve Holding’s public warrants, whether acquired in Zanite’s IPO or acquired in the secondary market;
“public warrants”
means the warrants included in the units sold in the IPO, each of which is exercisable for one share of common stock, in accordance with its terms;

v

“
Regulation
S-K
” means Regulation
S-K
under the Securities Act;
“
Regulation
S-X
” means Regulation
S-X
under the Securities Act;
“
Sarbanes Oxley Act
” means the Sarbanes-Oxley Act of 2002;
“
SEC
” means the United States Securities and Exchange Commission;
“
Securities Act
” means the Securities Act of 1933, as amended;
“
Selling Securityholders
” means the selling securityholders named in this prospectus.
“
Services Agreements
” means the Master Services Agreements and the Shared Services Agreement;
“
Strategic PIPE Investors
” means Acciona Logistica, S.A. (“Acciona Logistica”), Azorra Aviation Holdings, LLC, BAE Systems (Overseas Holdings) Limited a UK based 100% owned subsidiary of BAE Systems plc, Falko Regional Aircraft Limited, Falko eVTOL LLC, Lynx Aviation, Inc., Rolls-Royce plc, Space Florida, Strong Fundo de Investimento em Cotas de Fundos de Investimento Multimercado, SkyWest Leasing, Inc. and Thales USA, Inc.
“
Shared Services Agreement
” means the Shared Services Agreement, dated as of December 14, 2021, entered into by and among Embraer, EAH, Eve and the Brazilian Subsidiary, pursuant to which the Embraer Entities have agreed to provide certain services to the Eve Entities
,
as may be amended or modified from time to time;
“
Sponsor
” means, prior to the business combination, Zanite Sponsor LLC, a Delaware limited liability company;
“
Strategic Warrant Agreements
” means the Warrant Agreements, dated as of December 21, 2021, each by and between or among the Company and (i) Lynx Aviation, Inc., (ii) SkyWest Leasing, Inc., (iii) Falko Regional Aircraft Limited and Falko eVTOL LLC, (iv) BAE Systems (Overseas Holdings) Limited a UK based 100% owned subsidiary of BAE Systems plc, (v) Azorra Aviation Holdings, LLC, (vi) Rolls-Royce PLC or (vii) Strong Fundo de Investimento em Cotas de Fundos de Investimento Multimercado
,
and the Warrant Agreement, dated as of March 16, 2022, by and between the Company and Acciona Logistica, as may be amended or modified from time to time;
“
Subscription Agreements
” means the subscription agreements pursuant to which the PIPE Investment was consummated;
“
Subsidiary
” means, with respect to a person, a corporation or other entity of which more than 50% of the voting power of the equity securities or equity interests is owned, directly or indirectly, by such person;
“
Tax Receivable Agreement
” means the Tax Receivable Agreement entered into by and between the Company and EAH at the Closing, as may be amended or modified from time to time;
“
Tax Sharing Agreement
” means the Tax Sharing Agreement entered into by and between the Company and EAH at the Closing, as may be amended or modified from time to time;
“
Transactions
” means, collectively, the business combination, including the
Pre-Closing
Restructuring, the PIPE Investment, the Equity Exchange, the Preferred Stock Sale (as defined herein) and the other transactions contemplated by the Business Combination Agreement and the ancillary agreements thereto;

“
trust account
” means Zanite’s trust account;
“
UAM
” means a system for commercial or
non-commercial
passenger or cargo air travel or transportation services, in each case, which involves an eVTOL vehicle and onboard/ground-piloted or autonomous piloting or operations;
“
UAM Business
” means all activities by or on behalf of the Company or the Brazilian Subsidiary related to the research, design, development, testing, engineering, licensing, certification, manufacturing, procurement, assembling, packaging, sales support and after-sales support of, marketing, promotion, advertising, qualification, distribution, importation, fulfillment, offering, sale, deployment delivery, provision, exploitation, configuration, installation, integration, analysis, support, maintenance, repair, service, and other commercialization of or provision of services with respect to eVTOL and related products and services and the UATM for the UAM market, in each case, excluding any of the following applications or uses whether or not in connection with eVTOL: crop dusting, defense or security businesses;
“
UATM
” means the collection of systems and services (including organizations, airspace structures and procedures, environment and technologies) that support the integrated operation of UAM vehicles in low level airspace, which systems and services are directed to supporting UAM operations and enhancing the performance of UAM and low-level
air travel, which for avoidance of doubt does not include general air traffic management systems;
“
Unaffiliated Investor
” means KPI Jet, LLC;
“
units
” the units sold in the IPO (including the units sold in connection with the underwriters’ election to exercise their over-allotment option in full), each of which consisted of one share of Class A common stock and one-half
of one redeemable warrant prior to the business combination;
“
Warrant Agreement
” means the Warrant Agreement, dated as of November 16, 2020, by and between Zanite and Continental Stock Transfer & Trust Company, as warrant agent;
“
warrants
” means the public warrants, the private placement warrants and the new warrants, as applicable; and
“
Zanite
” means, prior to the business combination, Zanite Acquisition Corp., a Delaware corporation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of the U.S. federal securities laws, including statements of future expectations, other forward-looking statements and statements under the headings “
Prospectus Summary
,” “
Risk Factors
” and “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
”. Forward-looking statements can be identified by the use of forward-looking terminology such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “opportunity,” “plan,” “potential,” “predict,” “projected,” “should,” “strategy,” “suggests,” “targets,” “will,” “will be” or “would” or similar expressions or the negatives thereof, or other variations thereof, or comparable terminology, or by discussions of strategy, plans or intentions. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding the intentions, beliefs or current expectations of our management team concerning, among other things, its results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operates.
You are cautioned that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we and our Subsidiaries operate, may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.
By their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors because they relate to events and depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance and our actual financial condition, results of operations and cash flows. The development of the industry in which we operate may differ materially from (and be more negative than) those made in, or suggested by, the forward-looking statements contained in this prospectus.
These statements are based on our management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those anticipated by such statements. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Factors that could cause such differences in actual results include:

•	the outcome of any legal proceedings that may be instituted against us following the business combination;

•	the ability to maintain the listing of our shares of common stock on the NYSE;

•	the risk that the business combination disrupts our current plans and operations as a result of the announcement and consummation of the transactions described herein;

•
our ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and our ability to grow and manage growth profitably following the Equity Exchange;

•	changes in applicable laws or regulations;

•	the impact of the COVID-19 pandemic;

•	the risk of global and regional economic downturns;

•	competition from other manufacturers and operators of eVTOL and other methods of air or ground transportation;

•	our projected financial information, anticipated growth rate, and market opportunity;

•	foreign currency, interest rate, exchange rate and commodity price fluctuations;

•	various environmental requirements;

•	retention or recruitment of executive and senior management and other key employees;

•	the possibility that we may be adversely affected by other economic, business, and/or competitive factors;

•	our ability to maintain an effective system of internal controls over financial reporting;

•	our ability to grow market share in its existing markets or any new markets we may enter;

•	our ability to respond to general economic conditions;

•	our ability to manage our growth effectively;

•	our ability to achieve and maintain profitability in the future;

•	our ability to access sources of capital to finance operations and growth;

•	the success of strategic relationships with third parties;

•	reliance on services to be provided by Embraer and other third parties; and

•	other risks and uncertainties described in this prospectus, including those under “ Risk Factors ”.
We undertake no obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, other than as required by law.
The foregoing factors and others described under “
Risk Factors
” should not be construed as exhaustive. There are other factors that may cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Moreover, new risks emerge from time to time and it is not possible for us to predict all such risks. We cannot assess the impact of all risks on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. We urges you to read the sections of this prospectus entitled
“Prospectus Summary,” “Risk Factors,”
and
“Management’s Discussion and Analysis of Financial Condition and Results of Operations,”
for a more complete discussion of the factors that could affect their respective future performance and the industry in which we operates.
The forward-looking statements are based on plans, estimates and projections as they are currently available to our management. We neither undertake any obligation nor expect to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements referred to above and contained elsewhere in this prospectus.

PROSPECTUS SUMMARY
The following summary highlights information contained elsewhere in this prospectus. It does not contain all the information you should consider before investing in our securities. You should read this entire prospectus carefully, including the sections titled “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Where You Can Find More Information,” “Unaudited Pro Forma Condensed Consolidated Financial Information,” and our consolidated financial statements and related notes included elsewhere in this prospectus, before making an investment decision. In this prospectus, unless the context requires otherwise, all references to “we,” “our,” “us,” the “Registrant,” and the “Company” refer to Eve Holding, Inc. and its consolidated subsidiaries.
Overview
Eve Holding
We are a leading developer of next-generation Urban Air Mobility (“UAM”) solutions. We are developing a comprehensive UAM solution that includes: the design and production of eVTOLs; a portfolio of maintenance and support services focused on our and third-party eVTOLs; fleet operations services conducted in collaboration with partners; and a new Urban Air Traffic Management system designed to allow eVTOLs to operate safely and efficiently in dense urban airspace alongside conventional aircraft and drones. We believe we are uniquely positioned to develop, certify and commercialize our UAM solution on a global scale given our aviation heritage, our strategic relationship with Embraer, our technology and intellectual property portfolio and the experience of our management team and employees, among other factors.
Our eVTOL has successfully completed important development steps, including engineering simulations, subscale test flights, wind tunnel tests and full-scale ground tests, which have enhanced the technological capability and maturity of our eVTOL. We expect to achieve type certification of our eVTOL in 2025 and reach entry-into-service in 2026. We have also begun validating simulations of our fleet operations services model in Brazil, working with partners and utilizing conventional helicopters, to better understand the needs of passengers, partners and community stakeholders that will benefit from our mobility services. We have also engaged with aviation organizations in various cities including Melbourne, Australia; Rio de Janeiro, Brazil; London, United Kingdom; and Miami, Florida, to develop and simulate a Concept of Operations (“CONOPS”) to help inform the development of our UATM solution.
We plan to market our eVTOLs globally to operators of UAM services, including fixed wing and helicopter operators, as well as lessors that purchase and manage aircraft on behalf of operators. In addition, we plan to engage with operators of ride sharing platforms to secure committed hours of operation for our eVTOLs. To date, we have established an initial order pipeline of 1,910 vehicles valued at $5.5 billion from 21 launch customers. Our initial order pipeline is based on non-binding
agreements and therefore subject to change, consistent with common aviation practices. We plan to participate in the fleet operations market in collaboration with operating partners through various revenue and risk-sharing arrangements. We do not plan to hold eVTOLs on our own balance sheet, and will instead establish joint operations with partners and grow our fleet operations services in a capital efficient manner, partner by partner. To date, we have signed non-binding
agreements with 18 operating partners to explore the establishment of joint UAM fleet operations services. We expect to offer eVTOL service and support capabilities to UAM fleet operators, and we plan to offer our UATM systems primarily to air navigation service providers, fleet operators and vertiport operators.
Eve Holding’s principal executive office is located at 1400 General Aviation Drive, Melbourne, FL 32935. Its telephone number is (321) 751-5050.

Eve
Eve is a Delaware limited liability company, incorporated on April 21, 2020 as a corporation, and later converted into a limited liability company, and as a direct wholly owned subsidiary of Embraer solely in contemplation of the business combination. As part of the transactions, certain assets and liabilities related to the UAM Business, which has been incubated within Embraer since 2017, have been transferred from Embraer and its Subsidiaries to Eve and its Subsidiaries. Between the
Pre-Closing
Restructuring on December 10, 2021 and the closing of the business combination, Eve was a wholly owned subsidiary of EAH.
The UAM Business is developing a comprehensive UAM solution that includes: the design and production of eVTOLs; a portfolio of maintenance and support services focused on Eve and third-party eVTOLs; fleet operations services conducted in collaboration with partners; and a new UATM system designed to allow eVTOLs to operate safely and efficiently in dense urban airspace alongside conventional aircraft and drones.
Eve’s mission is to bring affordable air transportation to all passengers, improve quality of life, unleash economic productivity, save passengers time and reduce global carbon emissions.
Our Competitive Strengths
We believe the following competitive strengths distinguish us from our competitors and position us for leadership in the developing UAM market:
Optimal Vehicle Design for the Intended Mission
.
We have chosen a practical and efficient lift plus cruise eVTOL design that features eight rotors for lift, two propellers for forward propulsion and two wings for efficient and quiet cruising. We believe our lift plus cruise configuration provides the range and speed required to address 99% of intra-city and intra-metro missions, with a simple design that avoids complex moving parts like tilt rotors. The simplicity of our design is expected to make our vehicle highly reliable, reducing downtime and maintenance costs. We also expect our eVTOL design to create a clear pathway to achieve type certification by utilizing existing fixed wing and rotary aircraft certification criteria.
Proven Aircraft Certification Experience
.
We were formed as a business of Embraer – a recognized leader in the aviation sector with a 50-year track record of success. Embraer has successfully certified over 30 aircraft models during the past 25 years – the most of any aircraft manufacturer. Embraer has proven its ability to certify new aircraft models on time, on spec and under budget. In addition, Embraer has long-standing relationships with global aviation regulatory agencies, with demonstrated success securing “triple certifications” from ANAC in Brazil, the FAA in the United States and EASA in Europe. We expect to benefit from this history of success, the experience of our team and our strategic partnership with Embraer, which includes support and resources to assist with type certification.
Holistic UAM Solution
.
We have introduced a comprehensive UAM solution that spans four key pillars: eVTOL design and production, eVTOL maintenance and support, fleet operations and UATM systems. Within each of these areas, we believe we have distinct competencies and advantages that uniquely position us for success. By offering a holistic solution, we believe we can accelerate the development of the UAM market, engage UAM stakeholders at a strategic level to help influence the development of the ecosystem and maximize the value we can deliver to our customers and partners. We also believe that our four business segments are highly synergistic, so success in one area will fuel growth in other areas.
Strategic Support from Embraer
.
We believe our relationship with Embraer will allow us to accelerate and de-risk the development of our UAM solution. Through our Services Agreements with Embraer, we will have access to Embraer’s vast resources at specified cost-based rates. We will have first-priority access to approximately 5,000 Embraer employees, including 1,600 identified engineers with significant design and aeronautical expertise, with the ability to flex up and flex down resource utilization based on demand. In addition, pursuant to the Services Agreements, we will have a royalty-free license to Embraer’s background intellectual property to be used within the UAM market. We also believe our partnership with Embraer provides us with a significant cost advantage because we can utilize existing resources, such as flight test infrastructure, on an as-needed basis without incurring the cost of a greenfield investment.
Powerful Partner Network
.
We have built a global partner network that we believe provides us with significant commercial leverage, broad market access, substantial resources and strong validation of our business prospects. Our partner network includes dozens of industry leaders spanning fixed wing and rotary operators, ride sharing platform providers, technology specialists, renewable energy providers, ground infrastructure providers and financing partners. Our partner network is also global in scope, providing us with enhanced access to key UAM markets around the world. As we execute our strategic growth plan, we will continue to broaden and deepen our partner ecosystem and operate in an open and collaborative manner.
Significant Revenue Visibility
.
To date, we have built an order pipeline that consists of 1,910 vehicles valued at $5.5 billion from 21 launch customers based on non-binding agreements. We believe this order pipeline is the largest in the UAM industry in terms of number of vehicles and number of customers. Our order pipeline provides us with a healthy level of revenue visibility, totaling more than our expected aggregate vehicle shipments over our first four years of shipments. The strength of our order pipeline gives us confidence in making upfront investments to commercialize our solution and also reflects favorably on the market perception of our UAM solution. We are focused on further expanding our order pipeline through continued engagement with current and prospective customers.
Highly Experienced Management Team and Board
.
We have assembled a senior leadership team and board of directors with significant levels of experience in the aviation industry. Our Co-CEO, Gerard DeMuro, has over 40 years of experience and was previously CEO of BAE Systems, Inc. and EVP of General Dynamics. Our Co-CEO, André Stein, has over 25 years of aviation experience, was previously head of strategy for EmbraerX and has led Eve since its inception in 2017 as a business of Embraer. The rest of our senior leadership team has been handpicked from Embraer to join Eve, after having led more than 30 successful aircraft projects over their careers. The individuals who have agreed to join our board at closing of the contemplated transaction include: Luis Carlos Affonso, SVP, Engineering, Technology and Strategy at Embraer; Kenn Ricci, Co-CEO of Zanite Acquisition Corp. and Principal of Directional Aviation Capital; Michael Amalfitano, CEO of Embraer’s highly successful executive aircraft division; Marion Clifton Blakey, Former CEO of Rolls-Royce North America and Former FAA Administrator; Paul Eremenko, CEO of Universal Hydrogen and Former CTO of Airbus; Sergio Pedreiro, former Chief Operating Officer of Revlon, Inc.; and José Manuel Entrecanales Domecq, Chairman and CEO of Acciona, S.A. We believe the experience and caliber of our leadership team and board designees is a unique and compelling advantage.
Our Growth Strategy
The following are key pillars of our growth strategy that we believe will enable us to establish a market leading position in the UAM market:
Combine a Startup Mindset with Established Execution Skills
.
Embraer established Eve as a separate organization with the goal of providing an ideal combination of the agility and innovation of a technology disrupter with the support and resources of an established industry leader. As we look to grow and expand our operations, we will seek to leverage this unique culture to attract employees with entrepreneurial styles and arm them with scarce and valuable resources to maximize their effectiveness and impact.
Utilize Hybrid Innovation Approach
.
Our partnership with Embraer provides us with a vast portfolio of background intellectual property to utilize on a royalty free basis. We will continue to design our solutions by combining the best of these established technologies with our own, proprietary innovations. For example, our

eVTOL leverages proven, fifth generation fly-by-wire systems developed by Embraer, along with a bespoke man-machine interface developed by Eve. This hybrid design approach allows us to accelerate our development roadmaps, leverage proven technologies and focus our engineering resources on the highest value and most differentiated design elements.
Follow Established Development and Certification Practices
.
As we design and certify our eVTOL, we are leveraging approaches that have been proven by Embraer over the last 50 years. For example, we make extensive use of proof-of-concept vehicles and subscale models to allow us to rapidly iterate and test core building blocks to ensure thoroughly vetted subsystems and avoid costly and time-consuming redesign as the vehicle matures. We are also engaging with ANAC in Brazil as the primary certification authority, with a bilateral agreement with the FAA, as Embraer has done successfully over many years. While the FAA will likely be processing multiple eVTOL applications and vehicle types over the next few years, we expect to benefit from greater attention from ANAC.
Scale Fleet Operations Partner by Partner
.
We have elected to build out our fleet operations business in collaboration with partners, thereby sharing both revenue and risk. While some UAM participants have indicated plans to build their own flight operations on a city-by-city basis, we have opted instead to scale our fleet services on a partner-by-partner basis, and avoid making costly upfront investments and competing with our prospective customers. For example, we have announced strategic relationships with both Republic Airways and SkyWest, with the objective of providing us with rapid and comprehensive coverage of most cities in North America as the UAM market develops. As these partners construct their own UAM operations in collaboration with us, we expect to leverage their investments, resources and expertise. We plan to follow a similar strategy to grow our fleet operations business in other global markets.
Leverage Partnerships and Acquisitions
.
In order to realize the promise of UAM, we believe partnerships will be essential. We plan to leverage our leading partner ecosystem to accelerate our development and commercialization timelines and to create a more complete, end-to-end UAM solution. We also plan to selectively evaluate opportunities for strategic acquisitions to bolster our organic growth strategy, capitalizing on the acquisition experience of our senior leadership team. Upon the completion of the contemplated transactions, we expect to have additional resources to assess synergistic acquisition opportunities as they are identified. We may pursue acquisitions to augment and expand our UAM portfolio, expand our market presence in specific markets or add additional talent to our organization.
EAH
EAH is a Delaware corporation and a direct subsidiary of Embraer. EAH is a holding company which was formed for the purpose of holding the interests of the Embraer operating companies in the United States. EAH owns approximately 90.3% of the outstanding shares of common stock of Eve Holding.
Embraer
Embraer is the world’s leading manufacturer of jets with up to 150 seats, based on the number of deliveries over the last decade. Embraer is a franchise footprint represented by its global customer base.
Embraer’s focus is to achieve customer satisfaction with a range of products and services addressing the commercial airline, executive jets and defense and security markets. Embraer has grown from a government-controlled company established to develop and produce products for the Brazilian Armed Forces into a publicly held company that produces aircraft for commercial and executive aviation, and for defense and security purposes and related services.

Embraer is a publicly held corporation (
sociedade anônima
) duly incorporated under the laws of Brazil. Embraer’s principal executive office is located at Avenida Dra. Ruth Cardoso, 8,501, 30th floor (part), Eldorado Business Tower, Pinheiros
05425-070,
city of São Paulo, state of São Paulo, Brazil. Embraer’s telephone number is
+55-11-
3040-6874, and internet address is ri.embraer.com.br. Prior to the business combination, Eve was wholly owned by EAH, which in turn was wholly owned (other than the non-voting
preferred stock sold to the Unaffiliated Investor) by Embraer.
The Business Combination
On May 9, 2022, Zanite, our legal predecessor company and a special purpose acquisition company, consummated the previously announced business combination with Eve, Embraer and EAH. Pursuant to the business combination, EAH contributed and transferred to Zanite all of the limited liability company interests of Eve held by it in exchange for the issuance to EAH of 220,000,000 shares of common stock of Zanite, and Eve became a wholly-owned subsidiary of Zanite. Zanite simultaneously changed its name from “Zanite Acquisition Corp.” to “Eve Holding, Inc.” The business combination was approved by Zanite’s stockholders at a meeting held on May 6, 2022.
Pursuant to the terms of the Business Combination Agreement, the business combination was effected in three steps, as follows:

1.
The
Pre-Closing
Restructuring
: Embraer effected a series of transactions that resulted in certain assets and liabilities related to the UAM Business being owned by Eve and its subsidiaries in exchange for the issuance to Embraer of a number of Eve Interests. In connection with such contribution of the UAM Business, Embraer transferred all of the Eve Interests held by it to EAH in exchange for the issuance of shares of common stock and non-voting
preferred stock of EAH.

2.	The Preferred Stock Sale : Embraer sold to the Unaffiliated Investor all such shares of EAH non-voting preferred stock for an aggregate purchase price of $9,973,750 (the “ Preferred Stock Sale ”).

3.	The Equity Exchange : At the Closing, EAH contributed and transferred to Zanite all of the Eve Interests held by it in exchange for the issuance to EAH of 220,000,000 shares of common stock.
As of the open of trading on May 10, 2022, our common stock and public warrants, began trading on the NYSE under the symbols “EVEX” and “EVEXW,” respectively.
As a result of the business combination, we raised gross proceeds of $$377.0 million, including the contribution of $19.7 million of cash held in the trust account from the IPO, net of the redemption of Zanite common stock held by Zanite’s public stockholders of $217,291,050.41 and $357,300,000 private investment in public equity at $10.00 per share of our common stock. As a result of the business combination, we received net proceeds of $329.1 million, net of transaction costs of $47.9 million. See “
Unaudited Pro Forma Condensed Consolidated Financial Information
” elsewhere in this prospectus for more information.
Summary of Risk Factors
Our business is subject to numerous risks and uncertainties that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may harm our business, financial condition and operating results. Such risks include, but are not limited to:

•	The market for Urban Air Mobility (UAM) has not been established with precision, is still emerging and may not achieve the growth potential we expect, or may grow more slowly than expected.

•	There may be reluctance by consumers to adopt this new form of mobility, or unwillingness to pay our projected prices.

•	There may be rejection of eVTOL operation in certain localities due to a perceived risk of safety or burden on local communities from eVTOL operations.

•	If current airspace regulations are not modified to increase air traffic capacity, our business could be subject to considerable capacity limitations.

•	Urban Air Traffic Management (UATM) may not be able to provide adequate situational awareness and equitable airspace access to eVTOLs or may not allow industrial scalability.

•
Risk that the regulatory environment for third-party service and technology providers (which UATM could be labeled as) may not be specific enough to support our UATM solution, or may delay its adoption.

•	Our UATM solution may underperform if it has a defect or it is not delivered on the projected timeline.

•	We may not be able to launch our eVTOL and related services on the timeline projected.

•
We may be unable to secure third parties to provide aerial ridesharing services and to make the necessary changes to, and operate, vertiports using our aircrafts, or otherwise make the services sufficiently convenient to drive customer adoption.

•	Our customers’ perception of us and our reputation may be impacted by the broader industry and customers may not differentiate our aircraft and services from our competitors.

•
Our prospects and operations may be adversely affected by changes in consumer preferences, discretionary spending and other economic conditions that affect demand for UAM services, including changes resulting from the
COVID-19
pandemic.

•	Neither we nor Embraer have manufactured or delivered any eVTOL aircraft to customers, which makes evaluating our business and future prospects difficult and increases the risk of investment.

•
Our eVTOL aircraft may not perform at the level we expect, and may have potential defects, such as higher than expected noise profile, lower payload than initially estimated, shorter range, higher unit cost, higher cost of operation, perceived discomfort during transition phase and/or shorter useful lives than we anticipate.

•	We may not be able to produce aircraft in the volumes and on the timelines projected.

•
Crashes, accidents or incidents of eVTOL aircraft or involving UATM solutions, lithium batteries involving us or our competitors could have a material adverse effect on its business, financial condition, and results of operations.

•
We currently rely and expect to continue to rely on Embraer to provide services, products, parts and components required to develop and certify our aircraft and to supply critical services, components and systems necessary for our operations, which exposes us to a number of risks and uncertainties outside our control.

•	EAH is a majority stockholder of Eve Holding. The concentration of ownership may affect the market demand for our shares.

•	We currently do not have a defined strategy for the manufacturing of our aircraft following type certification, which exposes us to a number of risks and uncertainties outside our control.

•
Our agreements with our customers are
non-binding
and constitutes all of the current orders for our aircraft. If we do not enter into definitive agreements with our customers, or the conditions to our customer’s order (if any) are not met, or if such orders (if any) are cancelled, modified or delayed, our prospects, results of operations, liquidity and cash flow will be harmed.

•
We may be unable to obtain relevant regulatory approvals for the commercialization of our aircraft, including Type Certification, Production Certification, and Operating Certification approvals for permitting new infrastructure or access existing infrastructure or otherwise.

•	Changes in government regulation imposing additional requirements and restrictions on our operations could increase our operating costs and result in service delays and disruptions.

•	If conflicts arise between us and our strategic partners, our business could be adversely affected or these parties may act in a manner adverse to us.

•
The failure of certain advances in technology such as autonomy or battery density to mature at the rates we project may impact our ability to increase the volume of our service and/or drive down end-user
pricing at the rates we project.

•	We have incurred significant losses since inception, we expect to incur losses in the future and we may not be able to achieve or maintain profitability.

•	We are subject to cybersecurity risks to our operational systems, security systems, infrastructure, integrated software in our aircraft and customer data processed by our third-party vendors.

•	Our available capital resources may not be sufficient to meet the requirements for additional capital.

•	Brazilian political and economic conditions have a direct impact on our business, and such conditions could adversely affect our business, financial condition and results of operations.

•	Our actual financial position and results of operations may differ materially from the unaudited pro forma financial information included in this prospectus.
Implications of Being an Emerging Growth Company
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Section 102(b)(1) of the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies. We, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with those of another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the IPO, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates
exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible
debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Additional Information
Our website address is www.eveairmobility.com. The information on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information contained on our website in deciding whether to purchase shares of our common stock.
Our principal executive office is located at 1400 General Aviation Drive, Melbourne, FL 32935. Our telephone number is (321)
751-5050.

THE OFFERING

Issuer	Eve Holding, Inc.
Issuance of Common Stock

Total shares of our Common Stock issuable upon exercise of all warrants	61,400,000 shares

(1) Shares of our Common Stock issuable upon exercise of all public warrants and private placement warrants	25,750,000 shares • 11,500,000 public warrants • 14,250,000 private placement warrants

(1) Exercise Price of the public warrants and private placement warrants	$11.50 per share, subject to adjustment as described herein

(2) Shares of our Common Stock issuable upon exercise of new warrants	35,650,000 shares

(2) Exercise Price of new warrants	• $0.01 per share (18,650,000 shares) • $15.00 per share (12,000,000 shares) • $11.50 per share (5,000,000 shares)

Use of Proceeds for Warrants	We will receive up to an aggregate of approximately $533,811,500 from the exercise of all warrants, assuming the exercise in full of such warrants for cash. We expect to use the net proceeds from the exercise of the warrants for general corporate purposes. See the section of this prospectus titled “
Use of Proceeds
” appearing elsewhere in this prospectus for more information.

Resale of Common Stock and Warrants

Shares of Common Stock offered by the Selling Securityholders hereunder
311,780,000 shares

•  220,000,000 shares (Equity Exchange)

•  35,730,000 shares (PIPE Investment)

•  5,750,000 shares (founder shares)

•  400,000 shares (restricted stock units and shares)

•  14,250,000 shares (underlying private placement warrants)

•  35,650,000 shares (underlying new warrants)

Private placement warrants offered by the Selling Securityholders hereunder	14,250,000 warrants

Redemption	The public warrants, the private placement warrants and certain new warrants are redeemable in certain circumstances. See the section of this prospectus titled “
Description of Securities
” for further discussion.

Use of Proceeds	We will not receive any proceeds from the resale of our common stock and warrants offered by the Selling Securityholders under this prospectus. See the section of this prospectus titled “
Use of Proceeds
” appearing elsewhere in this prospectus for more information.

Risk Factors	See the section titled “
Risk Factors
” beginning on page 11 of this prospectus and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our common stock and warrants.

NYSE Symbol	“EVEX” for our common stock and “EVEXW” for our warrants.

Lock-Up Restrictions	Of the 311,780,000 shares of common stock that may be offered or sold by Selling Securityholders identified in this prospectus, 247,340,000 of those shares are subject to certain lock-up restrictions further described elsewhere in this prospectus.

RISK FACTORS
Risks Related to our Business and Industry
Unless the context otherwise requires, references in this subsection “Risk Factors” to “we”, “us”, “our”, and the “Company” generally refer to Eve Holding.
Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the following risks and uncertainties described below. However, the risks and uncertainties set forth below are not the only risks that we face, and we face other risks which have not yet been identified or which are not yet otherwise predictable. If any of the following risks occur or are otherwise realized, our business, financial condition, and results of operations could be materially adversely affected, the market price of our common stock and warrants could decline, and you could lose part or all of your investment. You should carefully consider the risks described below and all other information in this prospectus, including our consolidated financial statements and the related notes to consolidated financial statements and schedules thereto.
Market & Service
The market for Urban Air Mobility (UAM) has not been established with precision, is still emerging and may not achieve the growth potential we expect, or may grow more slowly than expected.
The UAM market is still emerging and has not been established with precision. It is uncertain to what extent market acceptance will grow, if at all. We intend to initially launch operations in a limited number of metropolitan areas. The success of these markets and the opportunity for future growth in these markets may not be representative of the potential market for UAM in other metropolitan areas. Our success will depend to a substantial extent on regulatory approval and availability of eVTOL technology, investments and development of the ecosystem infrastructure, community acceptance, as well as the willingness of commuters and travelers to widely-adopt air mobility as an alternative for ground transportation. If the public does not perceive UAM as beneficial, or chooses not to adopt UAM as a result of concerns regarding safety, affordability, value proposition or for other reasons, then the market for our offerings may not develop, may develop more slowly than we expect or may not achieve the growth potential we expect. As a result, the number of potential fliers using our eVTOL cannot be predicted with any degree of certainty, and we cannot assure you that we will be able to operate in a profitable manner in any of our targeted markets. Any of the foregoing could materially adversely affect our business, financial condition and results of operations.
Growth of our business will require significant investments in the development of the UAM ecosystem, infrastructure, technology and marketing and sales efforts. Our current cash flow has not been sufficient to support these needs. If our business does not generate the level of available cash flow required to support these investments, our results of operations will be negatively affected. Further, our ability to effectively manage growth and expansion of our operations will also require us to enhance our research and development, manufacturing, operational systems, internal controls and infrastructure, human resources policies and reporting systems. These enhancements will require significant capital expenditures and allocation of valuable management and employee resources.
There may be reluctance by consumers to adopt this new form of mobility, or unwillingness to pay our projected prices.
Our growth is highly dependent upon the adoption by consumers of an entirely new form of mobility offered by eVTOL aircraft and the UAM market. If consumers do not adopt this new form of mobility or are not willing to pay the prices shared for aerial ridesharing services, our business may never materialize and our prospects, financial condition and operating results will be harmed. This market is new, rapidly evolving, and characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulation and industry standards, new aircraft announcements and changing consumer demands and behaviors.

Our success in a given market will depend on the local infrastructure and regulations, on our partners’ ability to develop a network of passengers and accurately assess and predict passenger demand and price sensitivity. Demand and price sensitivity may fluctuate based on a variety of factors, including macroeconomic factors, quality of service, negative publicity, safety incidents, corporate reporting related to safety, quality of customer support, perceived political or geopolitical affiliations, or dissatisfaction with our brand, products and offerings in general. If our commercial partners fail to attract passengers or fail to accurately predict demand and price sensitivity, it would harm our financial performance and our competitors’ products may achieve greater market adoption and may grow at a faster rate than our business.
We expect that a large driver of passenger demand for aerial ridesharing services will be time savings when compared with alternative modes of transportation. Should we or our commercial partners be unable to deliver a sufficient level of time savings for our eVTOL passengers or if expected time savings are impacted by delays or cancellations, it could reduce demand for aerial ridesharing services. If we or our commercial partners are unable to generate demand or demand falls, our business, financial conditions, and results of operations could be adversely affected.
There may be rejection of eVTOL operation in certain localities due to a perceived risk of safety or burden on local communities from eVTOL operations.
We are developing eVTOL to a level of safety that is higher than that of a light aircraft, a level that is perceived by us and the regulators to be adequate for the safe operation of eVTOLs in urban centers. However, the safety record of the fleet will also depend on factors external to the vehicle and the understanding of which is currently being constructed, such as the integration of eVTOL fleets with other aircraft operating in the same urban airspace. If the prediction of important characteristics of the system, such as route placement, vehicle separation and communication protocols, is not accurate, or if these considerations are not properly taken into account, the safety level of the fleet operation may be negatively affected.
The approval of local authorities of the operation of the eVTOLs will be influenced by the public opinion about the burden imposed on that community by the vehicle operations. Local populations, being potential users of the eVTOL service or not, may perceive the external noise of the vehicles, visual pollution and changes in the neighborhood provoked by vertiport operations to be unreasonable with respect to the benefits brought by the vehicles in terms of traffic congestion reduction and decrease in travel times. If that is the case, the demand for the vehicles and its operations may be negatively affected.
If current airspace regulations are not modified to increase air traffic capacity, our business could be subject to considerable capacity limitations.
A failure to increase air traffic capacity at and in the airspace serving key markets, including around major airports, in the United States or overseas, could create capacity limitations for our future operations and could have a material adverse effect on our business, results of operations and financial condition. Weaknesses in airspace and air traffic control system worldwide, including the National Airspace System and the Air Traffic Control (“ATC”) system, such as outdated procedures and technologies, could result in capacity constraints during peak travel periods or adverse weather conditions in certain markets, resulting in delays and disruptions to our service. While our aircraft is designed to operate in the National Airspace System under existing rules, our business at scale will likely require airspace allocation for UAM operations. Our inability to obtain sufficient access to the National Airspace System could increase our costs and reduce the attractiveness of our service.
Urban Air Traffic Management (UATM) may not be able to provide adequate situational awareness and equitable airspace access to eVTOLs or may not allow industrial scalability.
Urban Air Traffic Management (UATM) is a system that will enable UAM scalability and will mature over time to support market requirements. The UATM systems will provide traffic management services to the UAM ecosystem, including to vehicles, fleet operators, vertiports, pilots, fleet managers, network operating centers and air navigation service providers, with the objective of improving the efficiency and safety of UAM operations. The UATM systems are therefore perceived as an enabler to allow the safe scalability of the industry as the quantity of eVTOL operations increases over time.
An accident or incident resulting from the low performance of one of the UATM systems or its inability to provide adequate safety levels may negatively affect public perception and the UAM industry as whole.
Additionally, if UATM systems do not target appropriate services, it may affect their ability to support increased traffic volume and therefore impact the ability for industrial scalability. This may be the result of collecting the wrong data necessary to support future safety cases required for airspace authorities to approve new regulations and/or the inability to manage traffic equitably for all airspace users, including airspace access for eVTOLs.
There is a risk that the regulatory environment for third-party service and technology providers (which UATM could be labeled as) may not be specific enough to support our UATM solution, or may delay its adoption.
Every country is on a different journey with a corresponding timetable towards establishing the regulatory environment that will support third-party technology and service providers to buttress the air traffic management industry. As more varied and unique aircraft, each with unique operating characteristics (for instance, drones as compared to general aviation aircraft), are all vying for access to dense, low altitude airspace, solutions like UATM seek to standardize the way in which such airspace can be safely managed. However, as technology development usually outpaces regulation, it is foreseeable that a certain degree of business risk or regulatory risk is inherent in the investment and deployment of this new technology. Therefore, a lack of necessary regulations to help the industry understand how it may commercialize such third-party offerings, such as UATM, may result in a poor business environment that may make it difficult to achieve the deployment of UATM based on each country’s progress towards regulating similar service providers.
Additionally, competing systems or solution providers may use the lack of regulation to their advantage, leading to an unsafe operating environment that would cause we and our UATM solution to consider suspending operations until such time when clarity and an appropriate safety case with the local regulator could be established. This may negatively impact the financial results of our UATM product, its ability to provide a return on its investment, and therefore damage the business model of our UATM solution.
Our UATM solution may underperform if it has a defect or it is not delivered on the projected timeline.
We are developing our own UATM solution. Our UATM systems will include urban aeronautical information management, vertiport information management, flight planning and authorization, traffic flow management, weather management, and collaborative or common situation awareness and any other feature identified during the interaction with stakeholders.
The underperformance of the UATM systems could result from improperly defining the system requirements and system architecture. The inability to accurately define the system requirements would result in an undesirable product by the target users and customers, including but not limited to the fleet operators, vertiport operators and air navigation service providers. By not providing the necessary services at the required time, UATM may negatively impact the ability of UAM to scale at the desired pace. Additionally, by not providing the right services, there is a heightened risk that competitors will capture additional market share. Failing to define and implement the right system architecture will make it more difficult for UATM systems to scale and evolve over time with new requirements and to integrate with other systems.
There can be no assurance that we will be able to detect and fix all defects in the UATM system prior to its entry into service. Defects could occur as a result of incorrectly identifying the standards that the UATM software must be built towards. By failing to build towards the correct standards, the impacted UATM system will not be allowed to enter into service, resulting in significant re-work
to meet the required qualifications, with the project incurring schedule delays, cost overrun or, ultimately, causing eVTOL accidents.
Schedule delays of UATM systems may result in losing near-term market share to the competition. Competing service providers will begin generating hours of in-service
experience earlier and become more established and desirable to the market, making it more difficult for us to become an established service provider in the future. Additionally, delays of UATM systems currently under development and systems to be developed in the future may impede the industrial scalability of UAM, impacting the volume of vehicle sales and service and support contracts.
We may not be able to launch our eVTOL and related services on the timeline projected.
We will need to address significant regulatory, political, operational, logistical, and other challenges in order to launch our eVTOLs. We do not currently have infrastructure in place to operate the service and such infrastructure may not be available or may be occupied on an exclusive basis by competitors. We also have not yet received certifications from the U.S. Federal Aviation Administration (“FAA”), the National Civil Aviation Agency of Brazil (
Agência Nacional de Aviação Civil –
“ANAC”), the European Aviation Safety Agency (“EASA”) or other certifications of our aircraft or other required airspace or operational authority and government approvals, which are essential for aircraft production and operation. In addition, our pre-certification
operations may increase the likelihood of discovering issues with our aircraft, which could result in delays to the certification of our aircraft. Any delay in the financing, design, manufacture and launch of our aircraft could materially damage our brand, business, prospects, financial condition and operating results. Aircraft manufacturers often experience delays in the design, manufacture and commercial release of new aircraft. These delays may result in additional costs and adverse publicity for our business. If we are not able to overcome these challenges, our business, prospects, operating results and financial condition will be negatively impacted and our ability to grow our business will be harmed.
Our competitors may commercialize their technology before we do, either in general or in specific markets.
We expect this industry to be increasingly competitive and it is possible that our competitors could get to market before we do, either generally or in specific markets. Even if we are first to market, we may not fully realize the benefits we anticipate, and we may not receive any competitive advantage or may be overcome by other competitors. If new companies or existing aerospace companies launch competing solutions in the markets in which we intend to operate and obtain large scale capital investment, we may face increased competition. Additionally, our competitors may benefit from our efforts in developing a UATM solution, making it easier for them to obtain the permits and authorizations required to manufacture or operate eVTOL aircrafts in the markets in which we intend to launch or in other markets.
Many of our current and potential competitors are larger and have substantially greater resources than we have and expect to have in the future. They may also be able to devote greater resources to the development of their current and future technologies or the promotion and sale of their offerings, or offer lower prices. In particular, our competitors may be able to receive airworthiness certificates or production certificates for their aircraft prior to us receiving such certificates. Our current and potential competitors may also establish cooperative or strategic relationships amongst themselves or with third parties that may further enhance their resources and offerings. Further, it is possible that domestic or foreign companies or governments, some with greater experience in the aerospace industry or greater financial resources than we possess, will seek to provide products or services that compete directly or indirectly with ours in the future.

We may be unable to secure third parties to provide aerial ridesharing services and to make the necessary changes to, and operate, vertiports using our aircrafts, or otherwise make the services sufficiently convenient to drive customer adoption.
Our business will heavily depend on third-party operators to develop and launch aerial ride sharing services and to make the necessary changes to vertiport infrastructure, including installation of necessary charging equipment, to enable adoption of our eVTOL aircraft. While we expect to be able to develop strategic partnerships with third-party fleet and vertiport operators to provide a comprehensive UAM passenger service, we cannot guarantee that we will be able to do so effectively, at prices that are favorable to us, or at all. While we do not intend to own or operate vertiports or aerial ride sharing services, our business will rely on such services. Our business and our brand will be affiliated with these third-party ground operators and we may experience harm to our reputation if our third-party ground operators suffer from poor service, negative publicity, accidents, or safety incidents. The foregoing risks could adversely affect our business, financial conditions and results of operations.
Our customers’ perception of us and our reputation may be impacted by the broader industry and customers may not differentiate our aircraft and our services from our competitors.
Customers and other stakeholders may not differentiate between us and the broader aviation industry or, more specifically, the UAM service industry. If our competitors or other participants in this market have issues in a wide range of areas, including safety, technology development, engagement with aircraft certification bodies or other regulators, engagement with communities, target demographics or other positioning in the market, security, data privacy, flight delays, or bad customer service, such problems could impact the public perception of the entire industry, including our business. We may fail to adequately differentiate our brand, our services and our aircraft from others in the market which could impact our ability to attract passengers or engage with other key stakeholders. The failure to differentiate ourselves and the impact of poor public perception of the industry could have an adverse impact on our business, financial condition, and results of operations.
Our prospects and operations may be adversely affected by changes in consumer preferences, discretionary spending and other economic conditions that affect demand for UAM services, including changes resulting from the
COVID-19
pandemic.
Our business will be primarily concentrated on commercializing our eVTOL aircraft, providing agnostic UAM capacity by operating a fleet of eVTOLs together with partners and providing a suite of services including maintenance, technical support and training to our and third parties’ eVTOL aircrafts, which we expect may be vulnerable to changes in consumer preferences, discretionary spending and other market changes impacting discretionary purchases. The global economy has in the past, and will in the future, experience recessionary periods and periods of economic instability, including the current business disruption and related financial impact resulting from the global
COVID-19
health crisis. During such periods, eVTOL passengers may choose not to make discretionary purchases or may reduce overall spending on discretionary purchases. Such changes could result in reduced consumer demand for air transportation, including UAM services, or could shift demand from our UAM services to other methods of air or ground transportation for which we do not offer a competing service. If we are unable to generate demand or there is a future shift in consumer spending away from UAM services, our business, financial condition and results of operations could be adversely affected.
Aircraft and Production
Neither we nor Embraer have yet manufactured or delivered to customers any eVTOL aircraft, which makes evaluating our business and future prospects difficult and increases investment risk.
The UAM Business was launched by Embraer in 2017 and Embraer has a limited operating history in the urban air mobility industry, which is continuously evolving. Our eVTOL aircraft is in the early development stage and we do not expect our first serial vehicle to be produced until 2026, if at all. We have no experience in high volume manufacturing of the planned eVTOL aircraft. We cannot assure you that we or our partners will be able to develop efficient, automated, cost-efficient manufacturing capability and processes, and reliable sources of component supplies that will enable us to meet the quality, price, engineering, design and production standards, as well as the production volumes, required to successfully mass market our aircraft. You should consider our business and prospects in light of the risks and significant challenges we face as a new entrant into the UAM industry, including, among other things, with respect to our ability to:

•	design and produce safe, reliable and quality eVTOL aircraft on an ongoing basis;

•
obtain the necessary regulatory approvals in a timely manner, including receipt of governmental authority for manufacturing the equipment and, in turn, marketing, selling and operating our UAM services;

•	develop a UATM solution;

•	build a well-recognized and respected brand;

•	establish and expand our customer base and strategic partners;

•	successfully market not just our eVTOL aircraft but also the other services we intend to provide, such as maintenance, materials, technical support and training services;

•	successfully service our eVTOL aircraft after sales and maintain a good flow of spare parts and customer goodwill;

•	improve and maintain our operational efficiency;

•	successfully execute our manufacturing and production model and maintain a reliable, secure, high- performance and scalable technology infrastructure;

•	predict our future revenues and appropriately budget for our expenses;

•	attract, retain and motivate talented employees;

•	anticipate trends that may emerge and affect our business;

•	anticipate and adapt to changing market conditions, including technological developments and changes in competitive landscape; and

•	navigate an evolving and complex regulatory environment.
If we fail to adequately address any or all of these risks and challenges, our business may be harmed.
Our eVTOL aircraft may not perform at the level we expect, and may have potential defects, such as higher than expected noise profile, lower payload than initially estimated, shorter range, higher unit cost, higher cost of operation, perceived discomfort during transition phase of flight and/or shorter useful lives than we anticipate.
Our eVTOL aircraft may contain defects in design and manufacture that may cause them not to perform as expected or that may require repair. For example, our eVTOL aircraft may have a higher noise profile than we expect or carry a lower payload or have shorter maximum range than we estimate. Our eVTOL aircraft also uses a substantial amount of software code to operate. Software products are inherently complex and often contain defects and errors when first introduced. The ability of our eVTOL aircraft to perform as expected depends on the development of certain components, such as batteries, the technology of which is currently under development and therefore not yet proven in operation.
While we have performed initial tests with flying vehicles and components in test rigs, in some instances we are still relying on projections and models to validate the projected performance of our aircraft. To date, we have been unable to validate the performance of our eVTOL aircraft over the expected lifetime of the aircraft. There can be no assurance that we will be able to detect and fix any defects in the eVTOL aircraft prior to their use in our service. For example, a flight in an eVTOL aircraft will be unlike anything passengers have experienced before, and due to the aircraft characteristics (including a comparatively light weight, multiple rotors, vertical takeoff, and transition to forward flight) and operation characteristics (flying at low altitudes close to buildings, likely to frequently encounter turbulence), passengers may be susceptible to motion sickness during the transitioning phases.
We expect to introduce new and additional features and capabilities to the aircraft and our service over time. For example, while our vehicles will begin its operation with a pilot onboard, we project that they will evolve to become autonomous vehicles over time. If successful, this would reduce the cost of operation related to hiring the crew, although part of the cost reduction will be offset by the need to introduce additional equipment and sensors needed for autonomous flights. As with other areas of the vehicle, we expect to improve the autonomous capabilities of our aircraft through testing and simulations throughout the vehicle development process, since this technology and capability is currently not available for vehicles of this nature. However, we may be unable to develop or certify these upgrades in a timely manner, or at all, which could have a material adverse impact on our business, financial condition, operating results and prospects.
We may not be able to produce aircraft in the volumes and on the timelines projected.
There are significant challenges associated with mass producing aircraft in the volumes that we are projecting. The aerospace industry has traditionally been characterized by significant barriers to entry, including large capital requirements, investment costs of designing and manufacturing aircraft, long lead times to bring aircraft to market from the concept and design stage, the need for specialized design and development expertise, extensive regulatory requirements, establishing a brand name and image and the need to establish maintenance and service locations. As a manufacturer of electric aircraft, we face a variety of added challenges to entry that a traditional aircraft manufacturer would not encounter including additional costs of developing and producing an electric powertrain, regulations associated with the transport of lithium-ion
batteries and unproven high-volume customer demand for a fully electric aerial mobility service. Additionally, we are relying on Embraer to develop production lines for components and at volumes for which there is little precedent within the traditional aerospace industry. The ability to reach high vehicle production volumes also depends on the supply of components and systems reliably at adequate rates, and such components are not manufactured at scale at this moment. Additionally, there may be competition between markets for related products that may affect the ability of suppliers to provide equipment. These products include, for example, batteries, which are in high demand by the automotive industry. In addition, since our eVTOL aircraft cannot be delivered via long distance flights, it is pivotal that we have the ability, in factory, to disassemble aircraft produced in areas that are not close to customer operations immediately after unit production. Tests, transportation and assembly close to customer operations need to follow high standards of safety and efficiency in order to deliver the products to different geographic regions. If we are not able to overcome these barriers, our business, prospects, operating results and financial condition will be negatively impacted and our ability to grow our business will be harmed.
Our business will initially rely on a single aircraft type. Our dependence on our aircraft makes us particularly vulnerable to any design defects or mechanical problems associated with our aircraft or its component parts. Any product defects or any other failure of our aircraft to perform as expected could harm our reputation and result in adverse publicity, delays in or inability to obtain certification, lost revenue, delivery delays, product recalls, product liability claims, harm to our brand and reputation, and significant warranty and other expenses, and could have a material adverse impact on our business, financial condition, operating results and prospects.
We are relying on the Embraer Entities to manufacture and assemble our eVTOL aircraft pursuant to our Master Services Agreements with Embraer and Atech. The initial terms of the Master Services Agreements with Atech and Embraer are expected to end on the 10th and 15th anniversaries of the Closing Date, respectively. If Embraer or Atech terminates, or fails to renew or to comply with the terms of, the Master Services Agreements, we may not be able to engage other manufacturers and suppliers in a timely manner, at an acceptable price or in the necessary quantities.
In addition, our eVTOL will be subject to regulation in Brazil, the U.S., the European Union and in each jurisdiction where our customers are located. ANAC, as well as Civil Aviation Authorities (CAA) in other countries in which our potential customers are located, most notably the FAA and the EASA, must certify or validate the design (Type Certificate) of our eVTOL before we can start delivering it to any customers. As a result, we will also need to do extensive testing to ensure that the aircraft is in compliance with applicable local civil aviation regulation (e.g., ANAC, FAA, EASA), safety regulations and other relevant regulations prior to entry into service. In addition to certification of the aircraft (Type Certificate), we will be required to obtain approval from the ANAC, or from local Civil Aviation Authorities where the manufacturing facilities will be located to produce the aircraft according to the approved type design. Our plan involves manufacturing the vehicle in Brazil (under ANAC’s regulations) and, according to the evolution of market demand, other production facilities shall be implemented, which may be located in other countries outside Brazil, such as the U.S. or Europe. Production approval involves local authority manufacturing approval and extensive ongoing oversight of mass-produced aircraft. If we are unable to obtain production approval for the aircraft, or the ANAC, the FAA, the EASA or local Civil Aviation Authority imposes unanticipated restrictions as a condition of approval, our projected costs of production could increase substantially.
The timing of our production ramp is dependent upon finalizing certain aspects of the design, engineering, component procurement, testing, build out, and manufacturing plans in a timely manner and upon our ability to execute these plans within the current timeline. It is also dependent on being able to timely obtain Production Certification from the respective local Civil Aviation Authority.
Crashes, accidents or incidents of eVTOL aircraft or involving UATM solutions, or lithium batteries involving us or our competitors could have a material adverse effect on our business, financial condition, and results of operations.
Test flying prototype aircraft is inherently risky, and crashes, accidents or incidents involving our aircraft are possible. Any such occurrence would negatively impact our development, testing and certification efforts, and could result in re-design,
certification delay and/or postponements or delays to our commercial service launch.
The operation of aircraft is subject to various risks, and we expect demand for our eVTOL aircraft and our UAM services to be impacted by accidents or other safety issues regardless of whether such accidents or issues involve our aircraft. Such accidents or incidents could also have a material impact on our ability to obtain ANAC, FAA and EASA certifications for our aircraft, or to obtain such certifications in a timely manner. Such events could impact confidence in a particular aircraft type or the air transportation services industry as a whole, particularly if such accidents or disasters were due to a safety fault. We believe that the regulators and the general public are still forming their opinions about the safety and utility of aircraft that are highly reliant on lithium ion batteries, and/or advanced flight control software capabilities. An accident or incident involving either our aircraft or a competitor’s aircraft during these early stages of opinion formation could have a disproportionate impact on the longer-term view of the emerging UAM market.
We are at risk of adverse publicity stemming from any public incident involving our company, our controlling stockholder, our people, our brand or other companies in our industry. Such an incident could involve the actual or alleged behavior of any of our employees or third-party contractors, including Embraer and its other subsidiaries, or the employees or contractors of our competitors. Further, if our personnel, our aircraft, or other types of aircraft, including Embraer’s aircraft and the aircraft of our competitors, are involved in a public incident, accident, catastrophe or regulatory enforcement action, we could be exposed to significant reputational harm and potential legal liability. The insurance we carry may be inapplicable or inadequate to cover any such incident, accident, catastrophe or action. In the event that our insurance is inapplicable or inadequate, we may be forced to bear substantial losses from an incident or accident. In addition, any such incident, accident, catastrophe or action involving our employees, our aircraft, the aircraft of our competitors or other types of aircraft could create an adverse public perception, which could harm our reputation, result in passengers being reluctant to use our services, and adversely impact our business, results of operations and financial condition.
Unsatisfactory safety performance of our aircraft could have a material adverse effect on our business, financial condition, and results of operation.
While we are building operational processes designed to ensure that the design, testing, manufacture, performance, operation and servicing of our aircraft meet rigorous quality standards, there can be no assurance that we will not experience operational or process failures and other problems, including through flight test accidents or incidents, manufacturing or design defects, pilot error, cyber-attacks or other intentional acts, that could result in potential safety risks. Any actual or perceived safety issues may result in significant reputational harm to our businesses, in addition to tort liability, maintenance, increased safety infrastructure and other costs that may arise. Such issues could result in delaying or cancelling planned flights, increased regulation or other systemic consequences. Our inability to meet our safety standards or adverse publicity affecting our reputation as a result of accidents, mechanical or operational failures, or other safety incidents could have a material adverse effect on our business, financial condition and results of operation. In addition, our aircraft may be grounded by regulatory authorities due to safety concerns that could have a material adverse impact on our business, financial condition, operating results and prospects.
We currently rely and will continue to rely on Embraer to provide services, products, parts and components required to develop and certify our aircraft and to supply critical services, components and systems necessary for our operations, which exposes us to a number of risks and uncertainties outside our control.
While we will have our own engineering capabilities, we will be substantially reliant on Embraer, our controlling stockholder, to provide us with development, certification and other services and supply our aircrafts, at least initially, pursuant to the Master Services Agreements. Additionally, Embraer will rely on its suppliers and service providers for the parts and components in our aircraft. Embraer is currently our sole supplier of aircraft development and certain other services. We or Embraer are also, in some cases, subject to sole source suppliers for certain parts and other components for which we rely on, or may be reliant on, to achieve our projected type certification. While we believe that we may be able to establish alternate supply relationships and can obtain replacement components, we may be unable to do so in the short term or at all at prices that are favorable to us. These disruptions in our supply chain could lead to delays in aircraft development, type certification and production, which could materially adversely affect our business, prospects and operating results.
We currently do not have a defined strategy for the manufacturing of our aircraft following type certification, which exposes us to a number of risks and uncertainties outside our control.
We have not decided on a strategy for the manufacturing of our aircraft following type certification. We may rely on Embraer to provide services, products, parts and components required to manufacture our aircraft to sell to final customers. Depending on our defined manufacturing strategy, we may be subject to sole source suppliers for certain parts and other components for which we may be reliant on to achieve our projected high-volume production numbers. This supply chain may expose us to multiple potential sources of delivery failure or component shortages for our aircraft. While we believe that we may be able to establish alternate supply relationships and can obtain replacement components, we may be unable to do so in the short term or at all at prices that are favorable to us.
If any of our suppliers or service partners were to experience delays, disruptions, capacity constraints or quality control problems in its manufacturing operations, or if they choose to not do business with us, we would have significant difficulty in procuring, producing and delivering our aircraft, and our business prospects would be significantly harmed. These disruptions in our supply chains may cause delays in our production process for both prototype and commercial production aircraft which would negatively impact our revenues, competitive position and reputation. Outside the markets where the manufacturing takes place, we will rely on third parties to transport and reassemble the aircraft close to customer operations. In addition, our suppliers or service partners may rely on certain state tax incentives that may be subject to change or elimination in the future, which could result in additional costs and delays in production if a manufacturing site must be obtained. Further, if we are unable to manage successfully our relationship with our suppliers or service partners, the quality and availability of our aircraft may be harmed. Our suppliers or service partners could, under some circumstances, decline to accept new purchase orders from or otherwise reduce their business with us. If our suppliers or service partners stop or reduce manufacturing our aircraft components for any reason, we may be unable to replace the lost manufacturing capacity on a timely and comparatively cost-effective basis, which would adversely impact its operations.
The manufacturing facilities of our suppliers or service partners and the equipment used to manufacture our aircraft would be costly and could require substantial lead time to replace and qualify for use. The manufacturing facilities of our suppliers or service partners may be harmed or rendered inoperable by natural or human-made disasters, including earthquakes, flooding, fire and power outages, or by health epidemics, such as the recent
COVID-19
pandemic, which may render it difficult or impossible for us to manufacture our aircraft for some period of time. The inability to manufacture our aircraft, our aircraft components or the backlog that could develop if the manufacturing facilities of our suppliers or service partners are inoperable for even a short period of time may result in the loss of customers or harm our reputation.
We do not control Embraer or our other suppliers or service partners or such parties’ labor and other legal compliance practices, including their environmental, health and safety practices. If Embraer or our other current suppliers or service partners, or any other suppliers or service partners which we may use in the future, violates U.S. or foreign laws or regulations, we may be subjected to extra duties, significant monetary penalties, adverse publicity, the seizure and forfeiture of products that we are attempting to import or the loss of our import privileges. The effects of these factors could render the conduct of our business in a particular country undesirable or impractical and have a negative impact on our operating results.
Furthermore, if we experience significant increased demand, or need to replace our existing suppliers, there can be no assurance that additional supplies of aircraft manufacturing or other services or products, parts or other components will be available when required on terms that are acceptable to us, or at all, or that any supplier would allocate sufficient supplies to us in order to meet our requirements or fill our orders in a timely manner. These disruptions in our supply chain could lead to delays in aircraft development and production, which could materially adversely affect our business, prospects and operating results.
Our agreements with our customers and strategic partners are non-binding
and constitute all of the current orders for our aircraft. If we do not enter into definitive agreements with our customers, or the conditions to our customer’s orders (if any) are not met, or if such orders (if any) are cancelled, modified or delayed, our prospects, results of operations, liquidity and cash flow will be harmed.
Our agreements with potential customers and strategic partners for our eVTOL aircraft are non-binding
and constitute all of the current orders for our aircraft. Such orders and agreements are subject to conditions, including the parties reaching mutual agreement on certain material terms, such as aircraft specifications, warranties, usage and transfer of the aircraft, performance guarantees, delivery periods and other matters, and entering into definitive agreements. The obligations of such potential customers and strategic partners to consummate any order will arise only after all of such material terms are agreed in the discretion of each party and we enter into definitive agreements with such potential customers. Further, such definitive agreements (if any) will likely be subject to several conditions, including, for example, certification of our aircraft by the ANAC, FAA, EASA or other aviation authorities, and will likely be subject to termination rights. If we do not enter into definitive agreements with our potential customers and strategic partners or, if after entering into definitive agreements, we do not meet any of the agreed conditions or any orders for our aircraft are cancelled, modified or delayed, or otherwise not consummated, or we are otherwise unable to convert our strategic relationships or collaborations into sales revenue, our prospects, results of operations, liquidity and cash flow will be adversely affected.
Our business may be adversely affected by union activities.
Most of our employees are located in Brazil. It is common throughout the aerospace and airline industries generally and in Brazil for many employees to belong to a union, which can result in higher employee costs and increased risk of work stoppages. Our Brazilian employees are currently represented by one or more labor unions. As we expand our business there can be no assurances that more of our employees will not join or form a labor union or that we will not be required to become a union signatory. We are also directly or indirectly dependent upon companies with unionized work forces, such as Embraer and parts suppliers. Work stoppages or strikes organized by such unions could have a material adverse impact on our business, financial condition or operating results. If a work stoppage occurs, it could delay the manufacture and sale of our eVTOL aircraft and have a material adverse effect on our business, operating results or financial condition.
Regulatory & Airspace
We may be unable to obtain relevant regulatory approvals for the commercialization of our aircraft (including Type Certification, Production Certification, and Operating Certification), approvals for permitting new infrastructure or access existing infrastructure or otherwise.
The commercialization of new aircraft requires certain regulatory authorizations and certifications, including Type Certification issued by the FAA under 14 CFR Part 23 (ANAC RBAC 23, EASA
SC-VTOL)
with 14 CFR Part 135 (ANAC RBAC 135) operations specifications. While we anticipate being able to meet the requirements of any required authorizations and certificates, we may be unable to obtain such authorizations and certifications on our anticipated timeline, if at all. Should we fail to obtain any of the required authorizations or certificates in a timely manner, or if any such required authorizations or certificates are modified, suspended or revoked after we obtain them, we may be unable to launch our eVTOL and related services on our anticipated timeline, if at all, which would have adverse effects on our business, prospects, financial condition and/or results of operations.
Changes in government regulation imposing additional requirements and restrictions on our operations could increase our operating costs and result in service delays and disruptions.
Aerospace manufacturers are subject to extensive regulatory and legal requirements that involve significant compliance costs. The ANAC, FAA, EASA and other regulators may issue regulations relating to the operation of eVTOL aircraft that could require significant expenditures. Implementation of the requirements created by such regulations may result in increased costs for our customers and us. Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of UAM operations or reduce the demand for air travel. If adopted, these measures could have the effect of raising fares and reducing demand. We cannot assure you that these and other laws or regulations enacted in the future will not harm our business.
The UAM Business is subject to stringent U.S. export and import control laws and regulations. Unfavorable changes in these laws and regulations or U.S. government licensing policies, our failure to secure timely U.S. government authorizations under these laws and regulations, or our failure to comply with these laws and regulations could have a material adverse effect on our business, financial condition and results of operation.
Our business is subject to stringent U.S. import and export control laws and regulations as well as economic sanctions laws and regulations. We are required to import and export our products, software, technology and services, as well as run our operations in the United States, in full compliance with such laws and regulations, which may include the EAR, the International Traffic in Arms Regulations (“
ITAR
”), and economic sanctions administered by the Department of State and the Treasury Department’s Office of Foreign Assets Control (OFAC). Similar laws that impact our business exist in other jurisdictions. These foreign trade controls prohibit, restrict, or regulate our ability to, directly or indirectly, export, deemed export, re-export,
deemed
re-export
or transfer certain hardware, technical data, technology, software, or services to certain countries, territories, entities, individuals and end users. If we are found to be in violation of these laws and regulations, it could result in civil and criminal, monetary and non-monetary
penalties, the loss of export or import privileges, debarment and reputational harm. While none of our current technologies require us to maintain a registration under ITAR, we may become subject to ITAR in the future, which could have a material adverse effect on our business, financial condition and results of operations.
Pursuant to these international trade control laws and regulations, we are required, among other things, to (i) determine the proper licensing jurisdiction and export classification of products, software, and technology, and (ii) obtain licenses or other forms of U.S. government authorization to engage in the conduct of our business. The authorization requirements may include the need to get permission to release controlled technology to certain foreign person employees and other foreign persons. The authorization requirements further include the need to ensure compliance with trade controls as they apply to the cross-border release of products, software, and technology among our personnel located in the U.S. and abroad. Changes in U.S. foreign trade control laws and regulations, or reclassifications of our products or technologies, may restrict our operations. The inability to secure and maintain necessary licenses and other authorizations could negatively impact our ability to compete successfully or to operate our business as planned. Any changes in the export control regulations or U.S. government licensing policy, such as those necessary to implement U.S. government commitments to multilateral control regimes, may restrict our operations. Given the great discretion the government has in issuing or denying such authorizations to advance U.S. national security and foreign policy interests, there can be no assurance we will be successful in our future efforts to secure and maintain necessary licenses, registrations, or other U.S. government regulatory approvals.
We will be subject to rapidly changing and increasingly stringent laws, regulations, industry standards, and other obligations relating to privacy, data protection, and data security. The restrictions and costs imposed by these requirements, or our actual or perceived failure to comply with them, could harm our business.
We are subject to or are affected by a number of federal, state and local laws and regulations, as well as contractual obligations and industry standards, that impose certain obligations and restrictions with respect to data privacy and security, and govern our collection, storage, retention, protection, use, processing, transmission, sharing and disclosure of personal information including that of our employees, customers and others. Most jurisdictions have enacted laws requiring companies to notify individuals, regulatory authorities and others of security breaches involving certain types of data. Such laws may be inconsistent or may change or additional laws may be adopted. In addition, our agreements with certain customers may require us to notify them in the event of a security breach. Such mandatory disclosures are costly, could lead to negative publicity, result in penalties or fines, result in litigation, may cause our customers to lose confidence in the effectiveness of our security measures and require us to expend significant capital and other resources to respond to and/or alleviate problems caused by the actual or perceived security breach.
The global data protection landscape is rapidly evolving, and implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future. Privacy, data protection and consumer protection laws may change or develop over time through judicial decisions or as new guidance or interpretations are provided by regulatory and governing bodies and such changes or developments may be contrary to our existing practices. In addition, we may not be able to monitor and react to all developments in a timely manner. For example, the California Consumer Privacy Act of 2018, which took effect on January 1, 2020, gives California residents expanded rights related to their personal information, including the right to access and delete their personal information, and receive detailed information about how their personal information is used and shared. Other laws relating to privacy, data protection, and data security have been passed or been proposed in other states and at the federal level, reflecting a trend toward more stringent privacy legislation in the United States. Compliance with any applicable privacy and data security laws and regulations is a rigorous and time-intensive process, and we may be required to put in place additional mechanisms to comply with such laws and regulations. In addition, the enactment of such laws could impose conflicting requirements that would make compliance challenging.
Despite our efforts, we may not be successful in complying with the rapidly evolving privacy, data protection, and data security requirements discussed above. Any actual or perceived non-compliance
with such requirements could result in litigation and proceedings against us by governmental entities, passengers, or others, fines, civil or criminal penalties, limited ability or inability to operate our business, offer services, or market our platform in certain jurisdictions, negative publicity and harm to our brand and reputation. We could be required to expend significant capital and other resources to address any such actual or perceived non-compliance
which may not be covered or fully covered by our insurance. Such actual or perceived non-compliance
could have a material adverse effect on our business, financial condition or results of operations.
Macroeconomic
The eVTOL aircraft industry may not continue to develop, eVTOL aircraft may not be adopted by the market or our independent third-party aircraft operators, eVTOL aircraft may not be certified by transportation authorities or eVTOL aircraft may not deliver the expected reduction in operating costs, any of which could adversely affect our prospects, business, financial condition and results of operations.
eVTOL aircraft involve a complex set of technologies, which we must continue to further develop and rely on our independent third-party aircraft operators to adopt. However, before eVTOL aircraft can fly passengers, we must receive requisite approvals from federal transportation authorities. No eVTOL aircraft are currently certified by the FAA for commercial operations in the United States, by ANAC for commercial operations in Brazil or by the EASA for commercial operations in the European Union, and there is no assurance that our research and development will result in government-certified aircraft that are market-viable or commercially successful in a timely manner or at all. In order to gain government certification, the performance, reliability and safety of eVTOL aircraft must be proven, none of which can be assured. Even if eVTOL aircraft are certified, individual operators must conform eVTOL aircraft to their licenses, which requires FAA approval in the U.S., ANAC approval in Brazil and EASA approval in the European Union, and individual pilots also must be licensed and approved by the FAA, ANAC and EASA to fly eVTOL aircraft in the U.S., Brazil and Europe, respectively, which could contribute to delays in any widespread use of eVTOL aircraft and potentially limit the number of eVTOL aircraft operators available to partner with us.
Additional challenges to the adoption of eVTOL aircraft, all of which are outside of our control, include:

•	market acceptance of eVTOL aircraft;

•	state, federal or municipal licensing requirements and other regulatory measures;

•	third party operators to develop and launch aerial ride sharing services;

•	urban air traffic management system availability;

•	necessary changes to vertiport infrastructure to enable adoption, including installation of necessary charging equipment; and

•	public perception regarding the noise and safety of eVTOL aircraft.
There are a number of existing laws, regulations and standards that may apply to eVTOL aircraft, including standards that were not originally intended to apply to electric aircraft. Regulatory changes that address eVTOL aircraft more specifically could delay our ability to receive type certification by transportation authorities and thus delay our independent third-party aircraft operators’ ability to utilize eVTOL aircraft for their flights. In addition, there can be no assurance that the market will accept eVTOL aircraft, that we will be able to execute on our business strategy, or that our offerings utilizing eVTOL aircraft will obtain the necessary government operating authority or be successful in the market. There may be heightened public skepticism to this nascent technology and its adopters. In particular, there could be negative public perception surrounding eVTOL aircraft, including the overall safety and the potential for injuries or death occurring as a result of accidents involving eVTOL aircraft, regardless of whether any such safety incidents occur involving us. Any of the foregoing risks and challenges could adversely affect our prospects, business, financial condition and results of operations.
We may be unable to protect our intellectual property rights from unauthorized use by third parties.
Failure to adequately protect our intellectual property rights could result in our competitors offering similar products or services, potentially resulting in the loss of some of our competitive advantage and a decrease in our revenue, which could adversely affect our business, prospects, financial condition and operating results. Our success depends, in part, on our ability to protect our proprietary intellectual property rights, including certain technologies deployed in our aircraft or that we utilize in arranging air transportation. To date, we have relied primarily on patents and trade secrets (including know-how),
employee and third-party nondisclosure agreements, copyrights, trademarks, intellectual property licenses and other contractual rights to establish and protect our proprietary technology. Our software may also be subject to certain protection under copyright law, though we have chosen not to register any of our copyrights in our software. We routinely enter into non-disclosure
agreements with our employees, consultants, volunteers in usability tests or collaborative sessions, third parties and other relevant persons and take other measures to protect our intellectual property rights, such as limiting access to our trade secrets and other confidential information. We intend to continue to rely on these and other means, including patent protection, in the future. The protection of our intellectual property rights will be important to our future business opportunities. However, the steps we take to protect our intellectual property from unauthorized use by others may not be effective for various reasons, including the following:

•	as noted below, any patent applications we submit may not result in the issuance of patents (and some utility patents have not yet been issued to us based on our pending applications);

•	the scope of our utility patents that may subsequently be issued may not be broad enough to protect our proprietary rights;

•	any of our patents that have been issued or may be issued may be challenged or invalidated by third parties;

•	our employees, volunteers or business partners may breach their confidentiality, non-disclosure and non-use obligations to us;

•	third parties may independently develop technologies that are the same or similar to ours;

•	unauthorized parties may attempt to copy aspects of our intellectual property or obtain and use information that we regard as proprietary;

•
intellectual property, trade secrets or other proprietary or competitively sensitive information may be improperly obtained through a cyber-attack or other breach of our systems or our vendor’s systems;

•
our
non-disclosure
agreements do not prevent our competitors from independently developing technologies that are substantially equivalent or superior to ours, and there can be no assurance that our competitors or third parties will comply with the terms of these agreements, or that we will be able to successfully enforce such agreements or obtain sufficient remedies if they are breached;

•	the costs associated with enforcing patents, confidentiality and invention agreements or other intellectual property rights may make enforcement impracticable; and

•	current and future competitors may challenge or circumvent or otherwise design around our patents.

Further, obtaining and maintaining patent, copyright, and trademark protection can be costly, and we may choose not to, or may fail to, pursue or maintain such forms of protection for our technology in the United States, Brazil or other foreign jurisdictions, which could harm our ability to maintain our competitive advantage in such jurisdictions. It is also possible that we will fail to identify patentable aspects of our technology before it is too late to obtain patent protection, that we will be unable to devote the resources to file and prosecute all patent applications for such technology, or that we will inadvertently lose protection for failing to comply with all procedural, documentary, payment, and similar obligations during the patent prosecution process. The laws of some countries do not protect proprietary rights to the same extent as the laws of the United States, and mechanisms for enforcement of intellectual property rights in some foreign countries may be inadequate to prevent other parties from infringing our proprietary technology. To the extent we expand our international activities, our exposure to unauthorized use of our technologies and proprietary information may increase. We may also fail to detect unauthorized use of our intellectual property, or be required to expand significant resources to monitor and protect our intellectual property rights, including engaging in litigation, which may be costly, time-consuming, and divert the attention of management and resources, and may not ultimately be successful.
Also, while we have registered and applied for trademarks in an effort to protect our investment in our brand and goodwill with customers, competitors may challenge the validity of those trademarks and other brand names in which we have invested. Such challenges can be expensive and may adversely affect our ability to maintain the goodwill gained in connection with a particular trademark. If we fail to meaningfully establish, maintain, protect and enforce our intellectual property rights, our business, financial condition and results of operations could be adversely affected.
We may need to defend ourselves against intellectual property infringement claims or misappropriation claims, which may be time-consuming and expensive and, if adversely determined, could limit our ability to commercialize our aircraft.
Companies, organizations or individuals, including our competitors, may own or obtain patents, trademarks or other proprietary rights that could prevent or limit our ability to make, use, develop or deploy our aircraft and UAM services, which could make it more difficult for us to operate our business. We may receive inquiries from patent, copyright or trademark owners inquiring whether we infringe upon their proprietary rights. We may also be the subject of more formal allegations that we have misappropriated such parties’ trade secrets or other proprietary rights.
Companies owning patents or other intellectual property rights relating to battery packs, electric motors, aircraft configurations, fly-by-wire
flight control software or electronic power management systems may allege infringement or misappropriation of such rights. In response to a determination that we have infringed upon or misappropriated a third-party’s intellectual property rights, we may be required to do one or more of the following:

•	cease development, sales or use of its products that incorporate the asserted intellectual property;

•	pay substantial damages;

•	obtain a license from the owner of the asserted intellectual property right, which license may not be available on reasonable terms or available at all; or

•	re-design one or more aspects or systems of our aircraft or other offerings.
A successful claim of infringement or misappropriation against us could harm our business, prospects, financial condition and operating results. Even if we are successful in defending against these claims, litigation could result in substantial costs and demand on management resources.

We may not be able to secure adequate insurance policies, or secure insurance policies at reasonable prices.
Through Embraer, we maintain general liability insurance, aviation flight testing insurance, aircraft liability coverage, directors and officers insurance and other insurance policies and we believe our level of coverage is customary in the industry and adequate to protect against claims. However, there can be no assurances that it will be sufficient to cover potential claims, that present levels of coverage will be available in the future at reasonable cost or that we will continue to be able to maintain insurance coverage through Embraer. Further, we expect our insurance needs and costs to increase as we manufacture aircraft, establish commercial operations and expand into new markets, and it is too early to determine what impact, if any, the commercial operation of eVTOLs will have on our insurance costs.
If our relations with our strategic partners were to deteriorate or terminate, our business could be adversely affected or such third parties could act in a manner adverse to our business.
If our relations with our strategic partners were to deteriorate or terminate, the other party may act in a manner adverse to us and could limit our ability to implement our strategies. Our collaborators or strategic partners may develop, either alone or with others, products in related fields that are competitive with our products. Specifically, conflicts with Embraer may adversely impact our ability to manufacture aircraft or scale production, while conflicts with Atech may adversely impact our ability to successfully provide UAM services. While Embraer has agreed in the Business Combination Agreement not to compete with the Company with respect to certain actions related to the UAM market following the business combination, such non-compete
only applies for three years with respect to activities in the European Union and five years with respect to activities elsewhere in the world, and Embraer may still pursue certain investment opportunities related to the UAM Business under the terms of the Business Combination Agreement. Such conflicts with our strategic partners may result in adverse effects on our business, financial condition and results of operations.
The failure of certain advances in technology such as autonomy or battery density to mature at the rates we project may impact our ability to increase the volume of our service and/or drive down end-user
pricing at the rates we project.
Our projections rely in part on future advancement of technology, such as aerial and ground-based autonomy and an increase in energy density in batteries. Should these technologies fail to develop, mature or be commercially available within the periods that we project, we may underperform our financial projections, which would materially and adversely affect our business, prospects, operating results and financial condition.
We are an early stage company with a history of losses, and we expect to incur significant losses for the foreseeable future and we may not be able to achieve or maintain profitability.
We have incurred significant losses since inception. We incurred net losses of $15.87 million, $9.63 million, and $7.69 million for the years ended December 31, 2021, 2020 and 2019, respectively. We have not yet started commercial operations, and it is difficult for us to predict our future operating results. We believe that we will continue to incur operating and net losses each quarter until at least the time we begin significant deliveries of our eVTOL aircraft, which are not expected to begin until late 2026 and may occur later or not at all. Even if we are able to successfully develop and sell our aircraft, there can be no assurance that they will be financially successful. Our potential profitability is dependent upon the successful development and successful commercial introduction and acceptance of our aircraft, which may not occur. As a result, our losses may be larger than anticipated, and we may not achieve profitability when expected, or at all, and even if we do, we may not be able to maintain or increase profitability.
We expect our operating expenses to increase over the next several years as we:

•	continue to design, develop, manufacture and move towards marketing our aircraft;

•	expand our production capabilities through Embraer, including costs associated with outsourcing the manufacturing of our aircraft;

•	build up inventories of parts and components for our aircraft;

•	manufacture an inventory of our aircraft;

•	expand our design, development and servicing capabilities;

•	develop commercial and strategic partnerships for fleet operations for a fleet of our eVTOL and/or third parties;

•	continue to develop our air traffic management system;

•	hire more employees;

•	continue research and development efforts relating to new products and technologies;

•	increase our sales and marketing activities and develop our distribution infrastructure; and

•	increase our general and administrative functions to support our growing operations and to operate as a public company.
Because we will incur the costs and expenses from these efforts before we receive any revenue with respect thereto, our losses in future periods will be significant. In addition, these efforts may be costlier than we expect and may not result in any revenue or growth in our business. Any failure to generate revenue sufficiently to keep pace with our investments and other expenses could prevent us from achieving or maintaining profitability or positive cash flow. Furthermore, if our future growth and operating performance fail to meet investor or analyst expectations, or if we have future negative cash flow or losses resulting from our investment in acquiring customers or expanding our operations, this could have a material adverse effect on our business, financial condition and results of operations.
We may in the future invest significant resources in developing new offerings and exploring the application of our proprietary technologies for other uses and those opportunities may never materialize.
While our primary focus is on the design, manufacture and operation of our eVTOL aircraft and related UAM services, we may invest significant resources in developing new technologies, services, products and offerings. However, we may not realize the expected benefits of these investments. Relatedly, if such technologies become viable offerings in the future, we may be subject to competition from our competitors within the aviation industry or other industries, some of which may have substantially greater monetary and knowledge resources than we have and expect to have in the future to devote to the development of these technologies. Such competition or any limitations on our ability to take advantage of such technologies could impact our market share, which could have a material adverse effect on our business, financial condition and results of operations.
Such research and development initiatives may also have a high degree of risk and involve unproven business strategies and technologies with which we have limited operating or development experience. They may involve claims and liabilities, expenses, regulatory challenges and other risks that we may not be able to anticipate. There can be no assurance that consumer demand for such initiatives will exist or be sustained at the levels that we anticipate, or that any of these initiatives will gain sufficient traction or market acceptance to generate sufficient revenue to offset any new expenses or liabilities associated with these new investments. Further, any such research and development efforts could distract management from current operations and would divert capital and other resources from our more established technologies. Even if we were to be successful in developing new products, services, offerings or technologies, regulatory authorities may subject us to new rules or restrictions in response to our innovations that may increase our expenses or prevent us from successfully commercializing new products, services, offerings or technologies.

We may be unable to make certain advances in technology, such as autonomous flying technologies, or such technologies may not mature or be commercially available at the rates projected, which could adversely affect our business, financial condition and results of operations.
Our projections rely in part on future advancement of technology, such as autonomous flying technologies. Should these technologies fail to develop, mature or be commercially available within the periods that we project, we may underperform our financial projections, which would materially and adversely affect our business, financial condition and results of operations.
We are subject to cybersecurity risks to our operational systems, security systems, infrastructure, integrated software in its aircraft and customer data processed by our or third-party vendors.
We are at risk for interruptions, outages and breaches of our: (a) operational systems, including business, financial, accounting, product development, data processing or production processes, owned by us or our third-party vendors or suppliers; (b) facility security systems, owned by us or our third-party vendors or suppliers; (c) aircraft technology including powertrain and avionics and flight control software, owned by us or our third-party vendors or suppliers; (d) integrated software in our aircraft; or (e) customer data that we process or our third-party vendors or suppliers process on our behalf. Such incidents could: disrupt our operational systems; result in loss of intellectual property, trade secrets or other proprietary or competitively sensitive information; result in a loss of competitive advantage over others in our industry; compromise certain information of customers, employees, suppliers, or others; jeopardize the security of our facilities; or affect the performance of in-product
technology and the integrated software in our aircraft.
We plan to include avionics and flight control software services and functionality that utilize data connectivity to monitor aircraft performance and to enhance safety and enable cost-saving preventative maintenance. The availability and effectiveness of our services depend on the continued operation of information technology and communications systems. Our systems will be vulnerable to damage or interruption from, among others, physical theft, fire, terrorist attacks, natural disasters, power loss, war, telecommunications failures, viruses, denial or degradation of service attacks, ransomware, social engineering schemes, insider theft or misuse or other attempts to harm our systems. We intend to use our avionics and flight control software and functionality to log information about each aircraft’s use in order to aid us in aircraft diagnostics and servicing. Our customers may object to the use of this data, which may increase our vehicle maintenance costs and harm our business prospects.
Our aircraft contains complex information technology systems and built-in
data connectivity to share aircraft data with ground operations infrastructure. We plan to design, implement and test security measures intended to prevent unauthorized access to our information technology networks, our aircraft and related systems. However, hackers may attempt to gain unauthorized access to modify, alter and use such networks, aircraft and systems to gain control of or to change our aircraft’s functionality, performance characteristics, or to gain access to data stored in or generated by the aircraft. A significant breach of our third-party service providers’ or vendors’ or our own network security and systems could have serious negative consequences for our business and future prospects, including possible fines, penalties and damages, reduced customer demand for our aircraft or urban aerial ride sharing services and harm to our reputation and brand.
Moreover, there are inherent risks associated with developing, improving, expanding and updating our current systems, such as the disruption of our data management, procurement, production execution, finance, supply chain and sales and service processes. These risks may affect our ability to manage our data and inventory, procure parts or supplies or manufacture, deploy, deliver and service our aircraft, adequately protect our intellectual property or achieve and maintain compliance with, or realize available benefits under, applicable laws, regulations and contracts. We cannot be sure that these systems upon which we rely, including those of our third-party vendors or suppliers, will be effectively implemented, maintained or expanded as planned. If we do not successfully implement, maintain or expand these systems as planned, our operations may be disrupted and our ability to accurately and timely report our financial results could be impaired. Moreover, our proprietary information or intellectual property could be compromised or misappropriated, and our reputation may be adversely affected. If these systems do not operate as we expect them to, we may be required to expend significant resources to make corrections or find alternative sources for performing these functions.
We are dependent on our senior management team and other highly skilled personnel, and if we are not successful in attracting or retaining highly qualified personnel, we may not be able to successfully implement our business strategy.
Our success depends, in significant part, on the continued services of our senior management team and on our ability to attract, motivate, develop and retain a sufficient number of other highly skilled personnel, including technology, finance, marketing, sales, aftermarket, and support personnel. The loss of any one or more members of our senior management team, for any reason, including resignation or retirement, could impair our ability to execute our business strategy and harm our business, financial condition and results of operations. Additionally, our financial condition and results of operations may be adversely affected if we are unable to attract and retain skilled employees to support our operations and growth.
If we or our third-party service providers experience a security breach, or if unauthorized parties otherwise obtain access to our customers’ data, our reputation may be harmed, demand for services may be reduced, and we may incur significant liabilities.
Our services involve the storage, processing and transmission of data, including certain confidential and sensitive information. Any security breach, including those resulting from a cybersecurity attack, a phishing attack, an unauthorized access, an unauthorized usage, a virus or a similar breach or disruption, could result in: (i) the loss or destruction of, or unauthorized access to, or use, alteration, disclosure, or acquisition of, data, (ii) damage to our reputation, (iii) litigation, (iv) regulatory investigations, or (v) other liabilities. These attacks may come from individual hackers, criminal groups, and state-sponsored organizations. If our security measures are breached as a result of third-party action, employee error, a defect or bug in our products or those of our third-party service providers, malfeasance or otherwise and, as a result, someone obtains unauthorized access to our data, including our confidential, sensitive, or other information about individuals, or any of these types of information is lost, destroyed, or used, altered, disclosed, or acquired without authorization, our reputation may be damaged, our business may suffer, and we could incur significant liability. Even the perception of inadequate security may damage our reputation and negatively impact our ability to win new customers and retain and receive timely payments from existing customers. Further, we could be required to expend significant capital and other resources to address any data security incident or breach, which may not be covered or fully covered by our insurance and which may involve payments for investigations, forensic analyses, legal advice, public relations advice, system repair or replacement, or other services.
We engage third-party vendors and service providers to store and otherwise process some of our data, including confidential, sensitive, and other information about individuals. Our vendors and service providers may also be the targets of cyberattacks, malicious software, phishing schemes, and fraud. Our ability to monitor our vendors and service providers’ data security is limited, and, in any event, third parties may be able to circumvent those data security measures, resulting in unauthorized access to our data, or misuse, acquisition, disclosure, loss, alteration, or destruction of our data, including confidential or sensitive information, such as intellectual property and trade secrets, and personal information.
Techniques used to sabotage or obtain unauthorized access to systems or networks are constantly evolving and, in some instances, are not identified until after they have been launched against a target. We and our service providers may be unable to anticipate these techniques, react in a timely manner, or implement adequate preventative and mitigating measures. If we are unable to efficiently and effectively maintain and upgrade our system safeguards, we may incur unexpected costs and certain of our systems may become more vulnerable to unauthorized access or disruption.

We may be unable to manage our future growth effectively, which could make it difficult to execute our business strategy.
If our operations grow as planned, for which there can be no assurance, we will need to expand our sales, marketing, operations, and the number of partners with whom we do business. Our continued growth could increase the strain on our resources, and we could experience operating difficulties, including difficulties in hiring, training and managing an increasing number of employees. These difficulties may result in the erosion of our brand image, divert the attention of management and key employees and impact financial and operational results. The continued expansion of our business may also require additional space for administrative support. If we are unable to drive commensurate growth, these costs, which include lease commitments, marketing costs and headcount, could result in decreased margins, which could have an adverse effect on our business, financial condition and results of operations.
We have been, and may in the future be, adversely affected by health epidemics and pandemics, including the ongoing global
COVID-19
pandemic, the duration and economic, governmental and social impact of which is difficult to predict, which may significantly harm our business, prospects, financial condition and operating results.
We face various risks related to public health issues, including epidemics, pandemics and other outbreaks, including the recent pandemic of respiratory illness caused by a novel coronavirus known as
COVID-19.
The impact of
COVID-19,
including changes in consumer and business behavior, pandemic fears and market downturns and restrictions on business and individual activities, has created significant volatility in the global economy and led to reduced economic activity. The spread of
COVID-19
has also created a disruption in the manufacturing, delivery and overall supply chain of aircraft manufacturers and suppliers, and has led to a global decrease in aircraft sales and usage in markets around the world. The duration and long-term impact of
COVID-19
on our business is currently unknown.
The pandemic has resulted in government authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, stay-at-home
or
shelter-in-place
orders, and business shutdowns. These measures may adversely impact our employees and operations and the operations of our suppliers, vendors and business partners, and may negatively impact our sales and marketing activities and the production schedule of our aircraft. In addition, various aspects of our business cannot be conducted remotely, including the testing and manufacturing of our aircraft. These measures by government authorities may remain in place for a significant period of time and they are likely to continue to adversely affect our testing, manufacturing plans, sales and marketing activities, business and results of operations.
The spread of
COVID-19
has caused us and many of our contractors and service providers to modify our business practices (including employee travel, recommending that all non-essential
personnel work from home and cancellation or reduction of physical participation in meetings, events and conferences), and we and our contractors and service providers may be required to take further actions as may be required by government authorities or that we determine are in the best interests of our employees, customers, suppliers, vendors and business partners. There is no certainty that such actions will be sufficient to mitigate the risks posed by the virus or otherwise be satisfactory to government authorities. If significant portions of our workforce or contractors and service providers are unable to work effectively, including due to illness, quarantines, social distancing, government actions or other restrictions in connection with the
COVID-19
pandemic, our operations will be impacted.
The extent to which the
COVID-19
pandemic impacts our business, prospects and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the pandemic, its severity, the actions to contain the virus or treat its impact and how quickly and to what extent normal economic and operating activities can resume. The
COVID-19
pandemic could limit the ability of our customers, suppliers, vendors and business partners to perform, including third-party suppliers’ ability to provide components and materials used in our aircraft. We may also experience an increase in the cost of raw materials used in the commercial production of our aircraft. Even after the
COVID-19
pandemic has subsided, we may continue to experience an adverse impact to our business as a result of
COVID-19’s
global economic impact, including any recession that has occurred or may occur in the future.
There are no comparable recent events which may provide guidance as to the effect of the spread of
COVID-19
and a pandemic, and, as a result, the ultimate impact of the
COVID-19
pandemic or a similar health epidemic is highly uncertain and subject to change. We do not yet know the full extent of
COVID-19’s
impact on our business, operations, or the global economy as a whole. However, the effects could have a material impact on our results of operations, and we will continue to monitor the situation closely.
We will incur increased costs as a result of operating as a public company, and our management will devote substantial time to new compliance initiatives.
As a public company, we expect to incur significant legal, accounting and other expenses that we did not incur as a private company prior to the business combination, and these expenses may increase even more after we are no longer an emerging growth company, as defined in Section 2(a) of the Securities Act. As a public company, we are also subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules adopted, and to be adopted, by the SEC and the NYSE. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, we expect these rules and regulations to substantially increase our legal and financial compliance costs and may make other activities more time-consuming and costly, which may increase our net loss. For example, we expect these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be forced to accept reduced policy limits or incur substantially higher costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.
We are or may be subject to risks associated with strategic alliances or acquisitions and may not be able to identify adequate strategic relationship opportunities, or form strategic relationships, in the future.
We have entered into strategic alliances and may in the future enter into additional strategic alliances, joint ventures or minority equity investments, in each case with various third parties for the production of our aircraft, development of an Urban Air Traffic Management solution, development of agnostic fleet operations and provision of aftermarket services. We may collaborate with other strategic parties with capabilities in the areas of data and analytics, industrial design and manufacture, user experience and engineering. These alliances subject us to a number of risks, including risks associated with sharing proprietary information, non-performance
by the third-party and increased expenses in establishing new strategic alliances, any of which may adversely affect our business. We may have limited ability to monitor or control the actions of these third parties and, to the extent any of these strategic third parties suffer negative publicity or harm to their reputation from events relating to their business, we may also suffer negative publicity or harm to our reputation by virtue of our association with any such third-party.
Strategic business relationships will be an important factor in the growth and success of our business. However, there are no assurances that we will be able to continue to identify or secure suitable business relationship opportunities in the future or our competitors may capitalize on such opportunities before we do. Moreover, identifying such opportunities could require substantial management time and resources, and negotiating and financing relationships involves significant costs and uncertainties. If we are unable to successfully source and execute on strategic relationship opportunities in the future, our overall growth could be impaired, and our business, prospects, financial condition and operating results could be adversely affected.

When appropriate opportunities arise, we may acquire additional assets, products, technologies or businesses that are complementary to our existing business. In addition to possible stockholder approval, we may need approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable laws and regulations, which could result in increased delay and costs, and may disrupt our business strategy if we fail to do so. Furthermore, acquisitions and the subsequent integration of new assets and businesses into our own require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our operations. Acquired assets or businesses may not generate the financial results we expect. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant.
If we or Embraer experience harm to our or its reputation and brand, our business, financial condition and results of operations could be adversely affected.
Continuing to increase the strength of our reputation and brand for high-performing, sustainable, safe and cost-effective urban air mobility is critical to our ability to attract and retain customers and partners. Because Embraer is our controlling stockholder and we are highly reliant on Embraer to provide us with certain services and products, parts and other components for our eVTOL under the Master Services Agreement, the strength of the “Embraer” brand is also critical to our ability to attract and retain customers. In addition, our growth strategy includes plans for international expansion through joint ventures, minority investments or other partnerships with local companies, as well as event activations and cross-marketing with other established brands, all of which benefit from our reputation and brand recognition. The successful development of our reputation and brand and the maintenance of Embraer’s reputation and brand will depend on a number of factors, many of which are outside its control. Negative perception of our platform or company or of our controlling stockholder and key supplier may harm our reputation and brand, including as a result of:

•
complaints or negative publicity or reviews about us, Embraer, independent third
-
party aircraft operators, fliers, our air mobility services or other brands or events we associate with, even if factually incorrect or based on isolated incidents;

•	changes to our operations, safety and security, privacy or other policies that users or others perceive as overly restrictive, unclear or inconsistent with our values;

•
illegal, negligent, reckless or otherwise inappropriate behavior by Embraer, fliers, independent or other third parties involved in the operation of our business or by our management team or other employees;

•
actual or perceived disruptions or defects in our flight control software, such as data security incidents, platform outages, payment processing disruptions or other incidents that impact the availability, reliability or security of our offerings;

•	litigation over, or investigations by regulators into, our operations or those of Embraer or our independent third - party aircraft operators;

•	a failure to operate our business in a way that is consistent with our values;

•	negative responses by independent third - party aircraft operators or fliers to new mobility offerings;

•
perception of our treatment of employees, contractors or independent third
-
party aircraft operators and our response to their sentiment related to political or social causes or actions of management; or

•	any of the foregoing with respect to our competitors, to the extent such resulting negative perception affects the public ’ s perception of us or our industry as a whole.
In addition, changes we may make to enhance and improve our offerings and balance the needs and interests of our independent third-party aircraft operators and fliers may be viewed positively from one group’s perspective (such as fliers) but negatively from another’s perspective (such as independent third-party aircraft operators), or may not be viewed positively by either independent third-party aircraft operators or fliers. If we fail to balance the interests of independent third-party aircraft operators and fliers or make changes that they view negatively, independent third-party aircraft operators and fliers may stop purchasing our aircraft or stop using our platform or take fewer flights, any of which could adversely affect our reputation, brand, business, financial condition and results of operations.
Operations and Infrastructure
There is a shortage of pilots and mechanics which could increase our operating costs and reduce our ability to deploy our service at scale.
There is a shortage of pilots that is expected to exacerbate over time as more pilots in the industry approach mandatory retirement age. Similarly, trained and qualified aircraft mechanics are also in short supply. This will affect the aviation industry, including UAM services and more specifically, our business. Our business is dependent on our operating partners’ ability to recruit and retain pilots qualified to operate our aircraft and mechanics qualified to perform the requisite maintenance activities, either or both of which may be difficult due to the corresponding personnel shortages. If our partners which will operate our fleet of eVTOLs are unable to hire, train, and retain qualified pilots and qualified mechanics, our business could be harmed, and we may be unable to implement our growth plans.
We may not have enough qualified employees.
Periodically, there is a strong competition in the aerospace sector for qualified employees, especially engineers. Whenever this demand occurs, we may not be able to recruit and retain the necessary number of engineers and other qualified employees. If we are unable to timely coordinate our resources or attract and retain qualified employees, our development efforts could slow down and cause aircraft production and delivery delays, which may adversely affect us.
Our aircraft utilization may be lower than expected and our aircraft may be limited in its performance during certain weather conditions.
Our aircraft may not be able to fly safely in poor weather conditions, including snowstorms, thunderstorms, lightning, hail, known icing conditions and/or fog. Our inability to operate in these conditions will reduce our aircraft utilization and cause delays and disruptions in our services. We intend to maintain a high daily aircraft utilization rate which is the amount of time our aircraft spend in the air carrying passengers. High daily aircraft utilization is achieved in part by reducing turnaround times at vertiports so we can fly more hours on average in a day. Aircraft utilization is reduced by delays and cancellations from various factors, many of which are beyond our control, including adverse weather conditions, security requirements, air traffic congestion and unscheduled maintenance events. The success of our business is dependent, in part, on the utilization rate of our aircraft and reductions in utilization will adversely impact our financial performance as well as cause passenger dissatisfaction.
Our aircraft may require maintenance at frequencies or at costs which are unexpected and could adversely impact our business and operations.
Our aircraft are highly technical products that require maintenance and support. We are still developing our understanding of the long-term maintenance profile of the aircraft, and if useful lifetimes are shorter than expected, this may lead to greater maintenance costs than previously anticipated. If our aircraft and related equipment require maintenance more frequently than we plan for or at costs that exceed our estimates, that would disrupt the operation of our service and have a material adverse effect on our business, financial condition, and results of operations.

We are subject to risks associated with climate change, including the potential increased impacts of severe weather events on our operations and infrastructure.
The potential physical effects of climate change, such as increased frequency and severity of storms, floods, fires, fog, mist, freezing conditions, sea-level
rise and other climate-related events, could affect our operations, infrastructure and financial results. We could incur significant costs to improve the climate resiliency of our infrastructure and otherwise prepare for, respond to, and mitigate such physical effects of climate change. We are not able to accurately predict the materiality of any potential losses or costs associated with the physical effects of climate change.
We are subject to many hazards and operational risks that can disrupt our business, including interruptions or disruptions in service at our facilities, which could have a material adverse effect on our business, financial condition and results of operations.
Our operations are subject to many hazards and operational risks inherent to our business, including general business risks, product liability and damage to third parties, our infrastructure or properties that may be caused by fires, floods and other natural disasters, power losses, telecommunications failures, terrorist attacks (including hijacking, use of the aircraft as a weapon, or use of the aircraft to disperse a chemical or biological agent), catastrophic loss due to security related incidents, human errors and similar events. Additionally, our manufacturing operations are hazardous at times and may expose us to safety risks, including environmental risks and health and safety hazards to our employees or third parties.
Financial
We have broad discretion in how we use the net proceeds from the business combination, and we may not use them effectively.
We cannot specify with any certainty the particular uses of the net proceeds that we received from the business combination. Our management has broad discretion in applying the net proceeds we received upon consummation of the business combination. We may use the net proceeds for general corporate purposes, including working capital, operating expenses, and capital expenditures, and we may use a portion of the net proceeds to acquire complementary businesses, products, offerings, or technologies. We may also spend or invest these proceeds in a way with which our stockholders disagree. If our management fails to use these funds effectively, our business could be seriously harmed.
If securities or industry analysts either do not publish research about us, or publish inaccurate or unfavorable research about us, our business, or our market, or, if such analysts change their recommendations regarding our common stock adversely, the trading price or trading volume of our common stock could decline.
The trading market for our common stock is influenced in part by the research and reports that securities or industry analysts publish about us, our business, our market, or our competitors. If one or more of the analysts initiate research with an unfavorable rating or downgrade our common stock, provide more favorable recommendations about our competitors, or publish inaccurate or unfavorable research about our business, our common stock price would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price or trading volume of our common stock to decline.
Our available capital resources may not be sufficient to meet the requirements for additional capital.
Prior to the consummation of the business combination, our operations and capital expenditures were financed primarily with Embraer’s available cash. In the future, we could be required to raise capital through public or private financing or other arrangements. Such financing may not be available on acceptable terms, or at all, and our failure to raise capital when needed could harm our business. For example, the global
COVID-19

health crisis and related financial impact has resulted in, and may continue to result in, significant disruption and volatility of global financial markets that could adversely impact our ability to access capital. We may sell equity securities or debt securities in one or more transactions at prices and in a manner as we may determine from time to time. If we sell any such securities in subsequent transactions, our current investors may be materially diluted. Any debt financing, if available, may involve restrictive covenants and could reduce our operational flexibility or profitability. If we cannot raise funds on acceptable terms, we may not be able to grow our business or respond to competitive pressures.
EAH is a majority stockholder of Eve Holding. The concentration of ownership may affect the market demand for Eve Holding shares.
EAH holds a significant majority of Eve Holding’s shares of common stock. While EAH maintains such holding, and as a consequence of such holding, EAH will have substantial influence over Eve Holding’s business, including decisions regarding mergers, consolidations, the sale of all or substantially all of its assets, election of directors, declaration of dividends and other significant corporate actions. As the controlling stockholder, EAH may take actions that are not in the best interests of Eve Holding’s other stockholders. These actions may be taken in many cases even if they are opposed by Eve Holding’s other stockholders. In addition, this concentration of ownership may discourage, delay or prevent a change in control which could deprive stockholders of an opportunity to receive a premium to the trading price for the shares as part of a sale of Eve Holding.
Brazil
Developments and the perception of risk in Brazil and other countries, especially other emerging markets, may adversely affect our business, financial condition and results of operations.
While we are a Delaware corporation, Embraer, our indirect controlling stockholder and main supplier, as well as one of our operating subsidiaries, are both Brazilian companies. As a result, the market value of our securities may be affected by economic and market conditions in Brazil and other countries, including European Union and Latin American countries and other emerging market countries. Although economic conditions in those countries may differ significantly from economic conditions in the U.S., investors’ reactions to developments in other countries may have an adverse effect on the market value of our securities. Crises elsewhere may diminish investor interest in securities of companies with strong ties to Brazil, like us. This could adversely affect the trading price of our securities and could also make it more difficult for us to access the capital markets and finance our operations in the future on acceptable terms, or at all.
To the extent the conditions of the global markets or economy deteriorate, our business may be adversely affected. The weakness in the global economy has been marked by, among other adverse factors, lower levels of consumer and corporate confidence, decreased business investment and consumer spending, increased unemployment, reduced income and asset values in many areas, currency volatility and limited availability of credit and access to capital. Developments or economic conditions in other emerging countries have at times significantly affected the availability of credit to companies with significant operations in Brazil and resulted in considerable outflows of funds from Brazil, decreasing the amount of foreign investments in Brazil and impacting overall growth expectations for the Brazilian economy.
Crises and political instability in other emerging market countries, as well as the United States, Europe or other countries, including increased international trade tensions and protectionist policies, could decrease investor demand for securities offered by companies with significant operations in Brazil, such as ours. Additionally, growing economic uncertainty and news of a potentially recessive economy in the United States may also create uncertainty in the Brazilian economy. These developments, as well as potential crises and other forms of political instability arising therefrom or any other unforeseen development, may adversely affect the United States and the global economy and capital markets, which may, in turn, materially adversely affect our business, financial condition and results of operations.

Brazilian political and economic conditions have a direct impact on us and may adversely affect our business, financial condition and results of operations.
The Brazilian federal government has frequently intervened in the Brazilian economy and occasionally has made significant changes to policy and regulations, including its monetary, fiscal, credit and tariff policies and rules. The Brazilian government’s actions to control inflation and other policies and regulations have often involved, among other measures, increases or decreases in interest rates, changes in tax policies, wage and price controls, blocking access to bank accounts, foreign exchange rate controls, currency exchange and remittance controls, devaluations, capital controls and import and export restrictions. We have no control over and cannot predict what measures or policies the Brazilian government may take in the future and how these could impact us and our business. Our business, financial condition and results of operations may be adversely affected by changes in policy and regulations at the federal, state or municipal level involving factors such as:

•	expansion or contraction of the Brazilian economy, as measured by gross domestic product, or GDP, rates;

•	interest rates;

•	exchange rates;

•	currency fluctuations;

•	monetary policies;

•	inflation;

•	liquidity of capital and lending markets;

•	import and export controls;

•	exchange control and restrictions on remittances abroad;

•	modifications to laws and regulations according to political, social and economic interests;

•	economic, political and social instability, including general strikes and mass demonstrations;

•	the regulatory framework governing the aeronautical sector;

•	commodity prices;

•	public health, including as a result of epidemics and pandemics, such as the COVID - 19 pandemic;

•	fiscal policies and changes in tax laws;

•	labor and social security regulations;

•	energy and water shortages and rationing; and

•	other political, diplomatic, social and economic developments in or affecting Brazil.
Uncertainty over whether the Brazilian government would implement changes in policy, regulation or legislation affecting the above mentioned factors and others creates instability in the Brazilian economy, increasing the volatility of the Brazilian market. These uncertainties and other future developments in the Brazilian economy may adversely affect our activities, and consequently our operating results. We cannot predict which policies the Brazilian government will adopt or whether these newly adopted policies or changes in current policies may have an adverse effect on us or the Brazilian economy. These factors are compounded as Brazil emerges from a prolonged recession after a period of a slow recovery, with only meager GDP growth in 2019 and contraction again in 2020.
Brazil’s GDP had a growth rate of 4.6% in 2021, compared to a contraction rate of 4.1% in 2020, driven by the
COVID-19
pandemic, compared to growth rates of 1.1% in 2019 and 2018, 1.3% in 2017 and contraction rates of 3.3% in 2016 and 3.5% in 2015, compared to growth rates of 0.5% in 2014, 3.0% in 2013, 1.9% in 2012, 4.0% in 2011, and 7.5% in 2010. According to the Focus bulletin dated March 25, 2022, the consensus of Brazilian economists was for expectations of Brazilian GDP to increase 0.5% in 2022.
Our results of operations and financial condition have been, and will continue to be, affected by the growth rate of the Brazilian GDP. Developments in the Brazilian economy may affect Brazil’s growth rates and, consequently, the use of our products and services.
Further, Brazil’s political environment has historically influenced, and continues to influence, the performance of the country’s economy. The recent economic instability in Brazil has contributed to a decline in market confidence in the Brazilian economy as well as to a deteriorating political environment.
As has been true in the past, the current political and economic environment in Brazil has affected and is continuing to affect the confidence of investors and the general public, which has historically resulted in economic deceleration and heightened volatility in the securities offered by companies with significant operations in Brazil, which may adversely affect the price of our common stock.
Political instability, including as a result of ongoing corruption investigations, may adversely affect our business, financial condition and results of operations.
Brazil’s political environment has historically influenced, and continues to influence, the performance of the country’s economy. Political crises have affected, and continue to affect, the confidence of investors and that of the public in general, resulting in economic downturn and heightened volatility of securities issued by Brazilian companies, like Embraer.
Brazilian markets have experienced heightened volatility due to uncertainties derived from ongoing investigations into money laundering and corruption conducted by the Brazilian Federal Police and the Federal Prosecutor’s Office, and the impact of these investigations on the Brazilian economy and political environment.
The ultimate outcome of these investigations is uncertain, but they had an adverse impact on the image and reputation of the implicated companies, and on the general market perception of the Brazilian economy. We cannot predict the effects of further political developments on the Brazilian economy, including the policies that the Brazilian government may adopt or the outcome and development of any of these investigations, which has affected and may continue to adversely affect the Brazilian economy and may adversely affect our business and results of operations.
In addition, during the month of April 2020, the President of Brazil became involved in political discussions that culminated in the dismissal of the then Minister of Health, Luiz Henrique Mandetta, and the request for exoneration of the then Minister of Justice, Sergio Moro. These former Ministers were considered reliable individuals of the current Brazilian government and, therefore, the cabinet changes caused further instability in the Brazilian economy and capital markets. As of the date of this prospectus, the Brazilian President Jair Bolsonaro is also under investigation by the Brazilian Supreme Court for alleged improprieties based on accusations made by former Justice Minister Sergio Moro. According to the former minister, the president tried to unduly influence the appointment of Brazilian federal police officers. If the president is found to have committed such acts, then any ensuing consequences, including a potential impeachment, may have adverse effects on the political and economic environment in Brazil, as well as businesses operating in Brazil, including us.
Furthermore, Brazilian President Jair Bolsonaro’s
COVID-19
responses have been strongly criticized in Brazil and abroad.
COVID-19
disruptive effects have enhanced political uncertainty in Brazil, especially considering political discussions that culminated in the dismissal or resignation of Brazilian Federal Ministers, as well as the corruption accusations against President Jair Bolsonaro.

On April 14th, 2021, the Brazilian Senate established a parliamentary commission (
Comissão Parlamentar de Inquértio,
or CPI), to investigate the alleged mishandling of public funds assigned to combat
COVID-19
effects in Brazil. Endorsed by the Brazilian Supreme Court Minister, Luis Roberto Barroso, CPI’s purpose is to investigate actions and omissions by the Brazilian federal government while fighting the pandemic, as well as the healthcare system collapse in the State of Amazonas in early 2021.
In addition, the Brazilian Supreme Court has recently annulled the criminal convictions against former Brazilian President Luiz Inácio Lula da Silva, and subsequently reinstated his political rights, which may enable him to run for presidency in the next election.
There can be no assurance that other political events will not cause further instability in the Brazilian economy, in capital markets and in the trading price of securities issued by us. We cannot guarantee that, as these events unfold, they will not have additional adverse impacts on the economic and political situation in Brazil.
The recent economic instability in Brazil, especially as impacted by the
COVID-19
outbreak, has contributed to a decline in market confidence as well as a deterioration in the political environment. The current administration promised during the electoral campaign to be committed to a strong anticorruption agenda and a liberal economic view. However, due to the fragmented legislation and different views within the administration, there are uncertainties in the market regarding the future of these two branches of the government, which can lead to increases in volatility and risks to the economy.
A failure by the Brazilian government to implement necessary economic and structural reforms may result in diminished confidence in the Brazilian government’s budgetary condition and fiscal standing, which could result in a downgrade of Brazil’s sovereign foreign credit rating by credit rating agencies, negatively impact Brazil’s economy, and lead to further depreciation of the currency and an increase in inflation and interest rates, which could adversely affect our business, financial condition and results of operations.
Inflation and government efforts to combat inflation may adversely affect the Brazilian economy and lead to heightened volatility in the Brazilian capital markets and, consequently, may adversely affect our business, financial condition and results of operations.
Historically, Brazil has experienced high inflation rates. Inflation and certain actions taken by the Central Bank to curb it have had significant negative effects on the Brazilian economy. According to the National Consumer Price Index (
Índice Nacional de Preços ao Consumidor Amplo
), or IPCA, which is published by The Brazilian Institute of Geography and Statistics (
Instituto Brasileiro de Geografia e Estatística
) (“
IBGE
”), Brazilian inflation rates were 10.06%, 4.52% and 4.3% in 2021, 2020 and 2019, respectively. Brazil may experience high levels of inflation in the future and inflationary pressures may lead to the Brazilian government intervening in the economy and introducing policies that could harm our business and the price of our common stock. In the past, the Brazilian government’s interventions included the maintenance of a restrictive monetary policy with high interest rates that restricted credit availability and reduced economic growth, causing volatility in interest rates. For example, the official interest rate in Brazil oscillated from 7.00% as of December 31, 2017 to 2.00% as of December 31, 2020, as established by the Monetary Policy Committee (
Comitê de Política Monetária do Banco Central do Brasil—COPOM
) in a meeting on August 5th, 2020. In May 2021, these rates increased again to 3.5%. As of May 27, 2022, the official Brazilian interest rate was 12.75%. Conversely, more lenient government and Central Bank policies and interest rate decreases have triggered and may continue to trigger increases in inflation, and, consequently, growth volatility and the need for sudden and significant interest rate increases, which could negatively affect us and increase our indebtedness.
Given that up to 10% of our future revenues are expected to be in reais
, we are particularly affected by increased inflation in Brazil, and we may not be able to increase the amount charged to our customers at the same rate as the increase in inflation. Therefore, inflation and the Brazilian government’s measures to combat inflation have had, and may continue to have, significant effects on the Brazilian economy and on our business. Strict monetary policies, with high interest rates and high requirements for compulsory deposits, can restrict Brazil’s growth and the availability of credit. On the other hand, softer government and central bank policies and declining interest rates may trigger increases in inflation and, consequently, the volatility of economic growth and the need for sudden and significant increases in interest rates.
Inflationary pressures may result in government intervention in the economy, including policies that may adversely affect the overall performance of the Brazilian economy, which could, in turn, adversely affect our operations and the price of our common stock. Inflation, measures to contain inflation and speculation about potential measures can also contribute to significant uncertainty in relation to the Brazilian economy and weaken investor confidence, which can affect our ability to access finance, including access to equity of international capital markets.
Future measures by the Brazilian government, including reductions in interest rates, intervention in the foreign exchange market and actions to adjust or fix the value of the real
, may trigger increases in inflation, adversely affecting the overall performance of the Brazilian economy.
Inflation can also increase our costs and expenses, and we may not be able to transfer such costs to customers, reducing our profit and net profit margins. In addition, high inflation rates generally increase Brazilian interest rates and, therefore, the debt service of the portion of our debt that is in reais
, which is indexed to floating rates, may also increase. Due to this, net profit may decrease. Inflation and its effects related to Brazilian interest rates could, in addition, reduce liquidity in the Brazilian capital and financial markets, which would affect the ability to refinance our indebtedness in those markets.
Exchange rate volatility may have adverse effects on the Brazilian economy, our business, financial condition and results of operations.
The Brazilian currency (Brazilian
real
) has, during the last decades, experienced frequent and substantial variations in relation to the U.S. dollar and other foreign currencies. In 2018, the real
depreciated against the U.S. dollar in comparison to December 31, 2017, reaching R$3.8748 per US$1.00 as of December 31, 2018. In 2019, the
real
depreciated against the U.S. dollar in comparison to December 31, 2018, reaching R$4.0307 per US$1.00 as of December 31, 2019. In 2020, the
real
depreciated against the U.S. dollar in comparison to December 31, 2019, reaching R$5.1967 per US$1.00 as of December 31, 2020. As of December 31, 2021, the real had further depreciated against the U.S. Dollar, reaching R$5.5799 per US$1.00. There can be no assurance that the real
will not appreciate or depreciate further against the U.S. dollar or other currencies.
Depreciation of the
real
against the U.S. dollar creates inflationary pressures in Brazil and causes increases in interest rates, which negatively affects the growth of the Brazilian economy as a whole, curtails access to foreign financial markets and may prompt government intervention, including recessionary governmental policies. Depreciation of the real
against the U.S. dollar has also, including in the context of an economic slowdown, led to decreased consumer spending, deflationary pressures and reduced growth of the economy as a whole. On the other hand, appreciation of the real
relative to the U.S. dollar and other foreign currencies could lead to a deterioration of the Brazilian foreign exchange current accounts, as well as dampen export-driven growth. Depending on the circumstances, either depreciation or appreciation of the real
may materially and adversely affect us.
Depreciation of the
real
relative to the prevailing rate of inflation, may adversely affect us, mainly due to the fact that we have a good amount of our labor and engineering development costs in Brazil linked to the real
and fluctuations of the
real
relative to inflation, could result in different than expected engineering and selling, general and administrative (SG&A) expenses.
Depreciations of the
real
relative to the U.S. dollar could also adversely affect us, mainly due to the fact that we will maintain the majority of our cash denominated in U.S. dollars at the same time that a significant portion of our development costs are linked to the Brazilian
real
currency. A significant fluctuation of the Brazilian
real
versus the U.S. dollar may result in different than expected development expenses in dollar terms.
On the other hand, an appreciation of the
real
relative to the U.S. dollar and other foreign currencies may deteriorate the Brazilian foreign exchange current accounts. We and certain of our suppliers purchase goods and services from countries outside Brazil, and thus changes in the value of the U.S. dollar compared to other currencies may affect the costs of goods and services that we purchase. Depending on the circumstances, either devaluation or appreciation of the real
relative to the U.S. dollar and other foreign currencies could restrict the growth of the Brazilian economy, as well as our business, results of operations and profitability. As a result, we may be materially and adversely affected by exchange rate variations.
Infrastructure and workforce deficiency in Brazil may impact economic growth and have a material adverse effect on our business, financial condition and results of operations.
Our performance is affected by the overall health and growth of the global economy, specifically in Brazil. In Brazil, GDP growth has fluctuated over the past few years, with contractions of 3.5% and 3.3% in 2015 and 2016, respectively, followed by growth of 1.1% in both 2017 and 2018. In 2019, Brazilian GDP grew by 1.0%, and in 2020, it contracted 4.1%. In 2021, Brazilian GDP grew by 4.6%. Growth is limited by inadequate infrastructure, including potential energy shortages and deficient transportation, logistics and telecommunication sectors, general strikes, the lack of a qualified labor force (particularly in information technology sectors), and the lack of private and public investments in these areas, which limit productivity and efficiency. Additionally, despite the business continuity and crisis management policies currently in place, travel restrictions or potential impacts on personnel due to the
COVID-19
pandemic may disrupt our business and the markets in which we operate. Any of these factors could lead to labor market volatility and generally impact income, purchasing power and consumption levels, which could limit growth and ultimately have a material adverse effect on us.
Any further downgrading of Brazil’s credit rating could adversely affect the market price of our common stock and debt instruments.
Given the current significance of our Brazil operations to our results of operations as a whole, we may be harmed by investors’ perceptions of risks related to Brazil’s sovereign debt credit rating. Rating agencies regularly evaluate Brazil and its sovereign credit ratings, which are based on a number of factors including macroeconomic trends, fiscal and budgetary conditions, indebtedness metrics and the perspective of changes in any of these factors.
The rating agencies began to review Brazil’s sovereign credit rating in September 2015. Subsequently, the three major rating agencies downgraded Brazil’s investment-grade status:

•
In January 2018, Standard & Poor’s downgraded Brazil’s sovereign debt credit rating from BB to
BB-minus
with a stable outlook in light of doubts regarding the presidential election and social security reform efforts. In February 2019, Standard & Poor’s affirmed Brazil’s sovereign credit rating at
BB-minus
with a stable outlook. In December 2019, Standard & Poor’s affirmed Brazil’s sovereign credit rating at
BB-minus
with a positive outlook. In April 2020, Standard & Poor’s maintained Brazil’s sovereign credit rating at
BB-minus
and revised the outlook on this rating to stable, which were reaffirmed in November 2021.

•
In April 2018, Moody’s maintained Brazil’s sovereign debt credit rating at Ba2, but changed its prospect from negative to stable, maintaining it in September 2018, citing the expected new government spending cuts. In May 2019, Moody’s affirmed Brazil’s sovereign credit rating at Ba2 and changed the outlook to stable. In May 2020, Moody’s reaffirmed Brazil’s sovereign credit rating at Ba2 with a stable outlook.

•
In February 2018, Fitch downgraded Brazil’s sovereign credit rating again to
BB-negative,
citing, among other reasons, fiscal deficits, the increasing burden of public debt and an inability to implement reforms that would structurally improve Brazil’s public finances. In November 2019, Fitch maintained Brazil’s sovereign credit rating at
BB-minus,
citing the risk of tax and economic reforms and political instability. In May 2020, Fitch changed its outlook to negative in the context of developments relating to the
COVID-19
pandemic, which was reaffirmed in May and in December 2021.

•
As of March 31, 2022, Brazil’s sovereign credit ratings were
BB-
with a stable outlook, Ba2 with a stable outlook and
BB-
with a negative outlook by S&P, Moody’s and Fitch, respectively, which is below investment grade. Any further downgrading in Brazil’s sovereign credit ratings or our rating may increase the perception of risk of investors and, as a result, increase the future cost of debt issuances, adversely affecting us.

Additionally, a downgrade of the sovereign credit rating of Brazil may affect our own credit rating, hindering our ability to secure loans at competitive rates compared to our competitors, which may impact our ability to grow our business and consequently, affect the price of our common shares.
Any decrease in Brazilian government-sponsored customer financing, or increases in government-sponsored financing that benefits our competitors, may decrease the competitiveness of our aircraft.
Traditionally, aircraft original equipment manufacturers, or OEMs, have received support from governments through governmental export credit agencies, or ECAs, in order to offer competitive financing conditions to their customers, especially in periods of credit tightening from the traditional lending market.
Government support may constitute unofficial subsidies causing market distortions, which may rise to disputes among governments at the World Trade Organization, or WTO. Since 2007, an agreement known as the Aircraft Sector Understanding, or ASU, developed by the Organization for Economic
Co-operation
and Development, or OECD, has provided guidelines for the predictable, consistent and transparent use of government-supported export financing for the sale or lease of civil aircraft, in order to establish a “level-playing field.” ECAs from signatory countries are required to offer terms and conditions no more favorable than those contained in the ASU’s base financial agreement when financing sales of aircraft that compete with those produced by the OEMs of their respective countries. The effect of the agreement is to encourage aircraft purchasers to focus on the price and quality of aircraft products offered by OEMs rather than on the financial packages offered by their respective governments.
The Brazilian ECA, Brazilian Social and Economic Development Bank (Banco Nacional de Desenvolvimento Econômico e Social), or BNDES, together with the Brazilian National Treasury Export Guarantee Fund, offer financing and export credit insurance to our customers under terms and conditions required by the ASU. Any reduction or restriction to the Brazilian export financing program, and any increase in our customers’ financing costs for participation in this program, above those provided in the ASU’s base financial agreement, may cause the cost-competitiveness of our aircraft to decline. Other external factors may also impact our competitiveness in the market, including, but not limited to, aircraft OEMs from countries which are not signatories to the ASU agreement offering attractive financing packages, or any new government subsidies supporting any of our major competitors.
Risks Related to the Business Combination
Warrants will become exercisable for the Company’s common stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.
There are 11,500,000 outstanding public warrants to purchase 11,500,000 shares of common stock at an exercise price of $11.50 per share, which warrants will become exercisable on June 8, 2022. In addition, there are 14,250,000 private placement warrants outstanding exercisable for 14,250,000 shares of common stock at an exercise price of $11.50 per share. Moreover, there are outstanding new warrants, that are or will be, as applicable, exercisable for (i) 18,650,000 shares of common stock at an exercise price of $0.01 per share,

(ii) 12,000,000 shares of common stock at an exercise price of $15.00 per share and (iii) 5,000,000 shares of common stock at an exercise price of $11.50 per share. To the extent such warrants are exercised, additional shares of common stock will be issued, which will result in dilution to the holders of the Company’s common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock, the impact of which is increased as the value of our stock price increases.
To the extent such warrants are exercised, additional shares of common stock will be issued, which will result in dilution to the holders of our common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock, the impact of which is increased as the value of our stock price increases.
We may redeem unexpired public warrants and certain other warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.
We have the ability to redeem outstanding public warrants and certain other warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to proper notice of such redemption provided that on the date we give notice of redemption. We will not redeem the warrants unless an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of common stock is available throughout the
30-day
redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you to (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the private placement warrants will be redeemable by us for cash so long as they are held by their initial purchasers or their permitted transferees.
Historical trading prices for our shares of common stock have varied between a low of approximately $5.68 per share on May 16, 2022 to a high of approximately $14.95 per share on February 8, 2021 but have not approached the $18.00 per share threshold for redemption (which, as described above, would be required for 20 trading days within a 30 trading-day
period after they become exercisable and prior to their expiration, at which point the public warrants would become redeemable). In the event that the Company elects to redeem all of the redeemable warrants as described above, the Company will fix a date for the redemption. Notice of redemption will be mailed by first class mail, postage prepaid, by us not less than 30 days prior to the redemption date to the registered holders of the public warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the applicable warrant agreement shall be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the redeemable warrants will be notified of such redemption by our posting of the redemption notice to DTC.
There can be no assurance that our public warrants, private placement or certain other warrants will be in the money at the time they become exercisable, and they may expire worthless.
The exercise price for the outstanding public warrants and private placement warrants is $11.50 per share of common stock. In addition, the exercise prices for certain new warrants are $11.50 per share of common stock and $15.00 per share of common stock There can be no assurance that such warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the warrants may expire worthless.
We may amend the terms of the public warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of the then-outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of our common stock purchasable upon exercise of a public warrant could be decreased, all without the approval of public warrant holders.
Our public warrants have been issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.
Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock (at a ratio different than initially provided), shorten the exercise period or decrease the number of shares of common stock purchasable upon exercise of a warrant.
We may face litigation and other risks as a result of the material weakness in our internal control over financial reporting.
Following the issuance of the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies on April 12, 2021, our management and our audit committee concluded that it was appropriate to restate our previously issued audited financial statements as of December 31, 2020. We identified a material weakness in our internal controls over financial reporting related to the accounting for certain financial instruments issued in connection with the IPO in November 2020.
As a result of such material weakness, the restatement of our financial statements, the change in accounting for the warrants, the forward contract to issue additional warrants, and the common stock, and other matters raised or that may in the future be raised by the SEC, we face potential for litigation or other disputes which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the restatement and material weaknesses in our internal control over financial reporting and the preparation of our financial statements. As of December 31, 2021, we have no knowledge of any such litigation or dispute. However, we can provide no assurance that such litigation or dispute will not arise in the future. Any such litigation or dispute, whether successful or not, could have a material adverse effect on the business of the combined company and its results of operations and financial condition.
The market price and trading volume of our securities may be volatile and could decline significantly.
The stock markets, including the NYSE on which we list our securities, from time to time experience significant price and volume fluctuations. Even if an active, liquid and orderly trading market develops and is sustained for our securities, the market price of our securities may be volatile and could decline significantly. In addition, the trading volume in our securities may fluctuate and cause significant price variations to occur. If the market price of our securities declines significantly, you may be unable to resell your securities at an attractive price (or at all).
Factors affecting the trading price of our securities may include:

•	the realization of any of the risk factors presented in this prospectus;

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	actual or anticipated differences in our estimates, or in the estimates of analysts, for our revenues, adjusted EBITDA, results of operations, level of indebtedness, liquidity or financial condition;

•	changes in the market’s expectations about our operating results;

•	failure to comply with the requirements of NYSE;

•	failure to comply with the Sarbanes-Oxley Act or other laws or regulations;

•	the public’s reaction to our press releases, its other public announcements and its filings with the SEC;

•	broad disruptions in the financial markets, including sudden disruptions in the credit markets;

•	speculation in the press or investment community;

•	success of competitors;

•	operating results failing to meet the expectations of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning us or the industry in which we operate in general;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	ability to market new and enhanced products and services on a timely basis;

•	changes in laws and regulations affecting our business;

•	changes in accounting principles, policies and guidelines;

•	commencement of, or involvement in, litigation involving us;

•	changes in our capital structure, such as future issuances of securities or the incurrence of debt;

•	the volume of shares of our common stock available for public sale;

•	any major change in our board or management;

•	future issuances, sales, resales or repurchases or anticipated issuances, sales, resales or repurchases, of our securities;

•	sales of substantial amounts of our common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations; and

•
other events or factors, including those resulting from infectious diseases, health epidemics and pandemics (including the ongoing
COVID-19
public health emergency), natural disasters, acts of war or terrorism or responses to these events.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your securities at or above the price at which they were acquired. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.
Our actual financial position and results of operations may differ materially from the unaudited pro forma financial information included in this prospectus.
The unaudited pro forma condensed consolidated financial information included in this prospectus is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the business combination been completed on the dates indicated. The unaudited pro forma adjustments represent our management’s estimates based on information available and are subject to change as additional information becomes available and analyses are performed. See “Unaudited Pro Forma Condensed Consolidated Financial Information” for more information.
There can be no assurance that we will be able to maintain compliance with the listing standards of the NYSE.
Our common stock and public warrants are listed on the NYSE. However, although we currently meet the minimum initial listing standards required by the NYSE, there can be no assurance that our securities will continue to be listed on the NYSE in the future. In order to continue listing our securities on the NYSE, we must maintain certain financial, distribution and share price levels, and a minimum number of holders of our securities.
If the NYSE delists any of our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter
market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•
a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	decreased ability to issue additional securities or obtain additional financing in the future.
The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our common stock and public warrants are listed on the NYSE, they are covered securities under the statute. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. State securities regulators may use these powers, or threaten to use these powers, to hinder the sale of our securities in their states. Further, if in the future our securities are no longer listed on the NYSE, then such securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.
Delaware law and provisions in the Charter and Bylaws could make a takeover proposal more difficult.
Our organizational documents are governed by Delaware law. Certain provisions of Delaware law and of the Charter and Bylaws could discourage, delay, defer or prevent a merger, tender offer, proxy contest or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of common stock held by our stockholders. These provisions provide for, among other things:

•	the ability of our board of directors to issue one or more series of preferred stock;

•	certain limitations on convening special stockholder meetings; and

•	advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at our annual meetings.
These anti-takeover provisions as well as certain provisions of Delaware law could make it more difficult for a third party to acquire us, even if the third party’s offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares. If prospective takeovers are not consummated for any reason, we may experience negative reactions from the financial markets, including negative impacts on the price of our common stock. These provisions could also discourage proxy contests and make it more difficult for our stockholders to elect directors of their choosing and to cause us to take other corporate actions that our stockholders desire. See “Description of Securities”.
Our ability to operate our business effectively depends in large part on certain administrative and other support functions provided to us by Embraer pursuant to the Services Agreements. Following the expiration or termination of the Services Agreements, our ability to operate our business effectively may suffer if it is unable to cost-effectively establish its own administrative and other support functions in order to operate as a stand-alone company.
We will rely on certain administrative and other resources of Embraer, including information technology, financial reporting, tax, treasury, human resources, procurement, insurance and risk management and legal services, to operate our business. In connection with the
Pre-Closing
Restructuring, Eve entered into three MSAs, including one by and between Eve and Embraer and another by and between Eve and Atech. Pursuant to such MSAs, the Embraer Entities (other than Eve and its Subsidiaries) will supply products and perform certain services, relating to the development, certification, manufacturing and support of eVTOLs. The initial term of the MSAs is expected to end on the 10th anniversary of the effective date of such agreement, in the case of the MSA with Atech, and on the 15th anniversary of the effective date of such agreement, in the case of the MSA with Embraer. Eve also entered into a Master Services Agreement with the Brazilian Subsidiary pursuant to which the Brazilian Subsidiary will develop and facilitate the execution of a commercial business plan for the strategic development of the UAM Business on behalf of Eve. In addition, Eve and the Brazilian Subsidiary entered into a Shared Services Agreement with Embraer and EAH pursuant to which the Embraer Entities (other than Eve and its Subsidiaries) will provide certain corporate and administrative services to Eve and the Brazilian Subsidiary. The initial term of the Shared Services Agreement is expected to end on the 15th anniversary of the effective date of such agreement. See the section entitled “Business—Material Agreements.” These services may not be sufficient to meet Eve’s needs and may not be provided at the same level as when the entities comprising Eve were part of Embraer. We and Embraer will each rely on the other to perform our respective obligations under the Services Agreements. If Embraer is unable to satisfy its material obligations under the agreement, or if the agreement is terminated as to any services or entirely, we may not be able to obtain such services at all or obtain the services on terms as favorable as those in the Services Agreements, and could as a result suffer operational difficulties or significant losses.
In addition, prior to the date on which the Services Agreements were entered into, Eve and its Subsidiaries received informal support from Embraer as wholly owned subsidiaries of Embraer, and the level of this informal support may diminish now that we are a separate, independent company. Any failure or significant interruption of our own administrative systems or in Embraer’s administrative systems during the term of the Services Agreements could result in unexpected costs, impact our results or prevent us from paying our suppliers or employees and performing other administrative services on a timely basis.

Eve may have been able to obtain better terms from unaffiliated third parties than the terms it received pursuant to the Services Agreements with Embraer.
The terms of the Services Agreements were negotiated while Eve was a wholly owned subsidiary of Embraer. Accordingly, Eve did not have an independent board of directors or a management team that was independent of Embraer during the period in which the Services Agreements were prepared. As a result, the terms of the Services Agreements may not reflect terms that would have resulted from arms-length negotiations between unaffiliated third parties and any such arms-length negotiations with an unaffiliated third party may have resulted in more favorable terms to Eve.
We do not have a history as a separate public company.
In the past, Eve’s operations were a part of Embraer and Embraer provided Eve with certain financial, operational and managerial resources for conducting its business. While following the business combination, Embraer continues to provide a number of these resources to us under the Services Agreements, we must also perform certain of our own financial, operational and managerial functions. There are no assurances that we will be able to successfully implement the financial, operational and managerial resources necessary to perform these functions.
The UAM Business’ historical financial results and Combined Financial Statements may not be representative of Eve’s results as a separate company.
The UAM Business’ historical financial information included in this prospectus has been derived on a carve-out
basis from the consolidated financial statements and accounting records of Embraer and does not necessarily reflect what Eve’s financial position, results of operations or cash flows would have been had it been a separate company during the periods presented. The historical costs and expenses reflected in the Combined Financial Statements include an allocation for certain corporate functions historically provided by Embraer, most of which will continue to be provided pursuant to the Services Agreements. These allocations were based on what management considered to be reasonable reflections of the historical utilization levels of these services required in support of Eve’s business. The historical information does not necessarily reflect what the cost of these functions will be to Eve or the Company, as applicable, in the future, pursuant to the Services Agreements or otherwise. For additional information in relation to materially significant related party transactions during the years ended December 31, 2021, 2020 and 2019, see Note 4 to the Combined Financial Statements as of and for the fiscal years ended December 31, 2021, 2020 and 2019 included elsewhere in this prospectus. Any further related party transactions during the fiscal years ended December 31, 2021, 2020 and 2019 were both immaterial and no more than incidental in nature.
Our Warrant Agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our public or private placement warrants, which could limit the ability of public or private placement warrant holders to obtain a favorable judicial forum for disputes with our company.
Our Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to our Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
Notwithstanding the foregoing, these provisions of our Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our public or private placement warrants shall be deemed to have notice of, and to have consented to, the forum provisions in our Warrant Agreement.
If any action, the subject matter of which is within the scope of the forum provisions of our Warrant Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our public or private placement warrants, such holder of our public or private placement warrants shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such holder of our public or private placement warrants in any such enforcement action by service upon such holder’s counsel in the foreign action as agent for such holder of our public or private placement warrants.
This
choice-of-forum
provision may limit the ability of a holder of our public or private placement warrants to bring a claim in a judicial forum that it finds favorable for disputes with us, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.
Registration of the shares of common stock issuable upon exercise of the warrants may not be in place when an investor desires to exercise warrants, thus precluding the investor from being able to exercise his, her or its warrants except on a cashless basis and potentially causing such warrants to expire worthless.
While we have filed with the SEC the registration statement of which this prospectus is a part for the registration under the Securities Act of the shares of common stock issuable upon exercise of the warrants, we cannot assure you that any common stock issuable upon exercise of such warrants will be registered pursuant to an effective registration statement until the expiration of the warrants in accordance with the provisions of the applicable warrant agreements. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current, complete or correct or the SEC issues a stop order. If the shares of common stock issuable upon exercise of the warrants are not registered under the Securities Act, under the terms of the applicable warrant agreement, holders of warrants who seek to exercise their warrants will not be permitted to do so for cash and, instead, we will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. If holders exercise their warrants on a cashless basis, they would pay the warrant exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “fair market value” of our shares of common stock (as defined in the next sentence) over the exercise price of the warrants by (y) the fair market value. The “fair market value” is the average reported closing price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of warrants, as applicable. As a result, they would receive fewer shares of common stock from such exercise than if you were to exercise such warrants for cash.
In no event will warrants be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration or qualification is available.

Notwithstanding the above, if our shares of common stock are at the time of any exercise of a warrant not listed on a national securities exchange and are not “covered securities” under Section 18(b)(1) of the Securities Act, we may, at our option, not permit holders of warrants who seek to exercise their warrants to do so for cash and, instead, require them to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act and, if we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares underlying the warrants under applicable state securities laws, and if we do not so elect, we will use commercially reasonable efforts to register or qualify the shares underlying the warrants under applicable state securities laws to the extent an exemption is not available. Exercising the warrants on a cashless basis could have the effect of reducing the potential “upside” of the holder’s investment in our company because the warrant holder will hold a smaller number of shares of common stock upon a cashless exercise of the warrants they hold than they would have upon a cash exercise. In no event will we be required to net cash settle any warrant, or issue securities (other than upon a cashless exercise as described above) or other compensation in exchange for the warrants if we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of the warrant shall not be entitled to exercise the warrant and the warrant may have no value and expire worthless. In that event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of common stock included in the units. There may be a circumstance where an exemption from registration exists for holders of our private placement warrants to exercise their warrants while a corresponding exemption does not exist for holders of the public warrants included as part of units sold in the IPO. In such an instance, our initial stockholders and their permitted transferees (which may include our directors and executive officers) would be able to exercise their warrants and sell the shares of common stock underlying the warrants while holders of our public warrants would not be able to exercise their warrants and sell the underlying shares of common stock. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of common stock for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise their warrants.
You may only be able to exercise your public warrants on a “cashless basis” under certain circumstances, and if you do so, you will receive fewer shares of common stock from such exercise than if you were to exercise such warrants for cash.
The Warrant Agreement provides that in the following circumstances holders of warrants who seek to exercise their warrants will not be permitted to do so for cash and will, instead, be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act: (i) if the shares of common stock issuable upon exercise of the warrants are not registered under the Securities Act in accordance with the terms of the warrant agreement; (ii) if we have so elected and the shares of common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act; and (iii) if we have so elected and we call the public warrants for redemption. If you exercise your public warrants on a cashless basis, you would pay the warrant exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “fair market value” of our shares of common stock (as defined in the next sentence) over the exercise price of the warrants by (y) the fair market value. The “fair market value” is the average reported closing price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of warrants, as applicable. As a result, you would receive fewer shares of common stock from such exercise than if you were to exercise such warrants for cash.

The only principal asset of the Company is its interest in Eve and accordingly, it depends on distributions from Eve to pay taxes and expenses.
We are a holding company with no material assets other than our interests in Eve. We are not expected to have independent means of generating revenue or cash flow, and our ability to pay taxes and operating expenses, as well as dividends in the future, if any, will be dependent upon the financial results and cash flows of Eve. There can be no assurance that Eve will generate sufficient cash flow to distribute funds to us, or that applicable law and contractual restrictions, including negative covenants under any debt instruments, if applicable, will permit such distributions. If Eve does not distribute sufficient funds to us to pay our taxes or other liabilities, we may default on contractual obligations or have to borrow additional funds. In the event that we are required to borrow funds, it could adversely affect our liquidity and subject it to additional restrictions imposed by lenders.
Pursuant to the Tax Receivable Agreement, the Company is required to pay to EAH 75% of the net income tax savings that the Company realizes as a result of increases in tax basis in the assets of the Company or certain of its subsidiaries resulting from the
Pre-Closing
Restructuring and tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement, and those payments may be substantial.
The
Pre-Closing
Restructuring is expected to result in increases in the Company’s tax basis of its tangible and intangible assets. These increases in tax basis may increase (for income tax purposes) depreciation and amortization deductions and therefore reduce the amount of income or franchise tax that the Company would otherwise be required to pay in the future had such tax basis increase never occurred.
In connection with the business combination, the Company entered into the Tax Receivable Agreement, which generally provides for the payment by it of 75% of certain net tax benefits, if any, that the Company realizes (or in certain cases is deemed to realize) as a result of these increases in tax basis and tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. The timing of any payments under the Tax Receivable Agreement will vary depending upon a number of factors, including the amount and timing of the recognition of the Company’s income. The Company expects that the payments the Company will make under the Tax Receivable Agreement will be substantial and could have a material adverse effect on the Company’s financial condition.
Any payments made by the Company under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to the Company. To the extent that the Company is unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid; however, nonpayment for a specified period and/or under certain circumstances may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments due under the Tax Receivable Agreement, as further described below. Furthermore, the Company’s future obligation to make payments under the Tax Receivable Agreement could make it a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that may be deemed realized under the Tax Receivable Agreement.
In certain cases, payments under the Tax Receivable Agreement may exceed the actual tax benefits the Company realizes or be accelerated.
Payments under the Tax Receivable Agreement will be based on the tax reporting positions that the Company determines, and the IRS or another taxing authority may challenge all or any part of the tax basis increases, as well as other tax positions that the Company takes, and a court may sustain such a challenge. In the event that any tax benefits initially claimed by the Company are disallowed, EAH will not be required to reimburse the Company for any excess payments that may previously have been made under the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, excess payments made to EAH will be applied against and reduce any future cash payments otherwise required to be made by the Company, if any, after the determination of such excess. However, a challenge to any tax benefits initially claimed by the Company may not arise for a number of years following the initial time of such payment and, even if challenged earlier, such excess cash payment may be greater than the amount of future cash payments that the Company might otherwise be required to make under the terms of the Tax Receivable Agreement and, as a result, there might not be future cash payments against which such excess can be applied.
As a result, in certain circumstances the Company could make payments under the Tax Receivable Agreement in excess of the Company’s actual income or franchise tax savings, which could materially impair the Company’s financial condition.
Moreover, the Tax Receivable Agreement provides that, in the event that (i) the Company exercises its early termination rights under the Tax Receivable Agreement, or (ii) the Company in certain circumstances, materially breaches any of its material obligations under the Tax Receivable Agreement, whether as a result of failure to make any payment when due (except for all or a portion of such payment that is being validly disputed in good faith under this Agreement, and then only with respect to the amount in dispute) or failure to honor any other material obligation required hereunder to the extent not cured within 30 calendar days following receipt by the Company of written notice of such failure from EAH or by operation of law as a result of the rejection of this Agreement in a case commenced under the U.S. Bankruptcy Code or otherwise, unless with respect to clauses (ii) certain liquidity exceptions apply, the Company’s payment obligations will accelerate and the Company will be required to make a lump-sum
cash payment to EAH equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement based on certain assumptions (including those relating to the Company’s future taxable income). Additionally, in the case of actions or transactions constituting a change of control or a divestiture of certain assets, the payments due under the Tax Receivable Agreement would be determined using certain valuation assumptions, including that the Company will generate sufficient taxable income to fully utilize the applicable tax assets and attributes covered under the Tax Receivables Agreement and as a result the Company may be required to make payments under the Tax Receivable Agreement prior to the time when the Company actually realizes cash tax savings. Such lump-sum
payment and other advance payments could be substantial and could exceed the actual tax benefits that the Company realizes subsequent to such payment because such payment would be calculated assuming, among other things, that the Company would have certain assumed tax benefits available to it and that the Company would be able to use the assumed and potential tax benefits in future years.
There may be a material negative effect on the Company’s liquidity if the payments under the Tax Receivable Agreement exceed the actual income or franchise tax savings that the Company and its direct or indirect subsidiaries realize. Furthermore, the Company’s obligations to make payments under the Tax Receivable Agreement could also have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control.
We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and prospectus, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by
non-affiliates
exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Additionally, until June 30, 2022 Eve will qualify as a “smaller reporting company” as defined in Item 10(f)(1) of Regulation
S-K
and may take advantage of certain reduced disclosure obligations. To the extent we take advantage of such reduced disclosure obligations while we are eligible to do so, it may also make comparison of our financial statements with other public companies difficult or impossible.
Risks Related to Ownership of Common Stock and Warrants
Our management has limited experience in operating a public company.
Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the Company. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for the Company to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company which will increase our operating costs in future periods.
Failure to timely and effectively build our accounting systems to effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act could have a material adverse effect on our business.
As a public company, we are required to provide management’s attestation on internal controls. The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those required of a private company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements. If we are not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, we may not be able to assess whether our internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of our securities.

To manage the expected growth of our operations and increasing complexity, we will need to improve our operational and financial systems, procedures, and controls and continue to increase systems automation to reduce reliance on manual operations. Any inability to do so will affect our reporting. Our current and planned systems, procedures and controls may not be adequate to support our complex arrangements and the rules governing revenue and expense recognition for our future operations and expected growth. Delays or problems associated with any improvement or expansion of our operational and financial systems and controls could adversely affect our relationships with our partners, cause harm to our reputation and brand and could also result in errors in our financial and other reporting.
Our Charter designates a state or federal court located within the State of Delaware and the federal district courts of the United States as the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to choose the judicial forum for disputes with us or our directors, officers or employees.
Our Charter provides that unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Company, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of the Company to the Company or to the Company’s stockholders, (iii) any action, suit or proceeding asserting a claim against the Company or any current or former director, officer, other employee, agent or stockholder arising pursuant to any provision of the DGCL or our Bylaws or our Charter (as either may be amended from time to time), (iv) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Chancery Court of the State of Delaware, or (v) any action, suit or proceeding asserting a claim against the Company or any current or former director, officer, other employee, agent or stockholder governed by the internal affairs doctrine. Our Charter further provides that, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.
Any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. This exclusive forum provision will not apply to any causes of action arising under the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. Further, the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. For example, the Court of Chancery of the State of Delaware recently determined that a provision stating that U.S. federal district courts are the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act is not enforceable. However, this decision may be reviewed and ultimately overturned by the Delaware Supreme Court. If a court were to find either exclusive forum provision in our Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could harm our results of operations.
Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.
Our Charter and Bylaws provide that we will indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. In addition, as permitted by Section 145 of the DGCL, our Bylaws and our indemnification agreements that we entered into with our directors and officers provide that:

•	We will indemnify our directors and officers for serving in those capacities or for serving other business enterprises at our request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful;

•	We may, in our discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law;

•
We are required to advance expenses, as incurred, to our directors and officers in connection with defending a proceeding, except that such directors or officers shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification;

•
We are not obligated pursuant to our Bylaws to indemnify a person with respect to proceedings initiated by that person against us or our other indemnitees, except with respect to proceedings authorized by our board of directors or brought to enforce a right to indemnification;

•
the rights conferred in our Bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, officers, employees and agents and to obtain insurance to indemnify such persons; and

•
We may not retroactively amend our Charter or Bylaws to reduce our indemnification obligations to directors, officers, employees and agents existing at the time of such amendment with respect to any acts or omissions occurring prior to such amendment.

We do not intend to pay dividends for the foreseeable future.
We have never declared or paid any cash dividends on our capital stock and do not intend to pay any cash dividends in the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our capital stock will be at the discretion of our Board. Accordingly, investors must rely on sales of our common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.
We may be subject to securities litigation, which is expensive and could divert management attention.
The market price of our common stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm its business.
Future resales of common stock may cause the market price of our securities to drop significantly, even if our business is doing well.
The Sponsor and EAH are contractually restricted from selling or transferring any of their shares of common stock (not including the shares of our common stock issued to the Sponsor and EAH in the PIPE Investment pursuant to the terms of the Subscription Agreements or purchased in the public market) (the
“Lock-up
Shares”) for certain periods of time. Under the Amended and Restated Registration Rights Agreement, such lock-up
restrictions applicable to the
Lock-up
Parties’ (as defined in the Amended and Restated Registration Rights Agreement)
Lock-up
Shares (as defined in the Amended and Restated Registration Rights Agreement) begin at the Closing and end on the date that is three (3) years after the Closing. Other PIPE Investors, however, are not restricted from selling any of their shares of common stock, other than by applicable securities laws. As such, sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our stock. As restrictions on resale end and registration statements are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in our share price. Additionally, the market price of our stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

USE OF PROCEEDS
All of the shares of common stock and warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.
The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Securityholders in disposing of their shares of common stock and warrants, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.
We will receive up to an aggregate of approximately $533,811,500 from the exercise of all public warrants, private placement warrants and new warrants assuming the exercise in full of all such warrants for cash. We will not receive any proceeds from the sale of the shares of common stock issuable upon such exercise. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for general corporate purposes which may include acquisitions or other strategic investments or repayment of outstanding indebtedness.

MARKET PRICE, TICKER SYMBOL AND DIVIDEND INFORMATION
Market Price and Ticker Symbol
Our common stock and public warrants trade on NYSE under the trading symbols
“
EVEX
”
and
“
EVEXW,
”
respectively.
On May 27, 2022, the trading date immediately prior to the date of this prospectus, our common stock and public warrants closed at $9.33 and $0.82, respectively.
Holders
As of May 27, 2022, there were 62 holders of record of our common stock and 9 holders of record of our public warrants. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose common stock and public warrants are held of record by banks, brokers and other financial institutions.
Dividend Policy
We have not paid any cash dividends on our common stock to date. The payment of any cash dividends in the future will be within the discretion of our board of directors at such time and may be limited by the terms of financing or other agreements entered into by us or our subsidiaries from time to time. We currently expect to retain future earnings to finance operations and grow our business, and we do not expect to declare or pay cash dividends for the foreseeable future.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
Introduction
The following unaudited pro forma condensed consolidated financial information provides additional information regarding the financial aspects of the business combination and related transactions. The following unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of
Regulation S-X as
amended by the final rule,
Release 33-10786 “Amendments
to Financial Disclosures about Acquired and Disposed Businesses.”
Description of the Business Combination
On December 21, 2021, Embraer, Eve, EAH and Zanite entered into the Business Combination Agreement, which contains customary representations and warranties, covenants, closing conditions, termination provisions and other terms relating to the transactions contemplated thereby.
As contemplated by the Business Combination Agreement and the Contribution Agreement, on December 10, 2021, Embraer transferred the Contributed Assets and associated liabilities, in the context of the Pre-Closing Restructuring,
to Eve and subsidiaries of Eve, in exchange for the issuance of a certain number of Eve Interests. These transactions will be accounted for as a common control transaction.
Following such transactions, Embraer then transferred all of the Eve Interests held by it to EAH in exchange for the issuance of EAH Common Stock and EAH Preferred Stock. Embraer has also entered into the Preferred Stock Purchase Agreement with the Unaffiliated Investor, and, pursuant to the terms and conditions set forth therein, has sold and transferred to the Unaffiliated Investor such shares of EAH Preferred Stock. As a result of these Pre-Closing Restructuring
activities, Eve is now a wholly owned subsidiary of EAH.
On May 9, 2022, in accordance with the Business Combination Agreement, the closing of the business combination occurred, pursuant to which Zanite issued 220,000,000 shares of Class A common stock to EAH in exchange for the transfer by EAH to Zanite of all of the issued and outstanding limited liability company interests of Eve. As a result of the business combination, Eve is now a wholly-owned subsidiary of Zanite, which has changed its name to “Eve Holding, Inc.” Upon the Closing, the Company received approximately $377.0 in gross cash proceeds, consisting of approximately $19.7 million from the Zanite trust account and $357.3 million from the PIPE Investment.
Accounting Treatment of the Business Combination
This business combination was accounted for as a reverse recapitalization, equivalent to the issuance of shares by Eve for the net monetary assets of Zanite accompanied by a recapitalization. Accordingly, the consolidated assets, liabilities and results of operations of Eve (or the UAM Business, as applicable) became the historical financial statements of the Company, and the assets, liabilities and results of operations of Zanite were consolidated with Eve beginning on the Closing Date. For accounting purposes, the financial statements of the Company represents a continuation of the financial statements of Eve. The net assets of Zanite were recorded at historical costs, with no goodwill or other intangible assets recorded. Operations prior to the transaction are presented as those of Eve (or the UAM Business, as applicable) in future reports of the Company.
Basis of Pro Forma Presentation
The unaudited pro forma condensed consolidated balance sheet as of March 31, 2022, gives pro forma effect to the business combination as if it had been consummated as of March 31, 2022. The unaudited pro forma condensed consolidated statements of operations for the twelve months ended December 31, 2021 and for the three months ended March 31, 2022, give pro forma effect to the business combination as if it had been consummated as of January 1, 2021. This information should be read in conjunction with the financial statements and notes of the UAM Business, and the financial statements and notes of Zanite (as restated), the section titled “
Management’s Discussion and Analysis of Financial Condition and Results of Operation
,” and other financial information included in the prospectus, as well as the financial statements and notes of Zanite set forth in Zanite’s Q1 Quarterly Report, including in the section entitled “
Zanite’s Management’s Discussion and Analysis of Financial Condition and Results of Operations
,” each of which is incorporated into this prospectus by reference.
The following unaudited pro forma condensed consolidated financial information has been prepared to illustrate the estimated effects of the business combination and the related financing transactions. It sets forth and is derived from:

•	The UAM Business’ historical audited consolidated financial statements as of and for the twelve months ended December 31, 2021, as included elsewhere in this prospectus;

•	Eve’s historical unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2022 and March 31, 2021, as included elsewhere in this prospectus;

•
Zanite’s historical financial statements as of and for the twelve months ended December 31, 2021 and as of and for the three months ended March 31, 2022 and March 31, 2021, which are incorporated to this prospectus by reference;

•
Pro forma transaction accounting and financing adjustments to give effect to business combination and issuance of the Company’s common stock, equity classified stock-based compensation pursuant to the Incentive Plan, and equity classified new warrants issued at Closing on the Company’s unaudited condensed consolidated balance sheet as of March 31, 2022, as if the business combination closed on March 31, 2022;

•
Pro forma autonomous entity adjustments to reflect Eve being a standalone entity, and the differences between the unaudited condensed consolidated balance sheet as of March 31, 2022 prepared on a carve-out
basis and the balance sheet based on the actual assets and liabilities contributed to Eve by Embraer;

•
Pro forma adjustments to give effect to business combination and issuance of equity awards at Closing on the Company’s combined consolidated statement of operations for the year ended December 31, 2021, and the three months ended March 31, 2022, as if the business combination closed on January 1, 2021, the first day of the Company’s 2021 fiscal year; and

•
Pro forma autonomous entity adjustments to reflect incremental costs of Eve being a standalone entity in its unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2021, and the three months ended March 31, 2022.

Transaction costs that are determined to be directly attributable and incremental to the transaction are deferred and recorded as other assets in the balance sheet leading up until the Closing. For pro forma purposes, such costs are recorded as a reduction in cash with a corresponding reduction of additional paid-in capital.
These costs also include any costs related to the issuance of new warrants.
This unaudited pro forma condensed consolidated financial information has been prepared for illustrative purposes only and is based on assumptions and estimates made and considered appropriate by the Company’s management; however, it is not necessarily indicative of what the Company’s consolidated financial condition or results of operations would have been assuming the transaction had been consummated as of the date indicated, nor does it purport to represent the consolidated financial position or results of operations of the combined company for future periods. The audited financial statements of the UAM Business have been derived from Embraer’s historical accounting records and reflect certain allocation of expenses. All the allocations and estimates in such financial statements are based on assumptions that the Company’s management believes are reasonable. The historical carve-out financial
statements of the UAM Business do not necessarily represent the financial position or results of operations of the UAM Business had it been operated as a standalone company during the periods or at the dates presented. As a result, autonomous entity adjustments have been reflected in the pro forma condensed consolidated financial information.
The unaudited pro forma condensed consolidated financial information may not be useful in predicting the future financial condition and results of operations of the Company following the Closing. The adjustments included in this unaudited pro forma condensed consolidated financial information are preliminary and are subject to change. This unaudited pro forma condensed consolidated financial information does not contemplate any impacts of any synergies for the Company following the business combination. Future results may vary significantly from the results reflected due to various factors, including those discussed in the section entitled “
Risk Factors.”
The unaudited pro forma condensed consolidated financial information has been prepared using the number of shares redeemed by holders of Class A common stock as of 5:00 p.m. ET on May 4, 2022, the deadline for submitting redemption requests in connection with the business combination, as follows:

•
This scenario presents 21,087,868 shares of Class A common stock redeemed for their pro rata share of the funds in Zanite’s trust account for an aggregate redemption payment of approximately $217.29 million.

The following summarizes the pro forma shares of the Company’s common stock issued and outstanding immediately after the business combination. Further, upon completion of the business combination, the approximate ownership interests of the Company, exclusive of (i) the exercise of any new warrants that became exercisable at Closing, to the extent not exercised immediately thereafter, (ii) the exercise of any public or private placement warrants of the Company, which will become exercisable 30 days after Closing, and (iii) the issuance of any equity awards issued at Closing, is as set forth in the table below:

Equity Capitalization at Closing	Shares (in millions)%
EAH (1)	238.50	90.3%
Zanite public stockholders	1.91	0.7%
Zanite initial stockholders (2)	8.25	3.1%
Third party PIPE investors	14.73	5.6%
Strategic warrants exercised at Closing	0.80	0.3%

Total shares of Zanite common stock outstanding at closing of the Transaction	264.19	100%

(1)	Includes 18,500,000 shares of common stock subscribed for and purchased by EAH as part of the PIPE Investment at a purchase price of $10.00 per share.
(2)
Includes (i) 5,050,000 founder shares held by the Sponsor and (ii) 2,500,000 shares of common stock the Sponsor purchased in connection with the PIPE Investment at a purchase price of $10.00 per share, in each case, which were subsequently distributed by the Sponsor to its members at Closing on a pro-rata
basis. Also includes 250,000 founder shares held by Ronald D. Sugar, 150,000 founder shares held by John B. Veihmeyer, 150,000 founder shares held by Larry R. Flynn and 150,000 founder shares held by Gerard J. DeMuro.

In addition to the PIPE Investment, new warrants have been issued to certain PIPE Investors in connection with the Closing of the business combination pursuant to the Strategic Warrant Agreements. At the Closing Date, there is outstanding new warrants exercisable for (i) 6,400,000 shares of common stock at an exercise price of $0.01 per share without further contingency; (ii) 2,350,000 shares of common stock at an exercise price of $0.01 per share but exercise is contingent on fulfillment of certain milestones; (iii) 12,000,000 shares of common stock at an exercise price of $15.00 per share but exercise is contingent on fulfillment of certain milestones; and

(iv) 5,000,000 shares of common stock at an exercise price of $11.50 per share without further contingency. Additionally, certain Strategic Warrant Agreements provide for warrants to be issued contingent on the fulfillment of certain milestones which are exercisable for 9,100,000 shares of common stock at an exercise price of $0.01 per share.
The Company has entered into the following agreements at Closing:

•
A Tax Receivable Agreement, which generally provides for the payment by the Company of 75% of certain federal and state net tax benefits, if any, that the Company realizes (or, in certain cases, is deemed to realize) as a result of these increases in tax basis, tax benefits related to entering into the Tax Receivable Agreement, and tax benefits attributable to payments under the Tax Receivable Agreement; and

•
A Tax Sharing Agreement, which generally applies if EAH and the Company are members of the same consolidated group, as defined under the Code. The Tax Sharing Agreement governs certain matters related to the resulting consolidated federal income tax returns, as well as state and local returns filed on a consolidated or combined basis. Generally, the consolidated group’s parent would be liable for the income taxes of the group members (including the Company), rather than the Company being required to pay such income taxes itself. The Tax Sharing Agreement provides for payments from the Company to EAH based on the increase to EAH’s income tax liability as a result of the Company being a member of such group. However, the Tax Sharing Agreement will generally disregard 75% of the tax benefits covered by the Tax Receivable Agreement, consistent with the agreed sharing percentages for such tax savings under the Tax Receivable Agreement. Furthermore, the Tax Sharing Agreement provides for a notional recording of a decrease to EAH’s income tax liability as a result of the Company being a member of such group without a payment being made from EAH to the Company. Instead, such notional accumulated benefits may reduce future payments due by the Company under the Tax Sharing Agreement or Tax Receivable Agreement.

The Tax Receivable Agreement applies in periods when EAH and the Company are not members of a consolidated tax group. The Tax Receivable Agreement is accounted for as a contingent liability, with amounts accrued when deemed probable and estimable. Such liability would be initially recorded as an offset to equity. All of the effects of future changes in estimates, facts and circumstances related to the Tax Receivable Agreement will be included in the Company’s profit or loss, outside of income tax expense. At this time, all US deferred tax assets of the Company are fully offset by a valuation allowance and there is not an expectation that there will be any cash tax savings. Therefore, no liability related to future Tax Receivable Agreement payments would have been recorded in the unaudited pro forma condensed consolidated financial information.
The Company considers that the Tax Receivable Agreement will not apply for the purposes of the unaudited pro forma condensed consolidated financial information because management believes that EAH has met the control requirements, defined under the Code, at Closing, such that the Company and EAH will be members of the same consolidated group.
Under the Tax Sharing Agreement, EAH will benefit from the anticipated future tax losses generated by the Company but will only credit these amounts against future liabilities owed by the Company. Based on terms of the Tax Sharing Agreement, no tax benefits would accrue to the Company based on a pro forma calculation of the Company’s stand-alone tax return and therefore no benefit has been assumed in the unaudited pro forma condensed consolidated financial information. As such, no pro forma adjustment related to the Tax Sharing Agreement is necessary. Once the Company begins to generate taxable profits, amounts owed by the Company to EAH under the Tax Sharing Agreement will be offset and reduced by prior losses generated by the Company for which EAH had received a benefit.

The unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the Company following the business combination. The unaudited pro forma adjustments represent management’s estimates based on information currently available as of the date of these unaudited pro forma condensed consolidated financial statements and are subject to change as additional information becomes available and analyses are performed. The assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used, including in respect of the matters further described in Notes 1 and 2, to present the unaudited pro forma condensed consolidated financial information. Actual amounts as of the date of the consummation of the business combination might differ from the pro forma amounts presented below in the unaudited pro forma condensed statement of financial position below as of March 31, 2022, primarily as a result of the timing and amount of expenditure related to development activities and capital expenditures as discussed elsewhere in this prospectus. Eve and Zanite have not had any historical relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between them.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2022
(in thousands)

	UAM Business Historical	Zanite Historical	Transaction Accounting Adjustments		Financing Adjustments		Autonomous Entity Adjustments		Pro Forma Combined
ASSETS
Current:
Cash and cash equivalents	$12,508	$25	$(28,229)	a,b,c,d,e	$357,300	k	$—		$341,604
Related party receivable	163	—	—	—	—	—	—		163
Prepaid expenses	—	85	—		—		—		85
Derivative financial instruments	—	—	—		—		—		—
Other current assets	129	—	—		—		—	—	129

Total current assets	$12,800	$110	$(28,229)		$357,300		$—		$341,981
Noncurrent:
Investments held in trust account	—	236,947	(236,947)	a	—		—		—
Capitalized software, net	—	—	—		—		—		—
Deferred tax asset							—	—	—
Right of use asset	—	—	—		—		275	l	275

Total assets	$12,800	$237,057	$(265,176)		$357,300		$275		$342,256

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$61	$5,709	$(5,659)	c	$—		$—		$111
Related party payable	7,716	—	—	—	—		—		7,716
Promissory note - related party	—	150	(150)	c	—		—		—
Derivative financial instruments	—	—	—	—	—		—		—
Other payables	973	—	—		—		72	l	1,045

Total current liabilities	$8,750	$5,859	$(5,809)		$—		$72		$8,872
Noncurrent Liabilities:
Deferred underwriting fee payable	$—	$8,050	$(8,050)	b	$—		$—		$—
Derivative liabilities	—	16,622	(7,360)	f	—		—		9,262
Other payables	405	—	—		—		203	l	608

Total liabilities	$9,155	$30,531	$(21,219)		$—		$275		$18,742

Commitments and contingencies
Class A common stock subject to possible redemption, 23,000,000 shares at $10.30 per share redemption value	—	236,900	(236,900)	g	—		—		—

Stockholders’ equity:
Net parent investment	3,645	—	(3,645)	h	—		—		—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized	—	—	1	e,g,i	4	k	—		5
Class B common stock, $0.0001 par value; 10,000,000 shares authorized	—	1	(1)	i	—		—		—
Additional paid-in capital	—	—	(34,287)	c,d,e,f,g,h,j	357,296	k	—	—	323,009
Accumulated other comprehensive income/ (loss)	—	—	—		—		—		—
Accumulated deficit	—	(30,375)	30,875	b,j	—		—	—	500

Total Shareholder’s Equity	$3,645	$(30,374)	$(7,057)		$357,300		$—		$323,514

Total liabilities, Redeemable Common Stock and Shareholder’s Equity	$12,800	$237,057	$(265,176)		$357,300		$275		$342,256

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021
(in thousands, except share and per share amounts)

	UAM Business Historical	Zanite Historical	Transaction Accounting Adjustments		Financing Adjustments	Autonomous Entity Adjustments		Pro Forma Combined
Operating expenses
Research and development	$(13,280)	$—	$—		$—	$(33,269)	dd	$(46,549)
General and administrative	(2,510)	(6,101)	(8,320)	aa	—	(29,559)	dd	(46,491)

Operating loss	(15,790)	(6,101)	(8,320)		—	(62,828)		(93,039)
Interest earned on investments held in Trust Account	—	23	(23)	bb	—	—		—
Change in fair value of derivative liabilities	—	20,600	(8,970)	cc	—	—		11,630
Transaction costs allocated to warrant issuance	—	—	—		—	—		—
Foreign currency loss	(77)	—	—		—	—		(77)

Loss before income taxes	(15,867)	14,522	(17,313)		—	(62,828)		(81,486)
Income tax benefit / (expense)	—	—	—		—	—		—

Net loss and comprehensive loss	$(15,867)	$14,522	$(17,313)		$—	$(62,828)		$(81,486)

Net Loss Per Share
Basic and Diluted Loss per share, Class A Redeemable Common Stock		$0.51						$(0.30)
Weighted-average shares of common stock outstanding, Class A Redeemable common stock—basic and diluted		23,000,000						270,592,132
Basic and diluted loss per share, Class B Non-redeemable Common Stock		$0.51						$—
Basic and diluted weighted average shares outstanding, Non-Redeemable Class B Common Stock		5,750,000						—

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2022
(in thousands, except share and per share amounts)

	UAM Business Historical	Zanite Historical	Transaction Accounting Adjustments		Financing Adjustments	Autonomous Entity Adjustments		Pro Forma Combined
Operating expense
Research and development	$(9,115)	$—	$—		$—	$(16,613)	dd	$(25,728)
Selling, general, and administrative	(809)	(1,577)	—		—	(6,159)	dd	(8,545)

Operating loss	(9,924)	(1,577)	—		—	(22,772)		(34,273)
Interest earned on investments held in Trust Account	—	21	(21)	bb	—	—		—
Change in fair value of derivative liabilities	—	6,953	3,105	cc	—	—		10,058
Foreign currency gain / (loss)	423	—	—		—	—		423

(Loss)/ profit before income taxes	(9,501)	5,397	3,084		—	(22,772)		(23,792)
Income tax benefit / (expense)	—	—	—		—	—		—

Net (loss)/ profit and comprehensive loss	$(9,501)	$5,397	$3,084		$—	$(22,772)		$(23,792)

Net Loss Per Share
Basic and Diluted profit/ (loss) per share, Class A Redeemable Common Stock		$0.19						$(0.09)
Weighted-average shares of common stock outstanding, Class A Redeemable common stock—basic and diluted		23,000,000						270,592,132
Basic and diluted profit per share, Class B Non-redeemable Common Stock		$0.19						$—
Basic and diluted weighted average shares outstanding, Non-Redeemable Class B Common Stock		5,750,000						—

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
(in thousands, except share and per share data)
1. Adjustments to Unaudited Pro Forma Condensed Consolidated Financial Information
The unaudited pro forma condensed consolidated financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the business combination occurred on the dates indicated.
The following unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of
Regulation S-X. The
Company has elected not to present management adjustments and will only be presenting transaction accounting adjustments, financing adjustments and autonomous entity adjustments in the unaudited pro forma condensed consolidated financial information. The autonomous entity adjustments are derived from contractual arrangements established with Embraer under a Master Services Agreement and a Shared Services Agreement and other third parties.
The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented. The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed consolidated statement of operations are based upon the weighted average number of the Company’s shares outstanding for the year ended December 31, 2021, and the period ended March 31, 2022 assuming the business combination occurred on January 1, 2021.
The transaction executed in accordance the Business Combination Agreement allowed Zanite public warrants to be reclassified to equity. As such, the public warrants will be remeasured at fair value at Closing and transferred at that value to equity. The equity classified public warrants will not be subject to subsequent remeasurement.
In connection with the transaction, the Incentive Plan was established for the Company according to which officers, directors and other eligible employees may be granted equity incentive awards and compensation. The pro forma condensed consolidated financial information reflects adjustments to account for the Incentive Plan.
Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet
The adjustments included in the unaudited pro forma condensed consolidated balance sheet as of March 31, 2022 are as follows:
Transaction Accounting Adjustments:

(a)	Reflects the reclassification of $236.95 million of cash and cash equivalents held in the Company’s trust account that became available following the business combination;

(b)	Reflects the payment of $7.55 million of deferred underwriters’ fees incurred in connection with Zanite’s IPO, which were paid upon completion of the business combination;

(c)
Reflects the payment of additional Zanite transaction costs in the amount of $8.82 million and a payment of accrued transaction costs amounting to $5.66 million, each of which were paid upon Closing. This adjustment also reflects the repayment by Zanite of amounts due under the promissory note entered into by Zanite and the Sponsor of $0.15 million.

(d)	Reflects a disbursement of cash in the amount of $25.71 million to Embraer or one of its affiliates as agreed upon in the Business Combination Agreement and paid upon Closing.

(e)
Reflects the actual redemption of 21,087,868 shares of Class A common stock for $217.29 million allocated to shares of Class A common stock and additional paid-in

capital using par value $0.0001 per share at a redemption price of approximately $10.30 per share.

(f)	Reflects an adjustment of $7.36 million to account for the reclassification of public warrants from liability to stockholders’ equity.

(g)	Reflects the reclassification of $236.9 million of Class A common stock subject to redemption to permanent equity upon completion of the business combination;

(h)	Reflects the elimination of $3.65 million of net parent investment and shares issued to Embraer as part of the Pre-Closing Restructuring;

(i)	Reflects the conversion of $0.58 million of Class B common stock into Class A common stock upon the consummation of the business combination on a one-for-one basis;

(j)	Reflects the reclassification of $30.38 million of Zanite’s historical accumulated deficit to additional paid-in capital upon consummation of the business combination.
Financing Adjustments:

(k)
Reflects the receipt of $357.30 million from the issuance and sale of 35.73 million shares of common stock at $10.00 per share plus equity classified new warrants without further contingency, pursuant to the PIPE Investment entered into with the PIPE Investors. New warrants to be issued contingent upon certain future milestones are considered share-based payment awards to potential customers in anticipation of future supply agreements within the scope of ASU

2019-08,

Codification Improvements—Share-Based Consideration Payable to a Customer. The awards will be measured and classified in accordance with ASC 718, Share Based Payment, and recognized under ASC 606, Revenue from Contracts with Customers, as consideration payable to a customer, and would be expected to be accounted for as variable consideration (i.e., a reduction of future revenue). Since the vesting of the warrants is contingent on the execution of future supply agreements, there is currently no accounting for the warrants under ASC 606 and therefore, there are no pro forma adjustments related to these warrants.

Autonomous Entity Adjustments:

(l)
Reflects the recognition of a right of use asset in the amount of $0.27 million with corresponding lease liability of $0.07 million in other payables and $0.21 million in other noncurrent payables related to the Lease Agreements.

Adjustments to Unaudited Pro Forma Condensed Consolidated Statements of Operations
The adjustments included in the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2021 and for the three months ended March 31, 2022 are as follows:
Transaction Accounting Adjustments:

(aa)
Reflects the Zanite transaction costs of approximately $8.32 million as if incurred on January 1, 2021, the date the business combination occurred for the purposes of the unaudited pro forma condensed consolidated statement of operations. This is a non-recurring item.

(bb)
Reflects the elimination of $0.02 million and $0.02 million for the year ended December 31, 2021 and for the three months ended March 31, 2022, respectively, of the interest earned on investments held in the trust account;

(cc)
Reflects the removal of $8.97 million and $3.11 million for the year ended December 31, 2021 and for the three months ended March 31, 2022, respectively, for the change in derivative fair value of the warrants, which will be classified in equity after the Closing

Autonomous Entity Adjustments:

(dd)
Reflects the following adjustments of $62.83 million and $22.77 million for the year ended December 31, 2021 and for the three months ended March 31, 2022, respectively, related to the Company being a standalone public company and incurring certain incremental costs resulting from:

•
The establishment of new business functions related to financial reporting and regulatory compliance, and costs associated with accounting, auditing, tax, legal, information technology, human resources, investor relations, risk management, treasury, and other general and administrative related functions of $48.82 million and $19.15 million for the year ended December 31, 2021 and for the three months ended March 31, 2022, respectively;

•	New insurance premiums of $1.51 million and $0.38 million for the year ended December 31, 2021 and for the three months ended March 31, 2022, respectively;

•
Software costs of $4.01 million and $1.00 million for the year ended December 31, 2021 and for the three months ended March 31, 2022, respectively, related to stand up of Eve’s information technology function; and

•
Incentive Plan awards granted by the Company of $8.49 million and $2.25 million for the year ended December 31, 2021 and for the three months ended March 31, 2022, respectively, to its employees and directors pursuant to the Incentive Plan. The director awards are subject to certain service vesting conditions and the employee awards are subject to certain service and performance vesting conditions.

Earnings (loss) per Share
Net earnings (loss) per share is calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the business combination and other related events, assuming the shares were outstanding since January 1, 2021. As the business combination is being reflected as if it had occurred as of January 1, 2021, the calculation of weighted average shares outstanding for basic and diluted net earnings (loss) per share assumes the shares issued in connection with the business combination have been outstanding for the entire periods presented. Under the maximum redemption scenario, 23,000,000 shares of Class A common stock assumed to be redeemed by Zanite public stockholders are eliminated as of January 1, 2021.

The unaudited pro forma condensed consolidated financial information has been prepared using the number of shares redeemed by holders of Class A common stock as of 5:00 p.m. ET on May 4, 2022, the deadline for submitting redemption requests in connection with the business combination, as follows:

•
This scenario presents 21,087,868 shares of Class A common stock redeemed for their pro rata share of the funds in Zanite’s trust account for an aggregate redemption payment of approximately $217.29 million.

in thousands, except share data	Year ended December 31, 2021	Period ended March 31, 2022
Pro forma net loss	$(81,486)	$(23,792)
Basic and diluted weighted average shares outstanding	270,592,132	270,592,132

Pro forma net loss per share – basic and diluted (1)	$(0.30)	$(0.09)

Weighted average shares outstanding – basic and diluted
EAH (2)	238,500,000	238,500,000
Zanite public stockholders	1,912,132	1,912,132
Zanite Initial Stockholders (3)	8,250,000	8,250,000
Third-Party PIPE Investors	14,730,000	14,730,000
Certain new warrants issued at closing	7,200,000	7,200,000

	270,592,132	270,592,132

(1)
Outstanding public warrants and private placement warrants are anti-dilutive and are not included in the calculation of diluted net loss per share. Eve Holding currently has 11,500,000 public warrants and 14,250,000 private placement warrants outstanding. Each warrant entitles the holder to purchase one share of common stock at $11.50 per share. Subject to the terms of the Warrant Agreement, these warrants are not exercisable until 30 days after Closing. In addition, new warrants exercisable for up to 7,200,000 shares of common stock are included in the basic and diluted net loss per share calculation as they are exercisable for little to no consideration upon Closing. Immediately after Closing, certain of the new warrants were exercised to purchase 800,000 shares of common stock for a purchase price of $0.01 per share.

(2)	Includes 18,500,000 shares of Common Stock purchased by EAH as part of the PIPE Investment.
(3)
Includes (i) 5,050,000 founder shares held by the Sponsor and (ii) and (ii) the 2,500,000 shares of common stock the Sponsor purchased in connection with the PIPE Investment at a purchase price of $10.00 per share, in each case, which were subsequently distributed by the Sponsor to its members at Closing on a pro-rata
basis. Also includes 250,000 founder shares held by Ronald D. Sugar, 150,000 founder shares held by John B. Veihmeyer, 150,000 founder shares held by Larry R. Flynn and 150,000 founder shares held by Gerard J. DeMuro.

BUSINESS
Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us,” or “our” refer to Eve Holding and its subsidiaries following the business combination, as applicable.
Our Mission
Our mission is to bring affordable air transportation to all passengers, improve quality of life, unleash economic productivity, save passengers time and reduce global carbon emissions.
Overview
Eve Holding
We are a leading developer of next-generation Urban Air Mobility (“UAM”) solutions. We are developing a comprehensive UAM solution that includes: the design and production of eVTOLs; a portfolio of maintenance and support services focused on our and third-party eVTOLs; fleet operations services conducted in collaboration with partners; and a new Urban Air Traffic Management system designed to allow eVTOLs to operate safely and efficiently in dense urban airspace alongside conventional aircraft and drones. We believe we are uniquely positioned to develop, certify and commercialize our UAM solution on a global scale given our aviation heritage, our strategic relationship with Embraer, our technology and intellectual property portfolio and the experience of our management team and employees, among other factors.
Our eVTOL has successfully completed important development steps, including engineering simulations, subscale test flights, wind tunnel tests and full-scale ground tests, which have enhanced the technological capability and maturity of our eVTOL. We expect to achieve type certification of our eVTOL in 2025 and reach entry-into-service in 2026. We have also begun validating simulations of our fleet operations services model in Brazil, working with partners and utilizing conventional helicopters, to better understand the needs of passengers, partners and community stakeholders that will benefit from our mobility services. We have also engaged with aviation organizations in various cities including Melbourne, Australia; Rio de Janeiro, Brazil; London, United Kingdom; and Miami, Florida, to develop and simulate a CONOPS to help inform the development of our UATM solution.
We plan to market our eVTOLs globally to operators of UAM services, including fixed wing and helicopter operators, as well as lessors that purchase and manage aircraft on behalf of operators. In addition, we plan to engage with operators of ride sharing platforms to secure committed hours of operation for our eVTOLs. To date, we have established an initial order pipeline of 1,910 vehicles valued at $5.5 billion from 21 launch customers. Our initial order pipeline is based on non-binding
agreements and therefore subject to change, consistent with common aviation practices. We plan to participate in the fleet operations market in collaboration with operating partners through various revenue and risk-sharing arrangements. We do not plan to hold eVTOLs on our own balance sheet, and will instead establish joint operations with partners and grow our fleet operations services in a capital efficient manner, partner by partner. To date, we have signed non-binding
agreements with 18 operating partners to explore the establishment of joint UAM fleet operations services. We expect to offer eVTOL service and support capabilities to UAM fleet operators, and we plan to offer our UATM systems primarily to air navigation service providers, fleet operators and vertiport operators.
Embraer
Embraer is a publicly held joint stock company duly incorporated under the laws of Brazil. Originally formed in 1969 by the Brazilian government, Embraer has grown from a government-controlled company, established to develop and produce aircraft for the Brazilian Air Force, into a publicly held company that produces aircraft for commercial and executive aviation and for defense and security purposes and provides related services. As part of its evolution, Embraer has obtained, developed and enhanced its engineering and technological capabilities through its own development of products and through joint product development.

Embraer is a leader in a number of aviation categories, including commercial jets with up to 150 seats and executive jets. Embraer has an extensive history of designing, delivering and certifying commercial and executive aircraft in the United States, Brazil and Europe, on-time
and under-budget.
Embraer has applied its capabilities to develop innovative solutions and maintain its technical leadership position. One of the key contributors to Embraer’s innovation strategy is EmbraerX, a market accelerator committed to the development of new businesses, products, technologies, services and processes. Launched in 2017 as a disruptive business subsidiary of Embraer, EmbraerX has a presence in innovation hubs in Silicon Valley, Boston, the Florida Space Coast and Europe, and is integrated with Embraer’s competencies in Brazil and worldwide. The EmbraerX team of innovators, creators, thought leaders and designers combine the vision of human-centered development with business and engineering expertise to tackle some of society’s most significant mobility challenges. The UAM Business that was contributed to Eve as part of the business combination transaction was incubated for nearly four years within Embraer and is the first company to graduate from EmbraerX.
Development of the Urban Air Mobility Market
Demand for urban air mobility services is being driven primarily by urbanization, increasing traffic congestion and the development of autonomous mobility technologies. According to the United Nations, over half of the world’s population lives in urban settings. From 2010 to 2040, urban populations are expected to grow 62%, from 3.6 billion to 5.9 billion people, creating a pressing need for new urban transportation solutions. In addition, traffic congestion imposes a significant cost on society in terms of lost productivity, fuel costs and greenhouse gas emissions. According to the Department of Transportation, congestion in urban road networks is estimated to cost the United States $85 billion per year alone, causing communities to look to air travel for relief from frustrating and costly traffic jams. Finally, advances in autonomous technologies in ground vehicles are expected to pave the way for autonomous air travel in the future. According to a forecast from Deloitte, 33 million autonomous ground vehicles are expected to be shipped in 2040, a significant increase from 1 million units expected to be shipped in 2025.
Global initiatives to reduce carbon emissions are driving a trend towards electrification in transportation, creating favorable conditions for UAM development. According to the Environmental Protection Agency, transportation is the single biggest contributing factor to greenhouse gas emissions in the United States. Fuel costs for both automobiles and aircraft have been increasing steadily in recent years, and fuel costs are the second biggest expense in the aviation industry next to labor costs, according to JPMorgan. Objectives to reduce carbon emissions and save fuel costs are driving rapid growth in electrified vehicles. Based on research by the International Energy Agency, electric and plug-in
hybrid electric vehicles sales are expected to increase from 35% of total sales in 2020 to 61% of total sales by 2030. In connection with this growth, rapid advancements in battery technologies used in the automotive sector are opening new applications for electrification in the aviation sector, such as eVTOLs.
Development of the UAM market is also being fueled by a recognition of a compelling consumer value proposition – namely the ability to reduce transit times with a mobility service that is priced competitively with ground transportation alternatives. According to a user assessment study that we conducted, 89% of the over 14,000 consumers we surveyed indicated they would utilize UAM services frequently (either daily, weekly or monthly). In addition, 83% of the consumers we surveyed indicated they would pay a price premium of at least 1.5x over a taxi service to save commuting time by using UAM services.
UAM services also have the opportunity to address many of the shortcomings of helicopter operations, bringing the benefits of vertical air transportation to mainstream consumers in an affordable, safe and community friendly manner. We estimate that our eVTOL can deliver a 65% savings in direct operating costs compared to conventional helicopters on a piloted basis, and an 85% savings after transitioning to autonomous mode in the future. The operating cost advantage of eVTOLs is expected to translate into affordable ticket prices for general public passengers. In addition, the simplified design and redundant propulsion and electrical systems of eVTOLs are designed to deliver much greater safety levels when compared to helicopters, providing prospective UAM passengers with increased peace of mind. Finally, while helicopters are prohibited from operating near many populated areas due to unacceptable noise generated by their rotors, our eVTOL is designed to generate a 90% lower noise footprint compared to helicopters, opening the door for vertiports to be conveniently located within urban settings.
The aforementioned factors are expected to contribute to the development of a new Urban Air Mobility ecosystem, resulting in a significant, new global market opportunity. According to the Commercial Market Report, the global passenger UAM market is expected to grow from $10 billion in 2025 to $119 billion 2040, representing a cumulative total revenue opportunity of $762 billion over the
15-year
forecast period. Based on its research and analysis, KPMG further segmented the global passenger UAM market into the following segments:

•	eVTOL Vehicle Sales : Forecasted to grow to $49 billion by 2040 ($300 billion cumulatively) with an estimated 51,000 vehicles in operation by 2035 and 106,000 by 2040

•	Fleet Operation s: Forecasted to grow to $47 billion by 2040 ($302 billion cumulatively) with an estimated 261 million passengers served annually by 2035 and 822 million by 2040.

•
eVTOL Service and Support:
Forecasted to grow to $16 billion by 2040 ($123 billion cumulatively) with material services, maintenance and training representing 63%, 33% and 4% of the 2040 forecast, respectively.

•
Urban Air Traffic Management
: Forecasted to grow to $6 billion by 2040 ($38 billion cumulatively), driven by anticipated investments from air navigation service provider, fleet operators and vertiport operators.

In its June 2021 report, KPMG also highlighted the
non-passenger
UAM market opportunity, consisting of cargo, defense and emergency services applications. Taken together, these adjacent UAM markets represent an incremental $82 billion revenue opportunity by 2040.
UAM Execution Requirements
The magnitude of the UAM market opportunity has led to a significant wave of investments from a wide array of industry participants, including aviation incumbents and new, emerging providers. However, industry analysts expect the UAM market will ultimately be led by a more select group of participants, much like the traditional commercial aviation industry. We believe the following factors are essential ingredients to success in the emerging UAM market.
Optimal Aircraft Design
. There are a number of eVTOL design configurations currently being pursued, each with tradeoffs in terms of performance characteristics, reliability, cost efficiency and ease of certification. For example, tilt rotor designs are optimized for speed and range, but introduce complexities that can make the vehicle more challenging to certify and operate reliably. Multi-rotor aircraft are the simplest to certify, but have an extremely reduced payload and range given their slow speed and battery consumption. Alternatively, the “lift plus cruise” configuration that we have chosen strikes an ideal balance between performance and operating costs, with a simple design that is easy to maintain and straightforward to certify. Given the heavy upfront costs associated with designing eVTOLs, choosing the right vehicle design for the intended mission is a critical decision that would be extremely difficult for UAM providers to alter in the future.
Certification Experience
. Before any aircraft can operate commercially, providers must receive vehicle type certification from the relevant aviation regulatory authorities. This certification process is extremely complicated, time consuming and challenging, even for well-established aircraft developers. Having experience with the certification process and relationships with the regulatory agencies is, therefore, a key advantage for any UAM participant. But type certification is just one step in the evolution of any aircraft program. Developers must also obtain production certification that authorizes the manufacture of aircraft under the type certificate. This critical step requires a robust quality control system capable of ensuring that each aircraft produced conforms to the approved design.

Solution Breadth
. UAM is an entirely new market, so it is not enough for industry participants to simply design and manufacture an eVTOL. Leading providers will also need to offer a comprehensive solution, either alone or with partners, that addresses fleet operations, maintenance and support, air traffic management systems and ground-based landing and charging infrastructure, among other elements.
Ability to Scale Globally
. UAM is expected to be a global market, with many of the largest markets for UAM services expected to develop outside of North America. For this reason, successful UAM participants will need to have a worldwide presence and extensive capabilities to serve customers and partners wherever they operate.
Financial Strength
. Given the capital intensive nature of the UAM industry, successful participants must have access to sufficient investment capital to grow and expand their operations in advance of expected future revenues and profits. In addition, building a healthy order pipeline will be essential for UAM providers to give customers, partners, investors and other stakeholders confidence in their future prospects.
Our UAM Solution
We are developing a comprehensive solution that addresses each of the major elements required to make UAM services a reality. Key elements of our solution include the following:
eVTOL Production and Design
. We have introduced an eVTOL that is optimized for the UAM mission. Our eVTOL employs a lift plus cruise design that features eight redundant rotors that provide lift for takeoff, hover and landing, two propellers that provide forward propulsion and two wings that enable efficient and quiet cruising. Our eVTOL is designed to initially accommodate four passengers and a pilot, with the expected ability to transport six passengers without a pilot once autonomous capabilities are introduced. Based on an analysis conducted in collaboration with the Massachusetts Institute of Technology, we expect the range of our eVTOL (100 km at entry into service) will enable us to address 99% of UAM missions within cities and metropolitan areas. Our eVTOL is currently in the early development phase with an expected entry into service in 2026.
Service and Support
. We plan to offer a full suite of eVTOL service and support capabilities, including material services, maintenance, technical support, training, ground handling and data services. Our services will be offered on an agnostic basis – supporting both our eVTOL and those produced by third-parties. We expect to leverage the global support network of Embraer to deploy our eVTOL services in an efficient, cost-effective and scalable manner. We recognize that vehicle support services are a vital element to enable UAM services to operate effectively and safely, and that high-quality and responsive support is a key purchasing consideration for our targeted customers.
Fleet Operations
. We plan to build a fleet operations business in collaboration with selected partners. We do not plan to hold eVTOLs on our own balance sheet, build airline operations ourselves or compete with our customers. Instead, we will form revenue and risk sharing partnerships that will allow us to scale our fleet operations in a capital efficient manner, and grow rapidly in a partner-by-partner
manner. We will contribute to these partnerships our expertise in vehicle design, urban operations and vehicle maintenance, while our partners will contribute their expertise in managing route networks, selling tickets and serving passengers. To date we have signed agreements with 18 operating partners to evaluate potential joint fleet operations.
Urban Air Traffic Management
. We are developing a next-generation UATM system to enable eVTOLs to operate safely and efficiently in dense urban airspace along with conventional fixed wing and rotary aircraft and unmanned drones. Our UATM software platform is being developed in partnership with Embraer’s Atech subsidiary – developer of the air traffic control system used in Brazil and other global markets. We expect to offer our UATM solution primarily as a subscription software offering to customers that include air navigation service providers, fleet operators and vertiport operators. We are currently validating our UATM approach through CONOPS collaborations with stakeholders in Rio de Janeiro, Brazil; London, United Kingdom; Melbourne, Australia; and Miami, Florida.

We are responsible for designing and delivering each of the four elements of our solutions listed above. However, a portion of these solutions will be developed with Embraer through the MSAs and Shared Services Agreement, which will allow us to deliver our solutions more efficiently and cost-effectively. Through these agreements, Embraer will essentially act like a subcontractor to Eve Holding, with Eve Holding remaining ultimately responsible for the Integrated Product Development of the eVTOL. Pursuant to such agreements, we will have access to Embraer’s engineering services, flight test infrastructure, manufacturing resources and established aftermarket network, among other assets, on an as-needed
basis at attractive cost-based pricing. In addition, we plan to engage with partners beyond Embraer to assist in delivering our solutions, including our fleet operation services which we plan to design and deliver in collaboration with helicopter and fixed wing operators and ride sharing partners.
As a stand-alone entity, Eve Holding is ultimately responsible for the program management of all UAM projects and initiatives, including the services provided by Embraer, as well as the creation and execution of our business plan.
Eve Holding will also be the face to the customer, and, as such, is responsible for all aspects of the business’ sales function, including performing market and user research activities, identifying potential exponential technologies, evaluating consumer insights and analyzing the market forces that impact the UAM ecosystem and its players. Using such insights, Eve Holding is directly responsible for creating a cohesive user experience and ultimately implementing this vision to accelerate the growth of the UAM market and our business.
Eve Holding is also responsible for prospecting and engaging new partners across the eVTOL ecosystem— including infrastructure, energy, platform and assets—as well as identifying business innovation and growth opportunities to generate other products and services ideas that complement our UAM solutions.
Finally, Eve Holding will be the primary point of contact with the applicable airworthiness authorities and will lead the related certification activities. As the holder of the eVTOL Type Certification, Eve Holding will be tasked with maintaining the Type Certification throughout the product life cycle.
Our Customers and Partners
We plan to market our eVTOLs globally to operators of UAM services, including fixed wing and helicopter operators, as well as lessors that purchase and manage aircraft on behalf of operators. In addition, we plan to engage with operators of ride sharing platforms to secure committed hours of operation for our eVTOLs. To date, we have established an initial order pipeline of 1,910 vehicles valued at $5.5 billion from 21 launch customers.
(1)
Our initial order pipeline is based on
non-binding
agreements, consistent with common aviation practices. As of December 30, 2021, our disclosed eVTOL launch customer list includes the following:

Fixed Wing Operators	Helicopter Operators	Aircraft Lessors	Ride Sharing Platforms
Republic Airways SkyWest GlobalX	Avantto Bristow Group Halo Aviation Helisul Aviação Nautilus Aviation Omni Helicopters Sydney Seaplanes	Azorra Aviation Falko Regional Aircraft	Ascent Flights Global Blade Air Mobility Flapper Tecnologia Helipass

(1)
Our pipeline is based on launch orders (including purchase options) and capacity deals that are non-binding
and subject to material change. Capacity deals are converted from annual hourly commitments to vehicles assuming 1,000 hours per vehicle per year.

To support the development of our fleet operations business, we have established partnerships with 18 operators across the fixed wing, helicopter and ride sharing segments via non-binding
agreements. In addition to the partners listed above, our disclosed fleet operations partner network, as of December 30, 2021, includes: Kenya Airways, Microflite and Widerøe Zero.
We also recognize that scaling a UAM business requires collaboration from partners spanning the entire ecosystem, including those providing critical technology elements, charging infrastructure, vertiports and financing services. In addition to our launch customers and operating partners listed above, our partner network, as of December 30, 2021, includes the following:

Technology	Renewable Energy	Vertiports	Financing
BAE Systems Rolls-Royce Thales Group	EDP Group Florida Power & Light	Heathrow Airport Jetex London City Airport Pentastar Aviation Rio de Janeiro International Signature Aviation Skyports Universal Aviation	BNDES Bradesco BBI
Our Competitive Strengths
We believe the following competitive strengths distinguish us from our competitors and position us for leadership in the developing UAM market:
Optimal Vehicle Design for the Intended Mission
.
We have chosen a practical and efficient lift plus cruise eVTOL design that features eight rotors for lift, two propellers for forward propulsion and two wings for efficient and quiet cruising. We believe our lift plus cruise configuration provides the range and speed required to address 99% of intra-city and intra-metro missions, with a simple design that avoids complex moving parts like tilt rotors. The simplicity of our design is expected to make our vehicle highly reliable, reducing downtime and maintenance costs. We also expect our eVTOL design to create a clear pathway to achieve type certification by utilizing existing fixed wing and rotary aircraft certification criteria.
Proven Aircraft Certification Experience
.
We were formed as a business of Embraer – a recognized leader in the aviation sector with a
50-year
track record of success. Embraer has successfully certified over 30 aircraft models during the past 25 years – the most of any aircraft manufacturer. Embraer has proven its ability to certify new aircraft models on time, on spec and under budget. In addition, Embraer has long-standing relationships with global aviation regulatory agencies, with demonstrated success securing “triple certifications” from ANAC in Brazil, the FAA in the United States and EASA in Europe. We expect to benefit from this history of success, the experience of our team and our strategic partnership with Embraer, which includes support and resources to assist with type certification.
Holistic UAM Solution
.
We have introduced a comprehensive UAM solution that spans four key pillars: eVTOL design and production, eVTOL maintenance and support, fleet operations and UATM systems. Within each of these areas, we believe we have distinct competencies and advantages that uniquely position us for success. By offering a holistic solution, we believe we can accelerate the development of the UAM market, engage UAM stakeholders at a strategic level to help influence the development of the ecosystem and maximize the value we can deliver to our customers and partners. We also believe that our four business segments are highly synergistic, so success in one area will fuel growth in other areas.

Strategic Support from Embraer
.
We believe our relationship with Embraer will allow us to accelerate and de-risk
the development of our UAM solution. Through our Services Agreements with Embraer, we will have access to Embraer’s vast resources at specified cost-based rates. We will have first-priority access to approximately 5,000 Embraer employees, including 1,600 identified engineers with significant design and aeronautical expertise, with the ability to flex up and flex down resource utilization based on demand. In addition, pursuant to the Services Agreements, we will have a royalty-free license to Embraer’s background intellectual property to be used within the UAM market. We also believe our partnership with Embraer provides us with a significant cost advantage because we can utilize existing resources, such as flight test infrastructure, on an as-needed
basis without incurring the cost of a greenfield investment.
Powerful Partner Network
.
We have built a global partner network that we believe provides us with significant commercial leverage, broad market access, substantial resources and strong validation of our business prospects. Our partner network includes dozens of industry leaders spanning fixed wing and rotary operators, ride sharing platform providers, technology specialists, renewable energy providers, ground infrastructure providers and financing partners. Our partner network is also global in scope, providing us with enhanced access to key UAM markets around the world. As we execute our strategic growth plan, we will continue to broaden and deepen our partner ecosystem and operate in an open and collaborative manner.
Significant Revenue Visibility
.
To date, we have built an order pipeline that consists of 1,910 vehicles valued at $5.5 billion from 21 launch customers based on non-binding
agreements. We believe this order pipeline is the largest in the UAM industry in terms of number of vehicles and number of customers. Our order pipeline provides us with a healthy level of revenue visibility, totaling more than our expected aggregate vehicle shipments over our first four years of shipments. The strength of our order pipeline gives us confidence in making upfront investments to commercialize our solution and also reflects favorably on the market perception of our UAM solution. We are focused on further expanding our order pipeline through continued engagement with current and prospective customers.
Highly Experienced Management Team and Board
.
We have assembled a senior leadership team and board of directors with significant levels of experience in the aviation industry. Our
Co-CEO,
Gerard DeMuro, has over 40 years of experience and was previously CEO of BAE Systems, Inc. and EVP of General Dynamics. Our
Co-CEO,
André Stein, has over 25 years of aviation experience, was previously head of strategy for EmbraerX and has led Eve since its inception in 2017 as a business of Embraer. The rest of our senior leadership team has been handpicked from Embraer to join Eve, after having led more than 30 successful aircraft projects over their careers. The individuals who have agreed to join our board at closing of the contemplated transaction include: Luis Carlos Affonso, SVP, Engineering, Technology and Strategy at Embraer; Kenn Ricci,
Co-CEO
of Zanite Acquisition Corp. and Principal of Directional Aviation Capital; Michael Amalfitano, CEO of Embraer’s highly successful executive aircraft division; Marion Clifton Blakey, Former CEO of Rolls-Royce North America and Former FAA Administrator; Paul Eremenko, CEO of Universal Hydrogen and Former CTO of Airbus; Sergio Pedreiro, former Chief Operating Officer of Revlon, Inc.; and José Manuel Entrecanales Domecq, Chairman and CEO of Acciona, S.A. We believe the experience and caliber of our leadership team and board designees is a unique and compelling advantage.
Our Growth Strategy
The following are key pillars of our growth strategy that we believe will enable us to establish a market leading position in the UAM market:
Combine a Startup Mindset with Established Execution Skills
.
Embraer established Eve as a separate organization with the goal of providing an ideal combination of the agility and innovation of a technology disrupter with the support and resources of an established industry leader. As we look to grow and expand our operations, we will seek to leverage this unique culture to attract employees with entrepreneurial styles and arm them with scarce and valuable resources to maximize their effectiveness and impact.

Utilize Hybrid Innovation Approach
.
Our partnership with Embraer provides us with a vast portfolio of background intellectual property to utilize on a royalty free basis. We will continue to design our solutions by combining the best of these established technologies with our own, proprietary innovations. For example, our eVTOL leverages proven, fifth generation fly-by-wire
systems developed by Embraer, along with a bespoke
man-machine
interface developed by Eve. This hybrid design approach allows us to accelerate our development roadmaps, leverage proven technologies and focus our engineering resources on the highest value and most differentiated design elements.
Follow Established Development and Certification Practices
.
As we design and certify our eVTOL, we are leveraging approaches that have been proven by Embraer over the last 50 years. For example, we make extensive use of proof-of-concept
vehicles and subscale models to allow us to rapidly iterate and test core building blocks to ensure thoroughly vetted subsystems and avoid costly and time-consuming redesign as the vehicle matures. We are also engaging with ANAC in Brazil as the primary certification authority, with a bilateral agreement with the FAA, as Embraer has done successfully over many years. While the FAA will likely be processing multiple eVTOL applications and vehicle types over the next few years, we expect to benefit from greater attention from ANAC.
Scale Fleet Operations Partner by Partner
.
We have elected to build out our fleet operations business in collaboration with partners, thereby sharing both revenue and risk. While some UAM participants have indicated plans to build their own flight operations on a city-by-city
basis, we have opted instead to scale our fleet services on a partner-by-partner
basis, and avoid making costly upfront investments and competing with our prospective customers. For example, we have announced strategic relationships with both Republic Airways and SkyWest, with the objective of providing us with rapid and comprehensive coverage of most cities in North America as the UAM market develops. As these partners construct their own UAM operations in collaboration with us, we expect to leverage their investments, resources and expertise. We plan to follow a similar strategy to grow our fleet operations business in other global markets.
Leverage Partnerships and Acquisitions
.
In order to realize the promise of UAM, we believe partnerships will be essential. We plan to leverage our leading partner ecosystem to accelerate our development and commercialization timelines and to create a more complete, end-to-end
UAM solution. We also plan to selectively evaluate opportunities for strategic acquisitions to bolster our organic growth strategy, capitalizing on the acquisition experience of our senior leadership team. Upon the completion of the contemplated transactions, we expect to have additional resources to assess synergistic acquisition opportunities as they are identified. We may pursue acquisitions to augment and expand our UAM portfolio, expand our market presence in specific markets or add additional talent to our organization.
eVTOL Technology Considerations
Our technology platform combines a holistic eVTOL aircraft designed for high performance, low operating costs, zero local emissions, low acoustic footprint and a high level of safety. Our aircraft design choice was informed by a view that complex mechanisms, such as the ones used in tilting rotors or wings, significantly increase the challenge of vehicle certification, in addition to increasing unit and operational costs. Additionally, there is an impact on the safety level of a vehicle by adopting tilting mechanisms due to the increased number of failure conditions that the vehicle may experience. Considering that eVTOLs are expected to primarily conduct short missions in metropolitan areas, these safety disadvantages outweigh any energy-efficiency benefits offered by tilting mechanisms, in our view. Therefore, we believe the lift plus cruise configuration that we selected, along with other design choices that aim to simplify our eVTOL, provides a high level of safety with an optimal balance of performance and operational cost.
The necessary lift for hover flights of our vehicle is generated by eight rotors that are supplied by redundant energy paths from a high-voltage battery. Having this number of independent rotors provides redundancy so the vehicle can be operated safely in the unlikely event a failure renders a rotor inoperative. During horizontal flight, additional safety is provided by the fixed wings, which enable the vehicle to have an extended range after any unlikely pusher failure. These characteristics are essential to achieving the safety level needed to operate as an urban mobility vehicle.
The performance and operating cost of an eVTOL is largely dictated by battery pack performance. It is important to maximize the energy of the battery pack while meeting power demands at a low state of charge and end of life, have a fast charge capability and ensure a long cycle life. Achievement of these objectives is influenced by the choice of cell chemistries to meet the vehicle’s energy and power needs to perform its mission and by defining a battery architecture that satisfies the vehicle´s requirements in both normal and abnormal operation (i.e., in the case of failures of electrical propulsion components). Additionally, it is essential that the choice of configuration addresses a balance of features well suited for the mission to be performed. This balance contributes to the robustness of the vehicle in a range of situations that might be encountered during flight operations, including variations in temperature, winds, atmospheric disturbances (including from building wakes or other aircraft traffic), route changes or the need to change destination due to landing zone unavailability. A vehicle that demands high power during hover, for example, will have lower capability to handle the unexpected need of a longer holding period before landing.
Another key criteria of an eVTOL for urban mobility is the noise emitted by the vehicle in operation. The distributed propulsion utilized in our vehicle enables us to reduce the rotor blade tip speeds when compared to helicopters. The blade tip speed is the most important parameter associated with noise generation, followed by blade loading. The configuration chosen for our vehicle enables a large rotor area, which in turn, contributes to lower noise levels than configurations with smaller rotor areas. This approach, combined with the use of electric motors, which are dramatically quieter than internal combustion engines, makes our vehicle quieter than helicopters, bringing benefits to the communities where it will be operated, in addition to the passengers themselves. Additionally, our eVTOL performs the cruise portion of the mission with the rotors turned off, while generating lift from the fixed wings, which significantly decreases vehicle noise during this phase of the flight. Finally, rotor impulsivity, an important contributor to helicopter noise, will not be present in our eVTOL noise signature, which is another significant benefit.
Our eVTOL, as with all eVTOLs with distributed propulsion, need complex fly-by-wire
flight control systems in order to be controllable and have stability in all phases of flight. These systems must be “closed loop,” meaning that the pilot commands a response from the vehicle and the control system employs the control surfaces at the necessary rate and deflection for that vehicle response to be achieved and maintained while the pilot maintains the command. We and Embraer are uniquely positioned to build eVTOL fly-by-wire
control systems based on the experience gained through the development and certification of several conventional aircraft employing similar systems. In these projects, Embraer has been able to increase passenger comfort and vehicle safety and performance through the use of fly-by-wire
control systems, a technology that we will also leverage in our eVTOL development.
Finally, our vehicle will begin its operations with a pilot onboard and evolve to an autonomous vehicle once the maturity level of the technology of both onboard systems and air traffic management systems support autonomous flights. We believe that initiating operations with a pilot onboard increases safety and robustness in an ecosystem that will be under development with respect to the air traffic management and technology employed in the vehicles. As the technology, vehicle and ecosystem evolve, pilot functions are expected to be gradually taken over by the aircraft systems, decreasing pilot workload until the vehicle can become fully autonomous safely and effectively.
Research and Development
We are conducting extensive research and development to produce our eVTOL. Today, a significant portion of our team is focused on the development and testing of our concept vehicles. These aircraft serve as technology development testbeds to evaluate candidate system architectures and components for our certified production aircraft. Additionally, we are performing research and development on battery systems and other electric powertrain components in order to maximize the performance of the aircraft through lab bench and rig tests. We are also investing significant effort in simulations, including with pilots in the loop in our development simulator.
Manufacturing
To support our manufacturing needs, we have entered into a Master Services Agreement and a Shared Services Agreement with Embraer and a Master Services Agreement with Atech, pursuant to which Embraer and its subsidiaries will, among other things, provide us with manufacturing services for an initial term of 15 years.
We plan to initially develop our
proof-of-concept
vehicles, test beds, simulators and other testing tools in one of Embraer’s existing facilities in Brazil in collaboration with local suppliers. The development and manufacturing of our initial flight-test prototypes and, ultimately, the beginning of our aircraft series production is also expected to take place in one of Embraer’s existing facilities.
As our business grows, we plan to transition the serial manufacturing of our aircraft to our own manufacturing modules, each designed to produce up to 360 vehicles per year. The number of modules in operation will be based on anticipated customer demand. The location of our manufacturing modules will be based on economic factors as well as proximity to the markets in which our eVTOLs are expected to be deployed.
Material Agreements
Services Agreements
Master Services Agreement – Embraer and Eve
As contemplated by the Business Combination Agreement and in connection with the transfer of the UAM Business to Eve, on December 14, 2021, Eve entered into a Master Services Agreement with Embraer (the “Embraer MSA”), pursuant to which the Embraer Parties (as defined therein) will provide to Eve and its subsidiaries certain products and services relating to the development, certification, manufacturing and support of eVTOL pursuant to certain statements of work that have been or will be entered into from time to time between the parties in connection with the Embraer MSA. Specifically, pursuant to the Embraer MSA, the Embraer Parties have agreed to (i) perform a set of integrated processes and coordinated activities designed to bring eVTOLs to market, including product engineering, testing engineering and product integrity (including airworthiness / regulation and operational standards), manufacturing engineering, quality, tooling, supply chain management, and related service and support and (ii) develop integrated UAM Business Services including services development, parts planning, technical support, aircraft on ground (AOG) support, maintenance and repair overhaul (MRO) planning, training, special programs and technical publications development. After obtaining type certification (TC), Eve also has the right under the Embraer MSA, but not the obligation, to engage the Embraer Parties for certain post-TC
engineering services and for eVTOL manufacturing services. In exchange for such services, Eve will pay the Embraer Parties certain fees according to the fee schedule attached to the relevant statement of work, as well as reimburse the Embraer Parties for certain reasonable and documented out-of-pocket
costs and expenses incurred by Embraer and its representatives in connection with a statement of work.
Pursuant to the Embraer MSA, Embraer has also agreed to assign to Eve all of Embraer’s right, title and interest to any foreground intellectual property developed by the Embraer Parties in the course of performing services set forth in any statement of work entered into pursuant to the Embraer MSA, to the extent that such intellectual property is (i) expressly described as assigned foreground intellectual property or a deliverable in a statement of work or (ii) primarily used in or primarily related to the UAM Business or the UATM Business, in each case, provided that such intellectual property is neither expressly excluded from assignment under a statement of work nor is it Agnostic IP (as defined in the Embraer MSA). In addition, Embraer has granted to

Eve, solely in connection with UAM Business or the UATM solution, (x) an exclusive license to foreground intellectual property not assigned to Eve under the Embraer MSA, (ii) a non-exclusive
license to intellectual property created by the Embraer Parties independently of the Embraer MSA and (iii) a non-exclusive
license to existing intellectual property owned by the Embraer Parties, in each case, which intellectual property is disclosed or delivered to Eve under a statement of work or which is necessary for Eve to receive services or products under a statement of work pursuant to the Embraer MSA. Each of the licenses pursuant to the Embraer MSA are made on a royalty-free basis.
The Embraer MSA contains certain indemnification obligations related to the services provided thereunder. Pursuant to the Embraer MSA, Eve has agreed to indemnify and hold harmless the Embraer Parties for losses incurred by them from third-party claims which arise out of the provision of products or services pursuant to the Embraer MSA, as well as losses from third-party claims arising out of the conduct of the UAM Business by or on behalf of Eve, its subsidiaries or its representatives, except where such losses are attributable to the fraud, gross negligence or willful misconduct of any Embraer Party. Embraer has also agreed to indemnify and hold harmless Eve and its representatives for losses incurred by them from (i) third-party claims which arise out of an Embraer Party’s fraud, gross negligence or willful misconduct in connection with its provision of products or services under the terms of the Embraer MSA and (ii) Embraer’s failure to provide such products and services in accordance with an agreed-upon standard of care. Other than indemnification obligations which arise out of fraud, willful misconduct or gross negligence, such obligations are capped at 30% of the aggregate amounts paid or payable to Embraer pursuant to the Embraer MSA in the twelve months preceding the event giving rise to such claim.
The initial term of the Embraer MSA is expected to end on the 15th anniversary of its effective date, unless earlier terminated. Subject to customary cure periods, each party may terminate the Embraer MSA or a related statement of work upon a material breach by the other party.
Master Services Agreement – Atech and Eve
As contemplated by the Business Combination Agreement and in connection with the transfer of the UAM Business to Eve, on December 14, 2021, Eve entered into a Master Services Agreement with Atech (the “Atech MSA”), pursuant to which Atech has agreed to provide Eve certain products and services related to the development of the UATM Business pursuant to statements of work that have been or will be entered into from time to time between the parties in connection with the Atech MSA. Specifically, Atech will provide support for conception and system design stages for the elaboration of the UATM Solutions, as well as the development and deployment of the UATM Solution, including qualification, industrialization and production. Eve will also have the right under the Atech MSA, but not the obligation, to engage Atech for the customizations, set ups, implementation, deployment, upgrades, improvements, maintenance, management, training, and sustaining of the UATM products and services that are produced through Atech’s performance of its obligations under the Atech MSA. In exchange for such services, Eve will pay Atech certain fees according to the fee schedule attached to the relevant statement of work, as well as reimburse Atech for certain reasonable and documented out-of-pocket
costs and expenses incurred by Atech and its representatives in connection with a statement of work.
Pursuant to the Atech MSA, Atech has agreed to assign to Eve all of Atech’s right, title and interest to all intellectual property developed by the Atech Parties (as defined in the Atech MSA) during the term of the Atech MSA that is exclusively related to the UATM Solutions, to the extent fully-funded by Eve and used by the Eve Parties in the UAM Business during such term, in each case, provided that such intellectual property is developed or otherwise arises from activities carried out by the Atech Parties pursuant to the Atech MSA. Subject to certain exceptions, upon Atech’s request, Eve has agreed to grant to the Atech Parties a reasonable royalty-bearing license (exclusive in Brazil, and non-exclusive
outside Brazil) to all such assigned intellectual property, in each case solely to reproduce any software in or related to such licensed intellectual property for purposes of developing, producing, marketing and selling the Atech Parties’ own products, services and solutions.

The Atech MSA contains certain indemnification obligations related to the services provided thereunder. Pursuant to the Atech MSA, Eve has agreed to indemnify and hold harmless the Atech Parties for losses incurred by them from third-party claims which arise out of the provision of products or services pursuant to the Atech MSA, as well as losses from third-party claims arising out of the conduct of the UAM Business by or on behalf of Eve, its subsidiaries or their representatives, except where such losses are attributable to the fraud, gross negligence or willful misconduct of any Atech Party. Atech has also agreed to indemnify and hold harmless Eve and its representatives for losses incurred by them from third-party claims which arise out of an Atech Party’s fraud, gross negligence or willful misconduct in connection with its provision of products or services under the terms of the Atech MSA. Other than indemnification obligations which arise out of fraud, willful misconduct or gross negligence, such obligations are capped at 30% of the aggregate amounts paid or payable to Atech pursuant to the Atech MSA in the twelve months preceding the event giving rise to such claim.
The initial term of the Atech MSA is expected to end on the 15th anniversary of its effective date, unless earlier terminated. Subject to customary cure periods, each party may terminate the Atech MSA or a related statement of work upon a material breach by the other party.
Services Agreement – Brazilian Subsidiary and Eve
As contemplated by the Business Combination Agreement and in connection with the transfer of the UAM Business to Eve, on December 14, 2021, Eve entered into a Services Agreement with the Brazilian Subsidiary (the “Eve Brazil Services Agreement”), pursuant to which the Brazilian Subsidiary will perform certain enumerated services for Eve relating to the development of program milestones and timelines, cost assumptions, financial projections and goals, ecosystem and market share assessments, and target markets for the UAM Business (including all strategies related to the eVTOL, UATM Solution and UAM Business Services). The Brazilian Subsidiary has also agreed to perform additional services related to preparation, strategic analysis and product development related to eVTOL entry into service and operation, including managing partnership contracts, marketing and user experience. In exchange for such services, Eve will pay the Brazilian Subsidiary certain fees according to Brazilian transfer pricing regulations, as well as reimburse the Brazilian Subsidiary for certain reasonable and documented out-of-pocket
costs and expenses incurred by it and its representatives in connection with the services performed under the Eve Brazil Services Agreement.
The Eve Brazil Services Agreement contains certain indemnification obligations related to the services provided thereunder. Pursuant to the Eve Brazil Services Agreement, Eve has agreed to indemnify and hold harmless the Brazilian Subsidiary and its representatives for losses incurred by them from third-party claims which arise out of the provision of services pursuant to the Eve Brazil Services Agreement, as well as losses from third-party claims arising out of the conduct of the UAM Business by or on behalf of Eve, its subsidiaries or its representatives, except where such losses are attributable to the fraud, gross negligence or willful misconduct of an Eve Brazil Party (as defined in the Eve Brazil Services Agreement). The Brazilian Subsidiary has also agreed to indemnify and hold harmless Eve and its representatives for losses incurred by them from third-party claims which arise out of an Eve Brazil Party’s fraud, gross negligence or willful misconduct in connection with its provision of services under the terms of the Eve Brazil Services Agreement. Other than indemnification obligations which arise out of fraud, willful misconduct or gross negligence, such obligations are capped at 30% of the aggregate amounts paid or payable to the Brazilian Subsidiary pursuant to the Eve Brazil Services Agreement in the twelve months preceding the event giving rise to such claim.
The initial term of the Eve Brazil Services Agreement is expected to end on the 15th anniversary of its effective date, unless earlier terminated. Subject to customary cure periods, each party may terminate the Eve Brazil Services Agreement upon a material breach by the other party.

Shared Services Agreement
As contemplated by the Business Combination Agreement and in connection with the transfer of the UAM Business to Eve, on December 14, 2021, Eve and the Brazilian Subsidiary, on the one side, entered into a Shared Services Agreement with Embraer and EAH, on the other side, pursuant to which the Embraer Parties (as defined therein) have agreed to provide to the Eve Parties (as defined therein) certain accounting, information technology, compliance, tax, supply chain management, human resources management and other relevant administrative and back-office services, as well as any additional services that the parties may agree to from time to time. In exchange for such services, the Eve Parties will pay the applicable Embraer Parties agreed upon rates for each applicable service, as set forth in the Shared Services Agreement, as well as reimburse the Embraer Parties for certain reasonable and documented out-of-pocket
costs and expenses incurred by them and their representatives in connection with the provision of such services.
The Shared Services Agreement contains certain indemnification obligations related to the services provided thereunder. Pursuant to the Shared Services Agreement, the Eve Parties have agreed to indemnify and hold harmless the Embraer Parties and their representatives for losses incurred by them from third-party claims which arise out of the provision of services pursuant to the Shared Services Agreement, as well as losses from third-party claims arising out of the conduct of the UAM Business by or on behalf of the Eve Parties, except where such losses are attributable to the fraud, gross negligence or willful misconduct of the Embraer Parties. The Embraer Parties have also agreed to indemnify and hold harmless the Eve Parties and their representatives for losses incurred by them from third-party claims which arise out of Embraer’s or EAH’s fraud, gross negligence or willful misconduct in connection with its provision of services under the terms of the Shared Services Agreement. Other than indemnification obligations which arise out of fraud, willful misconduct or gross negligence, such obligations are capped at 30% of the aggregate amounts paid or payable to the Embraer Parties pursuant to the Shared Services Agreement in the twelve months preceding the event giving rise to such claim.
The initial term of the Shared Services Agreement is expected to end on the 15th anniversary of its effective date, unless earlier terminated. Subject to customary cure periods, any party may terminate the Shared Services Agreement upon a material breach by a party from which it receives services. The Shared Services Agreement will also terminate automatically upon the termination of the Embraer MSA, and may be terminated for convenience by Eve upon thirty days’ written notice to the Embraer Parties.
Data Access Agreement
In connection with the entry into the Services Agreements, on December 14, 2021, Embraer, Eve and the Brazilian Subsidiary entered into a Data Access Agreement pursuant to which Embraer provides the Brazilian Subsidiary with access to certain of its intellectual property and proprietary information for the sole purpose of executing specific activities, and therefore fulfilling its contractual obligations, which are set out in certain of the statements of work that have been, or will be, entered into pursuant to the Services Agreements (the “Permitted Purpose”). The Brazilian Subsidiary’s access to such Data (as defined in the Data Access Agreement) is strictly limited to the Permitted Purpose, and such Data will at all times remain the property of Embraer. Any intellectual property rights created, invented or developed in the course of performing the Permitted Purpose will follow the applicable terms and conditions established under the relevant statement of work.
The Data Access Agreement provides that Eve will be solely responsible and primarily liable for all use of the Data provided under the Data Access Agreement, and that Embraer and its affiliates will not be liable for any loss arising as a result of any reliance on such Data.
The Data Access Agreement will continue until terminated in accordance with its terms. Embraer may terminate the Data Access Agreement if (i) Eve materially or persistently breaches any term of such agreement, (ii) if Eve is unable to pay its debts as they become due, or becomes subject to a bankruptcy petition or similar liquidation process, (iii) if Eve or the Brazilian Subsidiary comes under direct or indirect control of a competitor of Embraer, (iv) Embraer determines in its reasonable commercial judgment that the termination is necessary to protect Embraer or the Data from operational, business, legal, or security risk or (v) there is no valid statement of work whereby access to the Data is needed for a Permitted Purpose.
Tax Receivable Agreement
On May 9, 2022, at the Closing, we entered into the Tax Receivable Agreement. The Tax Receivable Agreement provides for the payment by us to EAH of 75% of certain net tax savings in U.S. federal and state taxes, that we actually realize (or are deemed to realize) in periods after the closing of the business combination as a result of increases in the tax basis of the assets of the UAM Business resulting from the
Pre-Closing
Restructuring and tax benefits related to entering into the Tax Receivable Agreement. We expect to retain the benefit of the remaining 25% of these tax savings. To the extent we are treated as a member of a consolidated, combined, affiliated or other group filing a joint return for U.S. federal or state income tax purposes of which EAH or an affiliate of EAH is the common parent, taxes included on, and any resulting reduction in taxes on, any such joint return will generally not be taken into account for determining payments under the Tax Receivable Agreement and will instead be governed by the Tax Sharing Agreement, discussed below.
For purposes of the Tax Receivable Agreement, the applicable tax savings will be computed by comparing our actual tax liability for a given taxable year to the amount of such taxes that we would have been required to pay in such taxable year without the increase in tax basis in the assets of the UAM Business. Except as described below, the term of the Tax Receivable Agreement will continue indefinitely. Payments under the Tax Receivable Agreement are not conditioned on EAH’s continued ownership of our stock.
Under certain circumstances (including a breach of our material obligations under the Tax Receivable Agreement, upon our election to terminate the Tax Receivable Agreement, or upon our commencing of bankruptcy proceedings), payments under the Tax Receivable Agreement will be accelerated and in certain cases will become immediately due in a lump sum. Additionally, in the case of actions or transactions constituting a change of control or a divestiture of certain assets, the payments due under the Tax Receivable Agreement would be determined using certain valuation assumptions, including that we will generate sufficient taxable income to fully utilize the applicable tax assets and attributes covered under the Tax Receivables Agreement and as a result we may be required to make payments under the Tax Receivable Agreement prior to the time when we actually realizes cash tax savings. In the case payments become immediately due in a lump sum, the payments due upon acceleration would be based on the present value of our anticipated future tax savings using the valuation assumptions described in the preceding sentence. Consequently, it is possible in these circumstances that the actual cash tax savings realized by us may be significantly less than the corresponding Tax Receivable Agreement payments we are required to make at the time of acceleration. Furthermore, the acceleration of our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity. Additionally, the obligation to make payments under the Tax Receivable Agreement, including the potential acceleration of our obligation to make payments in the event of a change of control as a result of the valuation assumptions described above, could make us a less attractive target for a future acquisition. In certain circumstances, tax benefits that were realized by EAH or an affiliate of EAH that was the common parent of a consolidated, combined, affiliated or other group filing, and that were not otherwise compensated by the Tax Sharing Agreement, as described below, may offset our obligations to make payments to EAH under the Tax Receivable Agreement.
While the timing of any payments under the Tax Receivable Agreement will vary depending upon the amount and timing of our taxable income, we expect that the payments that we will be required to make under the Tax Receivable Agreement could be substantial. Payments under the Tax Receivable Agreement will be based on the tax reporting positions that we determine, and such tax reporting positions are subject to challenge by taxing authorities. Payments made under the Tax Receivable Agreement will not be returned upon a successful challenge by a taxing authority to our reporting positions, although such excess payments made to

EAH may reduce future payments otherwise to be made to EAH after a final determination of such excess. Any payments made by us under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to us.
Tax Sharing Agreement
On May 9, 2022, at the Closing, EAH entered into a Tax Sharing Agreement with Eve Holding governing the allocation of consolidated U.S. income tax liabilities and setting forth agreements with respect to other tax matters.
Under the Code, two corporations may form a consolidated tax group, and file a consolidated federal income tax return, if one corporation owns stock representing at least 80% of the voting power and value of the outstanding capital stock of the other corporation. Since EAH beneficially owns, directly and indirectly, more than 80% of the outstanding shares of our common stock, EAH and Eve Holding are expected to be members of the same consolidated tax group. The Tax Sharing Agreement governs certain matters related to the resulting consolidated federal income tax returns, as well as state and local returns filed on a consolidated or combined basis.
The Tax Sharing Agreement provides for certain payments between EAH and Eve Holding. For periods in which Eve Holding has taxable income that contributes to and increases the overall tax liability of the consolidated group of which EAH or an affiliate is the common parent (the “EAH Consolidated Group”), the Tax Sharing Agreement requires Eve Holding to make payments to EAH equal to the tax liability it would have had had it been outside of the consolidated group. For periods in which Eve Holding’s inclusion in the EAH Consolidated Group decreases the tax liability of the EAH Consolidated Group, tax benefits generated by Eve Holding that are realized by EAH will be accounted for and will apply to offset future payments due from Eve Holding to EAH under the Tax Sharing Agreement. If any tax benefits that have accumulated during the period in which Eve Holding is a member of the EAH Consolidated Group have not been applied to offset payments under the Tax Sharing Agreement at the time Eve Holding ceases to be a member of the EAH Consolidated Group, such uncompensated tax benefits can be used to offset amounts payable by Eve Holding to EAH under the Tax Receivable Agreement as described above. For purposes of determining the amount of payments required to be made by Eve Holding pursuant to the foregoing, and for determining the extent to which tax benefits generated by Eve Holding that are realized by the EAH Consolidated Group may offset future payments under the Tax Sharing Agreement or the Tax Receivable Agreement, the Tax Sharing Agreement will generally disregard 75% of the tax benefits arising from tax basis in the assets of Eve Holding created in the
Pre-Closing
Restructuring, consistent with the agreed sharing percentages for such tax savings under the Tax Receivable Agreement if Eve Holding was not a member of the EAH Consolidated Group.
The Tax Sharing Agreement also contains provisions with respect to tax audits and the filing of tax returns that are customary for tax sharing agreements between members of a consolidated group.
Stockholders Agreement
On May 9, 2022, at the Closing, the Company, EAH and the Sponsor entered into a Stockholders Agreement relating to our initial board composition. In addition, for so long as EAH directly or indirectly through any of its affiliates holds at least 10% of the outstanding shares of our common stock, EAH will also have the right to: (i) nominate a number of directors to our board of directors at least proportional to the number of shares of common stock owned by EAH; and (ii) appoint a number of representatives to each committee of our board of directors that is at least proportional to the number of outstanding shares of common stock owned by EAH directly or indirectly through any of its affiliates. For so long as EAH directly or indirectly through any of its affiliates holds at least 20% of the outstanding shares of common stock of Zanite, EAH will also have the right to designate the chairperson of our board of directors (who need not be a nominee of EAH).

In addition, for so long as EAH directly or indirectly through any of its affiliates holds at least 35% of the outstanding shares of common stock, the following actions may not be taken (or agreed to be taken) by us without the prior written consent of EAH: (a) the sale of greater than 30% of our assets or voting securities (with certain exceptions); (b) the voluntary liquidation or dissolution of the Company; (c) any amendment of our organizational documents that materially and adversely affects EAH in its capacity as a stockholder; (d) the relocation of our domicile; (e) any change to our corporate name; or (f) any change to the size of our board of directors.
Amended and Restated Registration Rights Agreement
On May 9, 2022, at the Closing, EAH, the Sponsor and Zanite and certain other parties thereto entered into the Amended and Restated Registration Rights Agreement, which provides customary demand and piggyback registration rights. Pursuant to Amended and Restated Registration Rights Agreement, we agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain common stock and other equity securities that are held by the parties thereto from time to time. The Amended and Restated Registration Rights Agreement contains a three-year lock-up
period, pursuant to which, subject to certain exceptions, EAH, the Sponsor and certain other parties thereto are restricted from transferring the shares of common stock and warrants they owned immediately following the Closing until May 9, 2025. The Amended and Registration Rights Agreement amends and restates the registration rights agreement that was entered into by Zanite, the Sponsor and the other parties thereto in connection with Zanite’s IPO.
Strategic Warrant,
Lock-Up
Agreements and Put Option Agreements
On December 21, 2021, concurrently with the execution of the Business Combination Agreement, we entered into the Strategic Warrant Agreements, pursuant to which, we agreed to issue to the Strategic Investors new warrants to acquire an aggregate of (i) 18,650,000 shares of common stock, each with an exercise price of $0.01 per share (the “penny warrants”), out of which: (x) penny warrants to acquire an aggregate of 7,200,000 shares of common stock were issued and became exercisable at the Closing, (y) penny warrants to acquire and aggregate of 2,350,000 shares of common stock were issued at the Closing, but will only become exercisable upon the achievement of certain UAM Business milestones, as further described in item (ii) of the immediately following paragraph, and (z) penny warrants to acquire and aggregate of 9,100,000 shares of common stock will only be issued and become exercisable upon the achievement of certain UAM Business milestones, as further described in items (iii)-(vii) of the immediately following paragraph, (ii) 12,000,000 shares of common stock, each with an exercise price of $15.00 per share, which warrants were issued at the Closing, and (iii) 5,000,000 shares of common stock each with an exercise price of $11.50 per share, which warrants were issued at the Closing. In general, each warrant is exercisable for a period of five or ten years following its issuance or first permitted exercise date. The Strategic Warrant Agreements provide for certain registration rights with respect to the resale of the shares of Common Stock underlying the warrants which are substantially similar to the registration rights provided under the Subscription Agreements. In addition, on December 21, 2021 and on March 16, 2021, certain of the Strategic PIPE Investors entered into lock-up
agreements with us, pursuant to which such Strategic PIPE Investors are restricted from transferring certain of the new warrants issued at the Closing and the shares of common stock issued upon the exercise of such new warrants until the date that is two, three or five years after the Closing of the business combination.
Out of the penny warrants that we have agreed to issue to the Strategic PIPE Investors pursuant to the Strategic Warrant Agreements, (i) penny warrants to acquire 7,200,000 shares of common stock were issued and became exercisable at the Closing, but all such warrants (including the shares of common stock underlying such warrants) are subject to restrictions on transfer until the date that is two, three or five years after the Closing of the business combination, (ii) penny warrants to acquire 2,350,000 shares of common stock were issued at the Closing, but will only become exercisable upon receipt of the first type certification for eVTOL in compliance with certain airworthiness authorities, receipt of the first binding commitment from a third party to purchase eVTOL jointly developed by Embraer and a certain Strategic PIPE Investor for the defense and security technology market, eVTOL successful enter into service or completion of initial term of a certain engineering services agreement to be entered into with a certain Strategic PIPE Investor, as applicable, (iii) penny warrants to acquire 2,000,000 shares of common stock will be issued and vested upon receipt of the first type certification for eVTOL in compliance with certain airworthiness authorities, (iv) penny warrants to acquire 4,800,000 shares of common stock will be issued and vested upon receipt of binding commitments from certain Strategic PIPE Investors for an aggregate of 500 eVTOLs, (v) penny warrants to acquire 300,000 shares of common stock will be issued and vested upon receipt of an initial deposit to purchase 200 eVTOLs from a certain Strategic PIPE Investor, (vi) penny warrants to acquire 200,000 shares of common stock will be issued and vested upon mutual agreement to continue to collaborate beyond December 31, 2022 with a certain Strategic PIPE Investor and (vii) penny warrants to acquire 1,800,000 shares of common stock will be issued and vested the time at which ten vertiports that have been developed or implemented with the services of a certain Strategic PIPE Investor have entered operation or are technically capable of entering operation.
In addition, on December 21, 2021, certain of the Strategic Investors entered into put option agreements with EAH pursuant to which such Strategic Investors were provided with price protections in the amount of up to their $30 million aggregate commitments in the form of credits for parts and services to be used exclusively by the relevant Strategic PIPE Investor or its affiliates at the then prevailing price list specific to such Strategic PIPE Investor or its affiliates or cash, as applicable, in exchange for the transfer of shares to EAH or one or more of Embraer’s affiliates designated by EAH, as applicable. The put options can be exercised either (A) during a ten year period that commenced at Closing, or (B) during a six month period commencing on June 30, 2023 if the relevant Strategic PIPE Investor has negotiated in good faith a potential commercial partnership in regards to eVTOL application within the defense and security technology market, as applicable, at a price per share of $10.00 or, in the case of up to 2,000,000 shares of common stock to be acquired by a certain Strategic PIPE Investor upon exercise of its penny warrants, at a price per share of $0.01.
Regulatory Strategy
On February 3, 2022, Civil Aviation Agency of Brazil (Agência Nacional de Aviação Civil – “ANAC”) accepted Eve´s eVTOL Type Certificate application establishing the certification basis requirements under the performance-based Brazilian Civil Aviation Regulation (RBAC) no. 23 with other requirements or special conditions added to cover all aspects of the mission profile. Eve´s eVTOL certification basis is also being discussed with the FAA (as the validating aviation authority), with the expectation to also have the performance-based requirements from 14 CFR Part 23 (amendment 64) as the validating certification basis. EASA SC-eVTOL is applied as category Enhanced for commercial purposes in the European market and Eve is working to have a common certification basis with the main aviation authorities under bilateral agreements.
All aspects of our eVTOL operations are being developed in alignment with current aerospace and transportation regulations worldwide. We are working closely with ANAC, FAA and EASA to achieve full compliance of all requirements under the applicable certification basis.
We plan to apply to ANAC, as the primary aviation authority, to certify our aircraft, and to subsequently apply to FAA and EASA as validating authorities of the primary certification. Historically, Embraer has successfully achieved certification with all three of these agencies, with additional certifications achieved in other countries as needed. Eve may pursue certification in other countries after the three main certifications have been obtained.
According to the guidelines defined in FAA’s Order 8110.4C (
Type Certification
) and ANAC’s instructions, the certification basis proposal for the ANAC and FAA applications for an aircraft’s type certificate shall be made under 14 CFR Part 21.17(a) considering the 14 CFR Part 23 (amendment 64) as applicable airworthiness requirements, including equivalent level of safety (ELoS) and proposed special conditions from 14 CFR Part 27 applicable to vertical take-off
and landing characteristics. The Issue Paper
G-1
(FAA) for certification basis, designating the applicable airworthiness and environmental regulations (especially regarding noise pollution), that must be met for certification, as stated in 14 CFR Part 21, has not yet been issued and will be proposed in a timely manner according to the definition order of applications for type certification process mentioned above.

The limitations of operations will be established as a part of the certification process. We anticipate that such limitations will exclude flights into known icing conditions from the initial operational envelope.
We will be supported by Embraer, which has vast experience certifying fixed wing aircraft with ANAC, FAA and EASA. Using this experience, together with our strategies to accelerate the development of new products and technologies, we are confident in meeting our proposed certification schedule.
Intellectual Property
Our success depends in part upon our ability to protect our core technology and material intellectual property. To establish and protect our proprietary rights, we rely on a combination of intellectual property rights (e.g., patents, patent applications, trademarks, copyrights, and trade secrets, including know-how
and expertise) and contracts (e.g., license agreements, confidentiality and non-disclosure
agreements with third parties, employee and contractor disclosure and invention assignment agreements, and other similar contractual rights).
As of December 30, 2021, we had four issued or allowed patents (of which one is a U.S. filing) and 12 pending patent applications (of which five are U.S. filings) primarily related to eVTOL vehicle technology. Our patents and patent applications are directed to, among other things, configurations for eVTOL aircraft, eVTOL aircraft rotor control for performance and safety, and a control system for eVTOL aircraft. As of December 30, 2021, we had 25 trademarks granted and three trademark registrations that have been deferred by the U.S. Patent and Trademark Office pending proof of use, as well as nine other trademark registrations which are pending in the U.S., the European Union and Brazil.
We regularly review our development efforts to assess the existence and patentability of new inventions, and we are prepared to file additional patent applications when we determine it would benefit our business to do so.
Our Commitment to Environmental, Social and Governance Leadership
By developing an efficient, electric aircraft with zero local carbon emissions, a low noise footprint and high levels of safety, we believe we can make a meaningful contribution to tackling the dual challenges of traffic congestion and climate change.
We are building a dedicated, diverse and inclusive workforce to achieve this goal while adhering to best practices in risk assessment, mitigation and corporate governance. We plan to report how we oversee and manage Environmental, Social and Governance (“
ESG
”) factors material to our business, and also evaluate how our ESG objectives align with elements of the United Nations Sustainable Development Goals (“
SDGs
”).
Our ESG initiative is organized into three pillars, which, in turn, contain focus areas for our attention and action:

•
Environmental
—Our Environmental pillar is focused on being a good steward of the natural environment through the production and development of innovative designs that reduce resource use and energy consumption, and which have a full life-cycle design approach.

•
Social
—Our Social pillar is focused on promoting diversity, equity and inclusion, while underpinning all of our activities with a core focus on health and safety. In addition, we strongly believe in the democratization of urban air mobility, which we plan to promote by developing UAM solutions that are affordable, green and accessible.

•
Governance
—Our Governance pillar focuses on upholding our commitment to ethical business conduct, integrity and corporate responsibility, and integrating strong governance and enterprise risk management oversight across all aspects of our business.

Our Focus on Sustainable Manufacturing and Safety
Our engineering and design standards are intended to ensure that we are operating in an efficient, safe, sustainable and compliant manner, and encourage us to be leaders in pursuing environmentally friendly production practices. Our Sustainability Team works closely with our operating units to track material inputs and outputs, to build strategies for chemical reduction and elimination, and to review the proper handling and disposal of our materials. We are also pursuing a life cycle assessment of our manufacturing processes in order to build a reliable and transparent data set that will allow us to monitor and mitigate our emissions, waste and natural resource consumption over time.
With safety as our number one value, we emphasize the need for strict compliance with all safety rules and best practices, including mandatory safety training and reporting procedures through our Human Resources and Safety team. We require all employees to participate in company-wide safety initiatives and education, and conduct regular safety audits to ensure proper safety policies, programs, procedures, analysis and training are in place.
Human Capital
As of December 30, 2021, we had 60 full-time employees, over 25 of which were members of our engineering workforce. We are still in the process of transitioning employees from Embraer to Eve and expect this process to continue throughout 2022. We also note that our direct headcount does not include up to 5,000 Embraer employees, including 1,600 identified engineers, that we have first priority access to under the Master Services Agreement we have entered into with Embraer. Our strategy is to maintain a lean and agile direct employee team at Eve, focused on high value engineering, project management and business development functions, supplemented by a larger pool of Embraer employees available to us on a flexible and cost-effective basis pursuant to the Master Services Agreements.
In Brazil, all of our employees are unionized. According to Brazilian labor laws, salary readjustments and other clauses negotiated in collective bargaining agreements extend to all Brazilian employees covered by such clauses. We believe we have good relationships with our employees and have not experienced any interruptions of operations due to labor disagreements with them.
Diversity and Inclusion
We encourage employee engagement with affinity and employee resource groups as well as seminars to discuss gender, age, ethnicity, disability and LGBTQIA+ issues. We are focused on building support across all teams and individuals, ensuring everyone has a voice and treats others with respect.
Competition
We believe the primary sources of competition for our business are the following:

•	Focused UAM developers, including: Archer Aviation, Beta Technologies, Ehang, Joby Aviation, Lilium, Vertical Aerospace, Volocopter and Wisk; and

•	Established aerospace and automotive companies developing UAM businesses, including: Airbus, Bell Textron, Honda and Hyundai.
In addition, we are likely to face competition in our specific business segments from the following:

•	Fleet operations – Fixed wing and helicopter operators that do not partner with us;

•	Service and support – Airbus, Bell Textron and The Boeing Company which have built extensive service and support networks that could compete with our eVTOL support services in the future; and

•
UATM – A number of companies are developing Unmanned Traffic Management (UTM) systems designed to manage unmanned drone flights, which if enhanced to a higher level of safety standard, could potentially compete with our UATM system in the future. However, we do not believe UTM systems are currently designed to perform at the safety level expected for passenger carrying operations or provide the elevated level of capability or assurance regulators and the traveling public will expect from air traffic management software that is used for piloted, passenger-carrying aircraft.

We believe the primary factors that will drive success in the UAM market include the following:

•	performance of our eVTOL aircraft relative to both competitive eVTOL aircraft and traditional aircraft;

•	the ability to certify the aircraft in a timely manner;

•	the ability to manufacture efficiently at scale;

•	the ability to partner with certified third parties to operate our and third parties’ eVTOL aircraft and scale the service adequately to offer affordable end-user pricing;

•	the ability to offer UAM services, directly or indirectly by partnering with third parties, and routes that provide adequate value to customers;

•	the ability to develop or otherwise capture the benefits of next-generation technologies; and

•	the ability to deliver products and services at a high-level of quality, reliability and safety.
Facilities
We operate primarily out of Eugenio de Melo, Brazil, Gavião Peixoto, Brazil and Melbourne, Florida, United States. All of our facilities are located on land that is either owned or leased by Embraer. As part of the
Pre-Closing
Restructuring, we have entered into the Lease Agreements with Embraer with respect to each of these facilities.
Legal Proceedings
We are, from time to time, subject to various claims, lawsuits and other legal and administrative proceedings arising in the ordinary course of business. We are not currently a party to any such claims, lawsuits or proceedings, the outcome of which, if determined adversely to us, we believe would, individually or in the aggregate, be material to our business or result in a material adverse effect on our future operating results, financial condition or cash flows.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis provide information that our management believes is relevant to an assessment and understanding of our consolidated results of operations and financial condition. The discussion should be read together with the historical audited annual statements for the UAM Business for the years ended December 31, 2021 and 2020, and the related notes that are included elsewhere in this prospectus. The discussion and analysis should also be read together with the pro forma financial information as of and for the year ended December 31, 2021 and for the three months ended March 31, 2022, which is available elsewhere in this prospectus. See “Unaudited Pro Forma Condensed Consolidated Financial Information.” This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this prospectus.
Overview
The UAM Business that has been contributed to Eve as part of the
Pre-Closing
Restructuring has been incubated for nearly five years within EmbraerX, a business unit of Embraer. In April 2021, Embraer formed Eve Urban Air Mobility Solutions, Inc. a Delaware corporation, which was later converted into a limited liability company, and renamed EVE UAM, LLC, for purposes of conducting the UAM Business as an independent company. Eve became our wholly owned subsidiary as a result of the business combination.
Our goal is to be a leading company in the UAM market by taking a holistic approach to developing a UAM solution that includes: the design and production of eVTOLs; a portfolio of maintenance and support services focused on our and third-party eVTOLs; fleet operations services conducted in collaboration with partners; and a new UATM system designed to allow eVTOLs to operate safely and efficiently in dense urban airspace alongside conventional aircraft and drones. Our mission is to bring affordable air transportation to all passengers, improve quality of life, unleash economic productivity, save passengers time and reduce global carbon emissions. We plan to leverage its strategic relationship with Embraer to de-risk
and accelerate its development plans, while saving costs by utilizing Embraer’s extensive resources.
Our Business Model
We plan to fuel the development of the UAM ecosystem by providing a complete portfolio of UAM solutions across four primary offerings:
eVTOL Production and Design.
We are designing and certifying an eVTOL purpose-built for urban air mobility missions. We plan to market our eVTOLs globally to operators of UAM services, including fixed wing and helicopter operators, as well as lessors that purchase and manage aircraft on behalf of operators.
Service and Support.
We plan to offer a full suite of eVTOL service and support capabilities, including material services, maintenance, technical support, training, ground handling and data services. Our services will be offered to UAM fleet operators on an agnostic basis – supporting both our own eVTOL and those produced by third-parties.
Fleet Operations.
We plan to build a fleet operations business in collaboration with selected partners. We plan to establish revenue and risk sharing partnerships that will allow us to scale our fleet operations in a capital efficient manner and grow rapidly in a partner-by-partner
manner.
Urban Air Traffic Management.
We are developing a next-generation UATM system to enable eVTOLs to operate safely and efficiently in dense urban airspace along with conventional fixed wing and rotary aircraft and unmanned drones. We expect to offer our UATM solution primarily as a subscription software offering to customers that include air navigation service providers, fleet operators and vertiport operators.

To date, our business has not generated any revenue, as we continue to develop our eVTOL vehicles and other UAM solutions. As a result, we will require substantial additional capital to develop products and fund operations for the foreseeable future. Until we can generate any revenue from product sales and services, we expect to finance operations through a combination of existing cash on hand, public offerings, private placements and debt financings. The amount and timing of future funding requirements will depend on many factors, including the pace and results of development efforts.
Recent Developments - Business Combination with Zanite
On May 9, 2022, in accordance with the Business Combination Agreement, the closing of the business combination occurred, pursuant to which Zanite issued 220,000,000 shares of Class A common stock to EAH in exchange for the transfer by EAH to Zanite of all of the issued and outstanding limited liability company interests of Eve. As a result of the business combination, Eve is now a wholly-owned subsidiary of Zanite, which has changed its name to “Eve Holding, Inc.” Upon the closing, the Company received approximately $377.0 in gross cash proceeds, consisting of approximately $19.7 million from the Zanite trust account and $357.3 million from the PIPE Investment.
Other Key Agreements
In connection with the
Pre-Closing
Restructuring (which was effected on December 10, 2021), Eve has entered into a Master Services Agreement with Embraer, a Master Services Agreement with Atech, a Services Agreement with the Brazilian Subsidiary, and a Shared Services Agreement with Embraer, EAH and the Brazilian Subsidiary. Pursuant to the MSAs with Embraer and Atech, each of Embraer and Atech, either directly or through their respective affiliates, will provide certain services and products to Eve and its subsidiaries, including, among others, product development of eVTOL, services development, parts planning, technical support, aircraft on ground (AOG) support, MRO planning, training, special programs, technical publications development, technical publications management and distribution, operation, engineering, designing and administrative services and, in the future, eVTOL manufacturing services. Eve expects to collaborate with Embraer and leverage Embraer’s expertise as an aircraft producer, which will help it design and manufacture eVTOLs with low maintenance and operational costs and design systems and processes for maintenance, develop pilot training programs and establish operations. The services provided under the Shared Services Agreement include, among others, corporate and administrative services to Eve. In addition, Eve has also entered into the Data Access Agreement with Embraer and the Brazilian subsidiary, pursuant to which, among other things, Embraer has agreed to provide the Brazilian Subsidiary with access to certain of its intellectual property and proprietary information in order to facilitate the execution of the specific activities that are set out in certain of the statements of work entered into pursuant to the Services Agreements.
As of the closing of the business combination, the aforementioned services agreements continue to be in full force and effect. Please see the section titled “
Business
—Material Agreements” for further information regarding the Master Services Agreements, the Shared Services Agreement, the Data Access Agreement and other material agreements.
The foregoing descriptions of the services agreements are not complete and are subject to and qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.7, 10.8, 10.9, 10.10 and 10.11 hereto and the terms of which are incorporated by reference herein.
Key Factors Affecting Operating Results
For further discussion on the risks attendant to the Key Factors Affecting Operating Results, see the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” of this prospectus.

Brazilian Economic Environment
The Brazilian government has frequently intervened in the Brazilian economy and occasionally made drastic changes in policy and regulations. The Brazilian government’s actions to control inflation and affect other policies and regulations have often involved, among other measures, increases in interest rates, changes in tax policies and incentives, price controls, currency devaluations, capital controls and limits on imports. Changes in Brazil’s monetary, credit, tariff and other policies could adversely affect our business, as could inflation, currency and interest-rate fluctuations, social instability and other political, economic or diplomatic developments in Brazil, as well as the Brazilian government’s response to these developments.
Rapid changes in Brazilian political and economic conditions that have occurred and may occur require continued assessment of the risks associated with our activities and the adjustment of our business and operating strategy accordingly. Developments over which we have no control in the Brazilian economy or Brazilian government policies, including changes in the current policy and incentives adopted for financing exports of Brazilian goods, may have a material adverse effect on our business.
The following table shows data for real GDP growth, inflation, interest rates and the U.S. dollar exchange rate for and as of the periods indicated.

	Three Months Ended March 31
	2022	2021
Real GDP growth (contraction) (1)	N/A *	(3.50)%
Inflation (IGP-M) (2)	5.49%	8.26%
Inflation (IGP-DI) (2)	6.00%	7.99%
Inflation (IPCA) (3)	11.30%	6.10%
CDI (4)	6.44%	2.22%
TJLP (5)	0.42%	0.36%
SELIC Rate	11.65%	2.65%
Appreciation (depreciation) of the real against the U.S. dollar	(16.84)%	9.59%
Exchange rate (R$ per US$1.00) at the end of the period	4.7378	5.6973

Sources:	FGV, IBGE, Central Bank and Economática.

(1)	As presented by the Central Bank
(2)
Accumulated for the three months ended March 31, 2022 and 2021. Inflation
(IGP-M)
is the general market price index measured by the FGV while
IGP-DI
is a price index measured by the FGV with respect to prices that directly affect the economic activity of the country, except exports.

(3)
Accumulated for the three months ended March 31, 2022 and 2021. Inflation (IPCA) is a broad consumer price index measured by the IBGE. IPCA is the reference index for the Central Bank inflation-targeting system for the country (which means that it is the official inflation measure of the country) and relates to retail trade prices and household expenditures.

(4)
Accumulated for the three months ended March 31, 2022 and 2021. The interbank deposit certificate (
Certificado de Depósito Interbancário
), or CDI, rate is an average of interbank overnight rates in Brazil.

(5)	Accumulated for the three months ended March 31, 2022 and 2021. TJLP is the Brazilian long term interest rate.
*	Actual Index not available.
Inflation and exchange rate variations have had, and may continue to have, substantial effects on our financial condition and results of operations, and may affect our monetary assets and liabilities denominated in Brazilian reais
. The value of these assets and liabilities as expressed in U.S. dollars declines when the real
devalues against the U.S. dollar and increases when the
real
appreciates. In periods of devaluation of the
real
, we

report (i) a remeasurement loss on
real
-denominated monetary assets and (ii) a remeasurement gain on real
-denominated monetary liabilities. For additional information on the effects of exchange rate variations on our financial condition and results of operations, see the section entitled “—Quantitative and Qualitative Disclosures about Market Risk.”
Development of the Urban Air Mobility market
Our revenue will be directly tied to the continued development and sale of eVTOL and related services. While we believe the market for UAM will be large, it remains undeveloped and there is no guarantee of future demand. We anticipate commercialization of our eVTOL services-and-support
business beginning in 2023, followed by the commercialization and initial revenue generation from the sale of our eVTOLs beginning in 2026. Our business will require significant investment leading up to launching passenger services, including, but not limited to, final engineering designs, prototyping and testing, manufacturing, software development, certification, pilot training and commercialization.
We believe one of the primary drivers for adoption of our UAM services is the value proposition and time savings offered by aerial mobility relative to traditional ground-based transportation. Additional factors impacting the pace of adoption of our UAM services include but are not limited to: perceptions about eVTOL quality, safety, performance and cost; perceptions about the limited range over which eVTOL may be flown on a single battery charge; volatility in the cost of oil and gasoline; availability of competing forms of transportation, such as ground or air taxi or ride-hailing services; the development of adequate infrastructure; consumers’ perception about the convenience and cost of transportation using eVTOL relative to ground-based alternatives; and increases in fuel efficiency, autonomy, or electrification of cars. In addition, macroeconomic factors could impact demand for UAM services, particularly if end-user
pricing is at a premium to ground-based transportation alternatives or more permanent work-from-home behaviors persist following the COVID pandemic. We anticipate initial operations in selected high-density metropolitan areas where traffic congestion is particularly acute and operating conditions are suitable for early eVTOL operations. If the market for UAM does not develop as expected, this would impact our ability to generate revenue or grow our business.
Competition
We believe that our primary sources of competition are focused UAM developers and established aerospace and automotive companies developing UAM businesses. In addition, we are likely to face competition in our specific business segments from fleet operators that do not partner with us, aviation companies that have built extensive aircraft service and support networks, and potentially providers of Unmanned Traffic Management systems if those systems are enhanced to higher levels of safety to support manned flight operations. We expect the UAM industry to be dynamic and increasingly competitive; our competitors could get to market before us, either generally or in specific markets. Even if we are first to market, we may not fully realize the benefits we anticipate, and we may not receive any competitive advantage or may be overcome by other competitors. If new companies or existing aerospace or automotive companies launch competing solutions in the markets in which we intend to operate and obtain large-scale capital investment, we may face increased competition. Additionally, our competitors may benefit from our efforts in developing consumer and community acceptance for UAM products and services, making it easier for them to obtain the permits and authorizations required to operate UAM services. In the event we do not capture a first mover advantage, or our current or future competitors overcome our advantages, our business, financial condition, operating results and prospects would be harmed.
Government Certification
We plan to obtain authorizations and certifications for our eVTOL with the ANAC, FAA and EASA initially, and will seek certifications from other aviation authorities as necessary. We will also need to obtain authorizations and certifications related to the production of our aircraft and the deployment of our related services. While we anticipate being able to meet the requirements of such authorizations and certifications, we may be unable to obtain such authorizations and certifications, or to do so on the timeline we project. Should we fail to obtain any of the required authorizations or certifications, or do so in a timely manner, or any of these authorizations or certifications are modified, suspended or revoked after we obtain them, we may be unable to launch our commercial service or do so on the timelines we project, which would have adverse effects on our business, prospects, financial condition and/or results of operations.
Initial Business Development Engagement
Since its founding, Eve has been engaged in multiple market and business development projects around the world. Examples of this include several concepts of operation (CONOPS) with Airservices Australia, with the United Kingdom Civil Aviation Authority, and in Brasil with ANAC and the Brasil Air Navigation Service Provider, DECA. All of these market and business development initiatives demonstrated Eve’s ability to create new procedures and frameworks designed to enable the safe scalability of Urban Air Mobility together with our partners. Using these initiatives as a guide, Eve has subsequently also launched CONOPS in, Miami and Japan, and hopes to launch additional concepts of operation in Europe in 2023.
In addition to our market development initiatives, Eve has signed non-binding
agreements to sell over 1,910 of our eVTOL aircraft, and we continue to seek additional opportunities for sales partnerships. In addition to these deals, Eve has been actively involved in the UAM ecosystem development by signing Memorandums of Understanding (MOUs) with more than 30 market-leading partners in segments spanning infrastructure, operations, platforms, utilities and others. In the future, we plan to focus on implementation and ecosystem readiness with our existing partners while continuing to seek UATM and support-services partnerships in order to complement our business-model and drive growth.
Impact of
COVID-19
The outbreak of the novel coronavirus, known as
COVID-19,
was first identified in December 2019 in Wuhan, China, and has since spread globally. The
COVID-19
outbreak has compelled governments around the world to adopt measures to contain the spread of
COVID-19
by means such as lockdowns of cities, restrictions on travel and public transportation, business and store closures, and emergency quarantines, among others. In order to reduce the risk of exposure to infection, certain businesses and individuals responded by reducing travel, cancelling meetings and events, and implementing work-at-home
policies, among other things. Both the responses from the government and businesses and individuals have caused significant disruptions to the global economy and normal business operations across a growing list of sectors and countries.
We have been monitoring the
COVID-19
pandemic situation and its impacts on our employees and operations, the global economy and the supply and demand for our products and services. Through Embraer, Eve has access to contingency plans to act as quickly as necessary as the current situation unfolds.
Since the beginning of the
COVID-19
pandemic, Embraer has been engaging in several initiatives supporting the health and safety of our employees. Our operations were temporarily interrupted in order to implement certain health and safety measures in our industrial facilities. Specifically, social distancing measures were taken and certain groups of our employees worked from home. Furthermore, several measures to preserve jobs were taken, including reductions in working hours and pay cuts, collective vacations and temporary furloughs.
The full impact of the
COVID-19
pandemic continues to evolve as of the date of this prospectus, including with respect to the impact of novel viral variants that currently exist and which may continue to develop. As such, it is uncertain as to the full magnitude that the pandemic will have on our business, financial condition, liquidity, and future results of operations. Management is actively monitoring the situation on its financial condition, liquidity, operations, suppliers, industry, and workforce.

Fully-Integrated Business Model
Our business model to serve as a fully-integrated eVTOL transportation solution provider is uncertain. Present projections indicate that payback periods on eVTOL aircraft will result in a viable business model over the long-term as production volumes scale and unit economics improve to support sufficient market adoption. As with any new industry and business model, numerous risks and uncertainties exist. Our financial results are dependent on certifying and delivering eVTOL on time and at a cost that supports returns at prices that sufficient numbers of customers are willing to pay based on value arising from time and efficiency savings from utilizing eVTOL services. Our aircraft include numerous parts and manufacturing processes unique to eVTOL aircraft, in general, and our product design, in particular. Best efforts have been made to estimate costs in our planning projections; however, the variable cost associated with assembling our aircraft at scale remains uncertain at this stage of development. The success of our business also is dependent, in part, on the utilization rate of our aircraft and reductions in utilization will adversely impact our financial performance. Our aircraft may not be able to fly safely in poor weather conditions, including snowstorms, thunderstorms, lightning, hail, known icing conditions and/or fog. Our inability to operate safely in these conditions will reduce our aircraft utilization and cause delays and disruptions in our services. We intend to maintain a high daily aircraft utilization rate which is the amount of time our aircraft spend in the air carrying passengers. High daily aircraft utilization is achieved in part by reducing turnaround times at vertiports so we can fly more hours on average in a day. Aircraft utilization is reduced by delays and cancellations from various factors, many of which are beyond our control, including adverse weather conditions, security requirements, air traffic congestion and unscheduled maintenance events.
Components of Results of Operations
Revenue
We are a development stage company and have not generated any revenue and have incurred operating losses since inception. We do not expect to generate relevant revenue from eVTOL sales unless and until we obtain regulatory approval of and commercialize our first eVTOL. Projected revenue in 2024 and 2025 is comprised of fleet operations, service and support and UATM. These eVTOL-related revenue sources are not solely dependent on our aircraft, which is not expected to begin production until 2025 and generate revenue until 2026. Our ability to generate revenue sufficient to achieve profitability will depend heavily on the successful development and eventual commercialization of our eVTOL.
Operating Expenses
Research and Development Expenses
Research and development activities represent a significant part of our business. Our research and development efforts focus on the design and development of eVTOLs, the development of services and operations for our vehicles and those operated by third-parties, as well as the development of a UATM software platform. Research and development expenses consist of personnel-related costs (including salaries, bonuses, benefits, and stock-based compensation) for our employees focused on research and development activities, and costs of consulting, equipment and materials, as well as other related costs, depreciation and amortization and an allocation of our general overhead, including rent, information technology costs and utilities. Eve expects research and development expenses to increase significantly as we increase staffing to support eVTOL aircraft engineering and software development, build aircraft prototypes, progress towards the launch of our first eVTOL aircraft and continues to explore and develop next generation aircraft and technologies.
We cannot determine with certainty the timing or duration of, or the completion costs of its eVTOL aircraft due to the inherently unpredictable nature of its research and development activities. Development timelines, the probability of success and development costs can differ materially from expectations.

General and Administrative
General and administrative expenses consist primarily of personnel-related costs, (including salaries, bonuses, benefits, and stock-based compensation) for employees associated with administrative services such as executive management, legal, human resources, information technology, accounting and finance. These expenses also include certain third-party consulting services, including business development, contractor and professional services fees, audit and compliance expenses, certain insurance costs, certain facilities costs, and any corporate overhead costs not allocated to other expense categories, including allocated depreciation, rent, information technology costs and utilities. General and administrative expenses have increased in absolute dollars as we ramped up operations in preparation of becoming a public company, which is required to comply with the applicable provisions of the Sarbanes-Oxley Act and other rules and regulations. We also anticipate that we will incur additional costs for employees and third-party consulting services related to operating as a public company and to support our commercialization efforts.
Results of Operations
Comparison of Year Ended December 31, 2021 to the Year Ended December 31, 2020 and Comparison of Year Ended December 31, 2020 to the Year Ended December 31, 2019
The following tables set forth statement of income information for the years ended December 31, 2021, 2020 and 2019:

	Three Months Ended March 31,
	2022	2021
Operating expenses
Research and development	$(9,114,687)	$(1,891,651)
General and administrative	(808,766)	(327,943)

Operating Loss	(9,923,453)	(2,219,594)

Financial and foreign exchange gain, net	422,712	2,474

Loss before income taxes	(9,500,741)	(2,217,120)

Income tax benefit/(expense)	—	—

Net loss	$(9,500,741)	$(2,217,120)

Net loss per unit basic and diluted	(8,637)	(2,016)
Weighted-average number of units outstanding – basic and diluted	1,100	1,100

	Y-o-Y Changes 2022 vs 2021
	Changes in $	Changes in %
Operating expenses
Research and development	$(7,223,036)	382%
General and administrative	(480,823)	147%

Operating Loss	(7,703,859)	347%

Financial and foreign exchange gain, net	420,238	16,986%

Loss before income taxes	(7,283,621)	329%

Income tax benefit/(expense)	—	0%

Net loss	$(7,283,621)	329%

Research and development expenses
Research and development expenses increased by $7.22 million, from $1.89 million in the three months ended March 31, 2021 to $9.11 million in the three months ended March 31, 2022. This increase in research and development was primarily due to higher engineering expenses and cost of supplies related to the development of the Proof of Concept 1 vehicle, a full-scale model of Eve’s eVTOL, including batteries, motors, thermal management systems and propellers. Further, additional milestone payments and payments for parts, equipment and supplies went to suppliers and outside contractors in connection with the continued development of the Proof of Concept 1 vehicle. Lastly, Eve also started to incur development expenses related to its UATM system in 2021, which continued through March 31, 2022.
General and administrative
General and administrative expenses increased by $0.48 million, from $0.33 million in the three months ended March 31, 2021 to $0.81 million in the three months ended March 31, 2022. The increase in general administrative expenses was largely driven by an increase in Eve’s management team during the three-month period ended March 31, 2022, its cost structure, number of contractors as well as charges related to the Shared Services Agreement.
Financial and foreign exchange gain, net
Financial and foreign exchange gain, net, of $2,474 in the three months ended March 31, 2021 increased to $422,712 in the three months ended March 31, 2022. This change was driven by the 15% depreciation of the Brazilian real vs. the U.S. dollar, as well as increases on our accounts payable balances denominated in Brazilian reais. Eve increased its research and development efforts during the three-month period ended March 31, 2022, leading to higher real-denominated accounts payable balances.
Loss before income tax
As a result of the aforementioned factors, loss before taxes on income increased by $7.28 million, from a loss of $2.22 million in the three months ended March 31, 2021 to a loss of $9.50 million in the three months ended March 31, 2022.
Net Loss and comprehensive loss
As a consequence of the aforementioned factors, our consolidated net loss after taxes, excluding non-controlling
interest, increased by $7.28 million, from a loss of $2.22 million in the three months ended March 31, 2021 to a loss of $9.50 million in the three months ended March 31, 2022. We do not recognize a tax benefit for our losses, as it is not expected that Eve will generate taxable income in the coming years.
Liquidity and Capital Resources
Our business has incurred net losses since its inception and to date has not generated any revenue from the design, development, manufacturing, engineering and sale or distribution of electric aircraft and we expect to continue to incur losses and negative operating cash flows for the foreseeable future until we successfully commence sustainable commercial operations.
As of March 31, 2022, and as of March 31, 2021, the UAM Business had an accumulated net parent investment of $3.64 million and $(0.27) million, respectively. For the three months ended March 31, 2022 and March 31, 2021, Eve incurred net losses of $9.50 million and $2.22 million and has recognized cash outflows from operating activities of $2.59 million and $2.89 million, respectively. Eve expects to incur additional losses and higher operating expenses for the foreseeable future.

Eve had cash of $12.51 million and $14.38 million as of March 31, 2022 and March 31, 2021 respectively. As of the Closing, Eve received net proceeds from the business combination and PIPE Investment of approximately $329.1 million, which is expected to be sufficient to fund its current operating plan for at least the next twelve months.
Eve’s future capital requirements will depend on many factors, including:

•	research and development expenses as it continues to develop its eVTOL aircraft;

•	capital expenditures in the expansion of its manufacturing capacities;

•	additional operating costs and expenses for production ramp-up and raw material procurement costs;

•	general and administrative expenses as Eve scales its operations;

•	interest expense from any debt financing activities; and

•	selling and distribution expenses as Eve builds, brands and markets electric aircraft.
Eve intends to use the proceeds received from the business combination and the PIPE Investment primarily to fund its research and development activities and other personnel costs, which are our business’ principal uses of cash. However, these funds may not be sufficient to enable Eve to complete all necessary development of and commercially launch its eVTOL aircraft. Eve’s future capital requirements will depend on many factors, including our revenue growth rate, the timing and the amount of cash received from our customers, the expansion of sales and marketing activities, and the timing and extent of spending to support development efforts. Until Eve generates sufficient operating cash flow to cover its operating expenses, working capital needs and planned capital expenditures, or if circumstances evolve differently than anticipated, Eve expects to utilize a combination of equity and debt financing to fund any future capital needs. However, Eve may be unable to raise additional funds when needed on favorable terms or at all. If Eve raises funds by issuing equity securities, dilution to stockholders may result. Any equity securities issued may also provide for rights, preferences, or privileges senior to those of holders of common stock. If Eve raises funds by issuing debt securities, these debt securities would have rights, preferences, and privileges senior to those of preferred and common stockholders. The terms of debt securities or borrowings could impose significant restrictions on Eve’s operations. The capital markets have in the past, and may in the future, experience periods of upheaval that could impact the availability and cost of equity and debt financing.
In the event that Eve requires additional financing but is unable to raise additional capital or generate cash flows necessary to continue its research and development and invest in continued innovation, Eve may not be able to compete successfully, which would harm its business, results of operations, and financial condition. If adequate funds are not available, Eve may need to reconsider its expansion plans or limit its research and development activities, which could have a material adverse impact on our business prospects and results of operations.
Cash Flows
The following table summarizes cash flows for the period indicated:

	Three Months Ended March 31
	2022	2021
Net cash (used in) provided by operating activities	$(1,868,950)	$(2,887,780)
Net cash (used in) provided by investing activities	—	—
Net cash (used in) provided by financing activities	$0	2,887,780

Net increase (decrease) in cash and cash equivalents	$(1,868,950)	$0

Net Cash Generated (Used) by Operating Activities
2022 Compared with 2021
Net cash used in operating activities for the three months ended March 31, 2022 was $1.87 million versus net cash used of $2.89 million in the three months ended March 31, 2021, with the change resulting principally from the settlement of accounts payable to Embraer being partially compensated by an increase in research and development expenses in 2022 as compared to 2021.
Net Cash Used in Investing Activities
2022 Compared with 2021
In both 2022 and 2021, there were no cash flows from investing activities.
Net Cash Generated (Used) by Financing Activities
2022 Compared with 2021
Net cash provided by financing activities for the three months ended March 31, 2022 was $0.00 million, compared to $2.89 million in the three months ended March 31, 2021. This decrease is attributable to reduced transfers of cash from Embraer to us in the form of seed capital, which was used in the three month period ended March 31, 2021 in connection with the formation of our company subsidiary within the parent company corporate structure.
As of March 31, 2022, we had no debt on our balance sheet.
Off-Balance
Sheet Arrangements
As of March 31, 2022, Eve did not have any
off-balance
sheet arrangements or relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance
sheet arrangements or other contractually narrow or limited purposes.
Critical Accounting Policies and Estimates
Functional and presentation currency
Since our combined financial statements are derived from Embraer’s financial statements and from the financial statements of certain Embraer group US based subsidiaries’ financial statements (“Original Financial Statements”), which have designated the US Dollar (“USD” or “Dollar” or “US$”) as their functional currencies, our management has determined to use the USD as our functional and presentation currency as well.
Use of Estimates
The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent liabilities, and the reported amounts of expenses during the reporting period. Eve’s estimates are based on our historical experience and on various other factors that Eve believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions and any such differences may be material.
While Eve’s significant accounting policies are described in more detail in Note 3 to Eve’s unaudited condensed consolidated financial statements included elsewhere in this prospectus, Eve believes the following accounting policies and estimates to be critical to the preparation of Eve’s unaudited condensed consolidated financial statements.
Carve-out
allocation
Eve has historically operated as part of Embraer and not as a stand-alone company. The unaudited condensed consolidated financial statements are derived from Embraer’s consolidated financial statements and historical accounting records and are presented on a carve-out
basis for all historical periods, except for the three-months period ended March 31, 2022. The statement of operations also includes allocations of certain general and administrative expenses from Embraer’s corporate office for the three-month period ended March 31, 2022. These general and administrative expenses are comprised of general overhead expenses that separate from and in addition to any such expenses incurred pursuant to the Master Services Agreements or Shared Services Agreement.
The allocations of these expenses have been determined on a reasonable basis; however, the amounts are not necessarily representative of the amounts that would have been reflected in the financial statements had Eve been an entity that operated independently of Embraer during the applicable period.
The unaudited condensed consolidated financial statements reflect the historical results of operations, financial position, and cash flows of Eve, in conformity with GAAP. The unaudited condensed consolidated financial information includes both direct and indirect expenses.
Recent Accounting Pronouncements
For a discussion about accounting pronouncements recently adopted and recently issued not yet adopted, see Note 3 in the section titled “Recently Issued Accounting Pronouncements Not Yet Adopted” included in Eve’s unaudited condensed consolidated financial statements as of March 31, 2022 and for the three months ended March 31, 2022 and March 31, 2021, which are included elsewhere in this prospectus.
Quantitative and Qualitative Disclosures about Market Risk
We are exposed to market risks in the ordinary course of its business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily the result of fluctuations in interest rates.
As of March 31, 2022, we did not have any debt or notes outstanding in which fluctuations in the interest rates would affect us.
Credit Risk
Financial instruments, which subjects us to concentrations of credit risk, consist primarily of cash, cash equivalents, and derivative financial instruments. Our cash and cash equivalents are held at major financial institutions located in the United States of America and Brazil. At times, cash account balances with any one financial institution may exceed Federal Deposit Insurance Corporation insurance limits ($250,000 per depositor per institution). Management believes the financial institutions that hold our cash and cash equivalents are financially sound and, accordingly, minimal credit risk exists with respect to cash and cash equivalents.
Emerging Growth Company Status
In April 2012, the JOBS Act was enacted. Section 107(b) of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, we are not subject to the same implementation timeline for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of our financials to those of other public companies more difficult.
We may also take advantage of some of the reduced regulatory and reporting requirements of emerging growth companies pursuant to the JOBS Act so long as we qualify as an emerging growth company, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation, and exemptions from the requirements of holding non-binding
advisory votes on executive compensation and golden parachute payments.
We will lose our emerging growth company status and become subject to the SEC’s internal control over financial reporting management and auditor attestation requirements upon the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the completion of our IPO, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which requires the market value of our Common Stock that is held by non-affiliates
to exceed $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible
debt during the prior three (3)-year period.
Additionally, until June 30, 2022 we will qualify as a “smaller reporting company” as defined in Item 10(f)(1) of Regulation
S-K
and may take advantage of certain reduced disclosure obligations. However, after such date, we will lose our smaller reporting company status, since we are a majority-owned subsidiary of a parent that is not a smaller reporting company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements with directors and executive officers described under “Management” and “Executive Compensation”, and the registration rights described elsewhere in this prospectus, the following is a description of each transaction since January 1, 2019 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeds or will exceed $120,000; and

•
any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Certain Agreements Related to the Business Combination
In connection with the business combination, certain agreements were entered into by Eve or the Brazilian Subsidiary. References below are qualified in their entirety by reference to the full text of such agreements and to the descriptions thereof included elsewhere in this prospectus. These agreements include:
Contribution Agreement
On December 10, 2021, Embraer, EAH and Eve entered into the Contribution Agreement, pursuant to which (i) Embraer transferred, or caused its subsidiaries to transfer, certain assets and liabilities related to the UAM Business to Eve or its subsidiaries and (ii) Embraer, EAH and Eve effected the
Pre-Closing
Restructuring.
The Contribution Agreement contains limited representations and warranties that will survive for twelve (12) months following the Closing of the business combination. Each of Embraer, EAH and Eve has made representations and warranties relating to corporate organization, due authorization, no conflict and valid execution. In addition, Embraer made representations and warranties with respect to its title to the UAM Contributed Assets (as defined in the Contribution Agreement).
The Contribution Agreement requires Eve to indemnify Embraer and its controlled affiliates for losses arising from (i) the UAM Business, the Contributed Assets, the UAM Assumed Liabilities and the UAM Employee Liabilities (each as defined in the Contribution Agreement) and (ii) any breach of any representation or warranty of Eve under the Contribution Agreement, but in each case excluding (a) certain losses relating to the UAM Business which may arise after the Closing of the business combination, (b) the Indemnified UAM Liabilities (as defined in the Contribution Agreement) or (c) any losses arising out of Embraer’s or its controlled affiliates’ common law fraud, gross negligence of willful misconduct.
The Contribution Agreement also requires Embraer to indemnify Eve and its controlled affiliates for losses arising from (i) the Indemnified UAM Liabilities, (ii) the Embraer Retained Business, (iii) the Embraer Retained Assets, (iv) the Embraer Retained IP, (v) the Embraer Retained Names, (vi) the Embraer Retained Employees, (vii) the Embraer Retained Benefit Plans, (viii) the Embraer Retained Employee Liabilities (each as defined in the Contribution Agreement), in each case whether arising before, on or following the Closing of the business combination, as well as any losses arising from any breach of any representation or warranty of Embraer or EAH under the Contribution Agreement. Embraer is not obligated, however, to indemnify Eve or its controlled affiliates for certain losses relating to the UAM Business or the Embraer Retained Business following the Closing of the business combination, or any losses arising out of Eve’s or its controlled affiliates’ common law fraud, gross negligence of willful misconduct. Embraer’s obligation to indemnify Eve and its controlled affiliates for losses arising from the Indemnified UAM Liabilities or any breach of Embraer’s or EAH’s representations or warranties under the Contribution Agreement will (a) survive for 12 months following the Closing, except that claims relating to tax shall survive for 36 months and (b) be capped at $110 million.

Services Agreements
See the section entitled “
Business—Material Agreements
—
Services
Agreements.
”
Data Access Agreement
See the section entitled “
Business—Material Agreements
—
Data Access
Agreement.
”
Tax Receivable Agreement
See the section entitled “
Business—Material Agreements
—
Tax Receivable Agreement.
”
Tax Sharing Agreement
See the section entitled “
Business—Material Agreements
—
Tax Sharing Agreement.
”
Stockholders Agreement
See the section entitled “
Business—Material Agreements—Stockholders Agreement
.”
Strategic Warrant,
Lock-Up
Agreements and
Put-Option
Agreements
See the section entitled “
Business—Material Agreements
—
Strategic Warrant,
Lock-Up
Agreements and
Put-Option
Agreements.
”
PIPE Investment
Concurrently with the execution of the Business Combination Agreement, we entered into a Subscription Agreement with EAH, our controlling stockholder, pursuant to which EAH purchased 18,500,000 shares of common stock for $185,000,000 at a purchase price of $10.00 per share in connection with the PIPE Investment. In addition, on March 16, 2022, we entered into a Subscription Agreement with Acciona Logistica, pursuant to which Acciona Logistica purchased 3,000,000 shares of common stock for $30,000,000 at a purchase price of $10.00 per share in connection with the PIPE Investment. José Manuel Entrecanales, one of our directors, is the Chairman and Chief Executive Officer of Acciona S.A., Acciona Logistica’s ultimate parent company.
Registration Rights
In connection with the business combination, we entered into the Amended and Restated Registration Rights Agreement with certain parties including EAH, which, among other things, obligates us to register for resale such securities that are held by the parties thereto from time to time, and provides the parties thereto certain customary demand and “piggyback” rights. Subject to certain exceptions, we will bear all registration expenses under the Amended and Restated Registration Rights Agreement.
Lease Agreements
On August 2, 2021, Embraer entered into a Lease Agreement with the Brazilian Subsidiary, pursuant to which Embraer agreed to lease a portion of its owned real properties in Eugenio de Melo, Brazil and Gavião Peixoto, Brazil to the Brazilian Subsidiary.
On December 15, 2021, Embraer entered into a Sublease Agreement with Embraer Engineering & Technology Center USA, Inc., pursuant to which Embraer Engineering & Technology Center USA, Inc. agreed to sublease a portion of its leased real properties in Melbourne, Florida, United States to Eve.

Strategic Warrant Agreement
On March 16, 2022, concurrently with the execution of the Subscription Agreement to which Acciona Logistica is a party, the Company also entered into a Strategic Warrant Agreement with Acciona Logistica and EAH (the “Acciona Strategic Warrant Agreement”), pursuant to which, subject to the consummation of the business combination, the Company agreed to issue to Acciona Logistica new warrants to acquire 4,500,000 shares of Common Stock, each with an exercise price of $0.01 per share. Each warrant is exercisable for a period of five years following its issuance or first permitted exercise date. The Acciona Strategic Warrant Agreement provides for certain registration rights with respect to the resale of the shares of Common Stock underlying the warrants which are substantially similar to the registration rights provided under the Subscription Agreement. In addition, on March 16, 2022, Acciona Logistica entered into a lock-up
agreement with Zanite, pursuant to which Acciona Logistica will be restricted from transferring a warrant to acquire 900,000 shares of Common Stock issued at the Closing and the shares of Common Stock issued upon the exercise of such new warrants until the date that is two years after the Closing Date.
Out of the warrants that Zanite has agreed to issue pursuant to the Acciona Strategic Warrant Agreement, (i) a warrant to acquire 900,000 shares of common stock was issued and became exercisable at the Closing, (ii) warrants to acquire up to 3,600,000 shares of common stock will be issued upon the achievement of certain UAM Business (as defined in the Business Combination Agreement) milestones, including upon achievement of certain vertiport operation thresholds and upon receipt of the first type certification for eVTOL in compliance with certain airworthiness authorities.
The Acciona Strategic Warrant Agreement also provides Acciona Logistica with the non-transferable
right to designate a Class I director of the Company, who shall be Mr. José Manuel Entrecanales, the Chairman and Chief Executive Officer of Acciona S.A. In addition, the Acciona Strategic Warrant Agreement provides that Acciona Logistica may designate a member to a non-board
advisory committee following the consummation of the business combination, to the extent that the Company chooses, in its sole discretion, to form such a committee.
Zanite
Purchase of Founder Shares and Private Placement Warrants
On August 7, 2020, the Sponsor paid $25,000 in consideration for 5,750,000 founder shares, or approximately $0.004 per share, to cover certain of Zanite’s offering costs in connection with the IPO. On October 15, 2020, the Sponsor transferred 250,000 founder shares to Ronald D. Sugar, Zanite’s senior advisor, and 150,000 founder shares to each of John B. Veihmeyer, Larry R. Flynn and Gerard J. DeMuro, our then directors, resulting in the Sponsor holding 5,050,000 founder shares. In September 2021, in connection with his appointment to Zanite’s board of directors, Patrick M. Shanahan was made a member of the Sponsor, pursuant to which Mr. Shanahan may be entitled to distributions of Zanite’s securities held by the Sponsor following the consummation of the business combination.
Upon the consummation of the business combination, the 5,750,000 founder shares were converted into shares of common stock on a one-for-one
basis.
On November 19, 2020, in connection with the closing of the IPO, the Sponsor purchased 9,650,000 private placement warrants from Zanite at a price of $1.00 per private placement warrant, for an aggregate purchase price of $9,650,000. Each private placement warrant entitles the holder thereof to purchase one share of common stock at $11.50 per share. The private placement warrants are identical to the public warrants, except that the private placement warrants, so long as they are held by the Sponsor or its permitted transferees, (i) are not redeemable by the Company, (ii) may not (including the common stock issuable upon exercise of such private placement warrants), subject to certain limited exceptions, be transferred, assigned or sold by such holders until May 9, 2025, (iii) may be exercised by the holders on a cashless basis and (iv) are entitled to registration rights. No underwriting discounts or commissions were paid with respect to such sales.

On May 18, 2021, the Sponsor purchased 2,300,000 additional private placement warrants from the Company at a price of $1.00 per private placement warrant, for an aggregate purchase price of $2,300,000, to extend the period of time Zanite had to consummate its initial business combination by 6 months from the prior deadline of May 19, 2021 until November 19, 2021. On November 16, 2021, the Sponsor purchased another 2,300,000 additional private placement warrants from Zanite at a price of $1.00 per private placement warrant, for an aggregate purchase price of $2,300,000, to further extend the period of time Zanite had to consummate its initial business combination by 6 months from the prior deadline of November 19, 2021 until May 19, 2022.
Upon the Closing, the Sponsor distributed the 14,250,000 private placement warrants it then owned to its members on a pro-rata
basis.
Pursuant to the Amended and Restated Registration Rights Agreement, our initial stockholders have agreed not to transfer, assign or sell any of the private placement warrants (including the common stock issuable upon exercise of any of these warrants) until May 9, 2025 (except in limited circumstances).
Personal Private Air Travel Reimbursements
Prior to the business combination, Zanite had agreed to reimburse each of its independent directors and its senior advisor, for their service on Zanite’s board of directors and as Zanite’s advisor, for up to 10 hours of personal private air travel for an aggregate amount of up to $300,000. The flight hours were provided by Flexjet, LLC which is a portfolio company of Directional Capital LLC, which is owned, indirectly, by Kenneth C. Ricci, Zanite’s
Co-Chief
Executive Officer and director, and Michael A. Rossi, one of the Zanite’s former directors and its Chief Financial Officer. In connection with the Closing, we paid an aggregate of $1,030,301.43 to Flexjet, LLC on account of such travel reimbursements and for travel costs of Zanite’s directors and officers in connection with activities associated with the business combination.
PIPE Investment
Concurrently with the execution of the Business Combination Agreement, Zanite entered into a Subscription Agreement with the Sponsor, pursuant to which the Sponsor purchased 2,500,000 shares of common stock for $25,000,000 at a purchase price of $10.00 per share in connection with the PIPE Investment.
Related Party Reimbursements and Loans
Zanite’s officers and directors are entitled to reimbursement for any out-of-pocket
expenses incurred in connection with activities on Zanite’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Zanite’s audit committee reviewed on a quarterly basis all payments that were made to the Sponsor or Zanite’s officers, directors or its or their affiliates.
In addition, in order to finance transaction costs in connection with the business combination, the Sponsor loaned Zanite $150,000 on a non-interest
basis. Zanite repaid such loaned amounts in connection with the closing of the business combination.
Related Party Promissory Notes
On August 7, 2020, the Sponsor issued an unsecured promissory note to Zanite (the “Promissory Note”), pursuant to which Zanite was permitted to borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest
bearing and was fully paid at the closing of the IPO.
On February 3, 2022, the Sponsor issued the New Promissory Note, pursuant to which the Company was permitted to borrow up to an aggregate principal amount of $2,000,000. The New Promissory Note was unsecured and non-interest
bearing. The New Promissory Note was fully paid at the closing of the business combination.

Registration Rights
The holders of the founder shares, private placement warrants and shares of common stock issuable upon conversion of the founder shares and private placement warrants are entitled to registration rights under Zanite’s existing registration rights agreement entered into in connection with the IPO. In connection with the business combination, Eve entered into the Amended and Restated Registration Rights Agreement, which, among other things, obligates Eve to register for resale such securities that are held by the parties thereto from time to time and provides certain customary demand and “piggyback” rights. Subject to certain exceptions, Eve will bear all registration expenses under the Amended and Restated Registration Rights Agreement.
Additional Related Party Transactions — Historical
For additional information in relation to materially significant related party transactions during the years ended December 31, 2021, 2020 and 2019, see Note 4 to the Combined Financial Statements as of and for the fiscal years ended December 31, 2021, 2020 and 2019 included elsewhere in this prospectus. Any further related party transactions in the years ended December 31, 2021, 2020 and 2019 were both immaterial and no more than incidental in nature.
Policy Concerning Related Person Transactions
Our board of directors adopted a written policy, which we refer to as the related party transactions policy, for the review and approval or ratification of related party transactions. A “related person transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries were, are or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

•
any person who is known to the Company to own of record or to be the beneficial owner of more than 5% of any class of the Company’s voting securities at the time of occurrence or existence of the related person transaction;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law,
father-in-law,
son-in-law,
daughter-in-law,
brother-in-law
or
sister-in-law
of a director, executive officer or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to our audit committee charter, the audit committee has the responsibility to review related party transactions. Under the terms of the related party transactions policy, certain related party transactions have standing pre-approval
by the audit committee, even if the aggregate amount involved will exceed $120,000, including any transaction that is effected pursuant to any existing agreement in effect as of May 9, 2022 between the Company (including any of its subsidiaries), on the one hand, and Embraer or one of its subsidiaries, on the other.

MANAGEMENT
Unless the context otherwise requires, references in this section to “we”, “us”, “our”, and the “Company” generally refer to Eve Holding, Inc.
The following sets forth certain information, as of the date of this prospectus, concerning the persons who serve as our directors and executive officers. There are no family relationships among the executive officers or between any executive officer or director. All executive officers are appointed by the board of directors to serve in their roles. Each executive officer is appointed for such term as may be prescribed by the board of directors or until a successor has been chosen and qualified or until such officer
’
s death, resignation or removal. Unless otherwise indicated, the business address of all executive officers and directors is 1400 General Aviation Drive, Melbourne, FL 32935.

Name	Age	Position
Executive Officers:
Gerard J. DeMuro	66	Co-Chief Executive Officer
André Duarte Stein	48	Co-Chief Executive Officer
Eduardo Couto	40	Chief Financial Officer
Non-Employee Directors:
Luis Carlos Affonso	62	Director
Michael Amalfitano	61	Director
Marion Clifton Blakey	74	Director
Paul Eremenko	42	Director
Kenneth C. Ricci	65	Director
Sergio Pedreiro	56	Director
José Manuel Entrecanales	59	Director
As set forth below, our officers and board of directors are well qualified as leaders. In their prior positions they have gained experience in core management skills, such as strategic and financial planning, financial reporting, compliance, risk management, and leadership development that make them valuable members of the board of directors.
Executive Officers
Gerard J. DeMuro
Mr. DeMuro currently serves as the Co
-
Chief Executive Officer of Eve. Mr. DeMuro was the executive vice president of strategic initiatives of BAE Systems, Inc. during 2020 and a member of the board of directors of BAE Systems, plc from 2014 through 2020 and BAE Systems, Inc. between 2014 and 2020. Mr. DeMuro previously served as president and chief executive officer of BAE Systems, Inc. and executive vice president and corporate vice president at General Dynamics. Mr. DeMuro is a senior leader with strategic and operational expertise in transforming businesses into global, Tier
-
1 enterprises by effectively developing new products/services, expanding into adjacent markets, scaling operational processes, deploying capital and cultivating customer relationships to drive both organic and accretive growth. He has extensive governance experience serving on boards of directors for public, private and non
-
profit enterprises. His operational strengths have been consistently executed by assembling high
-
functioning, aligned global teams with a culture of transparency and accountability that have earned market leading positions in earnings and returns on invested capital. At BAE Systems Inc. and General Dynamics, he secured board approval and successfully managed the acquisition and integration of 25 companies as well as 10 divestitures with a cumulative value of $6 billion. Of significant value is the perspective he has gained serving commercial and military customers in the United States, Australia, Canada, United Kingdom, Continental Europe, NATO, Middle and Far East, India and Africa, and the deep understanding of federal government structure and key relationships.

As President and Chief Executive Officer of BAE Systems Inc., Mr. DeMuro was responsible for the leadership and governance of one of the largest U.S. aerospace and defense contractors with 2019 revenues in excess of $11 billion and strong presence in the United States, United Kingdom and numerous markets around the world. He served as an executive director of the independent BAE Systems Inc. board of directors, which provides oversight of the U.S. operations and assures the independence of operations required for participation in U.S. defense programs. He also served as a member of the board of directors and executive committee of BAE Systems plc, responsible for determining and delivering the business strategy and governance for the overall group. As Executive Vice President and Corporate Vice President at General Dynamics, Mr. DeMuro directed strategic development and operational performance of the Information Systems and Technology (IS&T) Group, leading 44,000 employees and 6,000 active contracts and providing a diverse portfolio of complex systems, products and services to defense and commercial customers worldwide. In this role, he achieved high levels of financial success by focusing on an overall strategic vision then aligning the portfolio, specific business unit strategies and execution to accelerate growth by expanding commercial and international business and enhancing operational, business development and strategic standards. He joined General Dynamics as President, Communications / Systems and C4 Systems after the company acquired his prior company, GTE Government Systems. In his previous career roles, Mr. DeMuro worked for thirteen years at GTE Government Systems, where in his last position as Vice President and General Manager, he directed all division operations of their communication systems, including strategic planning, business development, profit and loss, research and development, as well as staffing, retention and employee development. Prior to that, he served as an acquisition official for the Department of Defense. Mr. DeMuro has been actively involved with outside organizations, including the Aerospace Industries Association where he serves on the executive committee and board of directors and AFCEA International as a member of the executive, governance and succession committees and as chair of the audit committee. He has also worked with the Association of the United States Army, is a former member of the MILCOM Conference Board and served on the Board of the National Science Center as well as the local Boys and Girls Club. Mr. DeMuro received his MBA from Fairleigh Dickinson University, and his B.A. from the University of Pittsburgh.
André Duarte Stein
Mr. Stein currently serves as the Co
-
Chief Executive Officer of Eve. Mr. Stein has 25 years of experience in aviation and has led Embraer
’
s Urban Air Mobility initiative since its inception. Mr. Stein was one of EmbraerX
’
s co
-
founders and has served in various leadership roles at Embraer, spanning Strategy, Product Development, New Business, Market Intelligence and Sales. He has led Embraer
’
s Commercial Aviation Product and Market Strategy, throughout the development and market introduction of the E175+, the leader in regional aviation, as well as the award
-
winning E
-
Jets E2 family of commercial jets. Mr. Stein has also sponsored Embraer
’
s first R&D initiatives towards Electric and Autonomous Aviation. Previously, he has led Embraer strategic marketing efforts in Asia Pacific, achieving Embraer
’
s first commercial and executive jets sales in the region, and later restructuring Sales & Marketing in Latin America to win the region
’
s market leadership. Mr. Stein hails from Northwestern University
’
s Kellogg School of Management and is a Mechanical Engineer from the State University of Campinas (UNICAMP).
Eduardo Couto
Mr. Couto currently serves as the Chief Financial Officer of Eve. Mr. Couto has been an employee of Embraer for seven years and, during such time, has led key finance areas including Treasury, Insurance, Cash Management, Investor Relations, M&A and Sales Finance globally. Prior to his experience at Embraer, Mr. Couto worked as leading sell
-
side analyst for Morgan Stanley and Goldman Sachs for more than seven years, focusing on Latin American Transportation and Infrastructure companies. Mr. Couto was also a Portfolio Manager at Santander Asset Management for four years. Mr. Couto earned his Bachelor of Science degree in Electronic Engineering from the Aeronautical Institute of Technology (ITA) and also holds the Chartered Financial Analyst designation (CFA).

Non-Employee
Directors
Luis Carlos Affonso
Mr. Affonso is currently in charge of Embraer Engineering and Technology Development for Commercial, Executive, Defense and Services Business Units. He is also in charge of Corporate Strategy, leading the Embraer Strategic Plan construction and execution since July 2020. Mr. Affonso joined Embraer nearly 40 years ago as an aeronautical engineer, in January 1983. In 1995, after serving in different positions with increasing responsibilities, he became Embraer
’
s Vice President of Engineering and Chief Engineer, at age 34. Since then, in different roles, he led the launch and development of all civilian – commercial and executive – Embraer new airplane platforms. As Engineering Vice President, he was in charge of the ERJ145 Regional Jet development and certification, which happened on time in 1996, and allowed for the company turnaround after privatization. Mr. Affonso also led the creation of the Program Management function at Embraer as currently constituted, which is today considered one of Embraer
’
s main competitive advantages. Consequently, in 1997 he became the first head of the newly created Program Management organization and was the reporting person for all such Program Directors. Mr. Affonso also served the E
-
Jets Program Vice President since its inception until entry into service in 2004 and 2005, strongly advancing Embraer
’
s position in the airline market. The EJets are the most successful Embraer product to date and one of the most successful commercial airplanes in aviation history. Mr. Affonso was President and CEO of Embraer Executive Jets from 2005 to 2011, in which he was responsible for developing the program as an independent business segment within Embraer, including by overseeing the development of business and product strategies, as well as marketing, sales and customer support initiatives for the segment. Embraer significantly expanded in this market under Mr. Affonso
’
s leadership, including by launching six new products—Phenoms 100/300, Legacy 450/500/650 and Lineage 1000—creating a worldwide sales and service support network and increasing sales revenues from US$250 million to US$1.250 billion. From 2011 to 2017, Mr. Affonso served as Chief Operating Officer (COO) of Embraer
’
s Commercial Aviation business, leading current and future programs including market intelligence, customer support and services, as well as overseeing the final manufacturing assembly line and the development of the successful E
-
Jets Second Generation (E2) airplanes. During his tenure as COO of Commercial Aviation, the presence and results of customer support and services for this segment significantly expanded. In 2019, the Project Management Institute named the E
-
Jets E2 project that Mr. Affonso oversaw as the 2019 Project of the Year. From 2017 to 2020, Mr. Affonso was Senior Vice President of Corporate Strategy, Innovation and Digital Transformation at Embraer. During this period, EmbraerX, a company dedicated to disruptive innovation, was founded, ultimately leading to the conceptualization and creation of Eve. Mr. Affonso also created Embraer
’
s innovation and strategic governance system, which focuses on developing strategies that aim to drive and manage innovation across the company. This program helped to create the strategies that are fueling Embraer
’
s turnaround after the COVID
-
19 crisis.
Mr. Affonso was a member of the board of directors of Brazilian General Aviation Association, the General Aviation Manufactures Association in the US, OGMA
-
Industria Aeronautica de Portugal and EmbraerPrev, the Embraer employees
’
pension fund. Mr. Affonso currently serves as a board member of Atech, a company dedicated to the development of Air Traffic Management systems, as well as a member of the Innovation Committee at Vale, one of the biggest mining companies in the world. Mr. Affonso is also a member of the Superior Board of Directors of ANPEI, National Association of Innovative Companies Research and Development, an organization devoted to fostering innovation in the aerospace industry. Mr. Affonso has a Master
’
s degree in International Business Administration from the University of São Paulo and graduated from the aeronautical engineering program at Instituto Tecnolo´gico de Aerona´utica (ITA), in Sa~o Jose´ dos Campos, Brazil. Mr. Affonso has also completed executive programs in management and strategy at the University of Michigan Ross School of Business and MIT Sloan School of Management.
We believe Mr. Affonso is well qualified to serve on the board of directors of the Company due to his extensive experience in the aviation industry and proven history with Embraer of overseeing manufacturing of successful new aircraft as well as the growth and development of new and existing business segments within Embraer.

Michael Amalfitano
Mr. Amalfitano is the President and CEO of Embraer Executive Jets, leading the company
’
s global business with annual revenues in excess of $1.5 billion and an active fleet of more than 1,500 aircraft with over 940 customers worldwide. He is a voting member of the Embraer SA Executive Leadership Management Board. Prior to joining Embraer, Mr. Amalfitano served as Executive Vice President, Senior Managing Director of Business Aviation at Stonebriar Commercial Finance. Mr. Amalfitano also led as Managing Director, Executive Head of Global Corporate Aircraft Finance at Bank of America Merrill Lynch for over 22 years, following a decade
-
long tenure in sales management at GE Capital. Mr. Amalfitano is Chairman of the General Aviation Manufacturers Association (GAMA) and currently serves on their Finance, Investment, and Strategic Committees, following his previous role as Chairman of the Communications Committee. He also serves as Chairman of the National Business Aviation Association (NBAA) Advisory Council, and as a Member of the NBAA Board of Directors, Audit Committee, Joint Task Force Committee, and Leadership Council. Mr. Amalfitano is also a member of the Board of Trustees at Embry
-
Riddle Aeronautical University. He also serves as the OEM President Representative for the International Aircraft Dealers Association (IADA), following his former position as Chairman of the Associate Member Advisory Council. Past board positions include former Chairman of the Associate Members Advisory Council for the National Aircraft Resellers Association (NARA) and former two
-
term President of the National Aircraft Finance Association (NAFA). Past association memberships include European Business Aviation Association (EBAA), Equipment Leasing and Finance Association (ELFA) and the Helicopter Association International (HAI). Mr. Amalfitano graduated with a B.A. in Economics and a Master
’
s in Financial Management from Fairfield University in Fairfield, Connecticut.
We believe Mr. Amalfitano is well qualified to serve on the board of directors of the Company due to his more than 40 years of executive leadership experience in business aviation and financial services.
Sergio Pedreiro
Mr. Pedreiro has more than 20 years of experience in international finance and business administration across a diverse array of industries. Mr. Pedreiro is the former Chief Operating Officer of Revlon, Inc. Before joining Revlon in January of 2020, Mr. Pedreiro was the Chief Executive Officer of Estre Ambiental Inc, a leading waste management company in Latin America, from May of 2015 to December of 2019. From April 2014 to December 2018, Mr. Pedreiro was an associate partner of BTG Pactual in the Private Equity group. Before joining BTG Pactual, Mr. Pedreiro was the Chief Financial Officer of Coty, the global beauty company with $5 billion in yearly revenues. Mr. Pedreiro was Coty’s Chief Financial Officer from February of 2009 to March of 2014 and led the company’s initial public offering in mid-2013
which raised approximately $1 billion in proceeds. From January 2002 to December 2008, Mr. Pedreiro was the Chief Financial Officer of America Latina Logística SA, which listed on the Brazilian stock exchange (B3) in 2004 to become the largest publicly traded cargo railroad in Brazil. From 2016 to 2017, Mr. Pedreiro served on the board of directors of Advanced Disposal Inc., a U.S.-based waste management company with $1.4 billion in yearly revenues which conducted its initial public offering during Mr. Pedreiro’s time on the board. Mr. Pedreiro began his career as a business consultant at McKinsey & Company in Brazil. Mr. Pedreiro received his B.S. in Aeronautical Engineering from Instituto Tecnológico de Aeronautica in Brazil, and also holds an M.B.A. degree from Stanford University.
We believe Mr. Pedreiro is well qualified to serve on the board of directors of the Company due to his extensive experience in international finance and business administration, which includes leadership positions as a senior executive and board member for various publicly traded companies.
Kenneth C. Ricci
Mr. Ricci is a 40
-
year aviation industry veteran who today is a Principal of Directional Aviation Capital which owns interests in various aviation enterprises, including Flexjet, Sentient Jet, PrivateFly, Tuvoli, Nextant Aerospace, Stonebriar Commercial Finance, Reva Air Ambulance, Corporate Wings, Simcom and Constant Aviation.

Mr. Ricci was honored as an Ernst & Young Entrepreneur of the Year in 2000 and has been named one the most influential people in aviation by Aviation International News. In 2005, Mr. Ricci led the restructuring of Mercury Air Centers, a $200 million company operating aircraft support facilities at 24 different airports and sold the company to Macquarie Infrastructure Trust (MIC) in 2007 in a deal valued at $615 million. In 2010, Mr. Ricci received the Harvard Business School
’
s Dively Entrepreneurship Award. In 2011, Mr. Ricci was the youngest recipient of the prestigious William A.
“
Bill
”
Ong Memorial Award for extraordinary achievement and extended meritorious service to the general aviation industry. Mr. Ricci is the founder of Nextant Aerospace, the innovator of aircraft remanufacturing. In 2015, Mr. Ricci received the Aviation Week Laureate Award, a benchmark of industry excellence, recognizing his work and development at Nextant Aerospace. In 2016, Mr. Ricci received the
“
Lifetime Aviation Entrepreneur Award
”
from the Living Legends of Aviation. In 2019, Mr. Ricci was inducted as a Living Legend of Aviation. The
“
Living Legends of Aviation
”
are admirable people of remarkable accomplishment in aviation, including entrepreneurs, innovators, industry leaders, record breakers, astronauts and pilots. Mr. Ricci began his aviation career as an Air Force ROTC cadet at the University of Notre Dame. He is an airline transport pilot with extensive international experience and was then
-
Governor William Clinton
’
s pilot when he ran for President in 1992. Mr. Ricci graduated from the University of Notre Dame and from the Cleveland Marshall School of Law, where he was named as their distinguished alumni of the year in 2016 and named to their Alumni Hall of fame in 2018. Mr. Ricci is a member of the Board of Trustees for the University of Notre Dame and is also a member of the board of the Smithsonian. He serves on several corporate boards and was an aviation advisor to the Guggenheim Aircraft Opportunity Fund.
We believe Mr. Ricci is well qualified to serve on the board of directors of the Company due to his extensive experience in the aviation industry, as well as his service leading a wide range of aviation companies.
Paul Eremenko
Mr. Eremenko, 42, is currently the Chairman and CEO of Universal Hydrogen Co., positions he has held since the company
’
s foundation in early 2020. He also serves as an advisor to the New Vista Acquisition Corp. Prior to co
-
founding Universal Hydrogen, Mr. Eremenko was Senior Vice President and Chief Technology Officer of United Technologies Corp. Before that, Mr. Eremenko was CTO of Airbus SE. Mr. Eremenko joined Airbus as the founding CEO of Acubed, its Silicon Valley innovation center, and also served on the investment committee of Airbus Ventures. While at Airbus, Mr. Eremenko was Chairman of APWORKS GmbH, an aerospace additive manufacturing company. Mr. Eremenko spent several years as Director of Engineering at Google
’
s Advanced Technology and Projects organization, and prior to that at Motorola Mobility. Before Motorola and Google, Mr. Eremenko was at DARPA, the Defense Advanced Research Projects Agency, first as a Program Manager, and later as the Deputy Director and Acting Director of the Tactical Technology Office, the agency
’
s large systems and platforms office. For his work at DARPA, Mr. Eremenko was awarded the Distinguished Public Service Medal by the Office of the Secretary of Defense. Mr. Eremenko earned his undergraduate and Master
’
s degrees in aeronautics from Massachusetts Institute of Technology (MIT) and California Institute of Technology (Caltech), respectively. Mr. Eremenko also holds a J.D. from Georgetown University and is a private pilot.
We believe Mr. Eremenko is well qualified to serve on the board of directors of the Company due to his extensive experience in the aerospace manufacturing and engineering industries, as well as his executive leadership experience in the aerospace industry.
Marion C. Blakey
Ms. Blakey currently serves as a non
-
executive director for several corporations and organizations, having retired from Rolls
-
Royce North America Inc. (RRNA) in 2018 as President and Chief Executive Officer. In this role, Ms. Blakey also served as Chairman of the Board of Rolls
-
Royce North America Holdings Inc. In her three years at Rolls
-
Royce, she helped shepherd a major investment in the Indianapolis site, oversaw the opening of a new California R&T facility while streamlining Rolls
-
Royce North America operations and creating an

environment conducive to growing the Rolls
-
Royce business base. Prior to joining Rolls
-
Royce, Ms. Blakey was President and Chief Executive Officer of the Aerospace Industries Association (AIA) for eight years where she provided the leading voice for the aerospace and defense industry representing more than 270 member companies. From 2002 to 2007, Ms. Blakey was Administrator of the Federal Aviation Administration (FAA) where she operated the world
’
s largest air traffic control system and managed 44,000 employees and a $14 billion budget. Prior to 2002, she held several senior positions including Chairman of the National Transportation Safety Board (NTSB) and Administrator of the U.S. Department of Transportation
’
s National Highway Traffic Safety Administration (NHTSA), as well as ran her own consulting firm focusing on transportation and infrastructure issues. Ms. Blakey
’
s board positions include: Director, New Vista Acquisition Corporation; Trustee, Noblis, a science, technology and strategy organization, where she served as Chairman until 2020; the National Air and Space Museum
’
s Advisory Board, where she chairs the Advancement Committee; and member of the advisory boards of Aireon, LLC; Radia, Inc.; and Sunrise Transportation Holdings. She recently served on the Board of Alaska Airlines Group; Cobham plc, and NASA
’
s National Advisory Council. Ms. Blakey has received numerous honorary degrees and awards, including the National Aeronautic Association
’
s 2011 Henderson Trophy, Aviation Week & Space Technology
’
s 2013 Laureate Award, and the National Aeronautic Association
’
s 2013 Wright Brothers Memorial Trophy, and most recently, the Carol B. Hallett Award from the U. S. Chamber of Commerce and the L.Welch Pogue Award from Aviation Week and Space Technology and the International Aviation Club. Ms. Blakey received her bachelor
’
s degree with honors in international studies from Mary Washington College of the University of Virginia and has completed graduate work at Johns Hopkins University, School of Advanced International Studies.
We believe Ms. Blakey is well qualified to serve as a member of the board of directors of the Company due to her extensive executive leadership experience, her expertise with respect to aviation regulation and air traffic management and her prior experience serving on the boards of directors of several companies.
José Manuel Entrecanales
José Manuel Entrecanales is Chairman and CEO of ACCIONA, a leading group of companies dedicated to renewable energy and sustainable infrastructure solutions, present in more than 60 countries with 40.000 employees. He is also Chairman of ACCIONA Energía, the group’s energy division that listed on the Madrid stock exchange in July 2021. ACCIONA Energía is the largest pure renewable energy utility in the world.
Mr. Entrecanales is actively engaged in some of the leading public-private initiatives supporting sustainable development and the fight against climate change, including United Nations Global Compact, the World Bank’s Carbon Pricing Leadership Coalition, and the World Business Council for Sustainable Development.
He is a founding member of the Pro CNIC Foundation, the main public-private initiative for cardiovascular research in Spain, patron of the Princess of Asturias Foundation, of the Prado Museum and of the Alalá Foundation. He is also member of the Board of the Instituto de la Empresa Familiar (Spain’s leading organization for family-owned businesses, of which he was Chairman from 2012 to 2014).
Mr. Entrecanales is Chairman of acciona.org, dedicated to promoting universal access to water and energy.
We believe Mr. Entrecanales is well qualified to serve as a member of the board of directors of the Company due to his extensive executive leadership experience and expertise in the renewable energy and infrastructure industries.
Corporate Governance
Controlled Company
Under the NYSE’s current listing standards, we qualify for and avail ourselves of the controlled company exemptions under the corporate governance rules of the NYSE. As a controlled company, we are not required to have (1) a majority of “independent directors” on our board of directors, as defined under the rules of the NYSE,

(2) a compensation committee and a nominating and governance committee composed entirely of “independent directors” or (3) an annual performance evaluation of the compensation and nominating and governance committees.
Composition of the Board of Directors
Our business and affairs are managed under the direction of our board of directors. The Charter and Bylaws provide that our board of directors will consist of one or more members, and the number of directors may be increased or decreased from time to time by a resolution of the board of directors. Our board of directors currently consists of seven directors: Luis Carlos Affonso, Michael Amalfitano, Marion Clifton Blakey, Paul Eremenko and Sergio Pedreiro, who were nominated by EAH; Kenneth C. Ricci, who was nominated by the Sponsor; and José Manuel Entrecanales, who was nominated by Acciona Logistica pursuant to the terms of the Acciona Strategic Warrant Agreement, which was mutually agreed upon by EAH and the Sponsor.
Our board of directors is divided into three staggered classes of directors. At each annual meeting of our stockholders, a class of directors will be elected for a three
-
year term to succeed the same class whose term is then expiring, as follows:

•
the Class I directors will be Sergio Pedreiro and José Manuel Entrecanales, whose terms will expire at the annual meeting of stockholders to be held in 2023, but any subsequent Class I Directors shall serve a three (3)
-
year term;

•
the Class II directors will be Marion Clifton Blakey and Paul Eremenko, whose terms will expire at the annual meeting of stockholders to be held in 2024, but any subsequent Class II Directors shall serve a three (3)
-
year term; and

•
the Class III will be Luis Carlos Affonso, Michael Amalfitano and Kenneth C. Ricci, whose terms will expire at the annual meeting of stockholders to be held in 2025, but any subsequent Class III Directors shall serve a three (3)
-
year term.

Each director’s term will continue until the election and qualification of his or her successor, or his or her earlier death, resignation, disqualification or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third
of the total number of directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of the Company.
Director Independence
Under the NYSE’s current listing standards, we qualify for and avail ourselves of the controlled company exemptions under the corporate governance rules of the NYSE. As a controlled company, we are not required to, among other things, have a majority of “independent directors” on our board of directors, as defined under the rules of the NYSE. Nevertheless, we undertook a review of the independence of our initial board of directors and have determined that each of Marion Clifton Blakey, Paul Eremenko, Sergio Pedreiro and José Manuel Entrecanales qualifies as “independent” as defined under the applicable NYSE rules.
Committees of the Board of Directors
Our board of directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the board of directors and standing committees. We have a standing audit committee which operates under a written charter. Our board of directors may from time to time establish other committees. As of the date of this prospectus, we have neither a standing compensation committee nor a standing nominating and corporate governance committee and, instead, such functions will be performed by the board of directors.

In addition, from time to time, special committees may be established under the direction of the board of directors when the board deems it necessary or advisable to address specific issues. Current copies of our committee charters are posted on our website, www.eveairmobility.com, as required by applicable SEC and NYSE rules. Any information on or available through our website is not deemed incorporated in this prospectus and does not form part of this prospectus.
Audit Committee
Our audit committee consists of Sergio Pedreiro, Marion C. Blakey and Paul Eremenko, with Sergio Pedreiro serving as the chair of the committee. Each member of the audit committee qualifies as an independent director under the NYSE corporate governance standards and the independence requirements of Rule
10A-3
of the Exchange Act. In addition, each member of the audit committee is able to read and understand financial statements. Our board of directors has also determined that at least one member of our audit committee has past employment experience in finance and accounting, as required under the rules of the NYSE.
The audit committee’s responsibilities include, among other things:

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence from management;

•	reviewing with our independent registered public accounting firm the scope and results of their audit;

•	pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
Our board of directors adopted a written charter for the audit committee which is available on our website.
Code of Ethics
We adopted a code of ethics that applies to all of our executive officers, directors and employees, including our principal executive officers, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available on our website, www.eveairmobility.com. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website rather than by filing a Current Report on Form
8-K.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serve, or has served during the last year, as a member of the board of directors or compensation committee of any entity, other than Eve or Zanite, prior to the business combination, or Embraer, that has one or more executive officers who also serve as a member of our board of directors.

EXECUTIVE COMPENSATION
This section sets forth the compensation of our named executive officers (“NEOs”) for the fiscal year ended December 31, 2021. For the fiscal year ended December 31, 2021, André Duarte Stein and Gerard J. DeMuro served as our principal executive officers and Eduardo Couto served as our principal financial officer. No other executive officer exceeded the total compensation threshold for inclusion in the “Summary Compensation Table,” below. Unless the context otherwise requires, references in this section to “we”, “us”, “our”, and “the Company” generally refer to Eve prior to the business combination.
Summary Compensation Table for 2021
The following table summarizes the total compensation paid to or earned by our NEOs in fiscal year 2021.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (1)(2)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (1)(3)	Total ($) (1)
André Duarte Stein, Co-Chief Executive Officer	2021	61,210	9,036	—	52,395	—	1,959	124,600
	2020	62,562	—	—	6,664	—	1,118	70,344

Gerard J. DeMuro Co-Chief Executive Officer	2021	113,846	—	—	—	—		113,846

Eduardo Couto (4) Chief Financial Officer	2021	99,584	3,006	—	89,184	—	6,808	198,582

(1)	Amounts converted from Brazilian reais to U.S. dollars using a conversion rate of 5.3952 to $1.00, representing the average exchange rate during the year ended December 31, 2021.
(2)
The amount reported in this column represent the annual performance-based cash bonus earned by the NEOs with respect to fiscal year performance. For more information relating to these bonuses, see the section entitled “—Overview of our 2021 Executive Compensation Program—Annual Cash Incentive Plan,” below.

(3)	The amounts reported in this column represent the retirement plan matching contribution we paid for the NEO and home office stipends.
(4)
Amounts reflect the compensation attributable to Mr. Couto for the portion of the fiscal year in which he served as the Chief Financial Officer of the Company. Prior to assuming the role of Chief Financial Officer of the Company, in March of 2021, Mr. Couto received a long-term incentive award grant of Embraer shares with a grant date fair market value of $44,484 to vest on the third anniversary of the grant date, subject to partial acceleration upon a qualifying termination of employment.

Overview of our 2021 Executive Compensation Program
Annual Cash Incentive Plan
Our NEOs, Mr. Stein and Mr. Couto, are entitled to receive an annual cash incentive bonus based on achievement of individual and Company goals. Each of our NEO’s annual cash incentive bonuses is determined by multiplying the NEO’s applicable annual base salary by the NEO’s applicable short term incentive target and the level at which the goals were achieved.

Retirement Benefits
All employees are eligible to participate in a retirement plan with matching contributions. Our NEOs are eligible to participate in this plan on the same basis as our other employees. The matching contributions earned by the NEOs in fiscal year 2021 is shown in the “Summary Compensation Table” under “All Other Compensation.”
We do not sponsor or maintain any nonqualified deferred compensation or defined benefit pension plans for, nor have we issued any equity grants or awards to our NEOs.
Director Compensation
In fiscal year 2021, there were no
non-employee
directors of the Company.

PRINCIPAL AND SELLING SECURITYHOLDERS
This prospectus relates to the resale from time to time of (i) an aggregate of 311,780,000 shares of our common stock and (ii) 14,250,000 warrants to purchase common stock by the Selling Securityholders. The Selling Securityholders may from time to time offer and sell any or all of the shares of common stock and warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the common stock or warrants other than through a public sale.
The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders, and the aggregate number of shares of common stock and warrants that the Selling Securityholders may offer pursuant to this prospectus.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.
Please see the section entitled “
Plan of Distribution
” for further information regarding the Selling Securityholders’ method of distributing these securities.

	Securities Beneficially Owned Prior to Offering		Securities to be Sold in this Offering		Securities Beneficially Owned After this Offering
Name of Selling Securityholder (1)	Shares of Common Stock	Warrants**	Shares of Common Stock	Warrants**	Shares of Common Stock	Percentage	Warrants**	Percentage
Greater than 5% Holders
Embraer Aircraft Holding, Inc. (2)	238,500,000		238,500,000		—	*	—	*
Named Executive Officers and Directors
Gerard J. DeMuro (3)	351,917	61,917	551,917	61,917	—	*	—	*
Marion Clifton Blakey (4)	—	—	15,000	—	—	*	—	*
Paul Eremenko (5)	—	—	15,000	—	—	*	—	*
Sergio Pedreiro (6)	—	—	15,000	—	—	*	—	*
José Manuel Entrecanales (7)	3,900,000	—	15,000	—	—	*	—	*
Other Selling Securityholders
ABICO Corporation (8)	200,000	—	200,000	—	—	*	—	*
Argos Global Investment LTD (9)	50,000	—	50,000	—	—	*	—	*
BLAMC Inc. (10)	50,000	—	50,000	—	—	*	—	*
Branch Falls Limited (11)	50,000	—	50,000	—	—	*	—	*
Cassio Rothschild de Souza (12)	50,000	—	50,000	—	—	*	—	*
Denham Finance LTD (13)	50,000	—	50,000	—	—	*	—	*
Evelyn Maria Beattie Moore - UBO (14)	50,000	—	50,000	—	—	*	—	*
Famiglia Fund (15)	250,000	—	250,000	—	—	*	—	*
Fernando Riemma Philipson (16)	50,000	—	50,000	—	—	*	—	*
Itaim Investment Fund (17)	50,000	—	50,000	—	—	*	—	*
Julia Dora Koranyi Arduini (UBO) (18)	100,000	—	100,000	—	—	*	—	*
Langdon Network (19)	50,000	—	50,000	—	—	*	—	*

	Securities Beneficially Owned Prior to Offering		Securities to be Sold in this Offering		Securities Beneficially Owned After this Offering
Name of Selling Securityholder (1)	Shares of Common Stock	Warrants**	Shares of Common Stock	Warrants**	Shares of Common Stock	Percentage	Warrants**	Percentage
Paulo S Capital LTD (20)	100,000		100,000		—	*	—	*
Platinum Fonseca Ltd (21)	50,000		50,000		—	*	—	*
Quattro (22)	50,000		50,000		—	*	—	*
Sagard LTD (23)	50,000		50,000		—	*	—	*
St Helen Investments Limited (24)	50,000		50,000		—	*	—	*
Tropaco Finance LTD (25)	50,000		50,000		—	*	—	*
Tuscany Investment Management Ltd. (26)	50,000		50,000		—	*	—	*
Watch Hill Investments LTD (27)	50,000		50,000		—	*	—	*
Whisper Creek Limited Partnership (28)	50,000		50,000		—	*	—	*
Acciona Logistica, S.A. (29)	3,900,000		7,500,000		—	*	—	*
Azorra Aviation Holdings, LLC (30)	2,500,000		4,000,000		—	*	—	*
BAE Systems (Overseas Holdings) Limited (31)	13,800,000		15,000,000		—	*	—	*
STRONG FUNDO DE INVESTIMENTO MULTIMERCADO INVESTIMENTO NO EXTERIOR (32)	7,000,000		7,000,000		—	*	—	*
Falko eVTOL LLC (33)	2,000,000		2,000,000		—	*	—	*
Falko Regional Aircraft Limited (34)	—		1,000,000
Kapitalo International Fund SPC - Segregated Portfolio C (35)	97,444	—	97,444		—	*	—	*
Kapitalo International Fund SPC - Segregated Portfolio D (35)	402,556	—	402,556		—	*	—	*
Lynx Aviation, Inc. (36)	2,500,000	—	4,000,000		—	*	—	*
Rolls-Royce Plc (37)	1,000,000	—	2,150,000		—	*	—	*
SkyWest Leasing, Inc. (38)	2,500,000	—	4,000,000		—	*	—	*
Space Florida (39)	230,000	—	230,000		—	*	—	*
Edge Master Fund (40)	46,040	—	46,040		—	*	—	*
SPX Fund Segregated Portfolio Exclusive (40)	222,760	—	222,760		—	*	—	*
SPX Fund Segregated Portfolio Canadian Eagle (40)	35,960	—	35,960		—	*	—	*
SPX Fund Segregated Portfolio Skyhawk (40)	67,160	—	67,160		—	*	—	*
SPX Fund Segregated Portfolio Global (41)	1,596,999	1,495,601	100,000		—	*	—	*
SPX Fund Segregated Portfolio Unique (40)	22,720	—	22,720		—	*	—	*
SPX Fund Segregated Portfolio Vickers (40)	5,360	—	5,360		—	*	—	*
Thales USA Inc. (42)	1,000,000	—	1,000,000		—	*	—	*
Michael A. Rossi Irrevocable Trust (43)	2,589,737	1,535,497	2,589,737	1,535,497	—	*	—	*
Canon Portfolio Trust, LLC (44)	2,953,368	2,953,368	2,953,368	2,953,368	—	*	—	*
Liberty Investors, LLC (45)	2,809,846	2,809,846	2,809,846	2,809,846	—	*	—	*
Patrick M. Shanahan (46)	80,000	50,000	80,000	50,000	—	*	—	*

	Securities Beneficially Owned Prior to Offering		Securities to be Sold in this Offering		Securities Beneficially Owned After this Offering
Name of Selling Securityholder (1)	Shares of Common Stock	Warrants**	Shares of Common Stock	Warrants**	Shares of Common Stock	Percentage	Warrants**	Percentage
SHR Holdings, LLC (47)	4,452,295	1,456,415	4,452,295	1,456,415	—	*	—	*
John B. Veihmeyer (48)	519,170	369,170	519,170	369,170	—	*	—	*
Sugar Family Trust, July 19, 2001 or as thereafter amended (49)	988,342	738,342	988,342	738,342	—	*	—	*
The Shaw Family Trust U/A/D 3-7-1997 (50)	14,000	—	14,000	—	—	*	—	*
Brian Kelly (51)	20,000	—	20,000	—	—	*	—	*
Donna M. Kohl Trust, 2nd Restatement dtd June 27, 2019 (52)	100,000	—	100,000	—	—	*	—	*
Luxemburg Capital LLC (53)	100,000		100,000	—	—	*	—	*
Umberto P. Fedeli 2009 Discretionary Trust (54)	100,000	—	100,000	—	—	*	—	*
Karbrand Partners, LLC (55)	10,000	—	10,000	—	—	*	—	*
Stewart A Kohl Trust (56)	37,500	—	37,500	—	—	*	—	*
Fred DiSanto (57)	25,000	—	25,000	—	—	*	—	*
Albert T. Adams (58)	25,000	—	25,000	—	—	*	—	*
Judith A. Embrescia Revocable Living Trust dtd Aug 13, 1982 as Amended/Restated (59)	12,500	—	12,500	—	—	*	—	*
Toledo Telecasting, Inc. (60)	30,000	—	30,000	—	—	*	—	*
Larry R. Flynn (61)	150,000	—	150,000	—	—	*	—	*
Bluechip Vision Limited Partnership (62)	7,271,325	4,275,445	7,271,325	4,275,445	—	*	—	*

*	Less than 1%
**
Warrants listed on Selling Securityholder table only represent warrants issued pursuant to the Warrant Agreement. Warrants issued or issuable under other agreements, including the Strategic Warrant Agreements, are not listed on the Selling Securityholder table.

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o Eve Holding, Inc., Attention: General Counsel, 1400 General Aviation Drive, Melbourne, FL 32935.
(2)
Consists of (i) 220,000,000 shares of common stock issued in connection with the business combination and (ii) 18,500,000 shares of common stock issued in a private placement consummated in connection with the business combination. Embraer Aircraft Holding, Inc. is controlled by Embraer S.A., which has voting, investment and dispositive power over the shares held by Embraer Aircraft Holding, Inc. The address of the principal business office of Embraer Aircraft Holding, Inc. is 276 S.W. 34th Street Fort Lauderdale, Florida, 33315. The address of the principal business office of Embraer S.A. is Avenida Dra. Ruth Cardoso, 8501, 30th floor (part), Pinheiros, São Paulo, SP,
05425-070,
Brazil.

(3)
“Securities to be Sold in this Offering” consists of (i) 150,000 shares of Class B common stock, which converted into shares of Common Stock upon the Closing on a one-for-one
basis, (ii) 61,917 warrants received from the Sponsor at the Closing in a pro-rata
distribution to its members (iii) 140,000 restricted shares of common stock issued as equity grants in a private placement, (iv) 200,000 shares of common stock underlying restricted stock units. “Securities Beneficially Owned Prior to Offering” do not include the 200,000 restricted stock units since they will not vest within 60 days. The address of Gerard J. DeMuro is c/o Eve Holding, Inc., 1400 General Aviation Drive, Melbourne, Florida 32935.

(4)
“Securities to be Sold in this Offering” consists of 15,000 shares of common stock underlying restricted stock units granted in connection with the 2022 annual equity grants for independent directors. “Securities Beneficially Owned Prior to Offering” do not include the 15,000 shares of common stock underlying restricted stock units since they will not vest within 60 days. The address of Marion Clifton Blakey is c/o Eve Holding, Inc., 1400 General Aviation Drive, Melbourne, Florida 32935.

(5)
“Securities to be Sold in this Offering” consists of 15,000 shares of common stock underlying restricted stock units granted in connection with the 2022 annual equity grants for independent directors. “Securities Beneficially Owned Prior to Offering” do not include the 15,000 shares of common stock underlying restricted stock units since they will not vest within 60 days. The address of Paul Eremenko is c/o Eve Holding, Inc., 1400 General Aviation Drive, Melbourne, Florida 32935.

(6)
“Securities to be Sold in this Offering” consists of 15,000 shares of common stock underlying restricted stock units granted in connection with the 2022 annual equity grants for independent directors. “Securities Beneficially Owned Prior to Offering” do not include the 15,000 shares of common stock underlying restricted stock units since they will not vest within 60 days. The address of Sergio Pedreiro is c/o Eve Holding, Inc., 1400 General Aviation Drive, Melbourne, Florida 32935.

(7)
The column titled “Shares of Common Stock” under “Securities Beneficially Owned Prior to Offering” includes (i) 3,000,000 shares of common stock issued to Acciona Logistica at the Closing in a private placement consummated in connection with the business combination pursuant to the terms of a Subscription Agreement and (ii) 900,000 shares of common stock underlying Warrant A, which warrant was issued to Acciona Logistica and became exercisable at the Closing pursuant to the terms of the Acciona Strategic Warrant Agreement. The shares of common stock underlying Warrant A are reflected in this column pursuant to the beneficial ownership rules and regulations of the SEC. Mr. Entrecanales is the Chairman and Chief Executive Officer of Acciona S.A., Acciona Logistica’s ultimate parent company. Mr. Entrecanales otherwise disclaims beneficial ownership over the securities held by Acciona Logistica, except to the extent of his pecuniary interest therein. “Securities to be Sold in this Offering” consists of 15,000 shares of common stock underlying restricted stock units granted to Mr. Entrecanales in connection with the 2022 annual equity grants for independent directors. “Securities Beneficially Owned Prior to Offering” do not include the 15,000 shares of common stock underlying restricted stock units since they will not vest within 60 days. The address of José Manuel Entrecanales is Av. Europa, 18, 28108 Alcobendas, Madrid, Spain.

(8)	The address of ABICO Corporation is Av Das. Nacoes Unidas 12399, conj. 134B, São Paulo, Brazil 04578-000.
(9)
Mario Jose Pereira Matias is the ultimate beneficial owner and director of Argos Global Investment LTD and has voting, investment and dispositive power over the shares held thereby. The address of Argos Global Investment LTD is Claramae House, 16 Ivanhoe Road, Nassau, Bahamas.

(10)	The address of BLAMC Inc. is Bahia Street, 630, centro, Catanduva, Brazil 15.801-290.
(11)	The address of Branch Falls Limited is 4th Floor, Rjt Edifice, Waterfront Drive, P.O. Box 260 – Road Town, Tortola, BVI.
(12)	The address of Cassio Rothschild de Souza is 2nd floor, Goodsman’s Bay Corporate Centre, Nassau, Bahamas.
(13)
Each of Samuel Assayag Hanan, as ultimate beneficial owner of Denham Finance LTD and Marcelo Hanan, as manager of Denham Finance LTD have voting, investment and dispositive power over the shares held thereby. Samuel Assayag Hanan disclaims beneficial ownership of the securities listed above. The address of Denham Finance LTD is Poinciana House South, 2nd Floor East Bay Street, Nassau, Bahamas.

(14)	The address of Evelyn Maria Beattie Moore – UBO is Str Dello Spinale 8, Perugia, Italy 06134.
(15)	The address of Famiglia Fund is Poinciana House South, 2nd Floor East Bay Street, Nassau, Bahamas.
(16)	The address of Fernando Riemma Philipson is R. Dr. Tomas Carvalhal, 495 apto.181, São Paulo, Brazil 04006-001.
(17)
Ricardo Brito Santos Pereira is a director of Itaim Investment Fund and has voting, investment and dispositive power over the shares held thereby. The address of Itaim Investment Fund is 89 Nexus Way, Camana Bay, Cayman Islands
KY1-1205.

(18)	The address of Julia Dora Koranyi Arduini (UBO) is Bellevueweg 1, Wollerau, Switzerland 8832.
(19)
Luis Antonio Moraes Ribeiro is the ultimate beneficial owner of Langdon Network and has voting, investment and dispositive power over the shares held thereby. The address of Langdon Network is Trident Corporate Services (BVI) Limited International Trust Building, Road Town, Tortola, BVI.

(20)	The address of Paulo S Capital LTD is Poinciana House South, 2nd Floor East Bay Street, Nassau, Bahamas.
(21)
Carlos Alberto Da Fonseca and Silvana Regina Salomao Da Fonseca are both directors of Platinum Fonseca Ltd and have voting, investment and dispositive power over the shares held thereby. Carlos Alberto Da Fonseca disclaims beneficial ownership of the securities listed above. The address of Platinum Fonseca Ltd is Ocean Centre, Montagu Foreshore, East Bay Street, PO Box
SS-19084,
Nassau, Bahamas.

(22)
Marcello Serpa is a director of Quattro and has voting, investment and dispositive power over the shares held thereby. The address of Quattro is Rua Angelina Maffei Vita, 280 — apto 8, São Paulo,
Brazil 01455-070.

(23)
Raul Rosso Garcia is the ultimate beneficial owner of Sagard LTD and has voting, investment and dispositive power over the shares held thereby. The address of Sagard LTD is Poinciana House South, 2nd Floor East Bay Street, Nassau, Bahamas.

(24)	The address of St Helen Investments Limited is 4th Floor, Rjt Edifice, Waterfront Drive, P.O. Box 260, Road Town, Tortola, BVI.
(25)
Eduardo Mazzilli de Vassimon is the ultimate beneficial owner and director of Tropaco Finance LTD and has voting, investment and dispositive power over the shares held thereby. The address of Tropaco Finance LTD is Poinciana House South, 2nd Floor East Bay Street, Nassau, Bahamas.

(26)	The address of Tuscany Investment Management Ltd. is One Montague Place, 1st Floor, East Bay Street, Nassau, Bahamas.
(27)
Gustavo Resende Ribeiro is the ultimate beneficial owner of Watch Hill Investments LTD and has voting, investment and dispositive power over the shares held thereby. Gustavo Resende Ribeiro disclaims beneficial ownership of the securities listed above. The address of Watch Hill Investments LTD is One Montague Place, 1st Floor, East Bay Street, PO Box 4906, Nassau, Bahamas.

(28)
Geoffrey Peter Cone, Claire Judith Cooke, Alexandra Helen Neal and Claudia Shan are each directors of Whisper Creek Limited Partnership and have voting, investment and dispositive power over the shares held thereby. The address of Whisper Creek Limited Partnership is Floor 3, 32 Mahuhu Crescent, Auckland, New Zealand 1010.

(29)
The column titled “Shares of Common Stock” under “Securities Beneficially Owned Prior to Offering” includes (i) 3,000,000 shares of common stock issued to Acciona Logistica at the Closing in a private placement consummated in connection with the business combination pursuant to the terms of a Subscription Agreement and (ii) 900,000 shares of common stock underlying Warrant A, which warrant was issued to Acciona Logistica and became exercisable at the Closing pursuant to the terms of the Acciona Strategic Warrant Agreement. The shares of common stock underlying Warrant A are reflected in this column pursuant to the beneficial ownership rules and regulations of the SEC. Acciona, S.A. is the ultimate beneficial owner of securities held by Acciona Logistica and has voting, investment and dispositive power over the securities held by Acciona Logistica. Acciona Corporacion, S.A. (represented by José Julio Figueroa Gómez de Salazar) and Acciona Desarrollo Corporativo, S.A. (represented by David Gutiérrez Abarquero) are joint directors of Acciona Logistica and have joint voting, investment and dispositive power over the securities held by Acciona Logistica. Each of Acciona Corporacion, S.A. and Acciona Desarrollo Corporativo, S.A. otherwise disclaim beneficial ownership of the securities listed above. The column titled “Shares of Common Stock” under “Securities to be Sold in this Offering” includes (i) 3,000,000 shares of common stock issued to Acciona Logistica at the Closing in a private placement consummated in connection with the business combination pursuant to the terms of a Subscription Agreement, (ii) 900,000 shares of common stock underlying Warrant A and (iii) 3,600,000 shares of common stock underlying Warrants B and C, which warrants are issuable to Acciona Logistica upon the satisfaction of certain conditions pursuant to the terms of the Acciona Strategic Warrant Agreement and are not anticipated to be issued or exercisable within 60 days. The address of Acciona Logistica is Av. Europa, 18, 28108 Alcobendas, Madrid, Spain.

(30)
“Securities to be Sold in this Offering” consists of (i) 1,000,000 shares of common stock issued in a private placement consummated in connection with the business combination and (ii) 3,000,000 shares of common stock underlying new warrants. “Securities Beneficially Owned Prior to Offering” does not include 1,500,000 shares of common stock that underlie a new warrant which is not anticipated to be exercisable within 60 days. Nicole G. Adrien, David Brown, John Evans, Kenneth Hoffman, Jordan Mikes, David G. Neeleman and William Sharp, the members of the board of directors of Azorra Aviation Holdings, LLC (“Azorra”), may be deemed to share voting, investment and dispositive power over the securities held by Azorra. Each of such individuals disclaims beneficial ownership of the securities listed above. The address of Azorra is 350 SW 34th Street, Fort Lauderdale, Florida 33315.

(31)
“Securities to be Sold in this Offering” consists of (i) 1,000,000 shares of common stock issued in a private placement consummated in connection with the business combination and (ii) 14,000,000 shares of common stock underlying new warrants. “Securities Beneficially Owned Prior to Offering” does not include 1,200,000 shares of common stock that underlie warrants which are not anticipated to be exercisable within 60 days. Each of:
Ann-Louise
Holding, as director of BAE Systems (Overseas Holdings) Limited; David Stanley Parkes, as director of BAE Systems (Overseas Holdings) Limited; Charles Nicolas Woodburn, as

director of BAE Systems plc (the ultimate parent of BAE Systems (Overseas Holdings) Limited); Bradley Madsen Greve, as director of BAE Systems plc (the ultimate parent of BAE Systems (Overseas Holdings) Limited); and Thomas Arnold Arseneault, as director of BAE Systems plc (the ultimate parent of BAE Systems (Overseas Holdings) Limited), have voting, investment and dispositive power over the securities held by BAE Systems (Overseas Holdings) Limited. Each of
Ann-Louise
Holding, David Stanley Parkes, Charles Nicolas Woodburn, Bradley Madsen Greve and Thomas Arnold Arseneault disclaim beneficial ownership of the securities listed above. The address of BAE Systems (Overseas Holdings) Limited is Warwick House, Farnborough Aerospace Centre, Farnborough, United Kingdom GU14 6YU.
(32)
“Securities to be Sold in this Offering” consists of (i) 2,000,000 shares of common stock issued in a private placement consummated in connection with the business combination and (ii) 5,000,000 shares of common stock underlying a new warrant. Each of: Rafael Padilha de Lima Costa, as private equity director; Manuel Maria Pulido Garcia Ferrão de Sousa, as private equity executive principal; and Leandro Kakumu Kayano, as private equity principal have voting, investment and dispositive power over the securities held by STRONG FUNDO DE INVESTIMENTO MULTIMERCADO INVESTIMENTO NO EXTERIOR. The address of STRONG FUNDO DE INVESTIMENTO MULTIMERCADO INVESTIMENTO NO EXTERIOR is Avenida Juscelino Kubitschek, nº 1309, 10º andar, São Paulo, Brazil
04543-011.

(33)
“Securities to be Sold in this Offering” consists of (i) 1,000,000 shares of common stock issued in a private placement consummated in connection with the business combination and (ii) 1,000,000 shares of common stock underlying a new warrant. “Securities Beneficially Owned Prior to Offering” does not include 1,000,000 shares of common stock that underlie a new warrant which is not anticipated to be exercisable within 60 days. Jeffrey Everhart, as the authorised signatory of Maples Fiduciary Services (Delaware) Inc., the manager of Falko eVTOL LLC, has voting, investment and dispositive power over the securities held by Falko eVTOL LLC. The address of Falko eVTOL LLC is 4001 Kennett Pike, Suite 302, Wilmington, Delaware 19807.

(34)
“Securities to be Sold in this Offering” consists of 1,000,000 shares of common stock underlying new warrants. “Securities Beneficially Owned Prior to Offering” does not include 1,000,000 shares of common stock that underlie new warrants which are not anticipated to be exercisable within 60 days. Falko Regional Aircraft Limited is controlled by Chorus Aviation Inc., which has voting, investment and dispositive power over the securities held thereby. The address for Falko Regional Aircraft Limited is 1 Bishop Square, St Albans Rd West, Hatfield, AL10 9NE, United Kingdom.

(35)
Hegler Jose Horta Barbosa Filho, as partner and officer of Kapitalo Investimentos Ltda., in its capacity as investment manager of Kapitalo International Fund SPC - Segregated Portfolio C and Kapitalo International Fund SPC - Segregated Portfolio D, and Bruno Sousa Mauad, as partner and officer of Kapitalo Investimentos Ltda., in its capacity as investment manager of Kapitalo International Fund SPC - Segregated Portfolio C and Kapitalo International Fund SPC - Segregated Portfolio D, each have voting, investment and dispositive power over the shares held by Kapitalo International Fund SPC - Segregated Portfolio C and Kapitalo International Fund SPC - Segregated Portfolio D. The address of Kapitalo International Fund SPC - Segregated Portfolio C and Kapitalo International Fund SPC - Segregated Portfolio D is Avenida Brigadeiro Faria Lima, n° 3.144, 2° andar, Itaim Bibi, São Paulo, Brazil
01.451-000.

(36)
“Securities to be Sold in this Offering” consists of (i) 1,000,000 shares of common stock issued in a private placement consummated in connection with the business combination and (ii) 3,000,000 shares of common stock underlying new warrants. “Securities Beneficially Owned Prior to Offering” does not include 1,500,000 shares of common stock that underlie a new warrant which is not anticipated to be exercisable within 60 days. David Grizzle, Bryan Bedford, John Fleming, Lori Gobillot, Glenn Johnson, Barry Ridings, and James Sweetnam each have voting, investment and dispositive power over the securities held by Lynx Aviation, Inc. The address of Lynx Aviation, Inc. is 8909 Purdue Road, Suite 300, Indianapolis, Indiana 46268.

(37)
“Securities to be Sold in this Offering” consists of (i) 1,000,000 shares of common stock issued in a private placement consummated in connection with the business combination and (ii) 1,150,000 shares of common stock underlying new warrants. “Securities Beneficially Owned Prior to Offering” do not include 1,150,000 shares of common stock that underlie warrants and which are not anticipated to be exercisable within 60 days. The board of directors of Rolls-Royce Plc from time to time has voting and dispositive power over the securities held by Rolls-Royce Plc. However, under the so-called
“rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting and dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. As a result, none of the individual directors on the board of directors of Rolls-Royce Plc is deemed to have beneficial ownership of such shares. The address of Rolls-Royce Plc is Kings Place 90 York Way, London, United Kingdom, N1 9FX.
(38)
“Securities to be Sold in this Offering” consists of (i) 1,000,000 shares of common stock issued in a private placement consummated in connection with the business combination and (ii) 3,000,000 shares of common stock underlying new warrants. “Securities Beneficially Owned Prior to Offering” does not include 1,500,000 shares of common stock that underlie a new warrant which is not anticipated to be exercisable within 60 days. Russell A. Childs, Robert J. Simmons and Wade J. Steel, each as directors of SkyWest Leasing, Inc. have voting and dispositive power over the securities held thereby. The address of SkyWest Leasing, Inc. is 444 S. River Road, St. George, Utah 84790.

(39)
Howard J. Haug, as chief investment officer and Denise Swanson, as chief financial officer, each have voting and dispositive power over the securities held by Space Florida. The address of Space Florida is 505 Odyssey Way, Suite 300, Exploration Park, Florida 32953.

(40)
Each of: Mark Fagan, as director;
Stacey-Ann
Kirkconnell, as director; Leonardo de Andrade Linhares, as portfolio manager of the sub-manager
of SPX Equities Gestão de Recursos Ltda.; and Murilo Leite de Oliveira, as portfolio manager of the sub-manager
of SPX Equities Gestão de Recursos Ltda., have voting, investment and dispositive power over the shares held by each of Edge Master Fund, SPX Fund Segregated Portfolio Exclusive, SPX Fund Segregated Portfolio Canadian Eagle, SPX Fund Segregated Portfolio Skyhawk, SPX Fund Segregated Portfolio Unique and SPX Fund Segregated Portfolio Vickers. The address for each of Edge Master Fund, SPX Fund Segregated Portfolio Exclusive, SPX Fund Segregated Portfolio Canadian Eagle, SPX Fund Segregated Portfolio Skyhawk, SPX Fund Segregated Portfolio Unique and SPX Fund Segregated Portfolio Vickers is 89 Nexus Way, Camana Bay, Cayman Islands
KY1-9009.

(41)
“Securities to be Sold in this Offering” includes (i) 1,398 shares of common stock and (ii) 1,495,601 shares of common stock underlying public warrants, which are not being registered for resale. Each of: Mark Fagan, as director;
Stacey-Ann
Kirkconnell, as director; Leonardo de Andrade Linhares, as portfolio manager of the sub-manager
of SPX Equities Gestão de Recursos Ltda.; and Murilo Leite de Oliveira, as portfolio manager of the sub-manager
of SPX Equities Gestão de Recursos Ltda., have voting, investment and dispositive power over the shares held by SPX Fund Segregated Portfolio Global. The address for SPX Fund Segregated Portfolio Global is 89 Nexus Way, Camana Bay, Cayman Islands
KY1-9009.

(42)
Patrice Caine, as Chairman, CEO and legal representative of Thales SA (a French company listed on Euronext Paris and the ultimate parent company of Thales USA Inc.), has voting and dispositive power over the securities held by Thales USA Inc. Patrice Caine disclaims beneficial ownership of the securities listed above. The address for Thales USA Inc. is 2733 S. Crystal Dr., Suite 1200, Arlington, Virginia 22202.

(43)
Barbara M. Rossi is the trustee of Michael A. Rossi Irrevocable Trust dated December 29, 2020 and has voting and dispositive power over the securities held thereby. The address of Michael A. Rossi Irrevocable Trust dated December 29, 2020 is 5619 Ashley Circle, Highland Heights, Ohio 44143.

(44)
Todd Boehly is the chief executive officer of Canon Portfolio Trust, LLC and has voting and dispositive power over the securities held by Canon Portfolio Trust, LLC. The address of Canon Portfolio Trust, LLC is 600 Steamboat Road, Suite 200, Greenwich, CT 06830.

(45)
Larry Goldberg, as president of Liberty Investors, LLC; Jordan Goldberg, as vice-president of Liberty Investors, LLC; and Eric Bell, as vice-president of Liberty Investors, LLC, have voting and dispositive power over the securities held by Liberty Investors, LLC. The address of Liberty Investors, LLC is 25101 Chagrin Blvd, #300, Beachwood, Ohio 44122.

(46)	The address of Patrick M. Shanahan is 3941 NE Surber Drive Seattle, WA 98105.
(47)
Steven H. Rosen is the manager of SHR Holdings, LLC and has voting and dispositive power over the securities held thereby. The address of SHR Holdings, LLC is 25101 Chagrin Blvd., Suite 350, Cleveland, Ohio 44122.

(48)	The address of John B. Veihmeyer is 8607 Nutmeg Court, Potomac, Maryland 20854.
(49)
Each of Ronald Sugar and Valerie Sugar, as trustees of the Sugar Family Trust, July 19, 2001 or as thereafter amended have voting and dispositive power over the securities held thereby. The address of the Sugar Family Trust, July 19, 2001 or as thereafter amended is 228 Copa de Oro Road, Los Angeles, CA 90077.

(50)
Lawrence Wayne Shaw and Lisa Jo Shaw are each trustees of The Shaw Family Trust and have voting, investment and dispositive power over the shares held thereby. The address of The Shaw Family Trust U/A/D
3-7-1997
is 6125 N. 38
th
Place, Paradise Valley, Arizona 85253.

(51)	The address of Brian Kelly is 3267 East Lakeshore Road, Baton Rouge, Louisiana 70809.
(52)
Donna M. Kohl is a trustee of Donna M. Kohl Trust, 2nd Restatement dtd June 27, 2019 and has voting, investment and dispositive power over the shares held thereby. The address of Donna M. Kohl Trust, 2nd Restatement dtd June 27, 2019 is 364 21
st
Street, Santa Monica, California 90402.

(53)
James J Hummer is a manager of Luxemburg Capital LLC and has voting, investment and dispositive power over the shares held thereby. The address of Luxemburg Capital LLC is 225 Residence Circle, Naples, Florida 34105.

(54)
Each of: (i) Vincent M. Panichi, as
co-trustee
of Umberto P. Fedeli 2009 Discretionary Trust, (ii) Joseph D. Miceli, as
co-trustee
of Umberto P. Fedeli 2009 Discretionary Trust, (iii) Bruno S. Berardi, as
co-trustee
of Umberto P. Fedeli 2009 Discretionary Trust and (iv) Jennifer Tookman, as agent of Umberto P. Fedeli 2009 Discretionary Trust, have voting, investment and dispositive power over the shares held by Umberto P. Fedeli 2009 Discretionary Trust. Vincent M. Panichi, Joseph D. Miceli, Bruno S. Berardi and Jennifer Tookman each disclaim beneficial ownership of the securities listed above. The address of Umberto P. Fedeli 2009 Discretionary Trust is 5005 Rockside Road, 5
th
Floor, Independence, Ohio 44131.

(55)
The address of Karbrand Partners, LLC is 50 Lochspur Lane, Moreland Hills, Ohio 44022. Daniel N. Zelman, as managing member of Karbrand Partners, LLC has voting, investment and dispositive power over the shares held by Karbrand Partners, LLC.

(56)
Stewart A Kohl is a trustee of Stewart A. Kohl Trust and has voting, investment and dispositive power over the shares held thereby. The address of Stewart A. Kohl Trust is Terminal Tower, 50 Public Square, Cleveland, Ohio 44113.

(57)	The address of Fred DiSanto is 6060 Parkland Blvd, Cleveland, Ohio 44124.
(58)	The address of Albert T. Adams is 3134 Chatham Court, Westlake, Ohio 44145.
(59)
Thomas J. Embrescia is a trustee of Judith A. Embrescia Revocable Living Trust dtd Aug 13, 1982 as Amended/Restated and has voting, investment and dispositive power over the shares held thereby. The address of Judith A. Embrescia Revocable Living Trust dtd Aug 13, 1982 as Amended/Restated is 3029 Prospect, Cleveland, Ohio 44115.

(60)
Each of (i) F. Matthew Embrescia, as chairman, president and owner of Toledo Telecasting, Inc., (ii) Amanda Embrescia Flynn, as vice president and owner of Toledo Telecasting, Inc. and (iii) M. Megan Embrescia, as vice president and owner of Toledo Telecasting, Inc., have voting, investment and dispositive power over the shares held by Toledo Telecasting, Inc. The address of Toledo Telecasting, Inc. is 3029 Prospect, Cleveland, Ohio 44115.

(61)	The address of Larry R. Flynn is 20 Widewater Rd, Hilton Head Island, SC 29926.
(62)
Kenneth C. Ricci is the manager of KCR Management LLC, the general partner of Bluechip Vision Limited Partnership, and has voting, investment and dispositive power over the shares held by Bluechip Vision Limited Partnership. The address of Bluechip Vision Limited Partnership is 38355 Chimney Ridge Trail, Willoughby Hills, OH 44094.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of common stock and warrants. Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares of common stock or warrants registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares of common stock or warrants in this offering. See “Plan of Distribution.”
For information regarding transactions between us and the Selling Securityholders, see the section entitled “Certain Relationships and Related Party Transactions”.

DESCRIPTION OF SECURITIES
The following description of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read the applicable provisions of Delaware law, our Charter and our Bylaws in their entirety for a complete description of the rights and preferences of our securities.
Authorized and Outstanding Stock
Our Charter authorizes the issuance of 1,100,000,000 shares, consisting of 1,000,000,000 shares of common stock and 100,000,000 shares of preferred stock, par value $0.001 per share. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable.
As of May 31, 2022,
we had 264,332,132 shares of common stock outstanding; no shares of preferred stock outstanding; 11,500,000 public warrants outstanding; 14,250,000 private warrants outstanding; and new warrants to acquire an aggregate of up to 34,850,000 shares of common stock outstanding. Such record holders do not include DTC participants or beneficial owners holding shares through nominee names.
Common Stock
Voting Rights
Except as otherwise provided by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of our stockholders. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders and do not have the right to cumulate votes in the election of directors.
Our board of directors is divided into three staggered classes of directors. At each annual meeting of our stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Dividend Rights
Holders of common stock are entitled to receive dividends and distributions and other distributions in cash, stock or property of the Company when, as and if declared thereon by our board of directors from time to time out of assets or funds of the Company legally available therefor.
Liquidation, Dissolution and Winding Up
Holders of common stock are entitled to receive the assets and funds of the Company available for distribution in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after the rights of the holders of the preferred stock, if any, have been satisfied.
Preemptive or Other Rights
Under the Charter, our common stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.
Preferred Stock
The Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to establish the number of shares to be included in such series, and to fix the voting powers, designation, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof, applicable to the shares of each series. Our board of directors is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of management of the Company. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.
Warrants
Public Stockholders’ Warrants
There are currently outstanding an aggregate of 11,500,000 public warrants, which will entitle the holders of such warrants to acquire our common stock.
Each whole warrant will entitle the registered holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on June 8, 2022, provided that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will expire on May 9, 2027, or earlier upon redemption or liquidation.
We will not be obligated to deliver any common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue a share of common stock upon exercise of a warrant unless the share of common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant, if not cash settled, will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.
The registration statement of which this prospectus is a part provides for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the public warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the public stockholders’ warrant agreement. If a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective by July 8, 2022, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if shares of common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the

Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemption of warrants for cash
Once the warrants become exercisable, we may call the warrants for redemption for cash:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•
if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a
30-trading
day period ending three business days before we send to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us for cash, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.
Redemption procedures and cashless exercise
In the event that we elect to redeem all of the redeemable warrants as described above, we will fix a date for the redemption. Notice of redemption will be mailed by first class mail, postage prepaid, by us not less than 30 days prior to the redemption date to the registered holders of the public warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the public stockholders’ warrant agreement shall be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the redeemable warrants will be notified of such redemption by our posting of the redemption notice to DTC.
If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “fair market value” of our common stock (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants at such time. If we call our warrants for redemption and our management does not take advantage of this option, the holders of the private placement warrants and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.
A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of common stock outstanding immediately after giving effect to such exercise.
If the number of outstanding shares of common stock is increased by a share capitalization payable in shares of common stock, or by a split-up
of common stock or other similar event, then, on the effective date of such share capitalization, split-up
or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase common stock at a price less than the fair market value will be deemed a share capitalization of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) and (ii) one minus the quotient of (x) the price per share of common stock paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the common stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such common stock (or other securities into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.
If the number of outstanding shares of common stock is decreased by a consolidation, combination, reverse share split or reclassification of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding share of common stock.
Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.
In addition, if (x) the issue price or effective issue price of the common stock or equity-linked securities we issued for capital raising purposes in connection with the closing of the business combination, was less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of issuances to our initial stockholders or their affiliates, without taking into account any founder shares held by our initial stockholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represented more than 60% of the total equity proceeds, and interest thereon, that were available for the funding of the business combination on the date of the consummation of the business combination (net of redemptions), and (z) the volume weighted average trading price of common stock during the 20 trading day period starting on the trading day prior to the day on which we consummated the business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants for cash” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
In case of any reclassification or reorganization of the outstanding common stock (other than those described above or that solely affects the par value of such common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter
market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the public stockholders’ warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.
The public warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, (ii) adjusting the provisions relating to cash dividends on shares of common stock as contemplated by and in accordance with the warrant agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 50% of the then-outstanding public warrants is required to make any change that adversely affects the interests of the registered holders of public warrants, and, solely with respect to any amendment to the terms of the private placement warrants, 50% of the then outstanding private placement warrants.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive common stock. After the issuance of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.
We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to our public stockholders’ warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors—
Our warrant agreements designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.
” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.
Private Placement Warrants
Pursuant to the Amended and Restated Registration Rights Agreement, the private placement warrants (including the common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until May 9, 2025 (except in limited circumstances) and they will not be redeemable by us for cash so long as they are held by the initial stockholders or their permitted transferees. The initial purchasers, or their permitted transferees, have the option to exercise the private placement warrants on a cashless basis. Except as described in this section, the private placement warrants have terms and provisions that are identical to those of the public warrants. If the private placement warrants are held by holders other than the initial purchasers or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the public warrants.
If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “fair market value” of our common stock (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
Pursuant to the Amended and Restated Registration Rights Agreement, our initial stockholders have agreed not to transfer, assign or sell any of the private placement warrants (including the common stock issuable upon exercise of any of these warrants) until May 9, 2025 (except in limited circumstances).
New Warrants
Pursuant to the Strategic Warrant Agreements, the Company has issued or agreed to issue to certain Strategic PIPE Investors new warrants to acquire an aggregate of (i) 18,650,000 shares of common stock, each with an exercise price of $0.01 per share (the “penny warrants”), which warrants were issued at the Closing or will be issued in connection with the achievement of the following UAM Business milestones, as applicable for each Strategic PIPE Investor: (a) receipt of the first type certification for eVTOL in compliance with certain airworthiness authorities, (b) receipt of the first binding commitment from a third party to purchase eVTOL jointly developed by Embraer and a certain Strategic PIPE Investor for the defense and security technology market, (c) the eVTOL’s successful entry into service, (d) the completion of the initial term of a certain engineering services agreement to be entered into with a certain Strategic PIPE Investor, (e) receipt of binding commitments from certain Strategic PIPE Investors for an aggregate of 500 eVTOLs, (f) receipt of an initial deposit to purchase 200 eVTOLs from a certain Strategic PIPE Investor, (g) the mutual agreement to continue to collaborate beyond December 31, 2022 with a certain Strategic PIPE Investor, and (h) the time at which ten vertiports that have been developed or implemented with the services of a certain Strategic PIPE Investor have entered operation or are technically capable of entering operation; (ii) 12,000,000 shares of common stock, each with an exercise price of $15.00 per share, which warrants were issued at the Closing; and (iii) 5,000,000 shares of common stock each with an exercise price of $11.50 per share, which warrants were issued at the Closing. In general, each warrant is exercisable for a period of five or ten years following its issuance or first permitted exercise date. The Strategic Warrant Agreements provide for certain registration rights with respect to the resale of the shares of common stock underlying the warrants which are substantially similar to the registration rights provided under the Subscription Agreements. In addition, certain of the Strategic PIPE Investors have agreed not to transfer certain of the new warrants issued at the Closing and the shares of common stock issued upon the exercise of such new warrants until the date that is two, three or five years after the Closing Date, as described below.
Out of the penny warrants that the Company has agreed to issue to the Strategic PIPE Investors pursuant to the Strategic Warrant Agreements, (i) penny warrants to acquire 7,200,000 shares of common stock have been issued and are exercisable (of which penny warrants were exercised to purchase 800,000 shares of common stock at the Closing, for an aggregate purchase price of $8,000), but all such warrants (including the shares of common stock underlying such warrants) will be subject to restrictions on transfer until the date that is three or five years after the Closing Date, (ii) penny warrants to acquire 2,350,000 shares of common stock were issued at the Closing, but will only become exercisable upon receipt of the first type certification for eVTOL in compliance with certain airworthiness authorities, receipt of the first binding commitment from a third party to purchase eVTOL jointly developed by Embraer and a certain Strategic PIPE Investor for the defense and security technology market, eVTOL successful enter into service or completion of initial term of a certain engineering services agreement to be entered into with a certain Strategic PIPE Investor, as applicable, (iii) penny warrants to acquire 2,000,000 shares of common stock will be issued and vested upon receipt of the first type certification for eVTOL in compliance with certain airworthiness authorities, (iv) penny warrants to acquire 4,800,000 shares of common stock will be issued and vested upon receipt of binding commitments from certain Strategic PIPE Investors for an aggregate of 500 eVTOLs, (v) penny warrants to acquire 300,000 shares of common stock will be issued and vested upon receipt of an initial deposit to purchase 200 eVTOLs from a certain Strategic PIPE Investor, (vi) penny warrants to acquire 200,000 shares of common stock will be issued and vested upon mutual agreement to continue to collaborate beyond December 31, 2022 with a certain Strategic PIPE Investor and (vii) penny warrants to acquire 1,800,000 shares of common stock will be issued and vested the time at which ten vertiports that have been developed or implemented with the services of a certain Strategic PIPE Investor have entered operation or are technically capable of entering operation.
The Strategic Warrant Agreements generally provide that if the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each new warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to all or substantially all holders of common stock entitling holders to purchase common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) and (ii) one minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the common stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, the Strategic Warrant Agreements generally provide that the number of outstanding shares of common stock is decreased by a consolidation, combination, reverse stock split or reclassification of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each new warrant will be decreased in proportion to such decrease in outstanding shares of common stock.
Whenever the number of shares of common stock purchasable upon the exercise of the new warrants is adjusted, as described above, the applicable new warrant exercise price may be adjusted (to the nearest cent) by multiplying the applicable new warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the applicable new warrant immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter, as applicable to each such new warrant.
Anti-Takeover Effects of Provisions of the Charter, the Bylaws and Applicable Law
Certain provisions of the Charter, Bylaws, and laws of the State of Delaware, where the Company is incorporated, may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for the Company’s common stock. The Company believes that the benefits of increased protection give the Company the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure the Company and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.
Authorized but Unissued Shares
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply if and so long as the Company’s common stock remains listed on the NYSE require stockholder approval of certain issuances equal to 20% or more of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be used in the future may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger, or otherwise.
Number of Directors
The Charter and the Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors may be fixed from time to time pursuant to a resolution adopted by our board of directors. The initial number of directors was set at seven.
Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals
The Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. In order to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide the Company with certain information. Generally, to be timely, a stockholder’s notice must be received at the Company’s principal executive offices not less than

90 days nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting of stockholders. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.
Limitations on Stockholder Action by Written Consent
The Charter provides that, subject to the terms of any series of preferred stock, at any time when EAH and its affiliates collectively own at least 50% of the outstanding voting stock of the Company, any action required or permitted to be taken by the stockholders of the Corporation may be effected by written consent in lieu of a meeting. From and after the first date that EAH and its affiliates cease to collectively own at least 50% of the outstanding voting stock of the Company, any action required or permitted to be taken by the stockholders of the Company must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.
Business Combinations
Under Section 203 of the DGCL, a corporation may not engage in a business combination with any interested stockholder for a period of three years following the time that such interested stockholder became an interested stockholder, unless:

(1)	prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

(2)
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(3)
at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of the Company’s outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.
Pursuant to our Charter, the combined company is not governed by Section 203 of the DGCL.
Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the charter specifically authorizes cumulative voting. Our Charter does not authorize cumulative voting.

Forum Selection Clause
Our Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof (the “chosen courts”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Company, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of the Company to the Company or to the Company’s stockholders, (iii) any action, suit or proceeding asserting a claim against the Company or any current or former director, officer, other employee, agent or stockholder arising pursuant to any provision of the DGCL our Charter or Bylaws (as either may be amended from time to time), (iv) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (v) any action, suit or proceeding asserting a claim against the Company or any current or former director, officer, other employee, agent or stockholder governed by the internal affairs doctrine. If any action, suit or proceeding the subject matter of which is within the scope of the immediately preceding sentence is filed in a court other than a chosen court (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the chosen courts in connection with any action brought in any such court to enforce the provisions of the immediately preceding sentence and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
Unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Under the Securities Act, federal and state courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act.
Notwithstanding the foregoing, the forum selection provisions described in the first paragraph of this subheading will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction.
Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Company (including, but not limited to, shares of capital stock of the Company) shall be deemed to have notice of and consented to the provisions of these forum selection provisions.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Charter includes a provision that eliminates the personal liability of directors for damages for any breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.
Our Bylaws provide that the Company must indemnify and advance expenses to the Company’s directors and officers to the fullest extent authorized by the DGCL. The Company also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers, and certain employees for some liabilities. The Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in our Charter and Bylaws may discourage stockholders from bringing lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officer pursuant to these indemnification provisions.
There is currently no pending material litigation or proceeding involving any of the Company’s directors, officers, or employees for which indemnification is sought.
Corporate Opportunities
Under our Charter, to the fullest extent permitted by law, we will renounce any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for any non-employee
directors and their respective affiliates and us or any of our affiliates. However, we will not renounce our interest in any corporate opportunity offered to any non-employee
director if such opportunity is expressly offered or presented to, or acquired or developed by, such person solely in his or her capacity as a director or officer of the Company.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of the Company under certain circumstances. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Transfer Agent, Warrant Agent and Registrar
Continental Stock Transfer & Trust Company is the transfer agent for our capital stock. We agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Rule 144
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted common stock or warrants of the Company for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of the Company at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.

Persons who have beneficially owned restricted common stock or warrants of the Company for at least six months but who are affiliates of the Company at the time of, or at any time during the three months preceding, a sale would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of our common stock then outstanding; or

•	the average weekly reported trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and by the availability of current public information about the Company.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business- combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials) other than Form
8-K
reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.
While we were formed as a shell company, since the completion of the business combination we are no longer a shell company. Accordingly, if and when the remaining conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale, without registration, of the above noted restricted securities, including securities held by the Sponsor, our officers, directors and other affiliates.
Registration Rights
Pursuant to the Amended and Restated Registration Rights Agreement and the Subscription Agreements, we are obligated to, among other things, register for resale certain securities that are held by the Sponsor, EAH, any other parties to the Amended and Restated Registration Rights Agreement and the PIPE Investors. Subject to certain exceptions, we will bear all registration expenses under the Amended and Restated Registration Rights Agreement.
Listing of Common Stock
Our common stock and public warrants are listed on the NYSE under the symbols “EVEX” and “EVEXW,” respectively.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information known to the Company regarding the beneficial ownership of our common stock as of the date of this prospectus by:

•	each person who is known to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of our executive officers and directors; and

•	all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options or warrants held by such person or entity were deemed outstanding if such securities are currently exercisable, or exercisable within 60 days. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.
Except as described in the footnotes below and subject to applicable community property laws and similar laws, the Company believes that each person listed below has sole voting and investment power with respect to such shares.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock	Percentage of Shares of Common Stock
5% Holders
Embraer Aircraft Holding, Inc. (2)	238,500,000	90.2%
Directors and Executive Officers
Gerard J. DeMuro (3)	351,917	*
André Duarte Stein	—	—
Eduardo Couto	—	—
Luis Carlos Affonso	—	—
Michael Amalfitano	—	—
Marion Clifton Blakey	—	—
José Manuel Entrecanales (4)	3,900,000	1.5%
Paul Eremenko	—	—
Sergio Pedreiro	—	—
Kenneth C. Ricci (5)	7,271,325	2.7%
All Company directors and executive officers as a group (ten individuals)	14,112,979	5.21%

*	Less than one percent
(1)	Unless otherwise noted, the business address of each of those listed in the table above is c/o Eve Holding, Inc., 1400 General Aviation Drive, Melbourne, Florida 32935.
(2)
Embraer Aircraft Holding, Inc. is controlled by Embraer S.A. The address of the principal business office of Embraer Aircraft Holding, Inc. is 276 S.W. 34th Street Fort Lauderdale, Florida, 33315. The address of the principal business office of Embraer S.A. is Avenida Dra. Ruth Cardoso, 8501, 30th floor (part), Pinheiros, São Paulo, SP,
05425-070,
Brazil.

(3)
Comprised of (i) 150,000 shares of Class B common stock, which converted into shares of Common Stock upon the Closing on a one-for-one
basis, (ii) 61,917 shares of Common Stock underlying the private placement warrants received from Zanite Sponsor LLC in a pro-rata
distribution of its securities to its

members upon the Closing, which warrants will become exercisable 30 days following the Closing and (iii) 140,000 shares of Common Stock issued to Mr. DeMuro at the Closing pursuant to the terms of his Employment Agreement.
(4)
Acciona Logistica, is the record holder of shares reported herein, which includes (i) 3,000,000 shares of common stock issued to Acciona Logistica at the Closing in a private placement consummated in connection with the business combination pursuant to the terms of a Subscription Agreement and (ii) 900,000 shares of common stock underlying Warrant A, which warrant was issued to Acciona Logistica and became exercisable at the Closing pursuant to the terms of the Acciona Strategic Warrant Agreement. The shares of common stock underlying Warrant A are reflected in this column pursuant to the beneficial ownership rules and regulations of the SEC. Mr. Entrecanales is the Chairman and Chief Executive Officer of Acciona S.A., Acciona Logistica’s ultimate parent company. Mr. Entrecanales otherwise disclaims beneficial ownership over the securities held by Acciona Logistica, except to the extent of his pecuniary interest therein.

(5)
Bluechip Vision Limited Partnership is the record holder of the shares reported herein, which includes 2,995,880 shares of Common Stock and 4,275,445 shares of Common Stock underlying private placement warrants that will become exercisable 30 days following the Closing. Mr. Ricci is the manager of Bluechip Vision Limited Partnership’s general partner and holds voting and investment discretion with respect to the Common Stock held of record by Bluechip Vision Limited Partnership. Mr. Ricci disclaims any beneficial ownership of the securities held by Bluechip Vision Limited Partnership, other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of U.S. federal income tax considerations generally applicable to the ownership and disposition of our shares of common stock and warrants, which we refer to collectively as our securities. This discussion is based on the Code of 1986, as amended (the “Code”), laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change, possibly with retroactive effect, and to varying interpretations, which could result in U.S. federal income tax consequences different from those described below. This discussion does not address any aspect of state, local or
non-U.S.
taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes). This discussion applies only to common stock and warrants that are held as capital assets for U.S. federal income tax purposes (generally, property held for investment).
This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

•	financial institutions or financial services entities;

•	insurance companies;

•	mutual funds;

•	qualified plans, such as 401(k) plans, individual retirement accounts, etc.;

•	persons that actually or constructively own five percent or more (by vote or value) of the outstanding common stock;

•	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	broker-dealers;

•	persons that are subject to the mark-to-market accounting rules;

•	persons holding common stock as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes;

•	regulated investment companies or real estate investment trusts; certain expatriates or former long-term residents of the U.S.;

•	governments or agencies or instrumentalities thereof;

•	controlled foreign corporations and passive foreign investment companies;

•	tax-exempt entities;

•	persons required to accelerate the recognition of any item of gross income with respect to common stock as a result of such income being recognized on an applicable financial statement; or

•	the Sponsor or its affiliates.
If a partnership (including an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership or other pass-through entity will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership or other pass-through entity and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership or other pass-through entity holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.
We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. WE URGE PROSPECTIVE HOLDERS TO CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY U.S. FEDERAL
NON-INCOME,
STATE, LOCAL AND
NON-U.S.
INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.
U.S. Holders
For purposes of this summary, a “U.S. Holder” is a beneficial holder of our securities who or that, for U.S. federal income tax purposes is:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate whose income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or.

•
a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more United States persons (as defined in the Code) are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

A
“non-U.S.
Holder” is a beneficial holder of our securities who or that is neither a U.S. Holder nor a partnership or other pass-through entity for U.S. federal income tax purposes.
Taxation of Distributions
If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of shares of our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “—U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below.
Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate
U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the maximum preferential tax rate accorded to long-term capital gains.

Possible Constructive Distributions
The terms of each warrant provide for an adjustment to the number of shares of common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities—Warrants—Public Stockholders’ Warrants”. An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a U.S. Holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrants) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our common stock, or as a result of the issuance of a stock dividend to holders of shares of our common stock, in each case which is taxable to such U.S. Holders as described under “—U.S. Holders—Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if such U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash. Generally, a U.S. Holder’s adjusted tax basis in its warrant would be increased to the extent any such constructive distribution is treated as a dividend.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants
A U.S. Holder will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our common stock and warrants. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock or warrants so disposed of exceeds one year. Long-term capital gains recognized by non-corporate
U.S. Holders will be eligible to be taxed at reduced rates. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its common stock or warrant so disposed of. A U.S. Holder’s adjusted tax basis in its common stock or warrant will generally equal the U.S. Holder’s acquisition cost less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations.
Exercise, Lapse or Redemption of a Warrant
Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder will not recognize gain or loss upon the exercise of a warrant. The U.S. Holder’s tax basis in the share of our common stock received upon exercise of the warrant will generally be an amount equal to the sum of the U.S. Holder’s initial investment in the warrant and the exercise price of such warrant. It is unclear whether a U.S. Holder’s holding period for the common stock received upon exercise of the warrant would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant. The deductibility of capital losses is subject to certain limitations.
The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free,
either because the exercise is not a realization event or because the exercise is treated as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Although we expect a U.S. Holder’s cashless exercise of our warrants (including after we provide notice of our intent to redeem warrants for cash) to be treated as a recapitalization, a cashless exercise could alternatively be treated as a taxable exchange in which gain or loss would be recognized.
In either
tax-free
situation, a U.S. Holder’s tax basis in the common stock received would generally equal the holder’s tax basis in the warrant exercised. If a cashless exercise is not treated as a realization event, it is unclear whether a U.S. Holder’s holding period for the common stock would commence on the date of exercise of the warrant or the following day. If, however, a cashless exercise is treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.

If a cashless exercise is treated as a taxable exchange, a U.S. Holder could be deemed to have surrendered a number of warrants having an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. Holder’s tax basis in such warrants. Such gain or loss would be long-term or short-term depending on the U.S. Holder’s holding period in the warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the common stock received would equal the sum of the U.S. Holder’s initial investment in the warrants exercised and the exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the common stock would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.
Because of the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the common stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.
If we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities—Warrants—Public Stockholders’ Warrants” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants.”
Non-U.S.
Holders
Taxation of Distributions
In general, any distributions (including constructive distributions) we make to a
non-U.S.
Holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the
non-U.S.
Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such
non-U.S.
Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form
W-8BEN
or
W-8BEN-E,
as applicable). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a
non-U.S.
Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the
non-U.S.
Holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the
non-U.S.
Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under
“—Non-U.S.
Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below. In addition, if we determine that we are classified as a “United States real property holding corporation” (see
“—Non-U.S.
Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.
Dividends we pay to a
non-U.S.
Holder that are effectively connected with such
non-U.S.
Holder’s conduct of a trade or business within the United States (and if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the
non-U.S.
Holder) will generally not be subject to U.S. withholding tax, provided such
non-U.S.
Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form
W-8ECI).
Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the
non-U.S.
Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Possible Constructive Distributions
The terms of each warrant provide for an adjustment to the number of shares of common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities—Warrants—Public Stockholders’ Warrants.” . An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a
non-U.S.
Holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrants), including as a result of a distribution of cash or other property, such as securities, to the holders of shares of our common stock, or as a result of the issuance of a stock dividend to holders of shares of our common stock, in each case which is taxable to such
non-U.S.
Holders as described under
“—Non-U.S.
Holders—Taxation of Distributions” above. A
non-U.S.
Holder would be subject to U.S. federal income tax withholding under that section in the same manner as if such
non-U.S.
Holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash.
Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants
A
non-U.S.
Holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock unless:

•
the gain is effectively connected with the conduct of a trade or business by the
non-U.S.
Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the
non-U.S.
Holder);

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•
we are or have been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the
non-U.S.
Holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the
non-U.S.
Holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such
non-U.S.
Holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty describes otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a
non-U.S.
Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax.
Non-U.S.
Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.
If the third bullet point above applies to a
non-U.S.
Holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock or warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our common stock or warrants from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We believe we are not, have not been and do not anticipate becoming a USRPHC. We will be classified as a USRPHC if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. If we are or have been a USRPHC, you are urged to consult your own tax advisors regarding the application of these rules.

Exercise, Lapse or Redemption of a Warrant
The characterization for U.S. federal income tax purposes of the exercise, lapse or redemption of a
non-U.S.
Holder’s warrant will generally correspond to the characterization described under “—U.S. Holders—Exercise, Lapse or Redemption of a Warrant” above, although to the extent a cashless exercise or redemption results in a taxable exchange, the tax consequences to the
non-U.S.
Holder would be similar to those described above in
“—Non-U.S.
Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants.”
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain
non-U.S.
entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends (including constructive dividends) in respect of our securities held by an investor that is a non-financial
non-U.S.
entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

PLAN OF DISTRIBUTION
We are registering the issuance by us of up to 61,400,000 shares of our common stock issuable upon the exercise of the public warrants, private placement warrants and new warrants. We are also registering for resale by the Selling Securityholders (i) up to 311,780,000 shares of common stock and (ii) 14,250,000 private placement warrants. The Selling Securityholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest
selling shares of our common stock or warrants or interests in our common stock or warrants received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of common stock or warrants or interests in our common stock or warrants on any stock exchange, market or trading facility on which shares of our common stock or warrants, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The Selling Securityholders may use any one or more of the following methods when disposing of their shares of common stock or warrants or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more underwritten offerings;

•
block trades in which the broker-dealer will attempt to sell the shares of common stock or warrants as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	distributions to their members, partners or shareholders;

•	short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•	directly to one or more purchasers;

•	through agents;

•
through agreements with broker-dealers, who may agree with the Selling Securityholders to sell a specified number of such shares of common stock or warrants at a stipulated price per share or warrant; and

•	a combination of any such methods of sale.
The Selling Securityholders may, from time to time, pledge or grant a security interest in some shares of our common stock or warrants owned by them and, if a Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of common stock or warrants, as applicable, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Securityholders to include the pledgee, transferee or other successors in interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer shares of our common stock or warrants in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our common stock or warrants or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock or warrants in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of our common stock or warrants short and deliver these securities to close out their short positions, or loan or pledge shares of our common stock or warrants to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our common stock or warrants offered by this prospectus, which shares or warrants such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the Selling Securityholders from the sale of shares of our common stock or warrants offered by them will be the purchase price of such shares of our common stock or warrants less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of share of our common stock or warrants to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Securityholders.
At the time a particular offering of securities is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of securities by the Selling Securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.
The Selling Securityholders also may in the future resell a portion of our common stock or warrants in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.
The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of shares of our common stock or warrants or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of shares of our common stock or warrants may be underwriting discounts and commissions under the Securities Act. If any Selling Securityholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Securityholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Securityholder, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
To the extent required, our common stock or warrants to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
To facilitate the offering of shares of our common stock and warrants offered by the Selling Securityholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock or warrants. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of common stock or warrants than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our common stock or warrants by bidding for or purchasing shares of common stock or warrants in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of common stock or warrants sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock or warrants at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
Under the Amended and Restated Registration Rights Agreement, the Subscription Agreements and the Strategic Warrant Agreements, we have agreed to indemnify the Selling Securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Securityholders may be required to make with respect thereto. In addition, we and the Selling Securityholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.
Under the Amended and Restated Registration Rights Agreement, we have agreed to maintain the effectiveness of this registration statement until all securities covered by the Amended and Restated Registration Rights Agreement have been sold under this registration statement, have been transferred without restrictive legends, may be sold under Rule 144 under the Securities Act or are no longer outstanding. Under the Subscription Agreements and the Strategic Warrant Agreements, we have agreed to maintain the effectiveness of this registration statement until the earliest of (i) the date when the subscriber parties thereto cease to hold any securities covered by such agreements, (ii) the date all securities held by the subscriber parties thereto may be sold without any restrictions under Rule 144, (iii) when such securities shall have ceased to be outstanding or (iv) three (3) years from the date of effectiveness of this prospectus. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses. The Selling Securityholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses relating to the offering.
Selling Securityholders may use this prospectus in connection with resales of shares of our common stock and warrants. This prospectus and any accompanying prospectus supplement will identify the Selling Securityholders, the terms of our common stock or warrants and any material relationships between us and the Selling Securityholders. Selling Securityholders may be deemed to be underwriters under the Securities Act in connection with shares of our common stock or warrants they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Securityholders will receive all the net proceeds from the resale of shares of our common stock or warrants.
A Selling Securityholder that is an entity may elect to make an in-kind
distribution of common stock or warrants to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of common stock or warrants pursuant to the distribution through a registration statement.
We are required to pay all fees and expenses incident to the registration of shares of our common stock and warrants to be offered and sold pursuant to this prospectus.

Lock-Up Restrictions
Of the shares of common stock that may be offered or sold by Selling Securityholders identified in this prospectus, some are subject to certain lock-up restrictions, including pursuant to the Amended and Restated Registration Rights Agreement and lock-up agreements executed by certain Strategic PIPE Investors, each as further described elsewhere in this prospectus.

LEGAL MATTERS
Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California, has passed upon the validity of the securities of Eve Holding, Inc. covered by this prospectus. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.
EXPERTS
The financial statements of Zanite Acquisition Corp. as of December 31, 2021 and 2020, and for the year ended December 31, 2021 and the period from August 7, 2020 (inception) through December 31, 2020, included in this prospectus have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The financial statements of The UAM Business of Embraer S.A. as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Changes in Registrant’s Certifying Accountant.
(a) Dismissal of independent registered public accounting firm.
Prior to the business combination, PricewaterhouseCoopers Auditores Independentes Ltda. (“PwC Brazil”) served as the independent registered public accounting firm for Embraer and its consolidated subsidiaries. The UAM Business is a carve-out of
Embraer and was audited by PricewaterhouseCoopers LLP (“PwC US”). On March 31, 2022, PwC Brazil was dismissed as the independent registered public accounting firm of Embraer and PwC US was dismissed as the auditor of the UAM Business of Embraer.
PwC US’s reports on the combined financial statements of UAM Business of Embraer as of and for the fiscal years ended December 31, 2021 and December 31, 2020 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During fiscal 2021 and fiscal 2020, and in the subsequent interim period through March 31, 2022, (i) there were no disagreements with PwC US (within the meaning of Item 304(a)(1)(iv) of
Regulation S-K) on
any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that if not resolved to PwC US’s satisfaction, would have caused PwC US to make reference thereto in its reports; and (ii) there were no “reportable events” (as defined in Item 304(a)(1)(v) of
Regulation S-K under
the Exchange Act.
We provided PwC US with a copy of the foregoing disclosures and requested that PwC US provide a letter addressed to the SEC stating whether it agrees with such disclosures. A copy of PwC’s letter dated May 13, 2022 is incorporated by reference in this prospectus.
On May 9, 2022, the audit committee of the board of directors approved the engagement of KPMG LLP (“KPMG”) as our independent registered public accounting firm to audit us and our subsidiaries’ consolidated financial statements as of and for the year ended December 31, 2022. Accordingly, on May 9, 2022, WithumSmith+Brown, PC (“Withum”), Zanite’s independent registered public accounting firm prior to the business combination, was informed that it would be replaced by KPMG as the Company’s independent registered public accounting firm effective as of such date.

The report of Withum (“Withum’s 2021 Report”) on Zanite’s consolidated balance sheet as of December 31, 2020 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from August 7, 2020 (inception) through December 31, 2020 (collectively referred to as the “2020 financial statements”), as amended, included a paragraph containing a going concern qualification, which stated, “The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to complete a business combination by May 19, 2021 then the Company may cease all operations except for the purpose of liquidating unless a resolution of its Board of Directors is passed at the request of the Sponsor, to extend the period of time the Company will have to consummate a Business Combination up to two times, each by an additional 6 months (until May 19, 2022), subject to the Sponsor purchasing additional Private Placement Warrants. The uncertainty surrounding the date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”
Withum’s 2021 Report also contained the following statement related to Zanite’s 2020 financial statements, “As discussed in Note 2 to the financial statements, the Securities and Exchange Commission issued a public statement entitled Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Public Statement”) on April 12, 2021, which discusses the accounting for certain warrants as liabilities. The Company previously accounted for its warrants as equity instruments. Management evaluated its warrants against the Public Statement, and determined that the private warrants should be accounted for as liabilities. Accordingly, the 2020 financial statements have been restated to correct the accounting and related disclosure for the warrants.”
The report of Withum on Zanite’s consolidated balance sheets as of December 31, 2021 and 2020 and the related statements of operations, changes in stockholders’ deficit and cash flows for the year ended December 31, 2021 and for the period from August 7, 2020 (inception) through December 31, 2020 included a paragraph containing a going concern qualification, which stated, “The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs as well as complete a Business Combination by the close of business on May 19, 2022, then the Company will cease all operations except for the purpose of liquidating. This date for mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”
During the period from August 7, 2020 (the date of incorporation of Zanite) to March 31, 2022 and the subsequent interim period through May 9, 2022, there were no disagreements between us and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports onour financial statements for such period.
During the period from August 7, 2020 (the date of incorporation of Zanite) to March 31, 2022 and the subsequent interim period through May 9, 2022, there were no “reportable events” (as defined in Item 304(a)(1)(v) of
Regulation S-K under
the Exchange Act).
We have provided Withum with a copy of the foregoing disclosures and have requested that Withum furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Withum’s letter, dated May 13, 2022, is incorporated by reference in this prospectus.

(b) Disclosures regarding the new independent auditor.
As described above, on May 9, 2022, the audit committee of the board of directors approved the engagement of KPMG as our independent registered public accounting firm to audit us and our subsidiaries’ consolidated financial statements as of and for the year ended December 31, 2022.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form
S-1,
including exhibits, under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Filings are also available to the public on, or accessible through, our website under the heading “Investors” at www.eveairmobility.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.
Statements contained in this prospectus concerning the contents of any contract or document referred to are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

ZANITE ACQUISITION CORP.
CONDENSED BALANCE SHEETS

	March 31,	December 31,
	2022	2021
	(Unaudited)
ASSETS
Current Assets
Cash	$24,678	$475,339
Prepaid expenses	84,903	93,195

Total Current Assets	109,581	568,534
Investments held in trust account	236,947,197	236,926,076

Total Assets	$237,056,778	$237,494,610

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$5,709,154	$4,741,266
Promissory note – related party	150,000	—

Total Current Liabilities	5,859,154	4,741,266
Derivative liabilities	16,622,500	23,575,000
Deferred underwriting fee payable	8,050,000	8,050,000

Total Liabilities	30,531,654	36,366,266

Commitments and contingencies
Class A common stock subject to possible redemption, $0.0001 par value; 23,000,000 shares issued and outstanding at $10.30 per share redemption value as of March 31, 2022 and December 31, 2021	236,900,000	236,900,000

Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; none issued or outstanding	—	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 5,750,000 shares issued and outstanding at March 31, 2022 and December 31, 2021	575	575
Additional paid-in capital	—	—
Accumulated deficit	(30,375,451)	(35,772,231)

Total Stockholders’ Deficit	(30,374,876)	(35,771,656)

Total Liabilities and Stockholders’ Deficit	$237,056,778	$237,494,610

The accompanying notes are an integral part of the unaudited condensed financial statements.

ZANITE ACQUISITION CORP.
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended March 31,
	2022	2021
General and administrative expenses	$1,576,841	$377,151

Loss from operations	(1,576,841)	(377,151)
Other income:
Interest earned on investments held in Trust Account	21,121	5,729
Change in fair value of derivative liabilities	6,952,500	12,118,500

Total other income, net	6,973,621	12,124,229

Net income	$5,396,780	$11,747,078

Basic and diluted weighted average shares outstanding of Class A common stock	23,000,000	23,000,000

Basic and diluted net income per share, Class A common stock	$0.19	$0.41

Basic and diluted weighted average shares outstanding of Class B common stock	$5,750,000	5,750,000

Basic and diluted net income per share, Class B common stock	0.19	$0.41

The accompanying notes are an integral part of the unaudited condensed financial statements.

ZANITE ACQUISITION CORP.
CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
(UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2022

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – January 1, 2022	—	$—	5,750,000	$575	$—	$(35,772,231)	$(35,771,656)
Net income	—	—	—	—	—	5,396,780	5,396,780

Balance – March 31, 2022	—	$—	5,750,000	$575	$—	$(30,375,451)	$(30,374,876)

FOR THE THREE MONTHS ENDED MARCH 31, 2021

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – January 1, 2021	—	$—	5,750,000	$575	$—	$(46,177,034)	$(46,176,459)
Net income	—	—	—	—	—	11,747,078	11,747,078

Balance – March 31, 2021	—	$—	5,750,000	$575	$—	$(34,429,956)	$(34,429,381)

The accompanying notes are an integral part of the unaudited condensed financial statements.

ZANITE ACQUISITION CORP.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended March 31,
	2022	2021
Cash Flows from Operating Activities:
Net income	$5,396,780	$11,747,078
Adjustments to reconcile net income to net cash used in operating activities:
Change in fair value of derivative liabilities	(6,952,500)	(12,118,500)
Interest earned on investments held in Trust Account	(21,121)	(5,729)
Changes in operating assets and liabilities:
Prepaid expenses	8,292	19,698
Accounts payable and accrued expenses	967,888	(111,009)

Net cash used in operating activities	(600,661)	(468,462)

Cash Flows from Financing Activities:
Proceeds from promissory note – related party	150,000	—

Net cash provided by financing activities	150,000	—

Net Change in Cash	(450,661)	(468,462)
Cash – Beginning of period	475,339	1,971,811

Cash – End of period	$24,678	$1,503,349

The accompanying notes are an integral part of the unaudited condensed financial statements.

ZANITE ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2022
(Unaudited)
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Zanite Acquisition Corp. (the “Company”) was incorporated in Delaware on August 7, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”).
The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of March 31, 2022, the Company had not commenced any operations. All activity for the period from August 7, 2020 (inception) through March 31, 2022 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, as well as activities related to identifying and consummating potential acquisitions. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating
income in the form of interest income from the proceeds invested in the Trust Account (as defined below).
The registration statement for the Company’s Initial Public Offering was declared effective on November 16, 2020. On November 19, 2020, the Company consummated the Initial Public Offering of 23,000,000 units (the “Units” and, with respect to the Class A common stock included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriters of the over-allotment option to purchase an additional 3,000,000 Units, at $10.00 per Unit, generating gross proceeds of $230,000,000, which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 9,650,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to Zanite Sponsor LLC (the “Sponsor”), generating gross proceeds of $9,650,000, which is described in Note 4.
Transaction costs amounted to $13,143,093, consisting of $4,600,000 of underwriting fees, $8,050,000 of deferred underwriting fees and $493,093 of other offering costs.
Following the closing of the Initial Public Offering on November 19, 2020, an amount of $232,300,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”), located in the United States and invested only in a money market fund selected by the Company meeting certain conditions of Rule
2a-7
of the Investment Company Act of 1940, as amended (the “Investment Company Act”), as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the

ZANITE ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2022
(Unaudited)

outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act.
The Company will provide the holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (anticipated to be $10.30 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
The Company will only proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 following any related redemptions and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.
Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation will provide that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares, without the prior consent of the Company.
The Sponsor has agreed (a) to waive its redemption rights with respect to the Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to stockholders’ rights or pre-business
combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Company will have until May 19, 2022 to consummate a Business Combination. However, the Company may hold a stockholder vote at any time to amend the Certificate of Incorporation to modify the amount of time the Company will have to consummate a Business Combination. The Sponsor and the Company’s executive

ZANITE ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2022
(Unaudited)

officers, directors and director nominees have agreed that they will not propose any such amendment unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (net of permitted withdrawals), divided by the number of then outstanding Public Shares. As used herein, “Combination Period” refers to (i) the
12-
or
18-month
period from the closing of the Initial Public Offering in which the Company must complete a Business Combination if the Sponsor has extended the period of time for the Company to consummate a Business Combination by purchasing additional Private Placement Warrants, and (ii) such other time period in which the Company must consummate a Business Combination pursuant to an amendment to the Certificate of Incorporation (see Note 4).
If the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the amount deposited into the Trust Account ($10.30).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.30 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.30 per public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability

ZANITE ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2022
(Unaudited)

for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Liquidity, Capital Resources and Going Concern

As of March 31, 2022, the Company had $24,678 in its operating bank account and a working capital deficit of approximately $5.75 million.
The Company’s liquidity needs to date have been satisfied through a payment of $25,000 from the Sponsor to cover certain expenses on behalf of the Company in exchange for the issuance of the Founder Shares and the proceeds from the consummation of the Private Placement not held in the Trust Account to provide working capital needed to identify and seek to consummate a Business Combination.
On August 7, 2020, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest
bearing and payable on the earlier of (i) December 31, 2020 or (ii) the consummation of the Initial Public Offering. The outstanding balance under the Promissory Note of $90,093 was subsequently repaid on November 23, 2020. This facility is no longer available.
On February 3, 2022, the Company issued another unsecured promissory note to the Sponsor (the “New Promissory Note”), pursuant to which the Company may borrow up to $2,000,000 from the Sponsor related to ongoing expenses reasonably related to the Company and the consummation of the Business Combination (Note 5). As of March 31, 2022, the outstanding balance under the New Promissory Note is $150,000.
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (as defined in Note 5). As of March 31, 2022, the Company had no borrowings under the Working Capital Loans.
If the Company’s estimate of the costs of identifying a target business, undertaking due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, the Company may have insufficient funds available to operate our business prior to our initial Business Combination. Moreover, the Company may need to obtain additional financing either to complete its Business Combination or because the Company has become obligated to redeem a significant number of its Public Shares upon completion of its Business Combination, in which case the Company may issue additional securities or incur debt in connection with such Business Combination. In addition, we have until May 19, 2022 (the “Liquidation Date”) to consummate a business combination.
In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Codification (“ASC”)
205-40,
“Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that if the Company is unable to complete a Business Combination by the Liquidation Date, then the Company may cease all operations except for the purpose of liquidating. The uncertainty surrounding the date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management expects to close the Business

ZANITE ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2022
(Unaudited)

Combination prior to the Liquidation Date. If the Company is unable to close the Business Combination or raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily include or be limited to, curtailing operations, suspending the pursuit of a potential transaction and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms or if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through the Liquidation Date if a Business Combination is not consummated. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation

The accompanying unaudited condensed financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form
10-Q
and Article 8 of Regulation
S-X
of the Securities and Exchange Commission (the “SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the accounting and disclosure rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.
The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form
10-K
as filed with the SEC on February 15, 2022. The interim results for the three months ended March 31, 2022 are not necessarily indicative of the results to be expected for the year ending December 31, 2022 or for any future periods.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has

ZANITE ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2022
(Unaudited)

elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of condensed financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant and forward contract derivative liabilities. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2022 and December 31, 2021.
Investments Held in Trust
At March 31, 2022 and December 31, 2021, the assets held in the Trust Account were substantially held in money market funds which are invested primarily in U.S. Treasury Securities.
Offering Costs
Offering costs consist of legal, accounting, underwriting, and other expenses incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs amounting to $13,143,093 were recognized, with $854,301 allocated to the Public Warrants and $12,288,792 included in stockholders’ equity upon completion of the Initial Public Offering. Deferred underwriting commissions are classified as a long-term liability due to their encumbrance to the Trust Account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts presented in the accompanying condensed balance sheets, primarily due to their short-term nature, except for the warrant and the forward contract for additional warrants (see Note 9).

ZANITE ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2022
(Unaudited)

Derivative Financial Instruments
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. The Company’s derivative instruments are recorded at fair value as of the Initial Public Offering (November 19, 2020) and
re-valued
at each reporting date, with changes in the fair value reported in the Statement of Operations. Derivative assets and liabilities are classified on the balance sheet as current or non-current
based on whether or not
net-cash
settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company has determined the warrants and the forward contract for additional warrants are derivatives. As the financial instruments meet the definition of a derivative, the warrants and the forward contract for additional warrants are measured at fair value at issuance and at each reporting date in accordance with ASC 820, “Fair Value Measurements”, with changes in fair value recognized in the Condensed Statements of Operations in the period of change.
Fair Value Measurements
The Company complies with ASC 820, “Fair Value Measurements”, for its financial assets and liabilities that are re-measured
and reported at fair value at each reporting period, and
non-financial
assets and liabilities that are
re-measured
and reported at fair value at least annually. ASC 820 determines fair value to be the price that would be received to sell an asset or would be paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date.
The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.
See Note 9 for additional information on assets and liabilities measured at fair value.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Class A Common Stock Subject to Possible Redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to

ZANITE ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2022
(Unaudited)

mandatory redemption, if any, are classified as a liability instrument and are measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity (deficit). The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity (deficit) section of the Company’s balance sheets.
As discussed in Note 3, all of the 23,000,000 shares of Class A common stock sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s Certificate of Incorporation. Accordingly, all of the Company’s shares of Class A common stock are presented as temporary equity, outside of the stockholders’ equity (deficit) section of the Company’s balance sheets.
Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid-in
capital and accumulated deficit.
Net Income (Loss) per Common Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the period. The Company has two classes of shares, which are referred to as Class A common stock and Class B common stock. Income and losses are shared pro rata between the two classes of stock. Accretion associated with the redeemable shares of Class A common stock is excluded from earnings per share as the redemption value approximates fair value.
The calculation of diluted income (loss) per common share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 25,750,000 shares of Class A common stock in the aggregate. As of March 31, 2022 and 2021, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common stocks and then share in the earnings of the Company. As a result, diluted net income (loss) per common share is the same as basic net income (loss) per common share for the periods presented.

ZANITE ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2022
(Unaudited)

The following table reflects the calculation of basic and diluted net income (loss) per common share (in dollars, except per share amounts):

	For the Three Months Ended March 31, 2022		For the Three Months Ended March 31, 2021
	Class A	Class B	Class A	Class B
Basic and diluted net income per common share
Numerator:
Allocation of net income, as adjusted	$4,317,424	$1,079,356	$9,397,662	$2,349,416
Denominator:
Basic and diluted weighted average shares outstanding	23,000,000	5,750,000	23,000,000	5,750,000
Basic and diluted net income per common share	$0.19	$0.19	$0.41	$0.41
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2022 and December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months. The Company is subject to income tax examinations by major taxing authorities since inception.
Recent Accounting Standards
In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”)
2020-06,
Debt — Debt with Conversion and Other Options (Subtopic
470-20)
and Derivatives and

ZANITE ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2022
(Unaudited)

Hedging — Contracts in Entity’s Own Equity (Subtopic
815-40)
(“ASU2020-06”)
to simplify accounting for certain financial instruments. ASU
2020-06
eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU
2020-06
amends the diluted earnings per share guidance, including the requirement to use the if-converted
method for all convertible instruments. ASU
2020-06
is effective for the Company for the fiscal year beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The Company early adopted ASU
2020-06
effective as of January 1, 2022. The adoption of ASU
2020-06
did not have an impact on the Company’s condensed financial statements.
Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.
NOTE 3. INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 23,000,000 Units, which includes the full exercise by the underwriters of their option to purchase an additional 3,000,000 Units, at a price of $10.00 per Unit. Each Unit consisted of one share of Class A common stock and one-half
of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 8).
All of the 23,000,000 shares of Class A common stock sold as part of the Units in the Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to Company’s Certificate of Incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC
480-10-S99,
redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. Given that the Class A common stock was issued with other freestanding instruments (i.e., Public Warrants), the initial carrying value of Class A common stock classified as temporary equity is the allocated proceeds based on the guidance in ASC
470-20.
The Company’s Class A common stock is subject to SEC and its staff’s guidance on redeemable equity instruments, which has been codified in
ASC480-10-S99.
If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The accretion or remeasurement is treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in
capital). The Company elected to remeasure the Class A common stock to the redemption amount immediately upon the closing of the Initial Public Offering.

ZANITE ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2022
(Unaudited)

As of March 31, 2022 and December 31, 2021, the Class A common stock reflected on the condensed balance sheets is reconciled in the following table:

Gross proceeds	$230,000,000
Less:
Proceeds allocated to public warrants	(14,950,000)
Class A common stock issuance costs	(12,288,792)
Plus:
Accretion of Class A common stock to redemption amount	34,138,792

Class A common stock subject to possible redemption	$236,900,000

The Class A common stock subject to redemption amount includes $2,300,000 from net proceeds of the sale of the Units in the Initial Public Offering and an additional $4,600,000 from Private Placement Warrants for the exercise of the two
6-month
extensions of the Company’s period to consummate an initial Business Combination.
NOTE 4. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 9,650,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant or $9,650,000. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 8). The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Private Placement Warrants. As the fair value of the Private Placement Warrants exceeded the purchase price, the Company recorded an expense of $3,088,000 related to the sale of the Private Placement Warrants as part of the change in fair value of derivative liabilities expense.
Additionally, the Company was obligated to issue an additional 2,300,000 Private Placement Warrants to the Sponsor at a price of $1.00 per Private Placement Warrant, or $2,300,000, for each
6-month
extension of the Company’s period to consummate an initial Business Combination. The terms of the additional Private Placement Warrants are consistent with the initial 9,650,000 Private Placement Warrants issued to the Sponsors at the Initial Public Offering. The Company recorded an expense of $1,104,000 for the initial recognition of the forward contract derivative liability. This amount is reflected in the Company’s statement of operations as part of the change in fair value of derivative liabilities expense.
On May 18, 2021, the Sponsor exercised its option to purchase 2,300,000 Private Placement Warrants, for an aggregate purchase price of $2,300,000, in order to extend the time the Company will have to consummate an initial Business Combination by 6 months, to November 19, 2021. The transaction resulted in a partial settlement of the forward contract, which resulted in a realized gain of $207,000 during the period. The Private Placement Warrants, issued on May 18, 2021, are identical to the Private Placement Warrants sold to the Sponsor in connection with the Company’s Initial Public Offering.

ZANITE ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2022
(Unaudited)

On November 16, 2021, the Sponsor exercised its option to purchase 2,300,000 Private Placement Warrants, for an aggregate purchase price of $2,300,000, in order to extend the time the Company will have to consummate an initial Business Combination by 6 months, to May 19, 2022. The transaction resulted in a final settlement of the forward contract, which resulted in a realized gain of $276,000 during the period. The Private Placement Warrants, issued on November 16, 2021, are identical to the Private Placement Warrants sold to the Sponsor in connection with the Company’s Initial Public Offering.
The Company has issued a total of 14,250,000 Private Placement Warrants as of March 31, 2022.
NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
The Sponsor paid $25,000 to cover certain offering costs of the Company in consideration for 5,750,000 shares of Class B common stock (the “Founder Shares”).
The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the closing price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Public Stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Administrative Services Agreement
The Company entered into an administrative services agreement, commencing on November 19, 2020, through the earlier of the Company’s consummation of a Business Combination or its liquidation, to pay to the Sponsor a total of $10,000 per month for office space, secretarial and administrative services provided to members of the Company’s management team. For the three months ended March 31, 2022 and March 31, 2021, the Company incurred $30,000 in fees for these services, of which such amount is included in accrued expenses in the accompanying condensed balance sheets.
Promissory Notes — Related Party
On August 7, 2020, the Sponsor issued the Promissory Note, pursuant to which the Company could borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest
bearing and payable on the earlier of (i) December 31, 2020 or (ii) the consummation of the Initial Public Offering. The outstanding balance under the Promissory Note of $90,093 was subsequently repaid on November 23, 2020. This facility is no longer available.
On February 3, 2022, the Company issued the New Promissory Note to the Company, pursuant to which the Company could borrow up to an aggregate principal amount of $2,000,000. The New Promissory Note is non-interest
bearing and payable on the earlier of (i) December 31, 2022 or (ii) the consummation of our initial business combination, unless accelerated upon the occurrence of an event of default as set forth in the note. Any outstanding principal may be prepaid at any time by the Company, at its election and without penalty. As of March 31, 2022, the outstanding balance under the New Promissory Note is $150,000.

ZANITE ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2022
(Unaudited)

Working Capital Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. As of March 31, 2022 and December 31, 2021, no amounts were outstanding under the Working Capital Loans.
NOTE 6. COMMITMENTS AND CONTINGENCIES
Risks and Uncertainties
Management continues to evaluate the impact of the
COVID-19
pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Registration and Stockholder Rights
Pursuant to a registration rights agreement entered into on November 16, 2020, the holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights requiring the Company to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The underwriters are entitled to a deferred fee of $0.35 per Unit, or $8,050,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

ZANITE ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2022
(Unaudited)

Contingent Fee Agreement
On May 6, 2021, the Company entered into an agreement with a vendor for financial due diligence services related to the Business Combination. The agreement has a contingent fee element whereby 50% of the fees incurred for the services rendered are contingent upon the consummation of the Business Combination. The amount of contingent fees incurred as of March 31, 2022, which would be become payable upon consummation of a Business Combination, is $300,000.
On May 6, 2021, we entered into an agreement with a vendor for investment banking services related to our initial business combination. Specifically, the agreement relates to assisting in raising the funds as part of the PIPE Investment. The agreement calls for the vendor to receive a contingent fee equal to 4% of the gross proceeds of securities sold in the PIPE Investment.
On May 6, 2021, we entered into an agreement with a vendor for advisory services related to our initial business combination. The agreement calls for the vendor to receive a contingent fee equal to $5,000,000. If following or in connection with the termination, abandonment or failure to occur of any proposed business combination during the term of the agreement or during the
12-month
period following the effective date of termination of the agreement, we are entitled to receive a break-up,
termination, “topping,” expense reimbursement, earnest money payment or similar fee or payment (each and together, “termination payments”), the vendor is then entitled to receive a contingent fee equal to 25% of the aggregate amount of those termination payments, payable upon our receipt of such amount.
On December 7, 2021, we entered into an agreement with a vendor for investment banking services related to our initial business combination. Specifically, the agreement relates to assisting in raising the funds as part of the PIPE Investment. The agreement calls for the vendor to receive a contingent fee equal to 2% of the gross proceeds of securities sold in the PIPE Investment.
Business Combination Agreement
On December 21, 2021, the
Company
entered into a Business Combination Agreement (the “
Business Combination Agreement
”) with Embraer S.A., a Brazilian corporation (
sociedade anônima
) (“
Embraer
”), Embraer Aircraft Holding Inc., a Delaware corporation and a direct wholly-owned subsidiary of Embraer (“
EAH
”), and EVE UAM, LLC, a Delaware limited liability company and a wholly-owned subsidiary of EAH (“
Eve
”).
The Business Combination
In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the closing of the transactions contemplated by the Business Combination Agreement (the “
Closing
”), the Company has agreed to pay consideration in the form of 220,000,000 newly issued shares of the Company’s common stock, par value $0.0001 per share (“
Common Stock
”), valued at $10.00 per share (the “
Consideration
”), to EAH in exchange for the transfer to the Company of all of the issued and outstanding limited liability company interests of Eve. As a result of the transactions contemplated by the Business Combination Agreement (the “
business combination
”), Eve will become a wholly owned subsidiary of the Company, which will change its name to “Eve Holding, Inc.”
The board of directors of the Company (the “
Board
”) has unanimously approved and declared advisable the Business Combination Agreement, the business combination and the other transactions contemplated thereby and resolved to recommend approval of the Business Combination Agreement and related matters by the Company’s stockholders.

ZANITE ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2022
(Unaudited)

Subscription Agreements
On December 21, 2021, concurrently with the execution of the Business Combination Agreement, the Company entered into subscription agreements (each a “Subscription Agreement” and collectively, the “Subscription Agreements”) with certain investors (collectively, the “PIPE Investors”), pursuant to, and on the terms and subject to the conditions of which, the Company agreed to issue and sell to the PIPE Investors an aggregate of 30,500,000 shares of Common Stock at $10.00 per share, for an aggregate purchase price of $305,000,000, in private placements to close substantially concurrently with the Closing (the “PIPE Investment”). The PIPE Investors include, among others, the Sponsor, which subscribed to purchase 2,500,000 shares of Common Stock for a purchase price of $25,000,000, EAH, which subscribed to purchase 17,500,000 shares of Common Stock for a purchase price of $175,000,000 and certain strategic PIPE Investors and/or investors with existing relationships with Embraer (collectively, the “Strategic Investors”). Certain of the Strategic Investors have also entered into Strategic Warrant Agreements (as defined below) providing for the issuance of warrants to purchase shares of Common Stock upon the Closing and achievement of certain UAM Business milestones. In connection with the PIPE Investment, EAH has entered into arrangements with certain of such strategic investors to provide them with price protections in the amount of up to their $30 million aggregate commitments in the form of credits for parts and services or cash in exchange for the transfer of shares to EAH. Pursuant to the terms of the Subscription Agreements, a PIPE Investor, including the Sponsor and EAH, may assign all or a portion of its obligation to purchase its shares of Common Stock in the PIPE Investment with the Company’s prior consent.
On December 24, 2021, the Company entered into an additional Subscription Agreement with an additional Strategic Investor, pursuant to which such Strategic Investor subscribed to purchase 1,000,000 shares of Common Stock for an aggregate purchase price of $10,000,000. As a result, as of December 24, 2021, the Company has agreed to issue and sell an aggregate of 31,500,000 shares of Common Stock for an aggregate purchase price of $315,000,000 to the PIPE Investors in the PIPE Investment.
On March 9, 2022, the Company entered into an additional Subscription Agreement with an additional Strategic Investor, pursuant to which such Strategic Investor subscribed to purchase 230,000 shares of Common Stock for an aggregate purchase price of $2,300,000.
On March 16, 2022, the Company entered into an additional Subscription Agreement with an additional Strategic Investor, pursuant to which such Strategic Investor subscribed to purchase 3,000,000 shares of Common Stock for an aggregate purchase price of $30,000,000. As a result, as of March 16, 2022, the Company has agreed to issue and sell an aggregate of 34,730,000 shares of Common Stock for an aggregate purchase price of $347,300,000 to the PIPE Investors in the PIPE Investment.
On April 4, 2022, the Company entered into an amendment to the Subscription Agreement with one of the Strategic Investors, pursuant to which the Strategic Investor subscribed to purchase an additional 1,000,000 shares of Common Stock for an aggregate purchase price of $10,000,000. As a result, as of April 4, 2022, the Company has agreed to issue and sell an aggregate of 35,730,000 shares of Common Stock for an aggregate purchase price of $357,300,000 to the PIPE Investors in the PIPE Investment.
S
trategic Warrant and
 Lock-Up
 Agreements
On December 21, 2021, concurrently with the execution of the Business Combination Agreement, the Company entered into warrant agreements with the Strategic Investors (the “
Strategic Warrant Agreements
”), pursuant to which, subject to the consummation of the business combination, the Company has agreed to issue to the Strategic Investors new warrants to acquire an aggregate of (i) 14,150,000 shares of common stock, each with an

ZANITE ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2022
(Unaudited)

exercise price of $0.01 per share (the “
Penny Warrants
”), which warrants will be issued at the Closing or in connection with the achievement of certain UAM Business milestones following the Closing, (ii) 12,000,000 shares of common stock, each with an exercise price of $15.00 per share, which warrants will be issued at the Closing, and (iii) 5,000,000 shares of common stock each with an exercise price of $11.50 per share, which warrants will be issued at the Closing. In general, each warrant is exercisable for a period of five or ten years following its issuance or first permitted exercise date. The Strategic Warrant Agreements provide for certain registration rights with respect to the resale of the shares of Common Stock underlying the warrants which are substantially similar to the registration rights provided under the Subscription Agreements. In addition, on December 21, 2021, certain of the Strategic Investors entered into lock-up agreements
with the Company, pursuant to which such Strategic Investors will be restricted from transferring certain of the new warrants issued at the Closing and the shares of common stock of the Company issued upon the exercise of such new warrants until the date that is three or five years after the Closing Date, as described below.
On March 16, 2022, concurrently with the execution of an additional Subscription Agreement with an additional Strategic Investor, the Company entered into an additional Strategic Warrant Agreement, pursuant to which, subject to the consummation of the business combination, the Company has agreed to issue the Strategic Investor new warrants to acquire 4,500,000 shares of Common Stock, each with an exercise price of $0.01 per share. Each warrant is exercisable for a period of five years following its issuance or first permitted exercise date. The Strategic Warrant Agreement provides for certain registration rights with respect to the resale of the shares of Common Stock underlying the warrants which are substantially similar to the registration rights provided under the Subscription Agreement. The Strategic Warrant Agreement also provides the Strategic Investor with the non-transferable
right to designate a Class I director of the Company. In addition, the Strategic Warrant Agreement provides that the Strategic Investor may designate a member to a non-board
advisory committee following the consummation of the business combination, to the extent that the Company chooses, in its sole discretion, to form such a committee. In addition, on March 16, 2022, the Strategic Investor entered into a lock-up
agreement with the Company, pursuant to which the Strategic Investor will be restricted from transferring warrants to acquire 900,000 shares of Common Stock issued at the Closing and the shares of Common Stock issued upon the exercise of such new warrants until the date that is two years after the Closing Date.
Out of the warrants that the Company has agreed to issue pursuant to the Strategic Warrant Agreements, (i) warrants to acquire 900,000 shares of Common Stock will be issued and exercisable at the Closing, (ii) warrants to acquire up to 3,600,000 shares of common stock will be issued upon the achievement of certain UAM Business milestones, including upon achievement of certain vertiport operation thresholds and upon receipt of the first type certification for eVTOL in compliance with certain airworthiness authorities.
NOTE 7. STOCKHOLDERS’ EQUITY
Preferred Stock
— The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of March 31, 2022 and December 31, 2021, there were no shares of preferred stock issued or outstanding.
Class
 A Common Stock
— The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At March 31, 2022 and December 31, 2021, there were 23,000,000 shares of Class A common stock issued and outstanding.

ZANITE ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2022
(Unaudited)

Class
 B Common Stock
— The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. As of March 31, 2022 and December 31, 2021, there were 5,750,000 shares of Class B common stock issued and outstanding.
Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders except as otherwise required by law.
The shares of Class B common stock will automatically convert into Class A common stock concurrently with or immediately following the consummation of a Business Combination on a one-for-one
basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in connection with a Business Combination, the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted
basis, 20% of the sum of the total number of all shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by Public Stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of working capital loans, provided that such conversion of Founder Shares will never occur on a less than one-for-one
basis.
NOTE 8. WARRANT LIABILITIES
The Company issued 11,500,000 warrants to purchase Class A shares to investors in the Company’s Initial Public Offering and simultaneously issued 9,650,000 Private Placement Warrants.
On May 18, 2021, the Sponsor exercised its option to purchase 2,300,000 Private Placement Warrants, for an aggregate purchase price of $2,300,000, in order to extend the time the Company will have to consummate an initial Business Combination by 6 months, to
November 19, 2021
. The Private Placement Warrants issued on May 18, 2021 are identical to the Private Placement Warrants sold to the Sponsor in connection with the Company’s Initial Public Offering.
On November 16, 2021, the Sponsor exercised its option to purchase 2,300,000 Private Placement Warrants, for an aggregate purchase price of $2,300,000, in order to extend the time the Company will have to consummate an initial Business Combination by 6 months, to May 19, 2022. The Private Placement Warrants issued on November 19, 2021 are identical to the Private Placement Warrants sold to the Sponsor in connection with the Company’s Initial Public Offering.
As a result of the additional sales, the Company has a total of 14,250,000 Private Placement Warrants outstanding as of March 31, 2022 and December 31, 2021.
Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

ZANITE ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2022
(Unaudited)

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.
The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Once the warrants become exercisable, the Company may redeem for cash the outstanding Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a
30-trading
day period ending three business days before the Company sends the notice of redemption to warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuance of

ZANITE ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2022
(Unaudited)

Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or its affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the completion of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company completes a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable,
except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
NOTE 9. FAIR VALUE MEASUREMENTS
Investments Held in Trust Account
At March 31, 2022 and December 31, 2021, assets held in the Trust Account were comprised of $236,947,197 and $236,926,076, respectively, in money market funds which are invested primarily in U.S. Treasury Securities. Through March 31, 2022, the Company has not withdrawn any interest earned on the Trust Account.
Warrant and Forward Contract Liability
At March 31, 2022 and December 31, 2021, the Company’s warrant liability was valued at $16,622,500 and $23,575,000, respectively. The forward contracts to acquire additional warrants liability were settled during the year ended December 31, 2021 and does not exist as of March 31, 2022. Under the guidance in ASC
815-40,
the warrants and forward contract do not meet the criteria for equity treatment. As such, the warrants and forward contract must be recorded on the balance sheet at fair value. This valuation is subject to re-measurement
at each balance sheet date. With each
re-measurement,
the warrant valuation will be adjusted to fair value, with the change in fair value recognized in the Company’s Statements of Operations.

ZANITE ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2022
(Unaudited)

Recurring Fair Value Measurements
The following table presents fair value information as of March 31, 2022 and December 31, 2021 of the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. Since all of the Company’s investments held in the Trust Account consist of U. S. Treasury Bills or U.S. Money Market, fair values of these investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets. The Company’s Private Placement Warrant liability as of March 31, 2022 and December 31, 2021, are based on a valuation model utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. Significant deviations from these estimates and inputs could result in a material change in fair value. During 2021, the value of the Public Warrant liability was transferred out of Level 3 and into Level 1 classification after the Public Warrants began active trading.

Description	Level	March 31, 2022	December 31, 2021
Assets:
Investments held in Trust Account – U.S. Treasury Securities Money Market Fund	1	$236,947,197	$236,926,076
Liabilities:
Public Warrants	1	$7,360,000	10,465,000
Private Placement Warrants	3	$9,262,500	$13,110,000
Measurement
The Company established the initial fair value for the warrant liability and forward contract liability on November 19, 2020, the date of the consummation of the Company’s Initial Public Offering. The Company used a Monte Carlo simulation model to initially value the Public Warrants and a modified Black-Scholes model to value the Private Placement Warrants. The Company valued the forward contract to issue additional Private Placement Warrants by determining the difference between the purchase price and the valuation of the underlying Private Placement Warrants, as described above, and used a probability-weighted average to estimate the number of additional Private Placement Warrants to be issued. For the Public Warrants, the Company allocated the proceeds received from the sale of Units (which is inclusive of one share of Class A common stock and one-half
of one Public Warrant) first to the Public Warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to Class A common stock subject to possible redemption (temporary equity), and Class A common stock (permanent equity). The Private Placement Warrants and forward contract were classified within Level 3 of the fair value hierarchy at the measurement dates due to the use of unobservable inputs. As of March 31, 2022 and December 31, 2021, the Public Warrants were valued using the instrument’s publicly listed trading price as of the balance sheet date, which is considered to be a Level 1 measurement due to the use of an observable market quote in an active market.
The Company estimates the volatility of its common stock based on historical volatility of select peer companies that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon
yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

ZANITE ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2022
(Unaudited)

The key inputs into the modified Black-Scholes model were as follows at March 31, 2022 and December 31, 2021:

Input	March 31, 2022	December 31, 2021	March 31, 2021
Risk-free interest rate	2.40%	1.29%	1.04%
Expected term (years)	5.11	5.0	5.5
Expected volatility	6.5%	12.3%	18.8%
Exercise price	$11.50	$11.50	$11.50
Dividend yield	0.0%	0.0%	0.0%
Expected stock price at De-SPAC	$10.26	$10.18	$9.95
Probability weighted average of additional shares to be issued for the forward contract	N/A	N/A	3,450,000
The change in the fair value of the derivative liabilities for the period ended March 31, 2022 and 2021 is summarized as follows:

	Private Placement	Public	Forward Contract	Derivative Liabilities
Fair value as of January 1, 2021	$17,080,500	$19,435,000	$3,542,000	$40,057,500
Change in valuation inputs or other assumptions	(4,632,000)	(4,945,000)	(2,541,500)	(12,118,500)

Fair value as of March 31, 2021	12,448,500	14,490,000	1,000,500	27,939,000
Sale of 2,300,000 warrants to Sponsor on May 19, 2021	2,093,000	—	—	2,093,000
Sale of 2,300,000 warrants to Sponsor on November 16, 2021	2,024,000	—	—	2,024,000
Change in valuation inputs or other assumptions (1)	(3,455,500)	(4,025,000)	(1,000,500)	(8,481,000)

Fair value as of December 31, 2021	13,110,000	10,465,000	—	23,575,000
Change in valuation inputs	(3,847,500)	(3,105,000)	—	(6,952,500)

Fair value as of March 31, 2022	$9,262,500	$7,360,000	$—	$16,622,500

(1)
The change in valuation inputs or other assumptions for the Forward Contract includes a settlement of the Forward Contract related to the Sponsor’s exercise of its option to purchase 4,600,000 Private Placement Warrants. The Company realized a $483,000 gain during the period as part of the settlement of the Forward Contract derivative liability. See Note 4 for additional information.

There were transfers out of Level 3 of the fair value hierarchy into Level 1 totaling $19,435,000 during the year ended December 31, 2021.

ZANITE ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2022
(Unaudited)

NOTE 10. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed financial statements were issued. Based upon this review, the Company did not identify any subsequent events, other than as described below, that would have required adjustment or disclosure in the condensed financial statements.
On April 4, 2022, the Company entered into an amendment to the Subscription Agreement with one of the Strategic Investors, pursuant to which the Strategic Investor subscribed to purchase an additional 1,000,000 shares of Common Stock for an aggregate purchase price of $10,000,000. As a result, as of April 4, 2022, the Company has agreed to issue and sell an aggregate of 35,730,000 shares of Common Stock for an aggregate purchase price of $357,300,000 to the PIPE Investors in the PIPE Investment.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and the Board of Directors of
Zanite Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Zanite Acquisition Corp. (the “Company”) as of December 31, 2021 and 2020 and the related statements of operations, changes in stockholders’ deficit and cash flows for the year ended December 31, 2021 and for the period from August 7, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021 and for the period from August 7, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs as well as complete a Business Combination by the close of business on May 19, 2022, then the Company will cease all operations except for the purpose of liquidating. This date for mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2020.
New York, New York
February 14, 2022
PCAOB ID Number 100

ZANITE ACQUISITION CORP.
BALANCE SHEETS

	December 31,
	2021	2020
ASSETS
Current Assets
Cash	$475,339	$1,971,811
Prepaid expenses	93,195	308,608

Total Current Assets	568,534	2,280,419
Investments held in trust account	236,926,076	232,302,673

Total Assets	$237,494,610	$234,583,092

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$4,741,266	$352,051

Total Current Liabilities	4,741,266	352,051
Derivative liabilities	23,575,000	40,057,500
Deferred underwriting fee payable	8,050,000	8,050,000

Total Liabilities	36,366,266	48,459,551

Commitments and contingencies
Class A common stock subject to possible redemption, $0.0001 par value; 23,000,000 shares issued and outstanding at $10.30 and $10.10 per share redemption value as of December 31, 2021 and 2020, respectively	236,900,000	232,300,000

Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; none issued or outstanding	—	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 5,750,000 shares issued and outstanding at December 31, 2021 and 2020	575	575
Additional paid-in capital	—	—
Accumulated deficit	(35,772,231)	(46,177,034)

Total Stockholders’ Deficit	(35,771,656)	(46,176,459)

Total Liabilities and Stockholders’ Deficit	$237,494,610	$234,583,092

The accompanying notes are an integral part of the financial statements.

ZANITE ACQUISITION CORP.
STATEMENTS OF OPERATIONS

	Year Ended December 31, 2021	For the Period from August 7, 2020 (Inception) Through December 31, 2020
General and administrative expenses	$6,101,100	$353,539

Loss from operations	(6,101,100)	(353,539)
Other income (expense):
Interest earned on investments held in Trust Account	23,403	2,673
Change in fair value of derivative liabilities	20,599,500	(15,457,500)
Transaction costs allocated to warrant issuance	—	(854,301)

Total other income (expense), net	20,622,903	(16,309,128)

Net income (loss)	$14,521,803	$(16,662,667)

Basic and diluted weighted average shares outstanding of Class A common stock	23,000,000	6,616,438

Basic and diluted net income (loss) per share, Class A	$0.51	$(1.56)

Basic and diluted weighted average shares outstanding of Class B common stock	$5,750,000	4,050,532

Basic and diluted net income (loss) per share, Class B	0.51	$(1.56)

The accompanying notes are an integral part of the financial statements.

ZANITE ACQUISITION CORP.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance — August 7, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor	—	—	5,750,000	575	24,425	—	25,000

Immediate remeasurement of the Class A common stock to the redemption amount	—	—	—	—	(24,425)	(29,514,367)	(29,538,792)
Net loss	—	—	—	—	—	(16,662,667)	(16,662,667)

Balance — December 31, 2020	—	$—	5,750,000	$575	$—	$(46,177,034)	$(46,176,459)
Cash paid in excess of fair value of Private Placement Warrants	—	—	—	—	—	483,000	483,000
Accretion of Class A common stock subject to redemption	—	—	—	—	—	(4,600,000)	(4,600,000)
Net income	—	—	—	—	—	14,521,803	14,521,803

Balance — December 31, 2021	—	$—	5,750,000	$575	$—	$(35,772,231)	$(35,771,656)

The accompanying notes are an integral part of the financial statements.

ZANITE ACQUISITION CORP.
STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2021	For the Period from August 7, 2020 (Inception) Through December 31, 2020
Cash Flows from Operating Activities:
Net income (loss)	$14,521,803	$(16,662,667)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Change in fair value of derivative liabilities	(20,599,500)	15,457,500
Interest earned on investments held in Trust Account	(23,403)	(2,673)
Transaction costs allocated to warrant issuance	—	854,301
Changes in operating assets and liabilities:
Prepaid expenses	215,413	(308,608)
Accounts payable and accrued expenses	4,389,215	352,051

Net cash used in operating activities	(1,496,472)	(310,096)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(4,600,000)	(232,300,000)

Net cash used in investing activities	(4,600,000)	(232,300,000)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	—	225,400,000
Proceeds from sale of Private Placements Warrants	4,600,000	9,650,000
Repayment of promissory note — related party	—	(90,093)
Payment of offering costs	—	(378,000)

Net cash provided by financing activities	4,600,000	234,581,907

Net Change in Cash	(1,496,472)	1,971,811
Cash — Beginning of period	1,971,811	—

Cash — End of period	$475,339	$1,971,811

Non-Cash investing and financing activities:
Offering costs paid by Sponsor in exchange for issuance of founder shares	$—	$25,000

Offering costs paid through promissory note — related party	$—	$90,093

Accretion of Class A common stock to possible redemption	$4,600,000	$—

Deferred underwriting fee payable	$—	$8,050,000

The accompanying notes are an integral part of the financial statements.

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Zanite Acquisition Corp. (the “Company”) was incorporated in Delaware on August 7, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”).
The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2021, the Company had not commenced any operations. All activity for the period from August 7, 2020 (inception) through December 31, 2021 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, as well as activities related to identifying potential acquisitions. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating
income in the form of interest income from the proceeds invested in the Trust Account (as defined below).
The registration statement for the Company’s Initial Public Offering was declared effective on November 16, 2020. On November 19, 2020, the Company consummated the Initial Public Offering of 23,000,000 units (the “Units” and, with respect to the Class A common stock included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriters of the over-allotment option to purchase an additional 3,000,000 Units, at $10.00 per Unit, generating gross proceeds of $230,000,000, which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 9,650,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to Zanite Sponsor LLC (the “Sponsor”), generating gross proceeds of $9,650,000, which is described in Note 4.
Transaction costs amounted to $13,143,093, consisting of $4,600,000 of underwriting fees, $8,050,000 of deferred underwriting fees and $493,093 of other offering costs.
Following the closing of the Initial Public Offering on November 19, 2020, an amount of $232,300,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”), located in the United States and invested only in a money market fund selected by the Company meeting certain conditions of Rule
2a-7
of the Investment Company Act of 1940, as amended (the “Investment Company Act”), as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act.
The Company will provide the holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (anticipated to be $10.30 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
The Company will only proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 following any related redemptions and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.
Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation will provide that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares, without the prior consent of the Company.
The Sponsor has agreed (a) to waive its redemption rights with respect to the Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to stockholders’ rights or pre-business
combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Company will have until May 19, 2022 to consummate a Business Combination. However, the Company may hold a stockholder vote at any time to amend the Certificate of Incorporation to modify the amount of time the Company will have to consummate a Business Combination. The Sponsor and the Company’s executive officers, directors and director nominees have agreed that they will not propose any such amendment unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (net of permitted withdrawals), divided by the number of then outstanding Public Shares. As used herein, “Combination Period” refers to (i) the
12-
or
18-month
period from the closing of the Initial Public Offering in which the Company must complete a Business Combination if the Sponsor has extended the period of time for the Company to consummate a Business Combination by purchasing additional Private Placement Warrants, and (ii) such other time period in which the Company must consummate a Business Combination pursuant to an amendment to the Certificate of Incorporation (see Note 4).

If the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the amount deposited into the Trust Account ($10.30).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.30 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.30 per public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Liquidity, Capital Resources and Going Concern
As of December 31, 2021, the Company had $475,339 in its operating bank account and a working capital deficit of approximately $4.17 million and the ability to borrow $1.5 million through the Related Party Loans (as defined in Note 5).
The Company’s liquidity needs to date have been satisfied through a payment of $25,000 from the Sponsor to cover certain expenses on behalf of the Company in exchange for the issuance of the Founder Shares and the proceeds from the consummation of the Private Placement not held in the Trust Account to provide working capital needed to identify and seek to consummate a Business Combination.

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Related Party Loans (as defined in Note 5). As of December 31, 2021, the Company had no borrowings under the Related Party Loans.
If the Company’s estimate of the costs of identifying a target business, undertaking due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, the Company may have insufficient funds available to operate our business prior to our initial Business Combination. Moreover, the Company may need to obtain additional financing either to complete its Business Combination or because the Company has become obligated to redeem a significant number of its Public Shares upon completion of its Business Combination, in which case the Company may issue additional securities or incur debt in connection with such Business Combination. In addition, we have until May 19, 2022 (the “Liquidation Date”) to consummate a business combination. The Company will require additional funding if it is unable to close the Business Combination currently contemplated with Embraer (Note 6).
In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Codification (“ASC”) 205-40, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that if the Company is unable to complete a Business Combination by the Liquidation Date, then the Company may cease all operations except for the purpose of liquidating. The uncertainty surrounding the date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management expects to close the Business Combination prior to the Liquidation Date. If the Company is unable to close the Business Combination or raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily include or be limited to, curtailing operations, suspending the pursuit of a potential transaction and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms or if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through the Liquidation Date if a Business Combination is not consummated. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant and forward contract derivative liabilities. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2021 and 2020.
Investments Held in Trust
At December 31, 2021 and 2020, the assets held in the Trust Account were substantially held in money market funds which are invested primarily in U.S. Treasury Securities.
Offering Costs
Offering costs consist of legal, accounting, underwriting, and other expenses incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs amounting to $13,143,093 were recognized, with $854,301 allocated to the Public Warrants, included in the Statement of Operations as a component of other income/(expense) and $12,288,792 included in stockholders’ equity upon completion of the Initial Public Offering. Deferred underwriting commissions are classified as a long-term liability due to their encumbrance to the Trust Account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts presented in the accompanying balance sheets, primarily due to their short-term nature, except for the warrant and the forward contract for additional warrants (see Note 10).

Derivative Financial Instruments
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. The Company’s derivative instruments are recorded at fair value as of the Initial Public Offering (November 19, 2020) and
re-valued
at each reporting date, with changes in the fair value reported in the Statement of Operations. Derivative assets and liabilities are classified on the balance sheet as current or non-current
based on whether or not
net-cash
settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company has determined the warrants and the forward contract for additional warrants are derivatives. As the financial instruments meet the definition of a derivative, the warrants and the forward contract for additional warrants are measured at fair value at issuance and at each reporting date in accordance with ASC 820, “Fair Value Measurements”, with changes in fair value recognized in the Statement of Operations in the period of change.
Fair Value Measurements
The Company complies with ASC 820, “Fair Value Measurements”, for its financial assets and liabilities that arere-measured and reported at fair value at each reporting period, and non-financial
assets and liabilities that are re-measured and reported at fair value at least annually. ASC 820 determines fair value to be the price that would be received to sell an asset or would be paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date.
The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.
See Note 10 for additional information on assets and liabilities measured at fair value.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Class A Common Stock Subject to Possible Redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption, if any, are classified as a liability instrument and are measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the

Company’s control and subject to occurrence of uncertain future events. Accordingly, shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets.
As discussed in Note 3, all of the 23,000,000 shares of Class A common stock sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s Certificate of Incorporation. Accordingly, all of the Company’s shares of Class A common stock are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets.
Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid-in
capital and accumulated deficit.
Net Income (Loss) per Common Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the period. The Company has two classes of shares, which are referred to as Class A common stock and Class B common stock. Income and losses are shared pro rata between the two classes of stock. Accretion associated with the redeemable shares of Class A common stock is excluded from earnings per share as the redemption value approximates fair value.
The calculation of diluted income (loss) per common share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 25,750,000 shares of Class A common stock in the aggregate. As of December 31, 2021 and 2020, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common stocks and then share in the earnings of the Company. As a result, diluted net income (loss) per common share is the same as basic net income (loss) per common share for the periods presented.
The following table reflects the calculation of basic and diluted net income (loss) per common share (in dollars, except per share amounts):

	Year Ended December 31, 2021		For the Period from August 7, 2020 (Inception) Through December 31, 2020
	Class A	Class B	Class A	Class B
Basic and diluted net income (loss) per common share
Numerator:
Allocation of net income (loss), as adjusted	$11,617,442	$2,904,361	$(10,335,410)	$(6,327,257)
Denominator:
Basic and diluted weighted average shares outstanding	23,000,000	5,750,000	6,616,438	4,050,532

Basic and diluted net income (loss) per common share	$0.51	$0.51	$(1.56)	$(1.56)
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021 and 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months. The Company is subject to income tax examinations by major taxing authorities since inception.
Recent Accounting Standards
In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”)
2020-06,
Debt — Debt with Conversion and Other Options (Subtopic
470-20)
and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic
815-40)
(“ASU
2020-06”)
to simplify accounting for certain financial instruments. ASU
2020-06
eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU
2020-06
amends the diluted earnings per share guidance, including the requirement to use the if-converted
method for all convertible instruments. ASU
2020-06
is effective January 1, 2022 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU
2020-06
would have on its financial position, results of operations or cash flows.
Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.
NOTE 3. INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 23,000,000 Units, which includes the full exercise by the underwriters of their option to purchase an additional 3,000,000 Units, at a price of $10.00 per Unit. Each Unit consisted of one share of Class A common stock and one-half
of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 8).
All of the 23,000,000 shares of Class A common stock sold as part of the Units in the Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business

Combination and in connection with certain amendments to Company’s Certificate of Incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC
480-10-S99,
redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. Given that the Class A common stock was issued with other freestanding instruments (i.e., Public Warrants), the initial carrying value of Class A common stock classified as temporary equity is the allocated proceeds based on the guidance in ASC
470-20.
The Company’s Class A common stock is subject to SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC
480-10-S99.
If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The accretion or remeasurement is treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in
capital). The Company elected to remeasure the Class A common stock to the redemption amount immediately upon the closing of the Initial Public Offering.
As of December 31, 2021, the Class A common stock reflected on the balance sheet is reconciled in the following table:

As of December 31, 2021
Gross proceeds	$230,000,000
Less:
Proceeds allocated to public warrants	(14,950,000)
Class A common stock issuance costs	(12,288,792)
Plus:
Accretion of Class A common stock to redemption amount	34,138,792

Contingently redeemable Class A common stock	$236,900,000

The Class A common stock subject to redemption amount includes $2,300,000 from net proceeds of the sale of the Units in the Initial Public Offering and an additional $4,600,000 from Private Placement Warrants for the exercise of the two
6-month
extensions of the Company’s period to consummate an initial Business Combination.
NOTE 4. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 9,650,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant or $9,650,000. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 8). The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Private Placement Warrants. As the fair value of the Private Placement Warrants exceeded the purchase price, the Company recorded an expense of $3,088,000 related to the sale of the Private Placement Warrants. This amount is reflected in the Company’s statement of operations for the period ended December 31, 2020 as part of the change in fair value of derivative liabilities expense.
Additionally, the Company was obligated to issue an additional 2,300,000 Private Placement Warrants to the Sponsor at a price of $1.00 per Private Placement Warrant, or $2,300,000, for each
6-month
extension of the Company’s period to consummate an initial Business Combination. The terms of the additional Private Placement Warrants are consistent with the initial 9,650,000 Private Placement Warrants issued to the Sponsors at the Initial Public Offering. The Company recorded an expense of $1,104,000 for the initial recognition of the forward contract derivative liability. This amount is reflected in the Company’s statement of operations as part of the change in fair value of derivative liabilities expense.
On May 18, 2021, the Sponsor exercised its option to purchase 2,300,000 Private Placement Warrants, for an aggregate purchase price of $2,300,000, in order to extend the time the Company will have to consummate an initial Business Combination by 6 months, to November 19, 2021. The transaction resulted in a partial settlement of the forward contract, which resulted in a realized gain of $207,000 during the period. The Private Placement Warrants, issued on May 18, 2021, are identical to the Private Placement Warrants sold to the Sponsor in connection with the Company’s Initial Public Offering.
On November 16, 2021, the Sponsor exercised its option to purchase 2,300,000 Private Placement Warrants, for an aggregate purchase price of $2,300,000, in order to extend the time the Company will have to consummate an initial Business Combination by 6 months, to May 19, 2022. The transaction resulted in a final settlement of the forward contract, which resulted in a realized gain of $276,000 during the period. The Private Placement Warrants, issued on November 16, 2021, are identical to the Private Placement Warrants sold to the Sponsor in connection with the Company’s Initial Public Offering.
The Company has issued a total of 14,250,000 Private Placement Warrants as of December 31, 2021.
NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
The Sponsor paid $25,000 to cover certain offering costs of the Company in consideration for 5,750,000 shares of Class B common stock (the “Founder Shares”).
The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the closing price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Public Stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Administrative Services Agreement
The Company entered into an administrative services agreement, commencing on November 19, 2020, through the earlier of the Company’s consummation of a Business Combination or its liquidation, to pay to the Sponsor a total of $10,000 per month for office space, secretarial and administrative services provided to members of the Company’s management team. For the year ended December 31, 2021, the Company incurred $120,000 in fees for these services. For the period from August 7, 2020 (inception) through December 31, 2020, the Company incurred $10,000 in fees for these services. At December 31, 2021 and 2020, there is $90,000 and $10,000, respectively, of such fees included in accrued expenses in the accompanying balance sheets.

Promissory Notes — Related Party
On August 7, 2020, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest
bearing and payable on the earlier of (i) December 31, 2020 or (ii) the consummation of the Initial Public Offering. The outstanding balance under the Promissory Note of $90,093 was subsequently repaid on November 23, 2020. This facility is no longer available.
On February 3, 2022, the Sponsor issued another unsecured promissory note to the Company (the “New Promissory Note”), pursuant to which the Company could borrow up to an aggregate principal amount of $2,000,000. The New Promissory Note is non-interest bearing and payable on the earlier of (i) December 31, 2022 or (ii) the consummation of our initial business combination. The outstanding balance under the New Promissory Note is $0.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. As of December 31, 2021 and 2020, no amounts were outstanding under the Working Capital Loans.
NOTE 6. COMMITMENTS
Risks and Uncertainties
Management continues to evaluate the impact of the
COVID-19
pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Registration and Stockholder Rights
Pursuant to a registration rights agreement entered into on November 16, 2020, the holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights requiring the Company to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement
The underwriters are entitled to a deferred fee of $0.35 per Unit, or $8,050,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Contingent Fee Agreement
On May 6, 2021, the Company entered into an agreement with a vendor for financial due diligence services related to the Business Combination. The agreement has a contingent fee element whereby 50% of the fees incurred for the services rendered are contingent upon the consummation of the Business Combination. The amount of contingent fees incurred as of December 31, 2021, which would be become payable upon consummation of a Business Combination, is $280,500.
On May 6, 2021, we entered into an agreement with a vendor for investment banking services related to our initial business combination. Specifically, the agreement relates to assisting in raising the funds as part of the PIPE Investment. The agreement calls for the vendor to receive a contingent fee equal to 4% of the gross proceeds of securities sold in the PIPE Investment.
On May 6, 2021, we entered into an agreement with a vendor for advisory services related to our initial business combination. The agreement calls for the vendor to receive a contingent fee equal to $5,000,000. If following or in connection with the termination, abandonment or failure to occur of any proposed business combination during the term of the agreement or during the 12-month period following the effective date of termination of the agreement, we are entitled to receive a break-up, termination, “topping,” expense reimbursement, earnest money payment or similar fee or payment (each and together, “termination payments”), the vendor is then entitled to receive a contingent fee equal to 25% of the aggregate amount of those termination payments, payable upon our receipt of such amount.
On December 7, 2021, we entered into an agreement with a vendor for investment banking services related to our initial business combination. Specifically, the agreement relates to assisting in raising the funds as part of the PIPE Investment. The agreement calls for the vendor to receive a contingent fee equal to 2% of the gross proceeds of securities sold in the PIPE Investment.
Business Combination Agreement
On December 21, 2021, the
Company
entered into a Business Combination Agreement (the “
Business Combination Agreement
”) with Embraer S.A., a Brazilian corporation (
sociedade anônima
) (“
Embraer
”), Embraer Aircraft Holding Inc., a Delaware corporation and a direct wholly-owned subsidiary of Embraer (“
EAH
”), and EVE UAM, LLC, a Delaware limited liability company and a wholly-owned subsidiary of EAH (“
Eve
”).
The Business Combination
In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the closing of the transactions contemplated by the Business Combination Agreement (the “
Closing
”), the Company has agreed to pay consideration in the form of 220,000,000 newly issued shares of the Company’s common stock, par value $0.0001 per share (“
Common Stock
”), valued at $10.00 per share (the “
Consideration
”), to EAH in exchange for the transfer to the Company of all of the issued and outstanding limited liability company interests of Eve. As a result of the transactions contemplated by the Business Combination Agreement (the “
business combination
”), Eve will become a wholly owned subsidiary of the Company, which will change its name to “Eve Holding, Inc.”

The board of directors of the Company (the “
Board
”) has unanimously approved and declared advisable the Business Combination Agreement, the business combination and the other transactions contemplated thereby and resolved to recommend approval of the Business Combination Agreement and related matters by the Company’s stockholders.
Subscription Agreements
On December 21, 2021, concurrently with the execution of the Business Combination Agreement, the Company entered into subscription agreements (collectively, the “Subscription Agreements”) with certain investors (collectively, the “PIPE Investors”), pursuant to, and on the terms and subject to the conditions of which, the Company agreed to issue and sell to the PIPE Investors an aggregate of 30,500,000 shares of Common Stock at $10.00 per share, for an aggregate purchase price of $305,000,000, in private placements to close substantially concurrently with the Closing (the “PIPE Investment”). The PIPE Investors include, among others, the Sponsor, which subscribed to purchase 2,500,000 shares of Common Stock for a purchase price of $25,000,000, EAH, which subscribed to purchase 17,500,000 shares of Common Stock for a purchase price of $175,000,000 and certain strategic PIPE Investors and/or investors with existing relationships with Embraer (collectively, the “Strategic Investors”). Certain of the Strategic Investors have also entered into Strategic Warrant Agreements (as defined below) providing for the issuance of warrants to purchase shares of Common Stock upon the Closing and achievement of certain UAM Business milestones. In connection with the PIPE Investment, EAH has entered into arrangements with certain of such strategic investors to provide them with price protections in the amount of up to their $30 million aggregate commitments in the form of credits for parts and services or cash in exchange for the transfer of shares to EAH. Pursuant to the terms of the Subscription Agreements, a PIPE Investor, including the Sponsor and EAH, may assign all or a portion of its obligation to purchase its shares of Common Stock in the PIPE Investment with the Company’s prior consent.
On December 24, 2021, the Company entered into an additional Subscription Agreement with an additional Strategic Investor, pursuant to which such Strategic Investor subscribed to purchase 1,000,000 shares of Common Stock for an aggregate purchase price of $10,000,000. As a result, as of December 24, 2021, the Company has agreed to issue and sell an aggregate of 31,500,000 shares of Common Stock for an aggregate purchase price of $315,000,000 to the PIPE Investors in the PIPE Investment.
Strategic Warrant
and Lock-Up Agreements
On December 21, 2021, concurrently with the execution of the Business Combination Agreement, the Company entered into warrant agreements with the Strategic Investors (the “
Strategic Warrant Agreements
”), pursuant to which, subject to the consummation of the business combination, the Company has agreed to issue to the Strategic Investors new warrants to acquire an aggregate of (i) 14,150,000 shares of common stock, each with an exercise price of $0.01 per share (the “
Penny Warrants
”), which warrants will be issued at the Closing or in connection with the achievement of certain UAM Business milestones following the Closing, (ii) 12,000,000 shares of common stock, each with an exercise price of $15.00 per share, which warrants will be issued at the Closing, and (iii) 5,000,000 shares of common stock each with an exercise price of $11.50 per share, which warrants will be issued at the Closing. In general, each warrant is exercisable for a period of five or ten years following its issuance or first permitted exercise date. The Strategic Warrant Agreements provide for certain registration rights with respect to the resale of the shares of Common Stock underlying the warrants which are substantially similar to the registration rights provided under the Subscription Agreements. In addition, on December 21, 2021, certain of the Strategic Investors entered into lock-up agreements
with the Company, pursuant to which such Strategic Investors will be restricted from transferring certain of the new warrants issued at the Closing and the shares of common stock of the Company issued upon the exercise of such new warrants until the date that is three or five years after the Closing Date, as described below.

NOTE 7. STOCKHOLDERS’ EQUITY
Preferred Stock —
The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2021 and 2020, there were no shares of preferred stock issued or outstanding.
Class
 A Common Stock —
The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At December 31, 2021 and 2020, there were 23,000,000 shares of Class A common stock issued and outstanding.
Class
 B Common Stock —
The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. As of December 31, 2021 and 2020, there were 5,750,000 shares of Class B common stock issued and outstanding.
Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of our shareholders except as otherwise required by law.
The shares of Class B common stock will automatically convert into Class A common stock concurrently with or immediately following the consummation of a Business Combination on a one-for-one
basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in connection with a Business Combination, the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted
basis, 20% of the sum of the total number of all shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by Public Stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of working capital loans, provided that such conversion of Founder Shares will never occur on a less than one-for-one
basis.
NOTE 8. WARRANT LIABILITIES
As of December 31, 2020, the Company issued 11,500,000 warrants to purchase Class A shares to investors in the Company’s Initial Public Offering and simultaneously issued 9,650,000 Private Placement Warrants.
On May 18, 2021, the Sponsor exercised its option to purchase 2,300,000 Private Placement Warrants, for an aggregate purchase price of $2,300,000, in order to extend the time the Company will have to consummate an initial Business Combination by 6 months, to November 19, 2021. The Private Placement Warrants issued on May 18, 2021 are identical to the Private Placement Warrants sold to the Sponsor in connection with the Company’s Initial Public Offering.
On November 16, 2021, the Sponsor exercised its option to purchase 2,300,000 Private Placement Warrants, for an aggregate purchase price of $2,300,000, in order to extend the time the Company will have to consummate an initial Business Combination by 6 months, to May 21, 2022. The Private Placement Warrants issued on November 19, 2021 are identical to the Private Placement Warrants sold to the Sponsor in connection with the Company’s Initial Public Offering.
As a result of the additional sales, the Company has a total of 14,250,000 Private Placement Warrants outstanding as of December 31, 2021.

Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.
The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Once the warrants become exercisable, the Company may redeem for cash the outstanding Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a
30-trading
day period ending three business days before the Company sends the notice of redemption to warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not
receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or its affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the completion of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company completes a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable,
except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
NOTE 9. INCOME TAX
The Company’s net deferred tax assets are as follows:

	December 31,
	2021	2020
Deferred tax asset
Net operating loss carryforward	$53,413	$16,318
Startup/Organization Expenses	1,296,584	57,364

Total deferred tax assets	1,349,997	73,682
Valuation allowance	(1,349,997)	(73,682)

Deferred tax asset, net of allowance	$—	$—

The income tax provision consists of the following:

	December 31,
	2021	2020
Federal
Current	$—	$—
Deferred	(1,276,315)	(73,682)
State and Local
Current	$—	$—
Deferred	—	—
Change in valuation allowance	1,276,315	73,682

Income tax provision	$—	$—

As of December 31, 2021, the Company had $254,349 of U.S. federal and state net operating loss carryovers available to offset future taxable income.
In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2021, the change in the valuation allowance was $1,276,315. For the period from August 7, 2020 (inception) through December 31, 2020, the change in the valuation allowance was $73,682.
A reconciliation of the federal income tax rate to the Company’s effective tax rate is as follows:

	December 31,
	2021	2020
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	0.0%	0.0%
Change in fair value of derivative liabilities	(29.8)%	(19.5)%
Transaction costs allocated to warrant issuance	0.0%	(1.1)%
Change in valuation allowance	8.8%	(0.4)%

Income tax provision	0.0%	0.0%

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities.
NOTE 10. FAIR VALUE MEASUREMENTS
Investments Held in Trust Account
At December 31, 2021 and 2020, assets held in the Trust Account were comprised of $236,926,076 and $232,302,673, respectively, in money market funds which are invested primarily in U.S. Treasury Securities. During the year ended December 31, 2021 and for the period from August 7, 2020 (inception) through December 31, 2020, the Company did not withdraw any interest earned on the Trust Account.

Warrant and Forward Contract Liability
At December 31, 2021 and 2020, the Company’s warrant liability was valued at $23,575,000 and $36,515,500, respectively, and its forward contract to acquire additional warrants liability was settled during the period and does not exist as of December 31, 2021 and was valued as a liability of $3,542,000 as of December 31, 2020. Under the guidance in
ASC815-40,
the warrants and forward contract do not meet the criteria for equity treatment. As such, the warrants and forward contract must be recorded on the balance sheet at fair value. This valuation is subject to re-measurement
at each balance sheet date. With each
re-measurement,
the warrant valuation will be adjusted to fair value, with the change in fair value recognized in the Company’s Statements of Operations.
Recurring Fair Value Measurements
The following table presents fair value information as of December 31, 2021 and 2020 of the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. Since all of the Company’s investments held in the Trust Account consist of U. S. Treasury Bills or U.S. Money Market, fair values of these investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets. The Company’s Forward Contract liability was fair valued based on a valuation model utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets through the settlement date of November 16, 2021 and as of December 31, 2020. The Company’s Private Placement Warrant liability as of December 31, 2021 and 2020, and Public Warrant liability as of December 31, 2020 are based on a valuation model utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. Significant deviations from these estimates and inputs could result in a material change in fair value. For the year ended December 31, 2021, the value of the Public Warrant liability was transferred out of Level 3 and into Level 1 classification. The Public Warrant liability moved from Level 3 to Level 1 during the year ended December 31, 2021 after the Public Warrants began active trading.

Description	Level	December 31, 2021	December 31, 2020
Assets:
Investments held in Trust Account – U.S. Treasury Securities Money Market Fund	1	$236,926,076	$232,302,673
Liabilities:
Public Warrants	1	$10,465,000	—
Public Warrants	3	—	$19,435,000
Private Placement Warrants	3	$13,110,000	$17,080,500
Forward Contract	3	—	$3,542,000
Measurement
The Company established the initial fair value for the warrant liability and forward contract liability on November 19, 2020, the date of the consummation of the Company’s Initial Public Offering. On December 31, 2020, the fair value was remeasured. For both periods, neither the Public Warrants nor the Private Placement Warrants were separately traded on an open market. As such, the Company used a Monte Carlo simulation model to value the Public Warrants and a modified Black-Scholes model to value the Private Placement Warrants. The Company valued the forward contract to issue additional Private Placement Warrants by determining the difference between the purchase price and the valuation of the underlying Private Placement Warrants, as described above, and used a probability-weighted average to estimate the number of additional Private Placement Warrants to be issued. For the Public Warrants, the Company allocated the proceeds received from the sale of Units (which is inclusive of one share of Class A common stock and one-half
of one Public Warrant) first to the Public Warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to Class A common stock subject to possible redemption (temporary equity), and Class A common stock (permanent equity). The Private Placement Warrants and forward contract were classified within Level 3 of the fair value hierarchy at the measurement dates due to the use of unobservable inputs. As of December 31, 2021, the Public Warrants were valued using the instrument’s publicly listed trading price as of the balance sheet date, which is considered to be a Level 1 measurement due to the use of an observable market quote in an active market.
The Company estimates the volatility of its common stock based on historical volatility of select peer companies that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon
yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.
The key inputs into the Monte Carlo simulation model (December 31, 2020 only) and the modified Black-Scholes model were as follows at December 31, 2021 (Private Placement Warrants only) and December 31, 2020:

Input	December 31, 2021		December 31, 2020
Risk-free interest rate		1.29%	0.50%
Expected term (years)		5.0	6.0
Expected volatility		12.3%	25.0%
Exercise price		$11.50	$11.50
Dividend yield		0.0%	0.0%
Expected stock price at De-SPAC		$10.18	$10.00
Probability-weighted average of additional shares to be issued for the forward contract	$	N/A (1)	$4,600,000

(1)	The forward contract liability was settled during the year (Note 4).
The change in the fair value of the derivative liabilities for the year ended December 31, 2021 is summarized as follows:

	Private Placement	Public	Forward Contract	Derivative Liabilities
Fair value as of January 1, 2021	$17,080,500	$19,435,000	$3,542,000	$40,057,500
Sale of 2,300,000 warrants to Sponsor on May 19, 2021	2,093,000	—	—	2,093,000
Sale of 2,300,000 warrants to Sponsor on November 16, 2021	2,024,000	—	—	2,024,000
Change in valuation inputs or other assumptions (1)	(8,087,500)	(8,970,000)	(3,542,000)	(20,599,500)

Fair value as of December 31, 2021	$13,110,000	$10,465,000	$—	$23,575,000

(1)
The change in valuation inputs or other assumptions for the Forward Contract includes a settlement of the Forward Contract related to the Sponsor’s exercise of its option to purchase 4,600,000 Private Placement Warrants. The Company realized a $483,000 gain during the period as part of the settlement of the Forward Contract derivative liability. See Note 4 for additional information.

There were transfers out of Level 3 of the fair value hierarchy into Level 1 totaling $19,435,000 during the year ended December 31, 2021.

NOTE 11. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than the below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.
On February 3, 2022, the Company issued the New Promissory Note to the Sponsor, pursuant to which the Company may borrow up to $2,000,000 from the Sponsor related to ongoing expenses reasonably related to the Company and the consummation of the Business Combination. All unpaid principal under the New Promissory Note shall be due and payable in full on the earlier of (i) December 31, 2022 and (ii) the effective date of the Business Combination, unless accelerated upon the occurrence of an event of default as set forth in the note. Any outstanding principal may be prepaid at any time by the Company, at its election and without penalty.

EVE UAM, LLC
(FORMER UAM BUSINESS OF EMBRAER S.A.)
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In US Dollars)

	March 31,	December 31,
	2022	2021
Assets
Current:
Cash and equivalents	$12,507,573	$14,376,523
Related party receivable	162,679	220,000
Other current assets	129,218	21,140
Total current assets	12,799,470	14,617,663

Capitalized software, net	—	699,753

Total assets	$12,799,470	$15,317,416

Liabilities and Net Parent Equity
Current:
Accounts payable	$60,816	$877,641
Related party payable	7,716,126	—
Derivative financial instruments	—	32,226
Other payables	972,641	616,156

Total current liabilities	8,749,583	1,526,023

Other noncurrent payables	405,000	702,921

Total liabilities	9,154,583	2,228,944

Net parent equity
Net parent investment	3,644,887	13,120,698
Accumulated other comprehensive income (loss)	—	(32,226)

Total net parent equity	3,644,887	13,088,472

Total liabilities and net parent equity	$12,799,470	$15,317,416

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

EVE UAM, LLC
(FORMER UAM BUSINESS OF EMBRAER S.A.)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In US Dollars)

	Three Months Ended March 31,
	2022	2021
Operating expenses
Research and development	$(9,114,687)	$(1,891,651)
General and administrative	(808,766)	(327,943)

Operating loss	(9,923,453)	(2,219,594)

Financial and foreign exchange gain, net	422,712	2,474

Loss before income taxes	(9,500,741)	(2,217,120)

Income tax benefit (expense)	—	—

Net loss	$(9,500,741)	$(2,217,120)

Net loss per unit basic and diluted	(8,637)	(2,016)
Weighted-average number of units outstanding – basic and diluted	1,100	1,100
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

EVE UAM, LLC
(FORMER UAM BUSINESS OF EMBRAER S.A.)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In US Dollars)

	Three Months Ended March 31,
	2022	2021
Net loss	$(9,500,741)	$(2,217,120)
Derivative financial instruments - cash flow hedge	—	(51,106)

Total comprehensive loss	$(9,500,741)	$(2,268,226)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

EVE UAM, LLC
(FORMER UAM BUSINESS OF EMBRAER S.A.)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF
CHANGES IN NET PARENT EQUITY
(In US Dollars)

	Net parent investment	Accumulated other comprehensive income (loss)	Total
Balance as of December 31, 2021	$13,120,698	$(32,226)	$13,088,472

Legal entity change separation-related adjustments	(707,846)	32,226	(675,620)

Balance as of January 1, 2022	12,412,852	—	12,412,852

Net loss	(9,500,741)	—	(9,500,741)
Net transfer from Parent	732,776	—	732,776

Balance as of March 31, 2022	$3,644,887	$—	$3,644,887

Balance as of December 31, 2020	$(1,059,291)	$45,438	$(1,013,853)

Net loss	(2,217,120)	—	(2,217,120)
Other comprehensive loss	—	(51,106)	(51,106)
Net transfer from Parent	3,004,907	—	3,004,907

Balance as of March 31, 2021	$(271,504)	$(5,668)	$(277,172)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

EVE UAM, LLC
(FORMER UAM BUSINESS OF EMBRAER S.A.)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In US Dollars)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(9,500,741)	$(2,217,120)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of capitalized software	—	33,963
Long-term incentive plan expense	—	32,088
Carve-out expenses (noncash, contributed from Parent) (i)	732,769	—
Changes in operating assets and liabilities:
Other assets	(116,645)	(8,000)
Related party receivable	57,321	—
Accounts payable	(98,593)	(752,401)
Related party payable	7,716,126	—
Other payables	(659,187)	23,690
Net cash used in operating activities	(1,868,950)	(2,887,780)
Cash flows from financing activities:
Transfer from Parent	—	2,887,780
Net cash provided by financing activities	—	2,887,780

Increase (decrease) in cash and cash equivalents	(1,868,950)	—

Cash and cash equivalents at the beginning of the period	14,376,523	—

Cash and cash equivalents at the end of the period	$12,507,573	$—

Supplemental disclosure of other noncash investing and financing activities
Additions to capitalized software transferred by Parent	$—	$117,127

(i)	More details on Note 3.
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

EVE UAM, LLC
(Former UAM Business of Embraer S.A.)
Notes to Unaudited Condensed Consolidated Financial Statements
(in US Dollars)
1. Formation and Nature of Business
Formation and Nature of Business

EVE UAM, LLC (f/k/a Eve Urban Air Mobility Solutions, Inc.), a Delaware limited liability company (the “Company” or “Eve”), was formed on April 21, 2021, in order to effect a reorganization and acquire the Urban Air Mobility (“UAM”) business, which focuses on the development and certification of an electric vertical takeoff and landing vehicle (“eVTOL”), the creation of a maintenance and services network for eVTOL and the creation of an air traffic management system for eVTOL otherwise known as Urban Air Traffic Management (“UATM”) (collectively, the “UAM Business”), from Embraer S.A. and its subsidiaries (the “Parent”, “Embraer” or “ERJ”). Prior to the reorganization and throughout the periods presented herein, the UAM Business was owned by ERJ and its subsidiaries. Beginning in August 2021, ERJ has contributed certain assets and employees to Eve to begin Eve’s initial operations.
ERJ is a publicly held company incorporated under the laws of the Federative Republic of Brazil (“Brazil”) with headquarters in São José dos Campos, State of São Paulo. The corporate purpose of ERJ is:

(i)	To design, build and market aircraft and aerospace materials and related accessories, components and equipment, according to the highest standards of technology and quality.

(ii)	To perform and carry out technical activities related to the manufacturing and servicing of aerospace materials.

(iii)	To contribute to the training of technical personnel as necessary for the aerospace industry.

(iv)	To engage in and provide services for other technological, manufacturing and business activities in connection with the aerospace industry.

(v)
To design, build and trade in equipment, materials, systems, software, accessories and components for the defense, security and power industries, and to promote and carry out technical activities related to the manufacturing and servicing thereof, in accordance with the highest technological and quality standards.

(vi)	To conduct other technological, manufacturing, trading and services activities related to the defense, security and power industries.
Through EmbraerX, an independent department within ERJ, ERJ’s market accelerator and disruptive business innovation company, ERJ incubates initiatives that may mature into new business opportunities in the future. One such business that has been incubated is ERJ’s UAM business. The UAM Business had historically operated as part of ERJ and not as a separate stand-alone entity or group.
The Reorganization
On December 10, 2021, ERJ, Eve and Embraer Aircraft Holding, Inc. (“EAH”), a wholly owned subsidiary of ERJ, entered into a contribution agreement (the “Contribution Agreement”), pursuant to which, upon the terms and subject to the conditions of the Contribution Agreement, ERJ transferred certain assets and liabilities related to the UAM Business to Eve or to Eve Soluções de Mobilidade Aérea Urbana Ltda., a Brazilian limited liability company (
sociedade limitada
) and a newly formed direct wholly owned subsidiary of Eve (the “Brazilian Subsidiary”), in exchange for the issuance of 1,000 common units of Eve. Since the consummation of the transactions contemplated by the Contribution Agreement (the “Reorganization”), certain assets and liabilities related to the UAM Business have been owned by Eve.

EVE UAM, LLC
(Former UAM Business of Embraer S.A.)
Notes to Unaudited Condensed Consolidated Financial Statements
(in US Dollars)

Business Combination Agreement with Zanite

On December 21, 2021, ERJ, Eve and EAH entered into a business combination agreement (the “Business Combination Agreement”) with Zanite Acquisition Corp. (“Zanite” or following its name change to “Eve Holding, Inc.” upon the Closing (as defined below), “Eve Holding”)). Pursuant to the Business Combination Agreement, among other things, EAH contributed and transferred to Zanite all of the common units of Eve held by it as consideration and in exchange for the issuance and transfer by Zanite to EAH of 220,000,000 shares of common stock of Zanite. Upon the consummation of the transactions contemplated by the Business Combination Agreement (the “
Closing
”), which occurred on May 9, 2022, Eve now operates as part of a separate, independent, publicly traded company.
EAH did not lose control over Eve since it holds approximately 90.2% of Eve Holding’s outstanding shares of common stock as of immediately after the Closing. Therefore, the transaction did not result in a change in control that would otherwise necessitate business combination accounting. See Note 14 below.
COVID-19
Pandemic
The World Health Organization declared a global emergency on January 30, 2020 with respect to the outbreak of a novel strain of coronavirus, or
COVID-19
pandemic. There are many uncertainties regarding the current global
COVID-19
pandemic, and ERJ is closely monitoring the
COVID-19
pandemic situation and its impacts on its employees, operations, the global economy, the supply and the demand for its products and services, including the UAM Business. ERJ implemented contingency plans to act as quickly as necessary as the current situation unfolds.
Since the beginning of the
COVID-19
pandemic, ERJ has been engaging in several initiatives supporting the health and safety of its employees. Social distancing measures were taken, as well as the implementation of working from home for certain group of employees. Furthermore, several measures to preserve jobs were taken, including reductions in working hours and pay cuts, collective vacations, and temporary furloughs.
The full impact of the
COVID-19
pandemic continues to evolve as of the date hereof. As such, it is uncertain as to the full magnitude that the pandemic will have on the UAM Business’s financial condition, liquidity, and future results of operations. Management is actively monitoring the situation on its financial condition, liquidity, operations, suppliers, industry, and workforce.
2. Liquidity
Prior to December 21, 2021 the UAM Business was part of EmbraerX, an independent department within ERJ, and certain funds to conduct its research and development (“R&D”) operations were provided by ERJ. Eve has not generated any revenues and does not anticipate generating any revenues unless and until it successfully completes research and development for the eVTOL and UATM projects, or any future product candidate. On May 9, 2022, Eve has concluded the transaction with Zanite as per the Business Combination Agreement and as a result received more than $300 million in cash which will provide sufficient capital to support the ongoing operations of Eve. Therefore, the agreement between Eve and ERJ by which ERJ guaranteed to fund Eve for the next 12 months is no longer effective.

EVE UAM, LLC
(Former UAM Business of Embraer S.A.)
Notes to Unaudited Condensed Consolidated Financial Statements
(in US Dollars)

3. Summary of Significant Accounting Policies
Basis of Presentation
Prior to the separation from ERJ, Eve has historically operated as part of ERJ and not as a stand-alone company. The unaudited consolidated financial statements for the periods ended December 31, 2021 have been derived from ERJ historical accounting records and are presented on a carve-out
basis. As of January 1, 2022, Eve began accounting for its financial activities as an independent entity. The unaudited condensed consolidated financial statements for the three-month period ended March 31, 2022 consists of Eve’s data, which was derived from the SAP systems, but also includes certain minor general and administrative expenses attributable to EAH that were required to be carved-out.
Eve Soluções de Mobilidade Aérea Urbana Ltda., Eve’s Brazilian subsidiary, had balances that were recorded in foreign currency and were converted/translated into its functional currency, the US dollar, before being presented in the consolidated financial statements. As of January 1, 2022, ERJ began charging Eve for R&D and G&A expenses related to the UAM Business that have been incurred pursuant to the Master Service Agreement (MSA) and Shared Service Agreement (SSA). As such, there was no need to continue carving out most of the expenses from Embraer. EAH’s incurred cost, which was attributed to the UAM Business, had to be carved-out
due to restrictions for ERJ to charge Eve under the Master Service Agreement and the Shared Service Agreement and also because they represent Eve’s cost of doing business. All intercompany transactions’ balances between the Eve entities were eliminated.
These unaudited condensed consolidated financial statements of Eve reflect the assets, liabilities, and expenses that management has determined to be specifically attributable to Eve, as well as allocations of certain corporate level assets, liabilities and expenses, deemed necessary to fairly present the financial position, results of operations and cash flows of Eve, as discussed further below. Management believes that the assumptions used as basis for the allocations of expenses, direct and indirect, as well as assets and liabilities in the unaudited condensed consolidated financial statements are reasonable. However, these allocations may not be indicative of the actual amounts that would have been recorded had Eve operated as an independent, publicly traded company for the periods presented.
Historically, the UATM and eVTOL initiatives have been incubated, led and funded as two separate projects, which were comprised of separate related designs and registered patents (the “Intellectual Property” or “IP”), know-how,
and principal design teams. As a part of ERJ, Eve was dependent upon ERJ for all of its working capital and financing requirements, as ERJ uses a centralized approach to cash management and financing its operations. Accordingly, cash and cash equivalents, debt or related interest expense have not been allocated to the Eve in the unaudited condensed consolidated financial statements. Financing transactions related to Eve were accounted for as a component of Net Parent Investment in the unaudited consolidated balance sheets and as a financing activity on the accompanying unaudited condensed consolidated statements of cash flows.
Change in
carve-out
methodology
As of the Closing, ERJ concluded that all the assets and liabilities of the newly created Eve legal entity were contributed by the parent company ERJ. No other assets or liabilities are evaluated to be attributable to Eve or that would be transferred to Eve upon the completion of the Business Combination, eliminating the necessity to allocate a portion of ERJ’s assets and liabilities to Eve on a carve-out
basis. Management deemed it to be more appropriate to adopt a legal entity approach since all the activities reside in the Eve legal entity, and there is no longer a need to allocate assets and liabilities from the Parent for the carve-out
in the form of the management approach.

EVE UAM, LLC
(Former UAM Business of Embraer S.A.)
Notes to Unaudited Condensed Consolidated Financial Statements
(in US Dollars)

The management approach takes into consideration the assets that are being transferred to determine the most appropriate financial statement presentation. A management approach may also be appropriate when a parent entity needs to prepare financial statements for the sale of a legal entity, but prior to divestiture, certain significant operations of the legal entity are contributed to the parent in a common control transaction. On the other hand, the legal entity approach is often appropriate in circumstances when the transaction structure is aligned with the legal entity structure of the divested entity. One example would be when shares of a legal entity or a consolidated group of legal entities are divested. If the legal entity approach is deemed appropriate, all historical results of the legal entity, including those that are not ultimately transferred, should be presented in the historical financial statements through the date of transfer.
The management approach, which was undertaken to prepare the financial statements of the UAM Business for the fiscal year ended 2021, was appropriate and based on the best information and assumptions available at the time. Management now deems it appropriate to change the carve-out
methodology from the management approach to the legal entity approach as of January 1, 2022. As such, in order to prepare the financial statements for the first quarter of 2022, the Company has applied the legal entity approach due to changes in the underlying facts and circumstances.
On December 14, 2021, the Company signed with ERJ the Master Service Agreement (“MSA”) and the Services Shares Agreement (“SSA”), which charges Eve for a significant part of the expenses Eve was previously carving out. In this regard, Management understands that the expenses not covered by the agreements, the minor part of the expenses previously carved-out,
comprised of general overhead expenses, still need to be allocated to Eve in order to better present its results on a stand-alone basis. With respect to the MSA and SSA, refer to Note 4, Related Party Transactions.

EVE UAM, LLC
(Former UAM Business of Embraer S.A.)
Notes to Unaudited Condensed Consolidated Financial Statements
(in US Dollars)

Since the financial activities from December 10, 2021 to December 31, 2021 were immaterial, Management chose to continue with the management approach for all of the year ended December 31, 2021 and began to use the legal entity approach as of January 1, 2022. Management continued to use the legal entity approach until the Closing on May 9, 2022. The Company has recorded the impacts of the balance sheet adjustment (i.e. separation-related adjustment) for the change in methodology as adjustments to the January 1, 2022 beginning balance sheet and not as a period activity attributable to the three-month period ended March 31, 2022. The January 1, 2022 beginning balance sheet adjustments from the December 31, 2021 balances were as follows:
Separation-related adjustments

	As of December 31,	Separation- Related	As of January 1,
	2021	Adjustment	2022
Assets
Current:
Cash and equivalents	$14,376,523	$(8)	$14,376,515
Related party receivable	220,000	—	220,000
Other current assets	21,140	(8,567)	12,573

Total current assets	14,617,663	(8,575)	14,609,088

Capitalized software, net	699,753	(699,753)	—

Total assets	15,317,416	(708,328)	14,609,088

Liabilities and Net Parent Equity
Current:
Accounts payable	877,641	(718,233)	159,408
Derivative financial instruments	32,226	(32,226)	—
Other payables	616,156	1,015,672	1,631,828

Total current liabilities	1,526,023	265,213	1,791,236

Other noncurrent payables	702,921	(297,921)	405,000

	2,228,944	(32,708)	2,196,236

Net parent equity
Net parent investment	13,120,698	(707,846)	12,412,852
Accumulated other comprehensive income/ (loss)	(32,226)	32,226	—

Total net parent equity	13,088,472	(675,620)	12,412,852

Total liabilities and net parent equity	$15,317,416	$(708,328)	$14,609,088

Therefore, Management considers the legal entity approach to be the most meaningful representation of Eve’s standalone carve-out
financial statements. Additionally, intercompany transactions between Eve entities (i.e EVE UAM, LLC and Eve Soluções de Mobilidade Aerea Urbana Ltda) have been eliminated in the consolidation.
The change in the
carve-out
approach impacted the unaudited condensed consolidated statements of cash flow for the three months ended on March 31, 2022. Amounts that were previously presented as Transfer from Parent to Eve are now presented as a noncash item contributed by Parent to Eve.

EVE UAM, LLC
(Former UAM Business of Embraer S.A.)
Notes to Unaudited Condensed Consolidated Financial Statements
(in US Dollars)

For periods ended as of or prior to December 31, 2021, the unaudited condensed consolidated financial information includes both direct and indirect expenses. The historical direct expenses consist primarily of personnel-related costs (including salaries, labor taxes, profit sharing program, benefits, short and long-term incentive) of research and development employees directly involved in UAM activities, research expenses, facilities depreciation and others. The indirect expenses consist of personnel-related costs (including salaries, labor taxes, profit sharing program, benefits, short and long term incentive) allocated to Eve and general and administrative overhead, including expenses for information systems, accounting, other financial services (such as treasury, audit and purchasing), human resources, legal, and facilities, allocated as per headcount of employees exclusively involved in UAM activities compared to the total headcount of all ERJ employees or using an expense input comparing the total R&D expenses of Eve against the total R&D expenses of EmbraerX. Eve has calculated its income tax amounts using a separate return methodology and it has presented these amounts as if it were a separate taxpayer from ERJ.
For periods ended as of or prior to December 31, 2021, the unaudited condensed consolidated balance sheets of Eve include other assets, capitalized software, accounts payable and other payables that were allocated on a specific identification basis. Derivative instruments used to hedge the salaries for employees directly involved in UAM activities were allocated by comparing the salaries of these employees in Brazilian reais (“BRL” or “R$”) against the total employees’ salaries of ERJ in BRL, and for employees not directly involved in UAM activities the expense input approach using R&D metrics, noted above, was used to allocate the Derivatives instruments. Incentive payments received in advance, which were related to service arrangements to process employee payroll, were allocated based on a headcount proportion basis. As Eve was not historically held as a single legal entity, Net Parent Investment is shown in lieu of stockholder’s equity in the unaudited condensed consolidated financial statements. Net Parent Investment represents the cumulative investment by ERJ in Eve through the dates presented, inclusive of operating results.
Functional and reporting currency
The unaudited condensed consolidated financial statements are derived from ERJ financial statements and from the financial statements of certain of ERJ’s U.S. based subsidiaries (“Original Financial Statements”). The functional currency of ERJ and the aforementioned subsidiaries is the US Dollar (“USD” or “Dollar” or “US$”). The Company’s functional currency will follow the determination of the functional currency of the Original Financial Statements, therefore management has concluded that the USD is the functional and reporting currency of Eve.
The foreign currency gains and losses are related to transactions with suppliers recognized in the functional currency, USD, but settled in BRL. The impacts were recognized in the line item entitled, “
Financial and foreign exchange gain, net”
within the unaudited condensed consolidated statements of operations.
Use of Estimates
The preparation of the unaudited condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent liabilities, and the reported amounts of expenses during the reporting period. Therefore, estimates and assumptions derived from past experience and other factors deemed relevant were used in preparing accompanying unaudited condensed consolidated financial statements. These estimates and assumptions are reviewed on an ongoing basis and the changes to accounting estimates are recognized in the period in which the estimates are revised on a prospective basis. Actual results could be materially different from

EVE UAM, LLC
(Former UAM Business of Embraer S.A.)
Notes to Unaudited Condensed Consolidated Financial Statements
(in US Dollars)

those estimates. Significant estimates inherent in the preparation of the unaudited condensed consolidated financial statements include, but are not limited to, useful lives of capitalized software, net, accrued liabilities, income taxes including deferred tax assets and liabilities.
Cash and Cash Equivalents
Cash and cash equivalents include cash in hand, bank deposits and highly liquid short-term investments, usually maturing within 90 days of the investment date, readily convertible into a known amount of cash and subject to an insignificant risk of change in value.
Fair Value Measurements
Eve applies the provisions of Accounting Standards Codification (“ASC”) 820,
Fair Value Measurement
, which defines a single authoritative definition of fair value, sets out a framework for measuring fair value and expands on required disclosures about fair value measurements. The provisions of ASC 820 relate to financial assets and liabilities as well as other assets and liabilities carried at fair value on a recurring and nonrecurring basis. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the standard establishes a three-tier value hierarchy, which prioritizes the inputs used in measuring fair value as follows:
Level
 1 -
Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.
Level
 2 -
Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.
Level
 3
- Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.
The carrying amounts of Eve’s other assets, accounts payables and other payables, except for the long-term incentive plan, approximate fair value due to the short-term nature of these instruments. The fair value of the liabilities related to the long-term incentive plan included in other payables was determined using the Level 1 inputs. The fair value of the derivative instruments was determined using the Level 2 inputs. There were no assets or liabilities measured at fair value using Level 3 inputs for the periods presented.
Hedge accounting
Until December 31, 2021, Eve used to account for certain derivative instruments under the hedge accounting methodology.
Eve applied cash flow hedge accounting to hedge against the payroll cash flow volatility attributable to a risk of foreign exchange rate fluctuation associated with highly probable forecast transactions that will affect income or loss for the year.
Eve recognized all derivative instruments as either assets or liabilities in the balance sheet at their respective fair values. For derivatives designated in hedging relationships changes in the fair value are recognized in

EVE UAM, LLC
(Former UAM Business of Embraer S.A.)
Notes to Unaudited Condensed Consolidated Financial Statements
(in US Dollars)

Accumulated Other Comprehensive Loss (“AOCI”), to the extent the derivative is effective at offsetting the changes in cash flows being hedged until the hedged item affects earnings. The cash flow impact of Eve’s derivative instruments were included in our unaudited condensed consolidated statement of cash flows in net cash used in operating activities.
Eve only enters into derivative contracts that it intends to designate as a hedge of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge). For all hedging relationships, Eve formally documents the hedging relationship and its risk-management objective and strategy for undertaking the hedge, the hedging instrument, the hedged transaction, the nature of the risk being hedged, how the hedging instrument’s effectiveness in offsetting the hedged risk will be assessed prospectively and retrospectively, and a description of the method used to measure ineffectiveness. Eve also formally assesses, both at the inception of the hedging relationship and on an ongoing basis, whether the derivatives that are used in hedging relationships are highly effective in offsetting changes in cash flows of hedged transactions. For derivative instruments that are designated and qualify as part of a cash flow hedging relationship, the effective portion of the gain or loss on the derivative is reported as a component of other comprehensive loss and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. Gains and losses on the derivative representing either hedge ineffectiveness or hedge components excluded from the assessment of effectiveness are recognized in current earnings.
Eve discontinues hedge accounting prospectively when it determines that the derivative is no longer effective in offsetting cash flows attributable to the hedged risk, the derivative expires or is sold, terminated, or exercised, the cash flow hedge is designated because a forecasted transaction is not probable of occurring, or management determines to remove the designation of the cash flow hedge. Additionally, when it is probable that a forecasted transaction will not occur, Eve recognizes immediately in earnings gains and losses that were accumulated in other comprehensive loss related to the hedging relationship.
In all situations in which hedge accounting is discontinued and the derivative remains outstanding, Eve continues to carry the derivative at its fair value on the balance sheet and recognizes any subsequent changes in its fair value in earnings.
See Note 8 for additional information on hedge accounting and derivative instruments.
Capitalized software, net
Eve had capitalized software until December 31, 2021, consisting of software licenses and are recorded at cost, net of accumulated amortization, and if applicable, impairment charges. Software licenses are amortized over their useful lives which is approximately 5 years on a straight-line basis. Eve reviews intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.
Long-term incentive plan
Until December 31, 2021, Eve
carved-out
certain amounts related to the ERJ long-term incentive plan. The long-term incentive plan has the objective of retaining and attracting qualified personnel who will make an effective contribution to Eve’s future performance. The plan is a cash-settled phantom shares plan, in which the amounts attributed to the services provided by the participants are converted into virtual share units based on the market value of Embraer’s shares. At the end of the acquisition period the participant receives the quantity of

EVE UAM, LLC
(Former UAM Business of Embraer S.A.)
Notes to Unaudited Condensed Consolidated Financial Statements
(in US Dollars)

virtual shares converted into BRL, at the shares’ current market value. Eve recognizes the obligation during the acquisition period (quantity of virtual shares proportional to the period) in the same group as the participant’s normal remuneration. This obligation is presented within the line-item entitled,
“Other payable,”
and the fair value is calculated based on the market price of the shares and recorded as
“General and administrative”
expenses in the unaudited condensed consolidated statements of operations.
As of the Closing, Eve has its own remuneration plan, the Eve Holding, Inc. 2022 Stock Incentive Plan.
Research and Development
R&D efforts are focused on design and development of our eVTOL and UATM projects to achieve manufacturing and commercial stage. R&D costs are expensed as incurred and are primarily comprised of personnel-related costs (including salaries, labor taxes, profit sharing program, benefits, short and long-term incentive) for employees focused on R&D activities, supplies and materials costs. Until December 31, 2021 most of these expenses were carved-out
from ERJ and beginning on January 1, 2022, ERJ started charging Eve for most of these costs under the MSA (see Note 4 for more details about the MSA).
General and Administrative
Until December 21, 2021, general and administrative expenses are primarily composed of allocated expenses of personnel-related costs (including salaries, labor taxes, profit sharing program, benefits, short- and long-term incentive), information systems, accounting, other financial services (such as treasury, audit and purchasing), human resources, legal, facilities, and other corporate expenses. Until December 31, 2021, such expenses have been allocated to Eve based on the most relevant allocation method for the services provided, primarily based on headcount of employees exclusively involved in UAM activities compared to the total headcount of all ERJ employees as this measure reflects the historical utilization levels.
The total amounts of these allocations from Parent were $(4,085) and $205,900 for the quarters ended March 31, 2022 and 2021, respectively, and were recorded as
“General and administrative
” expenses in the unaudited condensed consolidated statements of operations.
Beginning on January 1, 2022, general and administrative expenses are mostly comprised of Eve’s own expenses.
Income Taxes
The deferred income taxes are generally recognized, based on enacted tax rates, when assets and liabilities have different values for financial statement and tax purposes. Eve has calculated its income tax amounts using a separate return methodology. A valuation allowance is appropriate if it is more likely than not all or a portion of deferred tax assets will not be realized. Under this method, Eve assumes it will file separate returns with tax authorities, thereby reporting its taxable income or loss and paying the applicable tax to or receiving the appropriate refund from ERJ. As a result, Eve’s deferred tax balances and effective tax rate as a stand-alone entity will likely differ significantly from those recognized in historical periods. The calculation of income taxes on a separate return basis requires a considerable amount of judgment and use of both estimates and allocations.
The tax loss carryforwards and valuation allowances reflected in the unaudited condensed consolidated financial statements are based on a hypothetical stand-alone income tax return basis and may not exist in the ERJ consolidated financial statements.

EVE UAM, LLC
(Former UAM Business of Embraer S.A.)
Notes to Unaudited Condensed Consolidated Financial Statements
(in US Dollars)

Eve accounts for uncertain income tax positions recognized in the unaudited condensed consolidated financial statements by applying a two-step
process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more-likely-than-not
to be sustained, the tax position is then assessed to determine the amount of benefit to be recognized in the unaudited condensed consolidated financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties.
Segments
Operating segment information is presented in a manner consistent with the internal reports provided to the Chief Operating Decision Maker (“CODM”). The chief operating decision-maker, who is responsible for allocating resources among and assessing the performance of the operating segments and for making strategic decisions, is Eve Chief Executive Officer. Given Eve’s pre-revenue
operating stage, it currently has no concentration exposure to products, services or customers. Eve has determined that it operates in two different operating and reportable segments as it CODM assess the operation results by the different R&D projects, as follows:
eVTOL: the aircraft is in the preliminary design stage of development. This vehicle is expected to have eight (8) vertical lift electric motors and two (2) horizontal propulsion electric motors. Eve’s eVTOL has been in an incubation stage for over 4 years. The certification is proposed to be first with ANAC (the National Civil Aviation Agency of Brazil) and in parallel with the U.S. Federal Aviation Administration.
UATM: the segment will provide traffic management services to vehicles operating in the UAM Operating Environment (“UOE”). UATM will be a system of systems focused on improving the efficiency and safety of UAM operations. UATM systems will focus on existing and emerging operators of both the vehicles (fleet operators) and ground infrastructure (vertiport/heliport operators).
The CODM receives information related to the operating results based on the directly attributable cost by each R&D project. The indirect costs are not included in the information analyzed by the CODM. In addition, because Eve did not have any assets, they were not presented in the information provided to the CODM. The information provided to the CODM are as follows:

	Three Months Ended March 31,
Segments R&D expenses	2022	2021
eVTOL	$(7,704,151)	$(1,711,074)
UATM	(1,410,536)	(180,577)

Total segments expenses	(9,114,687)	(1,891,651)
Corporate/Unallocated amounts
Selling, general and administrative	(808,766)	(327,943)

Loss from operations	(9,923,453)	(2,219,594)

Financial and foreign exchange gain, net	422,712	2,474

Loss before income taxes	$(9,500,741)	$(2,217,120)

EVE UAM, LLC
(Former UAM Business of Embraer S.A.)
Notes to Unaudited Condensed Consolidated Financial Statements
(in US Dollars)

Basic and Diluted Net Loss per Unit
As a result of the Reorganization Eve had 1,100 units outstanding as of March 31, 2022. As such these Units are being utilized for the calculation of basic net loss per unit for the periods prior to the Combination Transactions.
Basic net loss per unit excludes dilutive units and is computed by dividing net loss attributable to unitholders by the weighted average number of units outstanding during the period. Diluted net loss per unit reflects the potential dilution that would occur if securities were exercised or converted into units. In periods in which the Company reports a net loss, the effects of any incremental potential units have been excluded from the calculation of loss per unit because their effect would be anti-dilutive. During the three months periods ended March 31, 2022 and 2021, the Company did not issue any potentially dilutive instruments. Therefore, the weighted-average units outstanding used to calculate both basic and diluted loss per unit are the same for both periods.
Recently adopted accounting pronouncements
Eve is provided the option to adopt new or revised accounting guidance as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (“the JOBS Act”) either (1) within the same periods as those otherwise applicable to public business entities, or (2) within the same time periods as private companies, including early adoption when permissible. With the exception of standards Eve elected to adopt earlier than required, when permissible, the company has elected to adopt new or revised accounting guidance within the same time period as private companies.
There were no recently adopted accounting pronouncements that had a material impacts to the Company.
Recently issued accounting pronouncements not yet adopted
In December 2019, the FASB issued ASU
2019-12,
Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU
2019-12”),
which removes certain exceptions for recognizing deferred taxes for investments, performing intra-period allocation and calculating income taxes in interim periods. The ASU also adds guidance to reduce complexity in certain areas, including recognizing deferred taxes for tax goodwill and allocating taxes to members of a consolidated group. ASU
2019-12
is effective for Eve’s annual periods beginning after December 15, 2021, and for interim periods beginning after December 15, 2022. Early adoption is permitted. Eve is currently evaluating the effect the adoption of ASU
2019-12
will have on its unaudited condensed consolidated financial statements.
In March 2020, the FASB issued ASU
2020-04,
Reference Rate Reform (Topic 848): Providing an optional expedients and exceptions for applying generally accepted accounting principles (GAAP) to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. The amendments in this ASU apply only to contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The expedients and exceptions provided by the amendments do not apply to contract modifications made and hedging relationships entered into or evaluated after December 31, 2022, except for hedging relationships existing as of December 31, 2022, that an entity has elected certain optional expedients for and that are retained through the end of the hedging relationship. The amendments in this ASU are effective for all entities as of March 12, 2020 through December 31, 2022. Eve has no contracts, hedging relationships, and other transactions that the LIBOR is applied as reference rate, thus no impact is expected in its unaudited condensed consolidated financial statements.

EVE UAM, LLC
(Former UAM Business of Embraer S.A.)
Notes to Unaudited Condensed Consolidated Financial Statements
(in US Dollars)

In October 2021, the FASB issued ASU
2021-07,
Compensation – Stock Compensation (Topic 718): Determining the Current Price of an Underlying Share for Equity-Classified Share-Based Awards (a consensus of the Private Company Council), which provides private companies with a practical expedient to determine their restricted share price, or option-based award share price input, using a ‘reasonable application of a reasonable valuation method’. The practical expedient applies to both employee and nonemployee awards, is only applicable for equity-classified share-based payment awards and is applied on a measurement date-by-measurement
date basis. ASU
2021-07
is effective for the Company’s annual periods beginning after December 15, 2021, and interim periods in fiscal years beginning after December 15, 2022. The practical expedient will be applied prospectively. Eve will evaluate whether to apply the practical expedient in the future but currently does not expect there to be a material effect on its unaudited condensed consolidated financial statements.
In November 2021, the FASB issued ASU
2021-09,
Leases (Topic 842): Discount Rate for Lessees That Are Not Public Entities, which allows non-public
entities to make the risk-free rate election by class of underlying asset, rather than at the entity-wide level. An entity that makes the risk-free rate election is required to disclose the asset classes for which it has elected to apply a risk-free rate. The amendments further require that when the rate implicit in the lease is readily determinable for any individual lease, the lessee use that rate (rather than a risk-free rate or an incremental borrowing rate), regardless of whether it has made the risk-free rate election. The ASU is effective for the Company’s annual periods beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Earlier application is permitted. The amendments apply on a modified retrospective basis to leases that exist at the beginning of the fiscal year of adoption. Eve does not expect the adoption of the ASU to have a material effect on its unaudited condensed consolidated financial statements.
In November 2021, the FASB issued ASU
2021-10,
Government Assistance (Topic 832): Disclosures by Business Entities about Government Assistance, which requires business entities to disclose information about certain government assistance they receive. The Topic 832 disclosure requirements include: (i) the nature of the transactions and the related accounting policy used; (ii) the line items on the balance sheet and income statement that are affected and the amounts applicable to each financial statement line item; and (iii) significant terms and conditions of the transactions. The ASU is effective for Eve for fiscal years beginning after December 15, 2021. The ASU will be applied to government assistance received on or after the effective date.
4. Related Party Transactions
Relationship with ERJ
Eve has historically been managed, operated, and funded by ERJ. Accordingly, certain shared costs have been allocated to Eve and reflected as expenses in Eve’s stand-alone unaudited condensed consolidated financial statements. The expenses reflected in the unaudited condensed consolidated financial statements may not be indicative of expenses that will be incurred by Eve in the future.
(a) Corporate costs
ERJ incurs corporate costs for services provided to Eve. These costs include expenses for information systems, accounting, other financial services (such as treasury, audit and purchasing), human resources, legal, and facilities.
Until December 31, 2021, a portion of these costs benefited Eve and were allocated to the company using a pro-rata
method based on R&D project related costs, headcount, or other measures that management believes are consistent and reasonable.

EVE UAM, LLC
(Former UAM Business of Embraer S.A.)
Notes to Unaudited Condensed Consolidated Financial Statements
(in US Dollars)

The allocated corporate costs included in the unaudited condensed consolidated statement of operations were approximately $(4,085) and $205,900 for the three months ended March 31, 2022 and 2021, respectively, and were included in general and administrative expenses for each of the periods.
Beginning on January 1, 2022 ERJ started charging Eve for administrative services under the SSA (see more details below).
(b) Cash Management and Financing
Eve is responsible for managing its own cash. In July 2021, ERJ made a $15 million of capital contribution to Eve upon the formation of the legal entity. In addition, upon the Closing, Eve received more than $300 million in cash to pay for its obligations.
(c) Master Service Agreement and Shared Service Agreement
In connection with the transfer of the UAM Business to Eve, ERJ and Eve entered into the MSA and the SSA on December 14, 2021, among other services agreements. The initial term for MSA is 15 years, and can be automatically renewed for additional successive one-year
periods. The term for SSA is 15 years. The MSA has established a fee to be charged by ERJ to Eve so that Eve may be provided with access to ERJ’s R&D and engineering department structure, as well as the ability to access to manufacturing facilities in the future. The SSA has established a cost overhead pool to be allocated, excluding any margin, to Eve so that Eve may be provided with access to certain of ERJ’s administrative services and facilities which are commonly used across the ERJ business such as engineering and testing facilities, as well as back-office shared service centers. As of March 31, 2022, there is an outstanding Related party payable of $7,489,845 and $124,900 related to the MSA and SSA, respectively. During the period ended March 31, 2022 Eve has incurred cost in the amount of $7,336,164 in relation to the MSA and $128,060 in relation to the SSA.
Fees and Expenses in connection with the MSA are set to be payable within forty-five (45) days of receipt by Eve of an invoice from Embraer together with documentation supporting the fees and expenses set forth on such invoice. Costs and expenses incurred in connection with the provision of shared services to Eve pursuant to the SSA are set to be payable within forty-five (45) days of receipt by Eve. All payments and amounts due or paid in US Dollars.
(d) Related party receivable
Certain employees were transferred from ERJ to Eve. On the transfer date of each employee, all payroll related accruals were assumed by Eve and it recognized a Related party receivable from ERJ. Additionally, EAH transferred certain liabilities related to the Eve business, which led to the recognition of a receivable from EAH. This receivable balance is decreased when EAH pays for corporate expenses (e.g. health insurance) on behalf of Eve.

EVE UAM, LLC
(Former UAM Business of Embraer S.A.)
Notes to Unaudited Condensed Consolidated Financial Statements
(in US Dollars)

5. Other Current Assets
The other current assets are comprised of the following items:

	March 31,	December 31,
	2022	2021
Advances to employees	$115,956	$17,063
Other current assets	13,262	4,077

Total	$129,218	$21,140

6. Capitalized software, net
Capitalized software, net is comprised of software licenses; the position and changes for the three months ended March 31, 2022 and 2021, are as follows:

Capitalized software	Cost	Amortization (i)	Total
At December 31, 2020	$43,193	$(19,750)	$23,443
Additions	117,127	(33,963)	83,164

At March 31, 2021	$160,320	$(53,713)	$106,607

At December 31, 2021	827,434	(127,681)	699,753
Legal entity separation-related adjustments (ii)	(827,434)	127,681	(699,753)

At January 1, 2022 and March 31, 2022	$—	$—	$—

(i)	The amortization effect is recorded in “General and administrative” in the unaudited condensed consolidated statements of income.
(ii)
As a result of the change in the
carve-out
methodology from management approach to legal entity approach, the capitalized software balance presented on December 31, 2021, is no longer presented in these unaudited condensed consolidated financial statements. The costs associated with software licenses used by Eve will be charged by ERJ to Eve as part of the master service and the shared service agreements. Refer to Note 3 for further information on the change in the carve-out
methodology.

EVE UAM, LLC
(Former UAM Business of Embraer S.A.)
Notes to Unaudited Condensed Consolidated Financial Statements
(in US Dollars)

7. Other Payables
The other payables are comprised of the following items:

	March 31,	December 31,
	2022	2021
Accruals related to payroll (i)	$490,552	$455,392
Advances from customers (ii)	405,000	405,000
Social charges payable (iii)	305,591	163,384
Provision for profit sharing program	162,869	59,855
Advanced payments related to service arrangements	13,629	52,405
Long-term incentive plan (iv)	—	183,041

Total	$1,377,641	$1,319,077
Current portion	$972,641	$616,156
Non-current portion	$405,000	$702,921

(i)	Refers to accruals related personnel obligations recorded in the financial statements, including mainly vacation expenses and other minor expenses.
(ii)	Eve received advances from customers which have signed a letter of intent to purchase eVTOLs.
(iii)	Refers to social charges and taxes applicable in relation to personnel compensation.
(iv)
As a result of the change in the
carve-out
methodology from management approach to legal entity approach, the Long-Term Incentive Plan (LTIP) balance presented on December 31, 2021, is no longer presented in these unaudited condensed consolidated financial statements. As of March 31, 2022, Eve did not have in place any long-term incentive plan. Refer to Note 3 for further information on the change in the carve-out
methodology.

8. Derivative Financial Instruments
As per Note 3, Basis for Presentation, Change in
carve-out
methodology section, Management concluded that all the assets and liabilities were contributed to Eve by the parent company and, therefore, no other assets or liabilities are evaluated to be attributable to Eve or that would be transferred to Eve upon the completion of the Business Combination, including derivative financial instrument contracts. As a result of the carve-out,
no derivative financial instruments entered into by the Parent Company were allocated to Eve.
As of March 31, 2022, Eve does not have derivative financial instrument derived from the carve-out
and Eve have not purchased new derivative financial instruments.
As of March 31, 2021, Eve has the right, through the purchased put options, to sell US$1,393,512, the total notional outstanding, with an exercise price of R$5.2000 which is equivalent of R$7,246,263. Conversely, Eve has the obligation if exercised, through the sold call options, to sell US$1,393,512 at the weighted average exercise price of R$6.1174 which is equivalent to R$8,524,671. Changes in the fair value of zero-cost
collar designated as hedging instruments that effectively offset the variability of cash flows associated with foreign exchange rate fluctuation are reported in AOCI. These amounts subsequently are reclassified into the line item in our unaudited condensed consolidated statement of income in which the hedged items are recorded in the same period the hedged items affect earnings.

EVE UAM, LLC
(Former UAM Business of Embraer S.A.)
Notes to Unaudited Condensed Consolidated Financial Statements
(in US Dollars)

There were no cash flow hedges discontinued during 2021.
On December 31, 2021, the fair value of derivative financial instruments was recognized as an asset in the amount of US$32,226.
The effect of derivative instruments on the unaudited condensed consolidated statements of income for the periods ended March 31, 2022 and 2021:

Derivatives in cash flow hedging relationships	Amount of gain (or loss) recognized in OCI on derivative (effective portion)	Location of gain (or loss) reclassified from AOCI into income (effective portion)	Amount of gain (or loss) reclassified from AOCI into income (effective portion)
2022:
Zero-cost collar	$—	General and administrative	$—
2021:
Zero-cost collar	$(51,106)	General and administrative	$—
9. Research and Development
The R&D expenses are comprised of the following items:

	Three Months Ended March 31,
	2022	2021
Outsourced service (i)	$8,145,863	$458,417
Employees’ compensation	756,368	1,362,277
Other expenses	191,527	17,440
Travel & entertainment	20,929	21,891
Test devices and mock-ups	—	31,626

Total	$9,114,687	$1,891,651

(i)	Out of $8,145,863, 2022 Outsourced Service, $7,336,164 was charged from related parties under the MSA contracts (refer to footnote 4).

EVE UAM, LLC
(Former UAM Business of Embraer S.A.)
Notes to Unaudited Condensed Consolidated Financial Statements
(in US Dollars)

10. General and Administrative
The general and administrative expenses are comprised of the following items:

	Three Months Ended March 31,
	2022	2021
Employees’ compensation	$540,465	$149,267
Outsourced service (i)	219,874	54,712
Other expenses	27,582	85,843
Travel & entertainment	20,845	1,000
Depreciation/amortization	—	35,414
Short-term leasing arrangements (ii)	—	1,707

Total	$808,766	$327,943

(i)	Out of $219,874, 2022 Outsourced Service, $128,060 was charged from related parties under SSA contract (refer to footnote 4).
(ii)
As a result of the change in the
carve-out
methodology from management approach to legal entity approach, certain expenses carved-out
from ERJ or EAH are no longer presented in these unaudited condensed consolidated financial statements. As of March 31, 2022, Eve does not have recognized lease agreements. Refer to Note 3 and Note 13 for further information.

11. Income Taxes
The effective income tax rates for continuing operations for the quarters ended March 31, 2022 and March 31, 2021 were 0%. The effective tax rate is primarily driven by a full valuation allowance against the Company’s deferred tax assets due to historical and current losses incurred.
12. Comprehensive income
The accumulated balances for cash flow hedges in accumulated other comprehensive income/(loss) are as follows:

Cash flow hedges
Balance as of December 31, 2021	$(32,226)
Other comprehensive loss before reclassifications	32,226

Balances as of January 01, 2022	$—

Balances as of March 31, 2022	—
Balance as of December 31, 2020	$45,438
Other comprehensive loss before reclassifications	(51,106)

Balances as of March 31, 2021	$(5,668)

The comprehensive income/(loss) amounts do not have deferred taxes effects because the values do not generate a difference in assets and liabilities for financial statement purposes and tax purposes.

EVE UAM, LLC
(Former UAM Business of Embraer S.A.)
Notes to Unaudited Condensed Consolidated Financial Statements
(in US Dollars)

13. Responsibilities and Commitments
On August 2, 2021, Eve Soluções de Mobilidade Aérea Urbana Ltda. signed an agreement with ERJ to lease two facilities, one in São José dos Campos and other in Gavião Peixoto, both in the São Paulo state.
Eve UAM, LLC signed a
sub-sublease
agreement with Embraer Engineering & Technology Center (EETC), a wholy owned ERJ subsidiary, to lease a facility in Melbourne, Florida. It was signed on December 15, 2021.
After assessing the terms of both agreements, Management concluded that the lease term has not commenced as of March 31, 2022. Thus, no assets or liabilities were recognized.
14. Subsequent Events
Subsequent events have been evaluated through May 13, 2022. On May 9, 2022, in accordance with the Business Combination Agreement, the Closing occurred, pursuant to which Zanite issued 220,000,000 shares of Zanite’s Class A common stock, par value $0.0001 per share, to EAH in exchange for the transfer by EAH to Zanite of all of the issued and outstanding limited liability company interests of Eve. As a result of the business combination, Eve is now a wholly-owned subsidiary of Zanite, which has changed its name to “Eve Holding, Inc.” As a result, Eve received more than $300 million in cash.

Report of Independent Registered Public Accounting Firm
To the Management of Embraer Aircraft Holding, Inc.:
Opinion on the Financial Statements
We have audited the accompanying combined balance sheets of Urban Air Mobility Business of Embraer S.A. (the “Company”) as of December 31, 2021 and December 31, 2020, and the related statements of operations and comprehensive loss, changes in net parent equity and of cash flows for each of the three years in the period ended December 31, 2021, including the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and December 31, 2020, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2021 in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits of these financial statements in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
Hallandale Beach, FL
March 18, 2022
We have served as the Company’s auditor since 2021.

The UAM Business of Embraer S.A.
Combined Balance Sheets
(In US Dollars)

	As of December 31,
	2021	2020
Assets
Current:
Cash and equivalents	$14,376,523	$—
Related party receivable	220,000	—
Derivative financial instruments	—	45,438
Other current assets	21,140	4,110

Total current assets	14,617,663	49,548

Capitalized software, net	699,753	23,443

Total assets	$15,317,416	$72,991

Liabilities and Net Parent Equity
Current:
Accounts payable	$877,641	$846,988
Derivative financial instruments	32,226	—
Accruals and other current liabilities	616,156	199,278

Total current liabilities	1,526,023	1,046,266

Other noncurrent liabilities	702,921	40,578

Total liabilities	2,228,944	1,086,844

Net parent equity
Net parent investment	13,120,698	(1,059,291)
Accumulated other comprehensive income (loss)	(32,226)	45,438

Total net parent equity	13,088,472	(1,013,853)

Total liabilities and net parent equity	$15,317,416	$72,991

The accompanying notes are an integral part of these combined financial statements.

F-7
7

The UAM Business of Embraer S.A.
Combined Statements of Operations
(In US Dollars)

	Year Ended December 31,
	2021	2020	2019
Operating expenses
Research and development	$(13,279,780)	$(8,358,043)	$(5,947,294)
General and administrative	(2,509,859)	(1,233,876)	(1,739,815)

Operating loss	(15,789,639)	(9,591,919)	(7,687,109)

Foreign currency gain (loss)	(77,147)	(34,023)	1,590

Loss before income taxes	(15,866,786)	(9,625,942)	(7,685,519)

Income tax benefit (expense)	—	—	—

Net loss	$(15,866,786)	$(9,625,942)	$(7,685,519)

The accompanying notes are an integral part of these combined financial statements.

F-7
8

The UAM Business of Embraer S.A.
Combined Statements of Comprehensive Loss
(In US Dollars)

	Year Ended December 31,
	2021	2020	2019
Net loss	$(15,866,786)	$(9,625,942)	$(7,685,519)
Other comprehensive income (loss)
Derivative financial instruments gains (losses)	(77,664)	46,012	(574)

Total comprehensive loss	$(15,944,450)	$(9,579,930)	$(7,686,093)

The accompanying notes are an integral part of these combined financial statements.

F-
79

The UAM Business of Embraer S.A.
Combined Statements of Changes in Net Parent Equity
(In US Dollars)

	Net parent investment	Accumulated other comprehensive income/ (loss)	Total
Balance as of December 31, 2018	$(321,207)	$—	$(321,207)

Net loss	(7,685,519)	—	(7,685,519)
Other comprehensive loss	—	(574)	(574)
Net transfer from Parent	7,528,095	—	7,528,095

Balance as of December 31, 2019	(478,631)	(574)	(479,205)

Net loss	(9,625,942)	—	(9,625,942)
Other comprehensive income	—	46,012	46,012
Net transfer from Parent	9,045,282	—	9,045,282

Balance as of December 31, 2020	$(1,059,291)	$45,438	$(1,013,853)

Net loss	(15,866,786)	—	(15,866,786)

Other comprehensive income	—	(77,664)	(77,664)

Net transfer from Parent	30,046,775	—	30,046,775

Balance as of December 31, 2021	$13,120,698	$(32,226)	$13,088,472

The accompanying notes are an integral part of these combined financial statements.

F-8
0

The UAM Business of Embraer S.A.
Combined Statements of Cash Flows
(In US Dollars)

	Year Ended December 31,
	2021	2020	2019
Cash flows from operating activities:
Net loss	$(15,866,786)	$(9,625,942)	$(7,685,519)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of capitalized software	107,931	9,056	10,694
Long-term incentive plan expense	150,099	(736)	31,206
Changes in operating assets and liabilities:
Other assets	(17,030)	(1,379)	14,795
Related party receivable	(220,000)	—	—
Accounts payable	30,653	527,376	99,845
Accruals and other liabilities	929,123	62,836	27,583
Net cash used in operating activities	(14,886,010)	(9,028,789)	(7,501,396)
Cash flows from financing activities:
Transfer from Parent	14,262,533	9,028,789	7,501,396
Capital contribution	15,000,000	—	—
Net cash provided by financing activities	29,262,533	9,028,789	7,501,396

Cash and cash equivalents at the beginning of the period	—	—	—

Cash and cash equivalents at the end of the period	$14,376,523	$—	$—

Supplemental disclosure of other noncash investing and financing activities
Additions to capitalized software transferred by Parent	$784,241	$16,494	$26,699
The accompanying notes are an integral part of these combined financial statements

F-8
1

The UAM Business of Embraer S.A.
Notes to Combined Financial Statements
(in US Dollars)

1.	Formation and Nature of Business
Formation and Nature of Business
EVE UAM, LLC (f/k/a Eve Urban Air Mobility Solutions, Inc.), a Delaware limited liability company (the “Company” or “Eve”), was formed on April 21, 2021, in order to effect a reorganization and, subject to its completion, acquire the Urban Air Mobility (“UAM”) business, which focuses on the development and certification of an electric vertical takeoff and landing vehicle (“eVTOL”), the creation of a maintenance and services network for eVTOL and the creation of an air traffic management system for eVTOL otherwise known as Urban Air Traffic Management (“UATM”) (collectively, the “UAM Business”), from Embraer S.A. and its subsidiaries (the “Parent”, “Embraer” or “ERJ”). Prior to the reorganization and throughout the periods presented herein, the UAM Business was owned by ERJ and its subsidiaries. Beginning in August 2021, ERJ has contributed certain assets and employees to Eve to begin Eve’s initial operations.
ERJ is a publicly held company incorporated under the laws of the Federative Republic of Brazil (“Brazil”) with headquarters in São José dos Campos, State of São Paulo. The corporate purpose of ERJ is:

(i)	To design, build and market aircraft and aerospace materials and related accessories, components and equipment, according to the highest standards of technology and quality.

(ii)	To perform and carry out technical activities related to the manufacturing and servicing of aerospace materials.

(iii)	To contribute to the training of technical personnel as necessary for the aerospace industry.

(iv)	To engage in and provide services for other technological, manufacturing and business activities in connection with the aerospace industry.

(v)
To design, build and trade in equipment, materials, systems, software, accessories and components for the defense, security and power industries, and to promote and carry out technical activities related to the manufacturing and servicing thereof, in accordance with the highest technological and quality standards.

(vi)	To conduct other technological, manufacturing, trading and services activities related to the defense, security and power industries.
Through EmbraerX, an independent department within ERJ, ERJ’s market accelerator and disruptive business innovation company, ERJ incubates initiatives that may mature into new business opportunities in the future. One such business that has been incubated is ERJ’s UAM business. The UAM Business has historically operated as part of ERJ and not as a separate stand-alone entity or group.
The Reorganization
On December 10, 2021, ERJ, Eve and Embraer Aircraft Holding Inc. (“EAH”), a wholly owned subsidiary of ERJ, entered into a contribution agreement (the “Contribution Agreement”), pursuant to which, upon the terms and subject to the conditions of the Contribution Agreement, ERJ transferred certain assets and liabilities related to the UAM Business to Eve or to Eve Soluções de Mobilidade Aérea Urbana Ltda., a Brazilian limited liability company (
sociedade limitada
) and a newly formed direct wholly owned subsidiary of Eve (the “Brazilian Subsidiary”), in exchange for the issuance of 1,000 common units of Eve. Since the consummation of the transactions contemplated by the Contribution Agreement (the “Reorganization”), certain assets and liabilities related to the UAM Business have been owned by Eve.

F-8
2

The UAM Business of Embraer S.A.
Notes to Combined Financial Statements—(Continued)
(in US Dollars)

Business Combination Agreement with Zanite

On December 21, 2021, ERJ, Eve and EAH entered into a business combination agreement (the “Business Combination Agreement”) with Zanite Acquisition Corp. (“Zanite” or the “SPAC”). Pursuant to the Business Combination Agreement, among other things, EAH will contribute and transfer to Zanite all of the common units of Eve held by it as consideration and in exchange for the issuance and transfer by Zanite to EAH of 220,000,000 shares of common stock of Zanite. After the consummation of the transactions contemplated by the Business Combination Agreement, Eve will operate as part of a separate, independent, publicly traded company, indirectly controlled by ERJ.
COVID-19
Pandemic
The World Health Organization declared a global emergency on January 30, 2020 with respect to the outbreak of a novel strain of coronavirus, or
COVID-19
pandemic. There are many uncertainties regarding the current global
COVID-19
pandemic, and ERJ is closely monitoring the
COVID-19
pandemic situation and its impacts on its employees, operations, the global economy, the supply and the demand for its products and services, including the UAM Business. ERJ implemented contingency plans to act as quickly as necessary as the current situation unfolds.
Since the beginning of the
COVID-19
pandemic, ERJ has been engaging in several initiatives supporting the health and safety of its employees. Social distancing measures were taken, as well as the implementation of working from home for certain group of employees. Furthermore, several measures to preserve jobs were taken, including reductions in working hours and pay cuts, collective vacations, and temporary furloughs.
The full impact of the
COVID-19
pandemic continues to evolve as of the date hereof. As such, it is uncertain as to the full magnitude that the pandemic will have on the UAM Business’s financial condition, liquidity, and future results of operations. Management is actively monitoring the situation on its financial condition, liquidity, operations, suppliers, industry, and workforce.

2.	Liquidity and Going Concern
The UAM Business is part of EmbraerX, an independent department within ERJ, and certain funds to conduct its research and development (“R&D”) operations are provided by ERJ. The UAM Business has not generated any revenues and does not anticipate generating any revenues unless and until it successfully completes research and development for the eVTOL and UATM projects, or any future product candidate. Since the UAM Business does not have enough cash on hand to complete its development and has no credit facilities, the UAM Business is dependent upon ERJ to provide services (such as R&D activities, legal, accounting, finance, human resources, information technology, etc.) and funding to support the operations of the UAM Business until the proposed transaction (discussed further in Note 13) is completed, which is intended to provide sufficient capital to support the ongoing operations of the UAM Business. In the interest of funding and supporting the UAM Business, ERJ has an agreement with the Company that enables the Company to meet its obligations as they come due for the next 12 months from the date of the issuance of these combined financial statements, or until the consummation of the proposed transaction described in Note 1.
If the UAM Business is unable to raise sufficient capital when needed or events or circumstances occur such that the UAM Business does not meet its strategic plans, the UAM Business will be required to reduce certain discretionary spending, alter or scale back aircraft development programs, be unable to develop new or enhanced production methods, or be unable to fund capital expenditures, which would have a material adverse effect on the UAM Business’s financial position, results of operations, cash flows, and ability to achieve its intended business objectives.

F-8
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The UAM Business of Embraer S.A.
Notes to Combined Financial Statements—(Continued)
(in US Dollars)

The accompanying combined financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The combined financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts except for the deferred tax assets presented in Note 11, or the amounts and classification of liabilities that might result from the outcome of this uncertainty (i.e. going concern). The UAM Business anticipates incurring additional losses until such time, if ever, it can obtain regulatory approval to sell, and then generate significant sales from a product.

3.	Summary of Significant Accounting Policies
Basis of Presentation
The accompanying combined financial statements have been prepared on a carve-out
basis and are derived from ERJ’s consolidated financial statements and accounting records. The combined financial statements reflect the historical results of the operations, financial position, and cash flows of the UAM Business, in conformity with United States generally accepted accounting principles (“GAAP”).
These combined financial statements of the UAM Business reflect the assets, liabilities, and expenses that management has determined to be specifically attributable to the UAM Business, as well as allocations of certain corporate level assets, liabilities and expenses, deemed necessary to fairly present the financial position, results of operations and cash flows of the UAM Business, as discussed further below. Management believes that the assumptions used as basis for the allocations of expenses, direct and indirect, as well as assets and liabilities in the combined financial statements are reasonable. However, these allocations may not be indicative of the actual amounts that would have been recorded had the UAM Business operated as an independent, publicly traded company for the periods presented.
Historically, the UATM and eVTOL initiatives have been incubated, led and funded as two separate projects, which were comprised of separate related designs and registered patents (the “Intellectual Property” or “IP”), know-how,
and principal design teams. The UAM Business is dependent upon ERJ for all of its working capital and financing requirements. Accordingly, debt or related interest expense have not been allocated to the UAM Business in the combined financial statements. Financing transactions related to the UAM Business are accounted for as a component of Net Parent Investment in the combined balance sheets and as a financing activity on the accompanying combined statements of cash flows.
The combined financial information includes both direct and indirect expenses. The historical direct expenses consist primarily of personnel-related costs (including salaries, labor taxes, profit sharing program, benefits, short and long-term incentive) of research and development employees directly involved in the UAM Business’ activities, research expenses, facilities depreciation and others. The indirect expenses consist of personnel-related costs (including salaries, labor taxes, profit sharing program, benefits, short and long term incentive) allocated to the UAM Business and general and administrative overhead, including expenses for information systems, accounting, other financial services (such as treasury, audit and purchasing), human resources, legal, and facilities, allocated as per headcount of employees exclusively involved in the UAM Business’ activities compared to the total headcount of all ERJ employees or using an expense input comparing the total R&D expenses of the UAM Business against the total R&D expenses of EmbraerX. The UAM Business has calculated its income tax amounts using a separate return methodology and it has presented these amounts as if it were a separate taxpayer from ERJ.
The combined balance sheets of the UAM Business include cash and cash equivalents, other assets, capitalized software, accounts payable and other payables that were either allocated on a specific identification

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4

The UAM Business of Embraer S.A.
Notes to Combined Financial Statements—(Continued)
(in US Dollars)

basis or contributed to Eve. Derivatives instruments used to hedge the salaries for employees directly involved in the UAM Business’ activities were allocated by comparing the salaries of these employees in Brazilian reais (“BRL” or “R$”) against the total employees’ salaries of ERJ in BRL, and for employees not directly involved in the UAM Business’ activities the expense input approach using R&D metrics, noted above, was used to allocate the Derivatives instruments. Incentive payments received in advance related to service arrangements to process employee payroll were allocated based on a headcount proportion basis. As the UAM Business was not historically held as a single legal entity, Net Parent Investment is shown in lieu of stockholder’s equity in the combined financial statements. Net Parent Investment represents the cumulative investment by ERJ in the UAM Business through the dates presented, inclusive of operating results.
Functional and reporting currency
The combined financial statements are derived from ERJ financial statements and from the financial statements of certain of ERJ’s U.S. based subsidiaries (“Original Financial Statements”). The functional currency of ERJ and the aforementioned subsidiaries is the US Dollar (“USD” or “Dollar” or “US$”). The Company’s functional currency will follow the determination of the functional currency of the Original Financial Statements, therefore management has concluded that the USD is the functional and reporting currency of the UAM Business.
The foreign currency gains and losses are related to transactions with suppliers recognized in the functional currency, USD, but settled in BRL. The impacts were recognized in the “
Foreign currency gain/ (loss)”
within the combined statements of operations.
Use of Estimates
The preparation of the combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent liabilities, and the reported amounts of expenses during the reporting period. Therefore, estimates and assumptions derived from past experience and other factors deemed relevant were used in preparing accompanying combined financial statements. These estimates and assumptions are reviewed on an ongoing basis and the changes to accounting estimates are recognized in the period in which the estimates are revised on a prospective basis. Actual results could be materially different from those estimates. Significant estimates inherent in the preparation of the combined financial statements include, but are not limited to, useful lives of capitalized software, net, accrued liabilities, and income taxes including deferred tax assets and liabilities.
Cash and Cash Equivalents
Cash and cash equivalents include cash in hand, bank deposits and highly liquid short-term investments, usually maturing within 90 days of the investment date, readily convertible into a known amount of cash and subject to an insignificant risk of change in value.
Fair Value Measurements
The UAM Business applies the provisions of Accounting Standards Codification (“ASC”) 820,
Fair Value Measurement
, which defines a single authoritative definition of fair value, sets out a framework for measuring fair value and expands on required disclosures about fair value measurements. The provisions of ASC 820 relate to financial assets and liabilities as well as other assets and liabilities carried at fair value on a recurring and

F-8
5

The UAM Business of Embraer S.A.
Notes to Combined Financial Statements—(Continued)
(in US Dollars)

nonrecurring basis. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the standard establishes a three-tier value hierarchy, which prioritizes the inputs used in measuring fair value as follows:
Level 1 -
Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.
Level 2 -
Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.
Level 3
- Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.
The carrying amounts of the UAM Business’ other assets, accounts payables and other payables, except for the long-term incentive plan, approximate fair value due to the short-term nature of these instruments. The fair value of the liabilities related to the long-term incentive plan included in other payables was determined using the Level 1 inputs. The fair value of the derivative instruments was determined using the Level 2 inputs. There were no assets or liabilities measured at fair value using Level 3 inputs for the periods presented.
Hedge accounting
The UAM Business applies cash flow hedge accounting to hedge against the payroll cash flow volatility attributable to a risk of foreign exchange rate fluctuation associated with highly probable forecast transactions that will affect income or loss for the year.
The UAM Business recognizes all derivative instruments as either assets or liabilities in the balance sheet at their respective fair values. For derivatives designated in hedging relationships changes in the fair value are recognized in Accumulated Other Comprehensive Loss (“AOCI”), to the extent the derivative is effective at offsetting the changes in cash flows being hedged until the hedged item affects earnings. The cash flow impact of the UAM Business’ derivative instruments is included in our combined statement of cash flows in net cash used in operating activities.
The UAM Business only enters into derivative contracts that it intends to designate as a hedge of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge). For all hedging relationships, the UAM Business formally documents the hedging relationship and its risk-management objective and strategy for undertaking the hedge, the hedging instrument, the hedged transaction, the nature of the risk being hedged, how the hedging instrument’s effectiveness in offsetting the hedged risk will be assessed prospectively and retrospectively, and a description of the method used to measure ineffectiveness. The UAM Business also formally assesses, both at the inception of the hedging relationship and on an ongoing basis, whether the derivatives that are used in hedging relationships are highly effective in offsetting changes in cash flows of hedged transactions. For derivative instruments that are designated and qualify as part of a cash flow hedging relationship, the effective portion of the gain or loss on the derivative is reported as a component of other comprehensive loss and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. Gains and losses on the derivative representing either hedge ineffectiveness or hedge components excluded from the assessment of effectiveness are recognized in current earnings.

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The UAM Business of Embraer S.A.
Notes to Combined Financial Statements—(Continued)
(in US Dollars)

The UAM Business discontinues hedge accounting prospectively when it determines that the derivative is no longer effective in offsetting cash flows attributable to the hedged risk, the derivative expires or is sold, terminated, or exercised, the cash flow hedge is designated because a forecasted transaction is not probable of occurring, or management determines to remove the designation of the cash flow hedge. Additionally, when it is probable that a forecasted transaction will not occur, the UAM Business recognizes immediately in earnings gains and losses that were accumulated in other comprehensive loss related to the hedging relationship.
In all situations in which hedge accounting is discontinued and the derivative remains outstanding, the UAM Business continues to carry the derivative at its fair value on the balance sheet and recognizes any subsequent changes in its fair value in earnings.
See Note 8 for additional information on hedge accounting and derivative instruments.
Capitalized software, net
Capitalized software consists of software licenses and are recorded at cost, net of accumulated amortization, and if applicable, impairment charges. Software licenses are amortized over their useful lives which is approximately 5 years on a straight-line basis. The UAM Business reviews capitalized software, net for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.
Long-term incentive plan
The long-term incentive plan has the objective of retaining and attracting qualified personnel who will make an effective contribution to the UAM Business’ future performance. The plan is a cash-settled phantom shares plan, in which the amounts attributed to the services provided by the participants are converted into virtual share units based on the market value of Embraer’s shares. At the end of the acquisition period the participant receives the quantity of virtual shares converted into BRL, at the shares’ current market value. The UAM Business recognizes the obligation during the acquisition period (quantity of virtual shares proportional to the period) in the same group as the participant’s normal remuneration. This obligation is presented as
“Other payable”
to employees and the fair value is calculated based on the market price of the shares and registered as
“General and administrative”
in the combined statements of operations.
Research and Development
R&D efforts are focused on design and development of our eVTOL and UATM projects to achieve manufacturing and commercial stage. R&D costs are expensed as incurred and are primarily comprised of personnel-related costs (including salaries, labor taxes, profit sharing program, benefits, short and long-term incentive) for employees focused on R&D activities, supplies and materials costs, an allocation of general overhead, depreciation and amortization expenses, and fees paid to outsourced contractors.
General and Administrative
General and administrative expenses are primarily composed of allocated expenses of personnel-related costs (including salaries, labor taxes, profit sharing program, benefits, short and long term incentive), information systems, accounting, other financial services (such as treasury, audit and purchasing), human resources, legal, facilities, and other corporate expenses. Such expenses have been allocated to the UAM Business based on the most relevant allocation method for the services provided, primarily based on headcount of employees exclusively involved in the UAM Business’ activities compared to the total headcount of all ERJ employees as this measures reflect the historical utilization levels.

F-8
7

The UAM Business of Embraer S.A.
Notes to Combined Financial Statements—(Continued)
(in US Dollars)

The total amount of these allocations from Parent was $1,323,915, $1,167,432 and $1,710,595 for the years ended December 31, 2021, 2020 and 2019, respectively, and was recorded as
“General and administrative
” in the combined statements of operations
.
Income Taxes
The deferred income taxes are generally recognized, based on enacted tax rates, when assets and liabilities have different values for financial statement and tax purposes. The UAM Business has calculated its income tax amounts using a separate return methodology. A valuation allowance is recorded, if it is more likely than not all or a portion of deferred tax assets will not be realized. Under this method, the UAM Business assumes it will file separate returns with tax authorities, thereby reporting its taxable income or loss and paying the applicable tax to or receiving the appropriate refund from ERJ. As a result, the UAM Business’ deferred tax balances and effective tax rate as a stand-alone entity will likely differ significantly from those recognized in historical periods. The calculation of income taxes on a separate return basis requires a considerable amount of judgment and use of both estimates and allocations.
The tax loss carryforwards and valuation allowances reflected in the combined financial statements are based on a hypothetical stand-alone income tax return basis and may not exist in the ERJ consolidated financial statements.
The UAM Business accounts for uncertain income tax positions recognized in the combined financial statements by applying a two-step
process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more-likely-than-not
to be sustained, the tax position is then assessed to determine the amount of benefit to be recognized in the combined financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties.
Segments
Operating segment information is presented in a manner consistent with the internal reports provided to the Chief Operating Decision Maker (“CODM”). The chief operating decision-maker, who is responsible for allocating resources among and assessing the performance of the operating segments and for making strategic decisions, is the UAM Business Chief Executive Officer. Given the UAM Business’
pre-revenue
operating stage, it currently has no concentration exposure to products, services or customers. The UAM Business has determined that it operates in two different operating and reportable segments as it CODM assess the operation results by the different R&D projects, as follows:
eVTOL: the aircraft is in the preliminary design stage of development. This vehicle is expected to have eight (8) vertical lift electric motors and two (2) horizontal propulsion electric motors. The UAM Business’ eVTOL has been in an incubation stage for over 4 years. The certification is proposed to be first with ANAC (the National Civil Aviation Agency of Brazil) and in parallel with the U.S. Federal Aviation Administration.
UATM: the segment will provide traffic management services to vehicles operating in the UAM Operating Environment (“UOE”). UATM will be a system of systems focused on improving the efficiency and safety of UAM operations. UATM systems will focus on existing and emerging operators of both the vehicles (fleet operators) and ground infrastructure (vertiport/heliport operators).

F-8
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The UAM Business of Embraer S.A.
Notes to Combined Financial Statements—(Continued)
(in US Dollars)

The CODM receives information related to the operating results based on the directly attributable cost by each R&D project. As the UAM Business was operated within the Embraer Corporate infrastructure, the indirect costs are not included in the information analyzed by the CODM. Assets information by segment is not presented to the CODM. The information provided to the CODM are as follows:

	Year Ended December 31,
Segments R&D expenses	2021	2020	2019
eVTOL	$(11,207,794)	$(7,583,456)	$(5,255,068)
UATM	(2,071,986)	(774,587)	(692,226)

Total segments expenses	(13,279,780)	(8,358,043)	(5,947,294)
Corporate/ Unallocated amounts
Selling, general and administrative	(2,509,859)	(1,233,876)	(1,739,815)

Loss from operations	(15,789,639)	(9,591,919)	(7,687,109)

Foreign currency gain/ (loss)	(77,147)	(34,023)	1,590

Loss before income taxes	$(15,866,786)	$(9,625,942)	$(7,685,519)

Recently adopted accounting pronouncements
The UAM Business is provided the option to adopt new or revised accounting guidance as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (“the JOBS Act”) either (1) within the same periods as those otherwise applicable to public business entities, or (2) within the same time periods as private companies, including early adoption when permissible. With the exception of standards the UAM Business elected to early adopt, when permissible, the UAM Business has elected to adopt new or revised accounting guidance within the same time period as private companies.
In August 2017, the FASB issued ASU
2017-12,
Targeted Improvements to Accounting for Hedging Activities (“ASU
2017-12”),
which changes the recognition and presentation requirements of hedge accounting. The ASU eliminates the requirement to separately measure and report hedge ineffectiveness and requires the presentation of all items that affect earnings in the same income statement line as the hedged item. In addition, the ASU permits hedging risk components of nonfinancial assets, provides more flexibility for hedging interest rate risk in cash flow hedges, and creates new accounting alternatives for measuring the change in the fair value of the hedged item in fair value hedges of interest rate risk. The ASU also includes additional disclosure requirements. Additionally, in April 2019, the FASB issued ASU
2019-04,
Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, and in November 2019, the FASB issued ASU
2019-10,
Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates, to provide further clarifications on certain aspects of ASU
2017-12
and to extend the nonpublic effective date of ASU
2017-12.
The provisions of ASU
2017-12
(as amended) were adopted by the UAM Business for annual periods beginning on January 1, 2021, with early application permitted. The adoption of ASU
2017-12
did not have a material effect on the UAM Business’s combined financial statements.
In October 2018, the FASB issued ASU
2018-16,
Derivatives and Hedging (Topic 815): Inclusion of the Secured Overnight Financing Rate (SOFR) Overnight Index Swap (OIS) Rate as a Benchmark Interest Rate for Hedge Accounting Purposes (“ASU
2018-16”),
which permits use of the OIS rate based on the SOFR as a U.S. benchmark interest rate for hedge accounting purposes under Topic 815, in addition to the currently allowable benchmark rates. For entities that have not already adopted ASU
2017-12,
ASU
2018-16
is required to be

F-
89

The UAM Business of Embraer S.A.
Notes to Combined Financial Statements—(Continued)
(in US Dollars)

adopted concurrently with ASU
2017-12.
The UAM Business has adopted ASU
2017-12
and ASU
2018-16
in its annual periods beginning on January 1, 2021. ASU
2017-12
has been applied prospectively to qualifying new or redesignated hedging relationships entered into on or after the adoption date. The adoption of ASU
2018-16
and ASU
2017-12
did not have a material effect on the UAM Business’s combined financial statements.
Recently issued accounting pronouncements not yet adopted
In December 2019, the FASB issued ASU
2019-12,
Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU
2019-12”),
which removes certain exceptions for recognizing deferred taxes for investments, performing intra-period allocation and calculating income taxes in interim periods. The ASU also adds guidance to reduce complexity in certain areas, including recognizing deferred taxes for tax goodwill and allocating taxes to members of a consolidated group. ASU
2019-12
is effective for the UAM Business’s annual periods beginning after December 15, 2021. Early adoption is permitted. The UAM Business is currently evaluating the effect the adoption of ASU
2019-12
will have on its combined financial statements.
In March 2020, the FASB issued ASU
2020-04,
Reference Rate Reform (Topic 848): Providing an optional expedients and exceptions for applying generally accepted accounting principles (GAAP) to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. The amendments in this ASU apply only to contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The expedients and exceptions provided by the amendments do not apply to contract modifications made and hedging relationships entered into or evaluated after December 31, 2022, except for hedging relationships existing as of December 31, 2022, that an entity has elected certain optional expedients for and that are retained through the end of the hedging relationship. The amendments in this ASU are effective for all entities as of March 12, 2020 through December 31, 2022. The UAM Business has no contracts, hedging relationships, and other transactions that the LIBOR is applied as reference rate, thus no impact is expected in its combined financial statements.
In October 2021, the FASB issued ASU
2021-08,
Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which provides an exception to fair value measurement for contract assets and contract liabilities related to revenue contracts acquired in a business combination. The ASU requires an entity (acquirer) to recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with Topic 606. At the acquisition date, an acquirer should account for the related revenue contracts in accordance with Topic 606 as if it had originated the contracts. The ASU is effective for the UAM Business for annual and interim periods in fiscal years beginning after December 15, 2023. Early adoption is permitted. The ASU is applied to business combinations occurring on or after the effective date.

4.	Related Party Transactions
Relationship with ERJ
The UAM Business has historically been managed, operated, and funded by ERJ. Accordingly, certain shared costs have been allocated to the UAM Business and reflected as expenses in the UAM Business’ stand-alone combined financial statements. The expenses reflected in the combined financial statements may not be indicative of expenses that will be incurred by the UAM Business in the future.

F-9
0

The UAM Business of Embraer S.A.
Notes to Combined Financial Statements—(Continued)
(in US Dollars)

(a)	Corporate costs
ERJ incurs corporate costs for services provided to the UAM Business. These costs include expenses for information systems, accounting, other financial services (such as treasury, audit and purchasing), human resources, legal, and facilities.
A portion of these costs benefit the UAM Business and are allocated to the UAM Business using a pro-rata
method based on R&D project related costs, headcount, or other measures that management believes are consistent and reasonable.
The allocated corporate costs included in the combined statement of operations were approximately $1,323,915, $1,167,432 and $1,710,595 for the years ended December 31, 2021, 2020 and 2019, respectively, and were included in general and administrative expenses for each of the years.

(b)	Cash Management and Financing
The UAM Business is responsible for managing its own cash which was originally composed by the $15 million of capital contribution made by ERJ in August 2021 upon the formation of the legal entity. In the event that additional funding is needed, ERJ will provide the required funding as described in Note 2.

(c)	Master Service Agreement and Shared Service Agreement
In connection with the transfer of the UAM Business to Eve, ERJ and Eve entered into a master service agreement (the “MSA”) and Shared Service Agreement (the “SSA”) on December 13, 2021. The MSA has established a fee to be charged by ERJ to Eve so that Eve may be provided with access to ERJ’s R&D and engineering department structure, as well as the ability to access to manufacturing facilities in the future. The SSA has established a cost overhead pool to be allocated, excluding any margin, to Eve so that Eve may be provided with access to certain of ERJ’s administrative services and facilities which are commonly used across the ERJ business such as engineering and testing facilities, as well as back-office shared service centers. During 2021, the UAM Business has incurred $1,109,345 in relation to the MSA and the SSA.

5.	Other Current Assets
The other current assets are comprised of the following items:

	As of December 31,
	2021	2020
Advances to employees	$17,063	$1,867
Director & Officers insurance (i)	2,582	2,243
Other current assets	1,495	—

Total	$21,140	$4,110

(i)	Refers to insurance for two officers allocated to the UAM Business.

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The UAM Business of Embraer S.A.
Notes to Combined Financial Statements—(Continued)
(in US Dollars)

6.	Capitalized software, net
Capitalized software, net is comprised of software licenses; the position and changes for the years ended December 31, 2021 and 2020 are as follows:

Capitalized software	Cost	Amortization (i)	Total
At December 31, 2019	$26,699	$(10,694)	$16,005
Additions	16,494	(9,056)	7,438

At December 31, 2020	$43,193	$(19,750)	$23,443

Additions	784,241	(107,931)	676,310

At December 31, 2021	$827,434	$(127,681)	$699,753

(i)	The amortization effect is recorded in “General and administrative” in the combined statements of income.
For the existing Capitalized software, net balance as of December 31, 2021, Eve expects the amortization to be as follows:

	2022	2023	2024	2025	2026
Amortization	(147,473)	(147,890)	(138,795)	(126,319)	(122,472)

7.	Other Payables
The other payables are comprised of the following items:

	As of December 31,
	2021	2020
Accruals related to payroll (i)	$455,392	$172,795
Advances from customers	405,000	—
Long-term incentive	183,041	43,818
Social charges payable (ii)	163,384	17,688
Provision for profit sharing program	59,855	2,793
Advanced payments related to service arrangements	52,405	2,762

Total	$1,319,077	$239,856
Current portion	$616,156	$199,278
Non-current portion	$702,921	$40,578

(i)	Refers to accruals related personnel obligations recorded in the financial statements, including mainly vacation expenses and other minor expenses.
(ii)	Refers to social charges and taxes applicable in relation to personnel compensation.

8.	Derivative Financial Instruments
The UAM Business purchases financial instruments in order to protect its cash flows for employee salary costs denominated in BRL, against the risk of foreign currency fluctuations. The financial instrument used by the UAM Business is a zero-cost
collar, which consists of the purchasing of a put option and the sale of a call option, contracted with the same counterparty and with a zero-net
premium. The fair value of this instrument is determined by the observable market pricing model (through market information providers) and widely used by market participants to measure similar instruments. The UAM Business does not enter into derivative

F-9
2

The UAM Business of Embraer S.A.
Notes to Combined Financial Statements—(Continued)
(in US Dollars)

instruments for any purpose other than cash flow hedging. The UAM Business does not speculate using derivative instruments. The maximum length of time for which the UAM Business hedges its exposure to the variability in future cash flows is typically one year.
By using derivative financial instruments to hedge exposures to foreign currency fluctuations the UAM Business exposes itself to credit risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes the UAM Business, which creates credit risk for the UAM Business. When the fair value of a derivative contract is negative, the UAM Business owes the counterparty and, therefore, the UAM Business is not exposed to the counterparty’s credit risk in those circumstances. The UAM Business minimizes counterparty credit risk in derivative instruments by entering into transactions with high-quality counterparties financial institutions rated as investment grade by risk rating agencies
(Fitch, Moody’s and Standard and Poor’s)
. The derivative instruments entered into by the UAM Business do not contain credit-risk-related contingent features.
Management believes that it is prudent to limit the foreign currency fluctuations of exposures to BRL related to employees’ salary costs. To meet this objective, management purchases put options and sells call options with the same currency, counterparty and expiration date to manage fluctuations in its cash flows by creating a cap and a floor on the currency exchange rate fluctuation.
As of December 31, 2021, the UAM Business has the right, through the purchased put options, to sell US$1,745,687, the total notional outstanding, with an exercise price of R$5.2000 which is equivalent of R$9,077,572. Conversely, the UAM Business has the obligation if exercised, through the sold call options, to sell US$1,745,687 at the weighted average exercise price of R$6.1256 which is equivalent to R$10,693,380, thereby creating a floor for the notional amount of its hedged foreign currency limiting the foreign currency fluctuation. As of December 31, 2020, the UAM Business has the right, through the purchased put options, to sell US$487,702, the total notional outstanding, with an exercise price of R$3.7962 which is equivalent of R$1,851,414. Conversely, the UAM Business has the obligation if exercised, through the sold call options, to sell US$487,702 at the weighted average exercise price of R$4.3999 which is equivalent to R$2,145,840. Changes in the fair value of zero-cost
collar designated as hedging instruments that effectively offset the variability of cash flows associated with foreign exchange rate fluctuation are reported in AOCI. These amounts subsequently are reclassified into the line item in our combined statement of income in which the hedged items are recorded in the same period the hedged items affect earnings.
As of December 31, 2021, US$32,226 of deferred losses on derivative instruments accumulated in other comprehensive loss (“OCI”) are expected to be reclassified to earnings during the next 12 months. Transactions and events expected to occur over the next twelve months that will necessitate reclassifying these derivatives’ results to earnings include the employee salary payments. There were no cash flow hedges discontinued during 2021, 2020 or 2019.
On December 31, 2021, the fair value of derivative financial instruments was recognized as a liability in the amount of US$32,226. On December 31, 2020, the fair value of derivative financial instruments was recognized as an asset in the amount of US$45,438.

F-9
3

The UAM Business of Embraer S.A.
Notes to Combined Financial Statements—(Continued)
(in US Dollars)

The effect of derivative instruments on the combined statements of income for the years ended December 31, 2021, 2020 and 2019:

Derivatives in cash flow hedging relationships	Amount of gain (or loss) recognized in OCI on derivative (effective portion)	Location of gain (or loss) reclassified from AOCI into income (effective portion)	Amount of gain (or loss) reclassified from AOCI into income (effective portion)
2021:
Zero-cost collar	$(67,659)	General and administrative	$10,005
2020:
Zero-cost collar	$(10,750)	General and administrative	$(56,762)
2019:
Zero-cost collar	$(4,568)	General and administrative	$(3,994)

9.	Research and Development
The R&D expenses are comprised of the following items:

	Year Ended December 31,
	2021	2020	2019
Employees’ compensation	$7,278,999	$4,833,957	$3,083,337
Outsourced service	5,100,980	1,241,479	2,372,248
Test devices and mock-ups	524,062	2,049,390	14,598
Other expenses	265,243	193,250	292,688
Travel & entertainment	110,496	39,967	184,423

Total	$13,279,780	$8,358,043	$5,947,294

10.	General and Administrative
The general and administrative expenses are comprised of the following items:

	Year Ended December 31,
	2021	2020	2019
Employees’ compensation	$1,346,317	$783,023	$1,155,199
Other expenses	523,089	76,488	110,346
Outsourced service	504,108	287,584	235,024
Depreciation/amortization	107,138	14,058	23,004
Travel & entertainment	19,646	33,362	146,890
Short-term leasing arrangements	9,561	39,361	69,352

Total	$2,509,859	$1,233,876	$1,739,815

F-9
4

The UAM Business of Embraer S.A.
Notes to Combined Financial Statements—(Continued)
(in US Dollars)

11.	Income Taxes
Loss before income taxes consisted of the following:

	Year Ended December 31,
	2021	2020	2019
United States	$(4,092,348)	$(1,742,747)	$(3,290,679)
Brazil	(11,774,438)	(7,883,195)	(4,394,840)

Total	$(15,866,786)	$(9,625,942)	$(7,685,519)

Income taxes consisted of the following:

	United States (21%)	State and local (5%)	Brazil (34%)	Total	Valuation allowance	Total
2021
Current	—	—	—	—	—	—
Deferred	$(871,006)	$(204,567)	$(3,929,123)	$(5,004,696)	$5,004,696	—
2020
Current	—	—	—	—	—	—
Deferred	$(374,301)	$(87,114)	$(2,680,556)	$(3,141,971)	$3,141,971	—
2019
Current	—	—	—	—	—	—
Deferred	$(734,239)	$(164,534)	$(1,483,969)	$(2,382,742)	$2,382,742	—
A reconciliation of the statutory U.S. federal tax rate and our effective tax rate is as follows:

	Year Ended December 31,
	2021	2020	2019
Statutory U.S. federal tax rate	21%	21%	21%
State and local taxes	5%	5%	5%
Reserves	0%	0%	1%

Valuation allowance	-26%	-26%	-27%

Effective tax rate	0%	0%	0%

F-9
5

The UAM Business of Embraer S.A.
Notes to Combined Financial Statements—(Continued)
(in US Dollars)

The tax effects of temporary differences and carryforwards that give rise to significant portions of deferred tax assets and liabilities consisted of the following:

	December 31,
	2021	2020	2019
Deferred tax assets:
Net operating loss carryforwards (i)	$12,555,225	$7,615,613	$4,477,240
Federal R&D Credit (ii)	351,985	340,162	331,741
Accrued benefits	63,153	9,892	14,715
Uncertain Tax Position—R&D Reserve	(70,397)	(68,032)	(66,349)

Total deferred tax assets	12,899,966	7,897,635	4,757,347

Less valuation allowance	(12,899,966)	(7,897,635)	(4,757,347)

Net deferred tax assets	$—	$—	$—

(i)	Net operating losses carryforwards do not expire.
(ii)	These credits expire after 20 years after their initial recognition if the entity is not able to utilize them.
In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The UAM Business considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is not more likely than not that the UAM Business will realize the benefits of its deductible differences. The valuation allowance increased $5,002,331 during the year ended December 31, 2021 primarily due to an increase in the net operating losses.
The UAM Business has no history of tax audits on a standalone basis, nevertheless the UAM Business believes it has provided adequate reserves for all tax deficiencies or reductions in tax benefits that could result from federal, state and foreign tax audits. The UAM Business regularly assesses the likely outcomes of these audits in order to determine the appropriateness of the UAM Business’s tax provision. As a separate taxpayer under a separate return method, the UAM Business would be deemed to file a US federal, US state, and Brazil federal tax returns. Pursuant to these hypothetical filings, uncertain tax benefits are recorded based on largest amount of tax benefit with a greater than 50 percent probability of being realized upon ultimate settlement with the applicable taxing authority, assuming the taxing authority has full knowledge of all relevant information. The UAM Business’s operating results and related tax positions are a component of either a legal entity and/or a larger group of entities that file tax returns. The UAM Business is not considered to be the primary obligor for uncertain tax benefits taken. Therefore, unrecognized tax benefits for uncertain tax positions taken for the years ended December 31, 2021, 2020 and 2019 are reflected in the provision but are deemed to have been assumed by ERJ and not reflected in the UAM Business’s ending balance sheets for the periods reported. The UAM Business has no unrecognized tax benefits as of December 31, 2021 and 2020. The UAM Business will recognize interest and penalties, if any, related to uncertain tax positions in income tax expenses. As of December 31, 2021, 2020 and 2019 no interest or penalties have been accrued due to uncertain tax positions.
The net operating losses for 2021, 2020 and 2019 were generated mainly due to expenditures with R&D projects of the UAM Business and administrative expenses to support the R&D process. Under a separate tax return methodology, the $40,150,911 of net operating losses are deemed “hypothetical” losses of the UAM Business for purposes of these financial statements. This amount is comprised of $13,688,062 in the US (for Federal and State taxes) and $ 26,462,849 in Brazil.

F-9
6

The UAM Business of Embraer S.A.
Notes to Combined Financial Statements—(Continued)
(in US Dollars)

12.	Accumulated other comprehensive income (loss)
The accumulated balances for cash flow hedges in accumulated other comprehensive income/(loss) are as follows:

Cash flow hedges
Balance as of December 31, 2018	$—
Other comprehensive loss before reclassifications	(4,568)
Amount reclassified from AOCI	3,994

Net accumulated other comprehensive loss for 2019	$(574)

Balance as of December 31, 2019	$(574)
Other comprehensive loss before reclassifications	(10,750)
Amount reclassified from AOCI	56,762

Net accumulated other comprehensive income for 2020	$46,012

Balance as of December 31, 2020	$45,438
Other comprehensive loss before reclassifications	$(67,659)
Amount reclassified from AOCI	(10,005)

Net accumulated other comprehensive loss for 2021	(77,664)

Balance as of December 31, 2021	$(32,226)

The comprehensive income/(loss) amounts do not have deferred taxes effects because the values do not generate a difference in assets and liabilities for financial statement purposes and tax purposes.

13.	Subsequent Events
The UAM Business considers events or transactions that have occurred after the balance sheet date of December 31, 2021, but prior to the issuance of the combined financial statements to provide additional evidence relative to certain estimates or to identify matters that require additional recognition or disclosure. The UAM Business evaluated subsequent events and transactions that occurred after the balance sheet date through March 18, 2022, which is the date the combined financial statements were issued. The UAM Business did not identify any subsequent events that would have required adjustment or disclosure in the combined financial statements in accordance with ASC 855—
Subsequent events
.

311,780,000 SHARES OF COMMON STOCK
14,250,000 WARRANTS TO PURCHASE SHARES OF COMMON STOCK
AND
61,400,000 SHARES OF COMMON STOCK UNDERLYING WARRANTS

PROSPECTUS

                , 2022
You should rely only on the information contained in this prospectus or any supplement or amendment hereto. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus or any supplement or amendment hereto is accurate as of any date other than the date of this prospectus or any such supplement or amendment. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution
The following table sets forth all expenses to be paid by us in connection with the issuance and distribution of the shares of common stock and warrants being registered by this registration statement. All amounts shown are estimates except for the SEC registration fee.
We will bear all costs, expenses and fees in connection with the registration of the securities. Selling Securityholders, however, will bear all brokers and underwriting commissions and discounts, if any, attributable to their sale of the securities.

Amount
SEC registration fee		$320,338.46
Accounting fees and expenses		*
Legal fees and expenses		*

Financial printing and miscellaneous expenses		*

Total	$	*

*	Estimates not presently known
Item 14. Indemnification of Directors and Officers
Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Additionally, our Charter limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into separate indemnification agreements with our directors and executive officers. These agreements, among other things, require us to indemnify our directors and executive officers for certain liabilities and expenses, reasonable attorneys’ fees and all other direct or indirect costs, expenses and obligations, including judgments, fines, penalties, interest, appeal bonds, amounts paid in settlement with the approval of the Company, counsel fees and disbursements (including, without limitation, experts’ fees, court costs, retainers, appeal bond premiums, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) and other fees (including, among others, witness fees, travel expenses and fees of private investigators and professional advisors, actually paid or incurred in connection with investigating, prosecuting, defending, being a witness in or participating in any Claim relating to any Indemnifiable Event (as such terms are defined in each indemnification agreement)) incurred by a director or executive officer in any action or proceeding related to the fact that such person is or was a director, officer or fiduciary of the Company, or is or was serving on behalf of the Company or at the request of the Company as a director, officer or fiduciary or similar capacity, of another company The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third- party claims against us and may reduce the amount of money available to us.
Item 15. Recent Sales of Unregistered Securities
Since January 1 2019, we issued the following unregistered securities:

•	On November 19, 2020, we issued 9,650,000 private placement warrants to the Sponsor concurrently with the closing of Zanite’s IPO;

•
On May 18, 2021, we issued 2,300,000 private placement warrants to the Sponsor in connection with the extension of the period of time Zanite had to consummate its initial business combination by 6 months;

•
On November 16, 2021, we issued an additional 2,300,000 private placement warrants to the Sponsor in connection with the further extension of the period of time Zanite had to consummate its initial business combination by another 6 months;

•
On May 9, 2022, we issued 35,730,000 shares of common stock to certain qualified institutional buyers and accredited investors that agreed to purchase such shares in connection with the business combination for aggregate consideration of $357,730,000; and

•
On May 9, 2022, we issued new warrants to acquire an aggregate of up to 26,550,000 shares to certain qualified institutional buyers and accredited investors that agreed to purchase such warrants in connection with the business combination for aggregate consideration of $237,595,500.00.

We believe the offers, sales and issuances of the above securities were exempt from registration under the Securities Act (or Regulation D or Regulation S promulgated thereunder) by virtue of Section 4(a)(2) of the Securities Act because the issuance of securities to the recipients did not involve a public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising.
Item 16. Exhibits and Financial Statement Schedules
(a) Exhibits

		Incorporated by reference				Filed or Furnished Herewith
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date

2.1 †	Business Combination Agreement, dated as of December 21, 2021, by and among Zanite Acquisition Corp., Embraer S.A., EVE UAM, LLC and Embraer Aircraft Holding, Inc.	DEFM14A	001-39704	Annex A	April 13, 2022

3.1	Second Amended and Restated Certificate of Incorporation of Eve Holding, Inc., dated as of May 9, 2022.	8-K	001-39704	3.1	May 13, 2022

3.2	Amended and Restated Bylaws of Eve Holding, Inc., dated as of May 9, 2022.	8-K	001-39704	3.2	May 13, 2022

4.1	Specimen Common Stock Certificate of Eve Holding, Inc.	8-K	001-39704	4.1	May 13, 2022

4.2	Warrant Agreement, dated as of November 16, 2020, by and between Zanite Acquisition Corp. and Continental Stock Transfer & Trust Company.	8-K	001-39704	4.1	November 19, 2020

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.					X

10.1 †	Amended and Restated Registration Rights Agreement dated as of May 9, 2022, by and among Embraer Aircraft Holding, Inc., Zanite Sponsor LLC and certain other parties thereto.	8-K	001-39704	10.1	May 13, 2022

		Incorporated by reference				Filed or Furnished Herewith
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date
10.2 †	Stockholders Agreement, dated as of May 9, 2022, by and among Eve Holding, Inc., Embraer Aircraft Holding, Inc. and Zanite Sponsor LLC.	8-K	001-39704	10.2	May 13, 2022

10.3	Tax Receivable Agreement, dated as of May 9, 2022, by and among Eve Holding, Inc. and Embraer Aircraft Holding, Inc.	8-K	001-39704	10.3	May 13, 2022

10.4	Tax Sharing Agreement, dated as of May 9, 2022, by and among Eve Holding, Inc. and Embraer Aircraft Holding, Inc.	8-K	001-39704	10.4	May 13, 2022

10.5	Form of Indemnification Agreement.	DEFM14A	001-39704	Annex L	April 13, 2022

10.6#	Eve Holding, Inc. 2022 Stock Incentive Plan.	DEFM14A	001-39704	Annex K	April 13, 2022

10.7 †	Master Services Agreement, dated as of December 14, 2021, by and between Embraer S.A. and EVE UAM, LLC.	DEFM14A	001-39704	Annex G	April 13, 2022

10.8 †	Master Services Agreement, dated as of December 14, 2021, by and between Atech Negócios em Tecnologias S.A. and EVE UAM, LLC.	DEFM14A	001-39704	Annex H	April 13, 2022

10.9 †	Services Agreement, dated as of December 14, 2021, by and between EVE Soluções de Mobilidade Aérea Urbana Ltda. and EVE UAM, LLC.	DEFM14A	001-39704	Annex I	April 13, 2022

10.10 †	Database Limited Access Agreement, dated as of December 14, 2021, by and between EVE Soluções de Mobilidade Aérea Urbana Ltda. and EVE UAM, LLC.	DEFM14A	001-39704	Annex M	April 13, 2022

10.11 †	Shared Services Agreement, dated as of December 14, 2021, by and among Embraer S.A., Embraer Aircraft Holding, Inc., EVE Soluções de Mobilidade Aérea Urbana Ltda. and EVE UAM, LLC.	DEFM14A	001-39704	Annex N	April 13, 2022

		Incorporated by reference				Filed or Furnished Herewith
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date
10.12 †	Contribution Agreement, dated as of December 14, 2021, by and among Embraer S.A., Embraer Aircraft Holding, Inc. and EVE UAM, LLC	DEFM14A	001-39704	Annex J	April 13, 2022

10.13	Form of Strategic Warrant Agreement Number 1, dated as of December 21, 2021	DEFM14A	001-39704	Annex P	April 13, 2022

10.14	Form of Strategic Warrant Agreement Number 2, dated as of December 21, 2021	DEFM14A	001-39704	Annex Q	April 13, 2022

10.15	Form of Strategic Warrant Agreement Number 3, dated as of December 21, 2021	DEFM14A	001-39704	Annex R	April 13, 2022

10.16#†	Employment Agreement, dated as of September 14, 2021, by and among Eve Holding, Inc., Embraer Aircraft Holding, Inc., Embraer S.A. (solely with respect to Section 11 thereof) and Gerard J. DeMuro.	8-K	001-39704	10.16	May 13, 2022

10.17	Form of Subscription Agreement	DEFM14A	001-39704	Annex S	April 13, 2022

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated as of May 13, 2022.	8-K	001-39704	16.1	May 13, 2022

16.2	Letter from WithumSmith+Brown, PC to the Securities and Exchange Commission, dated as of May 13, 2022.	8-K	001-39704	16.2	May 13, 2022

21.1	List of Subsidiaries	8-K	001-39704	21.1	May 13, 2022

23.1	Consent of PricewaterhouseCoopers LLP					X

23.2	Consent of WithumSmith+Brown, PC					X

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP	S-1	001-39704	5.1	May 31, 2022
24.1	Power of Attorney (included on the signature page of this Registration Statement)					X

		Incorporated by reference				Filed or Furnished Herewith
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date

101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because iXBRL tags are embedded within the Inline XBRL document).					X

101.SCH	Inline XBRL Taxonomy Extension Schema Document.					X

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.					X

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.					X

101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document.					X

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.					X

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).					X

107	Calculation of Filing Fee Tables					X

†	Schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
#	Indicates management contract or compensatory plan or arrangement.
(b) Financial Statement Schedules
All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or in the accompanying notes. The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.
Item 17. Undertakings
The undersigned registrant hereby undertakes:

1.
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided
,
however
, that clauses (i), (ii) and (iii) do not apply if the registration statement is on Form
S-1
and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

2.
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4.
that, for the purpose of determining liability under the Securities Act to any purchaser Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness;
provided
,
however
, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

5.
that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b.	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c.
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Melbourne, Florida, on May 31, 2022.

EVE HOLDING, INC.

By:	/s/ Gerard J. DeMuro
	Name:	Gerard J. DeMuro
	Title:	Co-Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerard J. DeMuro and Eduardo Couto and each one of them, as his or her true and lawful attorneys-in-fact
and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact
and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact
and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerard J. DeMuro Gerard J. DeMuro	Co-Chief Executive Officer (Principal Executive Officer)	May 31, 2022

/s/ André Duarte Stein André Duarte Stein	Co-Chief Executive Officer (Principal Executive Officer)	May 31, 2022

/s/ Eduardo Couto Eduardo Couto	Chief Financial Officer (Principal Financial and Accounting Officer)	May 31, 2022

/s/ Luis Carlos Affonso Luis Carlos Affonso	Director	May 31, 2022

/s/ Michael Amalfitano Michael Amalfitano	Director	May 31, 2022

/s/ Marion Clifton Blakey Marion Clifton Blakey	Director	May 31, 2022

Signature	Title	Date

/s/ Paul Eremenko Paul Eremenko	Director	May 31, 2022

/s/ Kenneth C. Ricci Kenneth C. Ricci	Director	May 31, 2022

/s/ Sergio Pedreiro Sergio Pedreiro	Director	May 31, 2022

/s/ José Manuel Entrecanales José Manuel Entrecanales	Director	May 31, 2022